                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 UBRANDIT.COM
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: common stock

  (2)  Aggregate number of securities to which transaction applies: 12,100,000

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       $0.60 per share

  (4)  Proposed maximum aggregate value of transaction: $7,260,000

  (5)  Total fee paid: $1,452

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                  UBRANDIT.COM
                      6405 Mira Mesa Boulevard, Suite 100
                          San Diego, California 92121

                                 March 26, 2001

To the Stockholders of Ubrandit:

   On behalf of the Board of Directors of Ubrandit.com, a Nevada corporation ("Ubrandit"), I cordially invite you to attend the 2001 Annual Meeting of the Stockholders of Ubrandit to be held at The Windmill (Holiday Inn) located at 890 Palomar Airport Road, Carlsbad, California 92008, on April 24, 2001, at 9:00 a.m. local time (the "Annual Meeting").

   At the Annual Meeting, holders (the "Ubrandit Stockholders") of common stock of Ubrandit ("Ubrandit Common Stock") will be asked to consider and vote on the election of six directors to serve until the next Annual Meeting of the Stockholders and thereafter until their successors are elected and qualified (or as otherwise provided pursuant to the Fourth Amendment to Articles (as defined below) if approved by the Ubrandit Stockholders at the Annual Meeting) and the ratification of the appointment of BDO Seidman, LLP as Ubrandit's independent auditors. In addition, the Ubrandit Stockholders will be asked to consider, vote on, approve and adopt an Agreement and Plan of Merger, dated as of December 4, 2000, as amended effective as of January 12, 2001 ("Merger Agreement"), by and among Ubrandit, Ubrandit Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Ubrandit ("Merger Sub"), and Mindtronics Corporation, a Nevada corporation ("Mindtronics"). In the Merger, Merger Sub will be merged with and into Mindtronics, with Mindtronics being the surviving entity and subsidiary of Ubrandit. Holders of Mindtronics common stock ("Mindtronics Common Stock") will receive for each share of Mindtronics Common Stock approximately 1.1942 shares of Ubrandit Common Stock, and the Ubrandit Stockholders will continue to hold their shares of Ubrandit Common Stock. Pursuant to the Merger, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders. As a result, immediately following the Merger, former Mindtronics Stockholders will hold up to approximately 49.35% of the then-outstanding shares of Ubrandit Common Stock, on a fully-diluted basis.

   After careful consideration, the Board of Directors of Ubrandit (the "Ubrandit Board of Directors" or the "Ubrandit Board") has determined that the Merger is in the best interests of Ubrandit and the Ubrandit Stockholders. Before we can proceed with the Merger, the Ubrandit Stockholders must vote in favor of the proposed transaction. You should consider carefully the risk factors beginning on Page 13 of the accompanying Proxy Statement before voting your shares.

   At the Annual Meeting, the Ubrandit Stockholders also will be asked to consider, vote on and approve (i) an amendment to the Articles of Incorporation of Ubrandit (the "First Amendment to Articles") that will increase the total number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000; (ii) an amendment to the Articles of Incorporation of Ubrandit (the "Second Amendment to Articles") that will authorize 20,000,000 shares of preferred stock to be designated and issued by the Ubrandit Board of Directors under "blank check" authority; (iii) an amendment to the Articles of Incorporation of Ubrandit (the "Third Amendment to Articles") that will provide for staggered terms of Ubrandit's directors, effective immediately and affecting the Ubrandit Board of Directors elected at the Annual Meeting; and
(iv) an amendment to the Articles of Incorporation of Ubrandit (the "Fourth Amendment to Articles") that will eliminate the personal liability of the directors and officers of Ubrandit and provide for the indemnification of such directors and officers.

   Enclosed herewith is a Notice of Annual Meeting of Stockholders and a Proxy Statement that describe and contain other information relating to the election of directors, the ratification of Ubrandit's independent auditors, the Merger, the Merger Agreement, the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles. You are urged to read carefully all of these materials.

   Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to elect directors and to ratify Ubrandit's independent auditors. Under the rules of the American Stock Exchange (on which shares of Ubrandit Common Stock are listed), the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to approve the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger. Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding is required to approve the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

   Your participation in the Annual Meeting, in person or by proxy, is important. Therefore, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

                                          By Order of the Board of Directors

                                          /s/ JEFFEREY D. PHILLIPS
                                          Jefferey D. Phillips
                                          President

                                  UBRANDIT.COM
                      6405 Mira Mesa Boulevard, Suite 100
                          San Diego, California 92121

                               ----------------

                    Notice of Annual Meeting of Stockholders
                           to be held April 24, 2001

                               ----------------

   Notice hereby is given that the 2001 Annual Meeting (the "Annual Meeting") of the Stockholders (the "Ubrandit Stockholders") of Ubrandit.com, a Nevada corporation ("Ubrandit"), will be held on April 24, 2001, at 9:00 a.m. local time, at The Windmill (Holiday Inn) located at 890 Palomar Airport Road, Carlsbad, California 92008, to consider and vote on the following matters described in the accompanying Proxy Statement:

  1. The election of six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified (or as otherwise provided pursuant to the Fourth Amendment to Articles (as defined below) if approved by the Ubrandit Stockholders at the Annual Meeting).

  2. The ratification of the appointment of BDO Seidman, LLP as Ubrandit's independent auditors.

  3. The approval of the merger (the "Merger") of Ubrandit Acquisition Corporation ("Merger Sub"), a Nevada corporation and wholly-owned subsidiary of Ubrandit, with and into Mindtronics Corporation, a Nevada corporation ("Mindtronics"), in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of December 4, 2000, as amended effective as of January 12, 2001 (the "Merger Agreement"), by and among Ubrandit, Merger Sub and Mindtronics, pursuant to which, among other things, (i) Mindtronics will become a wholly-owned subsidiary of Ubrandit, and (ii) each share of common stock, par value $0.001, of Mindtronics ("Mindtronics Common Stock") outstanding on the date of consummation of the Merger (other than shares of Mindtronics Common Stock held by Mindtronics Stockholders who perfect dissenters' rights under Nevada law) will be converted into the right to receive approximately 1.1942 shares of common stock, $0.001 par value, of Ubrandit ("Ubrandit Common Stock").

  4. The approval of an amendment to the Articles of Incorporation of Ubrandit (the "First Amendment to Articles") that will increase the total number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000.

  5. The approval of an amendment to the Articles of Incorporation of Ubrandit (the "Second Amendment to Articles") that will authorize 20,000,000 shares of preferred stock to be designated and issued by the Ubrandit Board of Directors under "blank check" authority.

  6. The approval of an amendment to the Articles of Incorporation of Ubrandit (the "Third Amendment to Articles") that will provide for staggered terms of Ubrandit's directors, effective immediately and affecting the Ubrandit Board of Directors elected at the Annual Meeting.

  7. The approval of an amendment to the Articles of Incorporation of Ubrandit (the "Fourth Amendment to Articles") that will eliminate the personal liability of the directors and officers of Ubrandit and provide for the indemnification of such directors and officers.

  8. The transaction of such other business as may come properly before the Annual Meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Merger Agreement is attached as Appendix F to the accompanying Proxy Statement.

   Only Ubrandit Stockholders of record at the close of business on March 8, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment of postponement thereof.

   Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to elect directors and to ratify Ubrandit's independent auditors. Under the rules of the rules of the American Stock Exchange (on which shares of Ubrandit Common Stock are listed), the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to approve the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger. Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding is required to approve the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

   It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you promptly will mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the Annual Meeting. You may revoke your proxy at any time before it has been voted, and, if you attend the Annual Meeting, you may vote your shares personally, whether or not you previously submitted a proxy. On the matters coming before the Annual Meeting for which a choice has been specified by a Ubrandit Stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of management's nominee directors and the ratification of Ubrandit's independent auditors, "FOR" the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, and "FOR" the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

                                          By Order of the Board of Directors,

                                          /s/ JEFFEREY D. PHILLIPS
                                          Jefferey D. Phillips
                                          President

San Diego, California
March 26, 2001

                                  UBRANDIT.COM
                      6405 Mira Mesa Boulevard, Suite 100
                          San Diego, California 92121

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   This Proxy Statement is being furnished to the stockholders (the "Ubrandit Stockholders") of Ubrandit.com, a Nevada corporation ("Ubrandit"), in connection with the solicitation of proxies by the Board of Directors of Ubrandit (the "Ubrandit Board of Directors" or the "Ubrandit Board") from the holders of outstanding shares of Ubrandit common stock ("Ubrandit Common Stock"), for use at the Annual Meeting of the Ubrandit Stockholders to be held on April 24, 2001, at 9:00 a.m. local time, at The Windmill (Holiday Inn) located at 890 Palomar Airport Road, Carlsbad, California 92008, and at any adjournment or postponement thereof (the "Annual Meeting").

   This Proxy Statement and the other enclosed documents first are being mailed on or about March 26, 2001 to all Ubrandit Stockholders entitled to vote at the Annual Meeting. This proxy solicitation is made by the Ubrandit Board of Directors.

Stockholder Proposals to be Presented at Next Annual Meeting

   Proposals that are intended to be presented by Ubrandit Stockholders at Ubrandit's 2002 Annual Meeting of the Stockholders must be received by Ubrandit at its principal executive offices no later than November 22, 2001 to be considered for inclusion in Ubrandit's proxy statement relating to that meeting.

Revocability of Proxies

   A proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of Ubrandit a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

Solicitation of Proxies

   Ubrandit will bear the entire cost of the solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Ubrandit Stockholders in relation to the Annual Meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Ubrandit Common Stock beneficially owned by others for forwarding to such beneficial owners. Ubrandit may reimburse persons representing beneficial owners of Ubrandit Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Ubrandit. No additional compensation will be paid to directors, officers or other regular employees for such services.

Record Date, Shares Outstanding and Voting Rights

   Only holders of record of Ubrandit Common Stock at the close of business on the March 8, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. There were approximately 110 holders of record of Ubrandit Common Stock at the close of business on the Record Date, with 12,417,333 shares of Ubrandit Common Stock issued and outstanding. Each share of Ubrandit Common Stock entitles the holder thereof to one vote on each matter submitted for Ubrandit Stockholder approval.

Purposes of the Annual Meeting

   The purposes of the Annual Meeting are to consider and vote on the election of six directors to serve until the next Annual Meeting of the Stockholders and thereafter until their successors are elected and qualified (or as otherwise provided pursuant to the Fourth Amendment to Articles (as defined below) if approved by the Ubrandit Stockholders at the Annual Meeting) and the ratification of the appointment of BDO Seidman, LLP as Ubrandit's independent auditors. In addition, the Ubrandit Stockholders will be asked to consider, vote on, approve and adopt the proposed merger (the "Merger") of Ubrandit Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Ubrandit ("Merger Sub"), with and into Mindtronics Corporation, a Nevada corporation ("Mindtronics"), pursuant to an Agreement and Plan of Merger, dated as of December 4, 2000, as amended effective as of January 12, 2001 (the "Merger Agreement"). As a result of the Merger, (i) Mindtronics will become a wholly-owned subsidiary of Ubrandit, and (ii) each outstanding share of common stock of Mindtronics ("Mindtronics Common Stock"), except for shares of Mindtronics Common Stock with respect to which dissenters' rights have been perfected under the Nevada Revised Statutes (the "Nevada Law"), will be converted into the right to receive approximately 1.1942 shares of Ubrandit Common Stock. A detailed description of the Merger is set forth below in this Proxy Statement, and a copy of the Merger Agreement is attached to this Proxy Statement as Appendix F.

   Pursuant to the Merger, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders. As a result, immediately following the Merger, former Mindtronics Stockholders will hold up to approximately 49.35% of the then-outstanding shares of Ubrandit Common Stock, on a fully-diluted basis.

   Concurrently with the execution of the Merger Agreement, Ubrandit and Mindtronics executed a Loan and Security Agreement substantially in the form attached to the Merger Agreement (the "Loan Agreement"), pursuant to which Ubrandit became obligated to make a secured loan to Mindtronics in the principal amount of $750,000, which Ubrandit is obligated to advance to Mindtronics in accordance with a budget and schedule pre-approved by Ubrandit. At the date of this Proxy Statement, under the Loan Agreement, Ubrandit has disbursed loan funds to Mindtronics in the aggregate principal amount of $368,000.

   At the Annual Meeting, holders of Ubrandit Common Stock also will be asked to consider, vote on and approve (i) an amendment to the Articles of Incorporation of Ubrandit (the "First Amendment to Articles") that will increase the total number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000; (ii) an amendment to the Articles of Incorporation of Ubrandit (the "Second Amendment to Articles") that will authorize 20,000,000 shares of preferred stock to be designated and issued by the Ubrandit Board of Directors under "blank check" authority; (iii) an amendment to the Articles of Incorporation of Ubrandit (the "Third Amendment to Articles") that will provide for staggered terms of Ubrandit's directors, effective immediately and affecting the Ubrandit Board of Directors elected at the Annual Meeting; and
(iv) an amendment to the Articles of Incorporation of Ubrandit (the "Fourth Amendment to Articles") that will eliminate the personal liability of the directors and officers of Ubrandit and provide for the indemnification of such directors and officers.

   Although approval of the First Amendment to Articles is not required by the Merger Agreement, if the Ubrandit Stockholders at the Annual Meeting fail to approve this proposal, the Ubrandit Board of Directors will un-reserve certain shares of Ubrandit's authorized capital stock previously reserved as shares underlying stock options authorized and/or issued under Ubrandit's 1999 Stock Option and Incentive Plan in order to make available for issuance a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of consummating the Merger, and the Ubrandit Board of Directors will request management of Ubrandit to forbear exercising any of their stock options unless and until Ubrandit's authorized capital stock has been increased as contemplated by the First Amendment to Articles. In the event that Ubrandit does un-reserve such shares of Ubrandit's authorized capital stock, Ubrandit intends to call a special meeting of the Ubrandit Stockholders as soon as reasonably practicable after consummation of the Merger (the "Post-Closing Special Meeting") to consider, vote on and approve an amendment to the Articles of Incorporation of Ubrandit, substantially identical to the First Amendment to Articles, that will be proposed at that time to increase the total number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000 and amendments to Ubrandit's Articles of Incorporation substantially identical to the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles if the Ubrandit Stockholders fail to approve those amendments at the Annual Meeting. At the Post-Closing Special Meeting, by reason of the number of shares of Ubrandit Common Stock that will have been issued in connection with the Merger, management of Ubrandit will hold a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of approving all such amendments to the Articles of Incorporation of Ubrandit, and it is anticipated that management of Ubrandit will vote such shares accordingly.

   Therefore, although the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles are not integral parts of the Merger, the Ubrandit Board recommends to the Ubrandit Stockholders that, if they vote at the Annual Meeting to approve the Merger Agreement and the transactions contemplated thereby, they also should vote at the Annual Meeting to approve the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

Quorum; Required Vote

   The presence, in person or by proxy, at the Annual Meeting of the holders of a majority of the shares of Ubrandit Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to elect directors and to ratify Ubrandit's independent auditors. Under the rules of the American Stock Exchange (on which shares of Ubrandit Common Stock are listed; "AMEX"), the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to approve the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger. Under the General Corporation Law of the State of Nevada, the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding is required to approve the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

   Abstentions and broker non-votes will not affect the outcome of the vote on the election of directors, the ratification of Ubrandit's independent auditors or the Merger Agreement and the transactions contemplated thereby. Abstentions and broker non-votes will count as votes "AGAINST" the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

Voting and Revocation of Proxies

   The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of Ubrandit a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a Ubrandit Stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted "FOR" the election of management's nominee directors and the ratification of Ubrandit's independent auditors, "FOR" the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, and "FOR" the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

Recommendation of the Ubrandit Board of Directors

   The Ubrandit Board of Directors unanimously recommends that the Ubrandit Stockholders vote "FOR" the election of management's six nominee directors and "FOR" the ratification of BDO Seidman, LLP as

Ubrandit's independent auditors. In addition, the Ubrandit Board of Directors has concluded that the proposal to adopt the Merger Agreement is advisable and in the best interests of Ubrandit and the Ubrandit Stockholders and unanimously has approved and adopted the proposal. Accordingly, the Ubrandit Board of Directors unanimously recommends that all Ubrandit Stockholders vote "FOR" approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Ubrandit Board of Directors further recommends that Ubrandit Stockholders vote "FOR" the proposals to approve the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

   Roger C. Royce, Ubrandit's Chairman of the Board of Directors and Chief Operating Officer and a Ubrandit Stockholder, owns of record 1,000,000 shares of Mindtronics Common Stock. Mr. Royce has executed and delivered to Ubrandit a certain Stockholder Support Agreement, pursuant to which Mr. Royce is obligated to vote all of his shares of Mindtronics Common Stock to approve the Merger Agreement and the transactions contemplated thereby.

Other Matters

   At the date of this Proxy Statement, the Ubrandit Board of Directors does not know of any business to be presented at the Annual Meeting other than as set forth in the Notice accompanying this Proxy Statement. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Ubrandit Board of Directors may recommend.

                               ----------------

              The date of this Proxy Statement is March 26, 2001.

   Questions and/or requests for information should be directed to Jefferey D. Phillips, President of Ubrandit, at the following address (or telephone/fax numbers):

                                  Ubrandit.com
                      6405 Mira Mesa Boulevard, Suite 100
                          San Diego, California 92121
                           Telephone: (858) 350-9566
                           Facsimile: (858) 350-0132

                               ----------------

   All information contained in this Proxy Statement relating to Ubrandit has been supplied by Ubrandit, and all information contained in this Proxy Statement relating to Mindtronics has been supplied by Mindtronics.

                               ----------------

                                   IMPORTANT

   Whether or not you intend to be present at the Annual Meeting, we urge you to mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope. This will not limit your rights to attend or vote at the Annual Meeting.

                               ----------------

                           SECURITIES LAW COMPLIANCE

   Ubrandit has not filed a registration statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of Ubrandit Common Stock in connection with the Merger. Rather, with respect to such issuance, Ubrandit intends to rely on the exemption from the registration requirements of
Section 5 of the Securities Act provided by Section 4(2) of the Securities Act and/or Regulation D Rule 506. Accordingly, Ubrandit Common Stock issued in connection with the Merger will be "restricted" for the purposes of the Securities Act. Investment Representation Letters will be completed by Mindtronics Stockholders for certain statements concerning, and their acknowledgement of, the restricted nature of the Ubrandit Common Stock issuable in connection with the Merger.

  NEITHER THE MERGER NOR THE SECURITIES OF UBRANDIT ISSUABLE IN CONNECTION WITH THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY...................................................................   4
  The Companies...........................................................   4
  The Merger..............................................................   4
  Conversion of Securities................................................   5
  Conditions to Consummation of the Merger................................   5
  Effective Time of the Merger............................................   5
  Directors and Executive Officers of the Combined Company Following the
   Merger.................................................................   5
  Termination of the Merger Agreement.....................................   6
  Dissenters' Rights......................................................   6
  Material Federal Income Tax Consequences................................   6
  Reasons For the Merger..................................................   7
  Future of Ubrandit If the Merger is not Consummated.....................   7
  Recommendation of the Ubrandit Board of Directors.......................   7
  Interests of Officers and Directors in the Merger.......................   8
  Anticipated Accounting Treatment........................................   8
  Regulatory Approvals....................................................   8
  Market Price and Dividend Data..........................................   8
  Respective Fiscal Quarters..............................................   8
  AMEX Listing............................................................   9
  Absence of Dividends....................................................   9

SELECTED FINANCIAL INFORMATION AND COMPARATIVE PER SHARE DATA.............   9
  Ubrandit Selected Financial Data........................................   9
  Mindtronics Selected Financial Data.....................................  10
  Selected Unaudited Pro Forma Condensed Combined Financial Information...  10
  Ubrandit and Mindtronics Unaudited Pro Forma Condensed Combined
   Statement of Operations................................................  11
  Ubrandit and Mindtronics Unaudited Pro Forma Condensed Combined Balance
   Sheet..................................................................  11

SECURITIES LAW COMPLIANCE.................................................  12

FORWARD-LOOKING INFORMATION...............................................  12

RISK FACTORS..............................................................  13
  Risks Related to the Merger.............................................  13
  Risks Related to Ubrandit...............................................  18

PROPOSAL ONE--ELECTION OF DIRECTORS.......................................  22
  Nominees................................................................  22
  Committees..............................................................  24
  Board Meetings..........................................................  24
  Other Executive Officers................................................  24
  Family Relationships....................................................  24

EXECUTIVE COMPENSATION....................................................  25

AUDIT COMMITTEE REPORT....................................................  27

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............  27

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...................  28

PERFORMANCE GRAPH.........................................................  29
  Nature of the Vote Required and Voting Procedures.......................  29

PROPOSAL TWO--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.........  30
  Audit Fees..............................................................  30
  Financial Information Systems Design and Implementation Fees............  30
  All Other Fees..........................................................  30
  Audit Committee's Determination.........................................  30
  Percentage of Audit Work Attributed to Outside Employees................  30
  Nature of the Vote Required and Voting Procedures.......................  30

                                                                            Page
                                                                            ----
PROPOSAL THREE--THE MERGER................................................   31
  General Description of the Merger.......................................   31
  Background..............................................................   31
  Reasons For the Merger..................................................   32
  Interests of Ubrandit's Officers and Directors in the Merger............   33
  Material Federal Income Tax Consequences................................   33
  Anticipated Accounting Treatment........................................   34
  Securities Law Compliance; Restrictions on Resales......................   34

CERTAIN TERMS OF THE MERGER AGREEMENT.....................................   34
  The Merger..............................................................   34
  Effective Time of the Merger............................................   34
  Conversion of Securities................................................   34
  Representations and Warranties..........................................   34
  Meeting of Ubrandit Stockholders........................................   35
  No Solicitation.........................................................   35
  Loan Agreement..........................................................   35
  Conditions to Consummation of the Merger................................   36
  Certain Covenants and Agreements........................................   37
  Directors and Executive Officers of the Combined Company Following the
   Merger.................................................................   37
  Dissenters' Rights......................................................   39
  Stockholder Support Agreement...........................................   39
  Appointment of Representative...........................................   39
  Closing.................................................................   40
  Termination of the Merger Agreement.....................................   40
  Effect of Termination...................................................   40
  Indemnification and Escrow..............................................   41
  Fees and Expenses.......................................................   41
  Survival of Representations and Warranties..............................   42
  Assignment..............................................................   42
  Amendments; Waivers.....................................................   42
  Public Announcements....................................................   42
  Nature of the Vote Required and Voting Procedures.......................   42

PROPOSAL FOUR--AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION TO INCREASE
 THE NUMBER OF AUTHORIZED SHARES OF UBRANDIT COMMON STOCK.................   43
  Post-Closing Special Meeting of Ubrandit Stockholders if Necessary......   44
  Nature of the Vote Required and Voting Procedures.......................   44

PROPOSAL FIVE--AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION TO
 AUTHORIZE A CLASS OF PREFERRED STOCK TO BE DESIGNATED AND ISSUED BY THE
 UBRANDIT BOARD OF DIRECTORS UNDER "BLANK CHECK" AUTHORITY................   45
  Post-Closing Special Meeting of Ubrandit Stockholders if Necessary......   45
  Nature of the Vote Required and Voting Procedures.......................   46

PROPOSAL SIX--AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION THAT WILL
 PROVIDE FOR STAGGERED TERM FOR DIRECTORS.................................   47
  Post-Closing Special Meeting of Ubrandit Stockholders if Necessary......   48
  Nature of the Vote Required and Voting Procedures.......................   49

PROPOSAL SEVEN--AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION THAT WILL
 ELIMINATE THE PERSONAL LIABILITY OF DIRECTORS AND OFFICERS AND PROVIDE
 FOR THE INDEMNIFICATION OF SUCH DIRECTORS AND OFFICERS...................   50
  Post-Closing Special Meeting of Ubrandit Stockholders if Necessary......   50
  Nature of the Vote Required and Voting Procedures.......................   50

                                                                          Page
                                                                          ----
INFORMATION ABOUT UBRANDIT...............................................  51
  Business of Ubrandit...................................................  51
  Recent Developments....................................................  51
  Brandable Website Business.............................................  52
  Plan of Operation......................................................  53
  Products and Services..................................................  54
  Revenue Sources........................................................  56
  Marketing..............................................................  57
  Proprietary Technology and Research and Development....................  57
  Competition............................................................  57
  Governmental Regulation................................................  58
  Employees..............................................................  58
  Properties.............................................................  58
  Legal Proceedings......................................................  58

UBRANDIT SELECTED FINANCIAL DATA.........................................  59
  Ubrandit Selected Financial Data.......................................  59
  Ubrandit Supplementary Financial Information...........................  60

UBRANDIT MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  61

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...........................  66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
 UBRANDIT................................................................  67

INFORMATION ABOUT MINDTRONICS............................................  69
  Business of Mindtronics................................................  69
  Products and Services..................................................  69
  Sales and Distribution.................................................  69
  Product Development--Employees.........................................  69
  Intellectual Property..................................................  69
  Competition............................................................  70
  Materials and Supplies.................................................  70
  Properties.............................................................  71
  Legal Proceedings......................................................  71

MINDTRONICS SELECTED FINANCIAL DATA......................................  72
  Mindtronics Selected Financial Data....................................  72

MINDTRONICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS...............................................  73

DIRECTORS AND EXECUTIVE OFFICERS OF MINDTRONICS..........................  76

BOARD OF ADVISORS AND CONSULTANTS OF MINDTRONICS.........................  77

CERTAIN OTHER KEY EMPLOYEES OF MINDTRONICS...............................  79

SECURITY OWNERSHIP OF UBRANDIT AFTER THE MERGER..........................  80

WHERE YOU CAN FIND MORE INFORMATION......................................  81

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.....  81

OTHER MATTERS............................................................  81

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K...............................  81

 APPENDICES
 ----------

 Appendix A -- Unaudited Consolidated Interim Financial Statements of Ubrandit


 Appendix B -- Audited Consolidated Annual Financial Statements of Ubrandit


 Appendix C -- Audited Consolidated Annual and Unaudited Consolidated Interim
               Financial Statements of Mindtronics

 Appendix D -- Unaudited Pro Forma condensed combined financial statements post-Merger

 Appendix E -- Audit Committee Charter


 Appendix F -- Agreement and Plan of Merger, as amended


 Appendix G -- Text of First Amendment to Articles and Second Amendment to
                Articles

 Appendix H -- Text of Third Amendment to Articles


 Appendix I -- Text of Fourth Amendment to Articles


 Appendix J -- Form of Proxy Card for Ubrandit.com


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are the two companies proposing the Merger?

A: We are proposing the Merger of Merger Sub with and into Mindtronics because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, technological development, earning power and growth potential than either company would have on its own.

Q: What will happen in the Merger?

A: The Merger will cause Mindtronics to become a wholly-owned subsidiary of Ubrandit.

Q: What will Mindtronics Stockholders receive in the Merger?

A: As a result of the Merger, each outstanding share of Mindtronics Common
   Stock (other than shares of Mindtronics Common Stock held by Mindtronics Stockholders who perfect dissenters' rights under the Nevada Law) will be converted into the right to receive approximately 1.1942 shares of Ubrandit Common Stock. Pursuant to the Merger, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders. As a result, immediately following the Merger, former Mindtronics Stockholders will hold up to approximately 49.35% of the then-outstanding shares of Ubrandit Common Stock, on a fully-diluted basis.

Q: Does the Ubrandit Board of Directors recommend voting in favor of the Merger?

A: Yes. After careful consideration, the Ubrandit Board of Directors has declared advisable and recommends that the Ubrandit Stockholders vote in favor of the Merger Agreement and the Merger. The Ubrandit Board further recommends that the Ubrandit Stockholders vote in favor of the First Amendment to Articles, the Second Amendment to Articles, the Third Amendment to Articles and the Fourth Amendment to Articles.

Q: Are there risks I should consider in deciding whether to vote to approve the Merger Agreement and the transactions contemplated thereby?

A: Yes. In evaluating the Merger Agreement and the transactions contemplated thereby, you should consider carefully the factors discussed in the section "Risk Factors" beginning on page 13 of this Proxy Statement.

Q: What are the effects of the Merger on my shares of Ubrandit Common Stock?

A: Ubrandit Stockholders will continue to own their shares of Ubrandit Common
   Stock after the Merger. There will be no change in the number of shares of Ubrandit Common Stock held by current Ubrandit Stockholders as a result of the Merger. Pursuant to the Merger, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders. As a result of this issuance, your percentage ownership interest in Ubrandit will be reduced.

Q: What stockholder approvals are needed?

A: Approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established). Abstentions and broker non-votes will not affect the outcome of the vote. Each holder of Ubrandit Common Stock is entitled to one vote per share. At the Record Date, Ubrandit directors and executive officers and their affiliates beneficially owned approximately 13.54% of the outstanding shares of Ubrandit Common Stock. It is anticipated that they will vote all of such shares to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Q: What constitutes a quorum, and why is a quorum required?

A: A quorum is required for the Ubrandit Stockholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Ubrandit Common Stock entitled to vote on the Record Date will constitute a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

Q: When do you expect to complete the Merger?

A: Ubrandit and Mindtronics are working towards consummating the Merger as quickly as possible. Both companies hope to complete the Merger during the first quarter of 2001. The exact timing of consummation of the Merger cannot be determined because consummation of the Merger is subject to a number of conditions.

Q: What do I need to do now?

A: We urge you to read this Proxy Statement carefully and to consider how the Merger affects you. Then, just mail your completed and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Annual Meeting. The form of the proxy card is attached to this Proxy Statement as Appendix J.

Q: Do I need to attend the Annual Meeting?

A: No. You can vote by completing and signing your proxy card and returning it in the enclosed postage-paid envelope. We anticipate that most Ubrandit Stockholders will not attend the Annual Meeting in person.

Q: What if I don't vote?

A: If you respond and do not indicate how you vote, your proxy will be counted as a vote "FOR" the Merger Agreement and the transactions contemplated thereby, including the Merger. If you respond and mark your proxy to indicate that you abstain from voting, your proxy will not affect the outcome of the vote, but it will be counted toward a quorum. If you do not respond, your shares of Ubrandit Common Stock will not be counted in the vote or in determining whether a quorum is present at the Annual Meeting.

Q: May I vote in person?

A: Yes. You may attend the Annual Meeting and vote your shares in person, rather than sign and return your proxy card.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy card is voted at the Annual Meeting. You can do so in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new, later-dated proxy card to the Secretary of Ubrandit. Third, you can attend the Annual Meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: Am I entitled to dissenters' or appraisal rights?

A: No. Under the Nevada Law, holders of Ubrandit Common Stock are not entitled to dissenters' or appraisal rights in connection with the Merger.

Q: Is the Merger a taxable transaction?

A: Ubrandit Stockholders and Mindtronics Stockholders will not recognize gain or loss for United States federal income tax purposes as a result of the Merger, except that Mindtronics Stockholders will recognize gain or loss with respect to cash received instead of fractional shares of Ubrandit Common Stock. All Ubrandit Stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q: Who can help answer my questions?

A: If you are a Ubrandit Stockholder and would like additional copies, without charge, of this Proxy Statement, or if you have questions about the Merger, including questions about the procedures for voting your shares, you should contact: Jefferey D. Phillips, President of Ubrandit, at (858) 350-9566.

                                    SUMMARY

   The following is a summary of certain information regarding Ubrandit, Merger Sub, Mindtronics and the Merger. Further information regarding Ubrandit is set forth in the Unaudited Consolidated Interim Financial Statements of Ubrandit which are attached to this Proxy Statement as Appendix A (Unaudited as of December 31, 2000, and for the three-month periods ended December 31, 2000 and
1999) and in the Consolidated Annual Financial Statements of Ubrandit, which are attached to this Proxy Statement as Appendix B (Unaudited as of December 31, 2000, and for the three-month periods ended December 31, 2000 and 1999, and audited as of September 30, 2000 and 1999, and for the year ended September 30, 2000, the nine-month period ended September 30, 1999 and the year ended December 31, 1998). Further information regarding Mindtronics is set forth in the Consolidated Financial Statements of Mindtronics, which are attached to this Proxy Statement as Appendix C (Audited as of September 30, 2000 and 1999, and for the years then ended and for the period from May 20, 1998 (inception) to September 30, 2000). Unaudited pro forma condensed combined financial statements on a post-Merger basis are attached to this Proxy Statement as Appendix D. A more complete description of the Merger is set forth in the Merger Agreement, a copy of which is attached to this Proxy Statement as Appendix F.

   The following summary necessarily is incomplete and selective and is qualified in its entirety by the more detailed information contained in the documents included with this Proxy Statement. All Ubrandit Stockholders are urged to read this Proxy Statement and the accompanying documents in their entirety. All capitalized terms in this Proxy Statement that are not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement.

   The delivery of this Proxy Statement will not under any circumstance create an implication that no change has occurred in the affairs of Ubrandit or Mindtronics since the date hereof or that the information in this Proxy Statement is correct at any time after the date hereof.

The Companies

   Ubrandit. Ubrandit.com is a corporation organized and existing under the laws of the State of Nevada. Its principal offices are located at 6405 Mira Mesa Boulevard, Suite 100, San Diego, California 92121. Ubrandit is a business-to-business provider of branded Internet services.

   Merger Sub. Ubrandit Acquisition Corporation is a corporation organized and existing under the laws of the State of Nevada that is a corporation wholly-owned by Ubrandit.com and will be used for the purpose of effecting the acquisition of Mindtronics by means of the Merger. Merger Sub has no material assets and is not engaged in any activity except in connection with the proposed acquisition. Merger Sub's executive offices are located at 6405 Mira Mesa Boulevard, Suite 100, San Diego, California 92121.

   Mindtronics. Mindtronics Corporation is a corporation organized and existing under the laws of the State of Nevada with its principal executive offices located at 4500 Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124. Mindtronics anticipates moving its headquarters to a different location early in the first quarter of 2001. See "Information About Mindtronics--Properties." Mindtronics is a research and development company engaged in advanced research and development for computer hardware, software, integrated technologies and innovative applications of leading-edge technology and methodology. Mindtronics currently is undertaking to patent certain of its products and recently commenced marketing and licensing certain of its specialty technologies.

The Merger (See Page 31)

   Upon consummation of the Merger, under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Mindtronics, the separate corporate existence of Merger Sub will cease, and Mindtronics will continue as the surviving corporation and wholly-owned subsidiary of Ubrandit.

Conversion of Securities (See Page 34)

   Under the terms of the Merger Agreement, each issued and outstanding share of Mindtronics Common Stock (other than shares held by persons exercising and perfecting dissenters' rights in accordance with Sections 92A.300 et seq. of the Nevada Law) will be converted into the right to receive a number of newly-issued shares of Ubrandit Common Stock equal to 12,100,000 divided by the number of shares of Mindtronics Common Stock outstanding immediately before the Effective Time of the Merger (the "Exchange Rate"); provided that, if before the Effective Time of the Merger any dividend is declared or paid on shares of Ubrandit Common Stock or the shares of Ubrandit Common Stock are adjusted pursuant to any stock dividend, stock split, reverse stock split or other similar transaction, then the Exchange Rate will be proportionately adjusted accordingly. A portion of the shares of Ubrandit Common Stock to be issued pursuant to Merger Agreement will be deposited in an escrow account pursuant to the Merger Agreement.

Conditions to Consummation of the Merger (See Page 36)

   Ubrandit's and Mindtronics' respective obligations to complete the Merger are subject to the satisfaction or waiver of the closing conditions detailed in the Merger Agreement.

   Among such conditions to Mindtronics' obligation to complete the Merger is that Ubrandit must have made a secured loan to Mindtronics in the principal amount of $750,000, which Ubrandit is obligated to advance to Mindtronics in accordance with a budget and schedule pre-approved by Ubrandit, pursuant to an executed Loan and Security Agreement substantially in the form attached to the Merger Agreement (the "Loan Agreement"). At the date of this Proxy Statement, under the Loan Agreement, Ubrandit has disbursed loan funds to Mindtronics in the aggregate principal amount of $368,000.

   If either Ubrandit or Mindtronics waives any condition, we will consider the facts and circumstances at that time and make a determination whether a restriction of proxies from the Ubrandit Stockholders is appropriate.

Effective Time of the Merger

   The Merger will be consummated upon the filing with the Nevada Secretary of State of Articles of Merger (the "Articles of Merger") as required by Section 92A.200 of the Nevada Law (the "Effective Time of the Merger").

Directors and Executive Officers of the Combined Company Following the Merger

   Following the Merger, the Ubrandit Board of Directors will consist of:

       Roger C. Royce                                        Mark K. La Count
       Jefferey D. Phillips                                  Rod Ylst
       James W. Truher                                       M. Karlynn Hinman
       Steven K. Radowicz

In order for the Ubrandit Board to be so constituted at that time, immediately following the Merger, or as soon as practicable thereafter, Messrs. David C. Pollei and Gregory V. Gibson, each of whom currently is a director of Ubrandit and a management nominee for election as a director at the Annual Meeting (see "Proposal One"), will resign from the Ubrandit Board of Directors, and the remaining Ubrandit directors thereupon will fill the two vacancies then existing by appointing Mark K. La Count and Rod Ylst as directors of Ubrandit. In addition, at that time the Ubrandit Board will expand the Ubrandit Board to consist of seven directors and appoint M. Karlynn Hinman as a new additional director of Ubrandit. For the biographies of Mark K. La Count, Rod Ylst and M. Karlynn Hinman, see "Information About Mindtronics--Directors and Executive Officers of Mindtronics." In the event that the Ubrandit Stockholders approve the Third Amendment to Articles at the Annual Meeting, or in the event that an amendment to the Articles of Incorporation of Ubrandit substantially identical to the Third Amendment to Articles is approved by the Ubrandit Stockholders at the Post-Closing Special Meeting, if held (see "Purposes of the Annual Meeting" above), then all three of such newly-appointed Ubrandit directors will be Class 1 directors. See "Proposal Six--Amendment to Ubrandit Articles of Incorporation that will Provide for Staggered Terms for Directors."

   Following the Merger, the officers of Ubrandit will be as follows:

       Chairman and CEO                                  Roger C. Royce
       President                                         Rod Ylst
       CFO (interim)                                     Mark Cullivan
       Executive Vice President                          Jefferey D. Phillips
       Executive Vice President                          Mark K. La Count
       Secretary                                         Christopher A. Wilson

   Following the Merger, the Mindtronics Board of Directors will consist of:

       Roger C. Royce                                    Mark K. La Count
       Jefferey D. Phillips                              Rod Ylst
       James W. Truher                                   M. Karlynn Hinman
       Steven K. Radowicz

   Following the Merger, the officers of Mindtronics will be as follows:

       Chairman and CEO                                  Roger C. Royce
       President                                         Rod Ylst
       CFO (interim)                                     Mark Cullivan
       Executive Vice President                          Jefferey D. Phillips
       Executive Vice President                          Mark K. La Count
       Secretary                                         Christopher A. Wilson

Termination of the Merger Agreement (See Page 40)

   Each of Ubrandit and Mindtronics has the right to terminate the Merger Agreement under certain circumstances. In certain cases, termination of the Merger Agreement will require payment of a termination fee by Ubrandit.

Dissenters' Rights

   Under the Nevada Law, Ubrandit Stockholders are not entitled to dissenters' rights.

   Shares of Mindtronics Common Stock that are not voted in favor of the Merger and that have exercised and perfected dissenters' rights in accordance with the Nevada law will not be converted into the right to receive shares of Ubrandit Common Stock in accordance with the Exchange Rate unless and until the holder of such shares withdraws his demand for dissenters' rights or becomes ineligible for dissenters' rights. If a holder of dissenting shares withdraws his demand for dissenters' rights or becomes ineligible for dissenters' rights, then, as of the Effective Time of the Merger or the occurrence of such event, whichever occurs later, such holder's dissenting shares will cease to be dissenting shares and will be converted into and represent the right to receive shares of Ubrandit Common Stock in accordance with the Exchange Rate.

Material Federal Income Tax Consequences (See Page 33)

   We have structured the Merger so that, in general, Ubrandit, the Ubrandit Stockholders, Mindtronics and the Mindtronics Stockholders will not recognize gain or loss for United States federal income tax purposes in connection with the Merger, except as a result of cash received by Mindtronics Stockholders instead of fractional shares of Ubrandit Common Stock.

   It is a condition to the Merger that both Ubrandit and Mindtronics receive legal opinions to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

   TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO UNDERSTAND FULLY THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Reasons For the Merger (See Page 32)

   The Ubrandit Board of Directors believes that combining the resources of Ubrandit and Mindtronics pursuant to the Merger could provide Ubrandit and the Ubrandit Stockholders with an opportunity for long-term growth and profitability. In assessing the proposed Merger, management of Ubrandit reviewed the past performance and future potential of Mindtronics, Mindtronics' existing and proposed product lines and the capabilities of Mindtronics' management personnel, as compared to other potential candidates for a business combination with Ubrandit. Among the factors that contributed to the recommendation of the Ubrandit Board to approve the Merger are, in order of relative importance, (i) Mindtronics' innovate existing and proposed line of products, (ii) the potential for sales growth if such products are accepted as industry standards and (iii) the capabilities of Mindtronics' technical and management personnel. The Ubrandit Board also believes that the combination of the two research and development teams may assist in the enhancement of each company's existing line of products and the development of new products. Although Mindtronics' history of operating losses initially caused concern, the management of Ubrandit attributes such matters primarily to the costs and risks inherent in any business enterprise engaged primarily in the research and development of products, particularly high-technology products, and believes that Mindtronics' revenue and earnings will commence upon completion of product commercialization anticipated to occur commencing in the first quarter of calendar year 2001. The Ubrandit Board also considered that Ubrandit's current business model has generated insufficient revenues and no net profits and is not expected to do so in the foreseeable future and that Ubrandit's market niche appears to have fallen out of favor in the investment community, making it extremely difficult for Ubrandit to raise much-needed investment capital.

   Based on all of the foregoing and such other factors as the Ubrandit Board may have deemed appropriate, the Ubrandit Board believes that the Merger represents the best opportunity for the redeployment of Ubrandit's assets. With respect to its decision, the Ubrandit Board did not retain any third party to conduct an independent valuation of Mindtronics or render a fairness opinion as to the Merger. The Ubrandit Board does not believe that an independent valuation or opinion is necessary in making its determination that the Merger is in the best interests of the Ubrandit Stockholders. The managements of Ubrandit and Mindtronics determined by negotiation the number of shares of Ubrandit Common Stock to be issued to Mindtronics Stockholders in connection with the Merger.

Future of Ubrandit If the Merger is not Consummated

   Management of Ubrandit believes that the Merger is in the best interests of, and recommends that it be approved by, the Ubrandit Stockholders. If the Merger is not consummated, Ubrandit intends to continue providing its current products and services to client websites and to seek new alternative acquisition candidates that have Internet technologies and/or Internet-related businesses. See "Information About Ubrandit."

Recommendation of the Ubrandit Board of Directors

   The Ubrandit Board of Directors unanimously has approved and adopted the Merger Agreement and the Merger and recommends a vote "FOR" approval of the Merger Agreement and the transactions contemplated thereby, including the Merger.

Interests of Officers and Directors in the Merger

   On the Ubrandit Record Date, the executive officers and directors of Ubrandit beneficially owned an aggregate of 1,681,880 shares of Ubrandit Common Stock, or approximately 13.54% of the shares of Ubrandit Common Stock then outstanding.

   We currently expect that the directors and executive officers of Ubrandit will vote the shares of Ubrandit Common Stock owned by them "FOR" the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby.

   Roger C. Royce, Ubrandit's Chairman of the Board of Directors and Chief Operating Officer and a Ubrandit Stockholder, owns of record 1,000,000 shares of Mindtronics Common Stock. Mr. Royce has executed and delivered to Ubrandit a certain Stockholder Support Agreement, pursuant to which Mr. Royce is obligated to vote all of his shares of Mindtronics Common Stock to approve the Merger Agreement and the transactions contemplated thereby.

Anticipated Accounting Treatment

   The Merger will be accounted for as a "purchase" transaction under generally accepted accounting principles.

Regulatory Approvals

   No federal or state regulatory approvals are required and no federal or state regulatory requirements must be complied with to consummate the Merger other than (i) compliance with certain state securities laws in order to offer and/or sell shares of Ubrandit Common Stock in such states pursuant to the Merger and (ii) the filing of the Articles of Merger with the Nevada Secretary of State.

Market Price and Dividend Data

   Ubrandit Common Stock is listed on AMEX and designated under the symbol "UBI." The following table sets forth, for the periods indicated, the range of high and low per share sales prices for Ubrandit Common Stock as reported on AMEX.

                             UBRANDIT COMMON STOCK

                                                                   Low    High
                                                                  ------ ------
   FISCAL YEAR ENDING SEPTEMBER 30, 2001
     First quarter............................................... $0.375 $2.125

   FISCAL YEAR ENDING SEPTEMBER 30, 2001
     First quarter...............................................  2.875  6.125
     Second quarter..............................................  3.000  7.000
     Third quarter...............................................  2.438  7.000
     Fourth quarter..............................................  1.875  4.625

   FISCAL YEAR ENDING SEPTEMBER 30, 2001
     Second quarter..............................................  0.375  3.625
     Third quarter...............................................  3.750 11.625
     Fourth quarter..............................................  4.250  7.625

Respective Fiscal Quarters

   Ubrandit's fiscal year ends on September 30, and Mindtronics' fiscal year also ends on September 30.

AMEX Listing

   Following the Merger, Ubrandit Common Stock will continue to be listed on AMEX. Further, shares of Ubrandit Common Stock issued to Mindtronics Stockholders in connection with the Merger also will be listed on AMEX. But see "Risk Factors--Risks Related to the Merger--The Board of Governors of AMEX has the authority at any time to de-list from trading on AMEX shares of Ubrandit Common Stock."

Absence of Dividends

   Ubrandit never has declared or paid cash dividends on Ubrandit Common Stock. The policy of Ubrandit is to retain earnings, if any, for use in Ubrandit's business.

         SELECTED FINANCIAL INFORMATION AND COMPARATIVE PER SHARE DATA

Ubrandit Selected Financial Data

   The following table sets forth certain historical consolidated financial data for Ubrandit for the three-month periods ended December 31, 2000 and 1999, the fiscal year ended September 30, 2000, the nine months ended September 30, 1999 and the fiscal year ended December 31, 1998, which have been derived from the audited and unaudited consolidated financial statements of Ubrandit. See Appendicies A and B. Ubrandit was incorporated and first began operations on December 19, 1997. Historical financial data may not be indicative of Ubrandit's future performance. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement.

                         Three Month  Three Month   Fiscal Year   Nine Months  Fiscal Year
                         Period Ended Period Ended     Ended         Ended        Ended
                         December 31, December 31, September 30, September 30, December 31,
                             2000         1999         2000          1999          1998
                         ------------ ------------ ------------- ------------- ------------
                         (Unaudited)  (Unaudited)                 (restated)
INCOME STATEMENT DATA
Revenue.................  $ 472,677    $  32,711    $   869,623   $    35,656        --
Cost of sales...........  $ 436,387    $ 167,925    $ 1,100,405   $   567,286        --
Operating expenses......  $ 864,555    $ 330,081    $ 2,398,389   $   547,095     $   93
Loss from operations....  $(828,265)   $(465,295)   $(2,629,121)  $(1,078,725)    $  (93)
Other income (expense),
 net....................  $  37,067    $  66,240    $   225,321   $    30,973        --
Net loss................  $(791,198)   $(399,055)   $(2,403,850)  $(1,047,752)    $  (93)
Earnings (loss) per
 share--
  Basic and diluted.....  $   (0.07)   $   (0.03)   $     (0.20)  $     (0.11)    $(0.00)

                         December 31, September 30, September 30, December 31,
                             2000         2000          1999          1998
                         ------------ ------------- ------------- ------------
                         (Unaudited)
BALANCE SHEET DATA
Total current assets....  $2,888,322   $3,879,890    $5,704,834     $44,187
Total assets............  $5,181,453   $5,965,327    $6,907,655     $44,507
Total current
 liabilities............  $  372,245   $  393,978    $   77,641     $   400
Total liabilities.......  $  394,734   $  424,522    $   86,500     $   400
Total Shareholders
 equity.................  $4,786,719   $5,540,805    $6,821,155     $44,107

Mindtronics Selected Financial Data

   The following table sets forth certain selected consolidated financial data for Mindtronics for the three-month periods ended December 31, 2000 and 1999, and for each year ended September 30, since Mindtronics' predecessor corporation's inception, Mindtronics, Inc., on May 28, 1998. The selected financial data should be read in conjunction with the consolidated unaudited and audited financial statements of Mindtronics and the notes thereto included elsewhere in this Proxy Statement. See Appendix C.

                         Three Month  Three Month   Fiscal Year   Fiscal Year
                         Period Ended Period Ended     Ended         Ended
                         December 31, December 31, September 30, September 30,
                             2000         1999         2000          1999
                         ------------ ------------ ------------- -------------
                         (Unaudited)   (Unaudited)
INCOME STATEMENT DATA
Revenue.................        --           --            --           --
Cost of sales...........        --           --            --           --
Operating expenses......  $(280,213)    $(37,732)    $(450,025)     $(7,500)
Loss from operations....  $(280,213)    $(37,732)    $(450,025)     $(7,500)
Other income (expense),
 net....................  $  (1,657)    $   (242)    $  (3,872)     $  (950)
Net loss................  $(281,870)    $(37,974)    $(453,897)     $(8,450)
Earnings (loss) per
 share--
  Basic and diluted.....  $   (0.03)    $  (0.00)    $   (0.05)     $ (0.00)

                                       December 31, September 30, September 30,
                                           2000         2000          1999
                                       ------------ ------------- -------------
                                       (Unaudited)
BALANCE SHEET DATA
Total current assets..................  $  96,347      $20,697       $1,570
Total assets..........................  $ 247,363      $98,345       $1,570
Total current liabilities.............  $ 467,260      $66,372          --
Total liabilities.....................  $ 467,260      $66,372          --
Total shareholders equity (deficit)...  $(219,897)     $31,973       $1,570

Selected Unaudited Pro Forma Condensed Combined Financial Information

   The following unaudited pro forma condensed combined financial information is based on historical financial statements and has been prepared to illustrate the effects of the proposed acquisition of Mindtronics. The acquisition contemplates Ubrandit's issuance of up to 12,100,000 shares of Ubrandit Common Stock in exchange for all of the issued and outstanding shares of Mindtronics Common Stock. The acquisition has not been consummated and is subject to the satisfaction of various contingencies, including stockholder approval.

   Ubrandit's acquisition of Mindtronics will be accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at their fair market value as of the date of the acquisition. The excess of the purchase price over the fair market value of the assets acquired and liabilities assumed represents goodwill, which will be amortized on a straight-line basis over the estimated useful life of five years.

   The unaudited pro forma condensed combined balance sheet information assumes that the acquisition occurred on December 31, 2000, and was prepared using the historical unaudited balance sheets of Ubrandit and Mindtronics as of that date. The unaudited pro forma condensed combined statements of operations information illustrate the effect of the acquisition of Mindtronics on Ubrandit's unaudited results of operations for the three-month period ended December 31, 2000, and the audited results of operations for the year ended September 30, 2000, assuming that the acquisition took place as of October 1, 1999.

   The unaudited pro forma condensed combined balance sheet information and statement of operations information are not intended to be indicative of the financial position or results of operations that actually would have been realized had the acquisition occurred on the dates assumed or of future results of operations of the entities on a combined basis. The unaudited pro forma condensed combined selected financial information should be read in conjunction with the respective unaudited and audited historical financial statements of Mindtronics and Ubrandit and the notes thereto included elsewhere in this Proxy Statement.

  Ubrandit and Mindtronics Unaudited Pro Forma Condensed Combined Statement of
                                   Operations

                                                    Three Month
                                                    Period Ended   Year Ended
                                                    December 31,  September 30,
                                                        2000          2000
                                                    ------------  -------------
   Revenue......................................... $   472,677    $   869,623
   Cost of sales................................... $  (436,387)   $(1,100,405)
   Operating expenses.............................. $(1,658,518)   $(4,903,413)
   Loss from operations............................ $(1,622,228)   $(5,134,195)
   Other income (expense), net..................... $    35,410    $   221,449
   Net loss........................................ $(1,586,818)   $(4,912,746)
   Earnings (loss) per share--
     Basic and diluted............................. $     (0.07)   $     (0.20)

 Ubrandit and Mindtronics Unaudited Pro Forma Condensed Combined Balance Sheet

                                                                    December 31,
                                                                        2000
                                                                    ------------
                                                                    (Unaudited)
   BALANCE SHEET DATA
   Total current assets............................................ $ 2,984,669
   Total assets.................................................... $15,394,306
   Total current liabilities....................................... $   529,998
   Total liabilities............................................... $   552,487
   Total shareholders equity (deficit)............................. $14,841,819
   Net tangible book value per share............................... $      0.12

                           SECURITIES LAW COMPLIANCE

   Ubrandit has not filed a registration statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of Ubrandit Common Stock in connection with the Merger. Rather, with respect to such issuance, Ubrandit intends to rely on the exemption from the registration requirements of
Section 5 of the Securities Act provided by S ection 4(2) of the Securities Act and/or Regulation D Rule 506. Accordingly, Ubrandit Common Stock issued in connection with the Merger will be "restricted" for the purposes of the Securities Act. Investment Representation Letters will be completed by Mindtronics Stockholders for certain statements concerning, and their acknowledgement of, the restricted nature of the Ubrandit Common Stock issuable in connection with the Merger.

  NEITHER THE MERGER NOR THE SECURITIES OF UBRANDIT ISSUABLE IN CONNECTION WITH THE MERGER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          FORWARD-LOOKING INFORMATION

   This Proxy Statement contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ubrandit and Mindtronics that are based on the beliefs of the management of Ubrandit and Mindtronics as well as assumptions made by and information currently available to the management of Ubrandit and Mindtronics. In addition, when used in this document, the words "likely," "will," "suggests," "may," "would," "could," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Ubrandit or Mindtronics or the management of either company, may identify forward-looking statements. Such statements reflect the judgment of Ubrandit or Mindtronics management at the date of this Proxy Statement with respect to future events, the outcome of which is subject to certain risks, including the risk factors set forth herein, which may have a significant impact on the business, operating results or financial conditions of Ubrandit, Mindtronics or the combined company. Ubrandit Stockholders are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Neither Ubrandit nor Mindtronics undertakes any obligation to update forward-looking statements.

                                  RISK FACTORS

   You should consider the following factors in evaluating whether to approve and adopt the Merger Agreement and the Merger. These factors should be considered in conjunction with the other information included or incorporated by reference in this Proxy Statement.

Risks Related to the Merger:

Mindtronics financial condition is seriously adverse.

   Since inception, the operating capital of Mindtronics has been provided primarily through the sale of common stock, advances from stockholders and the Loan made by Ubrandit to Mindtronics. See "Certain Terms of the Merger Agreement--Loan Agreement." While it is Mindtronics' intent to generate working capital from the sale of its products, Mindtronics expects that it will require no less than $975,000 of additional operating capital during fiscal year 2001, assuming that operations are maintained at their current level. Such funds will be required even if the Merger is consummated, as Ubrandit historically has and currently is generating losses from operations and thus is not expected to generate positive cash flow from its operations in the foreseeable future. There can be no assurance that Mindtronics or Ubrandit will be able to obtain the required financing or that such financing will be available on terms acceptable to Mindtronics or Ubrandit. Due to Mindtronics' historical operating losses, there can be no assurance that Mindtronics' capital requirements will not substantially exceed its current and future capital resources in the near or long term. In the event that funds available to Mindtronics from Ubrandit are insufficient for Mindtronics' working capital needs after the Merger is consummated, Ubrandit and Mindtronics expect to issue additional Ubrandit equity securities, either on a public or private basis. Such issuances would, if consummated, affect the ongoing capital structures of Mindtronics or Ubrandit. At the date of this Proxy Statement, no agreement with respect to any such issuance has been entered into, and there can be no assurance that any such issuance will be consummated. In the event that funding sources are not available as and when needed by Mindtronics, management of Mindtronics would be required to reduce significantly Mindtronics' operating costs until such financing became available. Failure to obtain additional financing, if needed, could have a severe adverse impact on the combined business and results of operations of Mindtronics and Ubrandit and could result in Mindtronics and Ubrandit being unable to continue as a going concern.

It is anticipated that the combined companies will need an infusion of additional equity capital in the short-term future in order to continue and maintain their product development efforts and expected levels of operations.

   There can be no assurance that additional capital from any source will be available when needed by Ubrandit and/or Mindtronics or that such capital will be available under terms acceptable to Ubrandit and/or Mindtronics on a timely basis. If additional funds are raised through the issuance of equity, convertible debt or similar securities of Ubrandit, the percentage of ownership of Ubrandit by the Ubrandit Stockholders will be reduced, the Ubrandit Stockholders will experience dilution, and such securities may have rights or preferences senior to those of Ubrandit Common Stock. Moreover, if adequate funds were not available to satisfy Ubrandit's short-term or long-term capital requirements (which will include capital required to finance some or all of Mindtronics' business operations and those of its subsidiaries), Ubrandit would be required to limit its operations significantly as well as those of Mindtronics and its subsidiaries. Ubrandit's and Mindtronics' capital requirements will depend on many factors, including, without limitation, the rate at which Ubrandit and Mindtronics can introduce their products and services, the market acceptance and competitive position of such products and services and the response of the competitors to such products and services.

Expectations concerning the future operations of the businesses of the combined companies may not be fulfilled.

   In determining the terms of the proposed Merger, the managements of Ubrandit and Mindtronics evaluated the respective businesses of Ubrandit and Mindtronics based in part on the expectations concerning the future operations of the businesses of the combined companies. The evaluations reflected to a material extent the expectation that Mindtronics would commence the sale of its products and that such sales would increase as a result of the development and enhancement of new and existing Mindtronics' products financed by the Loan made by Ubrandit to Mindtronics. See "Certain Terms of the Merger Agreement--Loan Agreement." There can be no assurance that these expectations will be fulfilled.

If Ubrandit and Mindtronics cannot effectively integrate their operations and infrastructure, some of the potential benefit of the Merger will not be realized.

   One reason for the Merger is that it is expected to allow Ubrandit to use Mindtronics' facilities and employees to provide an enhanced level of services in connection Ubrandit's business. To do so, Ubrandit and Mindtronics will have to integrate their networks and management teams and their managed and professional services operations. If this integration effort is not successful, then results of operations could be affected adversely, employee morale could decline, key employees could leave and customers could cancel existing orders or decide not to place new ones. In addition, difficulties or delays in the integration of the operations of Ubrandit and Mindtronics could disrupt customer services after the Merger. If Ubrandit's operations after the Merger do not meet the expectations of Ubrandit's or Mindtronics' existing or future customers, then those customers might reduce their future orders or cease doing business with the combined company altogether.

The market price of Ubrandit Common Stock is highly volatile and could decline as a result of the Merger.

   In the past, Ubrandit Common Stock has experienced substantial price volatility. Such volatility might occur in the future, which could cause Ubrandit Common Stock to be worth less after the Merger than before the Merger. Volatility can occur particularly as a result of quarter-to-quarter variations in the actual or anticipated financial results of Ubrandit, its customers or competitors and announcements by Ubrandit or its competitors regarding new products and services introductions. In addition, the market price of Ubrandit Common Stock can fluctuate due to price and volume fluctuations in the stock market, particularly those that affect the market price of Internet stocks.

   In addition, the market price of Ubrandit Common Stock might decline significantly as a result of the Merger if:

  . Ubrandit does not experience the benefits of the Merger as quickly as anticipated, or at all, or the costs of or operational difficulties arising from the Merger are greater than anticipated; or

  . the impact of the Merger on Ubrandit's financial results is not in line with the expectations of financial analysts.

The Merger could result in the loss of employees at Ubrandit and Mindtronics before and after consummation of the Merger.

   Whether or not the Merger occurs, Ubrandit and Mindtronics may be unable to retain some of their key employees. Mindtronics currently has "at will" employment agreements with Mark K. La Count, Rod Ylst, M. Karlynn Hinman, Robert Mabey, David Yurth and Ross Stenquist. It is anticipated that, in connection with the Merger, Mindtronics will enter into three-year employment agreements with Mark K. La Count, Rod Ylst and M. Karlynn Hinman. Although incentives that may be offered by Ubrandit and Mindtronics to their employees after announcement of the Merger may mitigate this effect, it is possible that employees will seek employment elsewhere. After the Merger, integration of the businesses of Ubrandit and Mindtronics could result in changes in the culture and operations of the companies that could cause the combined company to lose key employees. The success of the combined company will depend in part on its ability to attract and retain highly-skilled technical, managerial, sales and marketing personnel, particularly additional management in the areas of application integration and technical support. After the Merger, Ubrandit may not be able to hire or retain the necessary personnel to integrate Mindtronics with Ubrandit and implement its business strategy. In addition,

Ubrandit may need to pay higher compensation for employees than it currently expects. Neither Ubrandit nor Mindtronics is aware of any impending departure of any of its key personnel. The combined company's inability to retain and attract key employees could have a material adverse effect on the combined company's product development and results of operations.

If members of Mindtronics' management leave, the potential benefits of the Merger may not be realized.

   Success of the Merger will depend, in significant part, on the continued services of Mindtronics' management personnel and of its key technical and sales personnel. If members of Mindtronics' current management were to terminate their employment with Mindtronics, the ability of Ubrandit to manage Mindtronics' business and workforce after the Merger would be harmed, and Mindtronics' operations could be disrupted. Although members of the Mindtronics' management team will be subject to non-competition agreements with Ubrandit and Mindtronics after the Merger, these agreements may not result in the retention of any member of the management of Mindtronics for any significant time. A loss of any member of Mindtronics' management could prevent Ubrandit from realizing or defer realization of the benefits that Ubrandit anticipates from the Merger.

The combined company may not be able to develop or acquire new products and services and enhance their existing products and services on a timely basis to accommodate the latest technological advances.

   The Internet industry in which Ubrandit and Mindtronics compete is characterized by frequent and rapid changes in technology and customer preferences. Ubrandit's and Mindtronics' competitiveness have depended on their abilities to enhance their existing products and to offer new products on a timely basis. Ubrandit and Mindtronics, having more limited resources than many of their competitors, have restricted their product development efforts to a relatively small number of projects. The combined company will be required to develop or acquire new products and enhance its existing products on a timely basis to accommodate the latest technological advances. There can be no assurance that these efforts will be technologically successful, that any resulting product will achieve market acceptance or that the combined company will develop products that ultimately are accepted by the marketplace.

The combined company's means of protecting proprietary rights and products may be inadequate.

   With the exception of Mindtronics' "Nano Time" technology, for which Mindtronics has filed a patent application with the United States Patent and Trademark Office, Ubrandit and Mindtronics rely on a combination of trade secrets and contractual provisions to protect their respective proprietary rights and products. No assurance can be given that these protections will be adequate or that the competitors of Ubrandit or Mindtronics will not develop independently technologies that are substantially equivalent or superior to those of Ubrandit or Mindtronics. In addition, the laws of certain countries in which the products of Mindtronics are licensed or sold (such as Germany) may offer less protection of intellectual property rights than the laws of the United States.

Ubrandit and Mindtronics compete in industries that are characterized by rapid technological change.

   Many of Ubrandit's and Mindtronics' competitors have established market positions, and a number of them are major corporations that have substantially greater financial resources than Ubrandit or Mindtronics and that expend considerably larger sums than does Ubrandit or Mindtronics for research, new product development and marketing.

The composition of the Ubrandit Board of Directors will change.

   Immediately following the Merger, or as soon as practicable thereafter, Messrs. David C. Pollei and Gregory V. Gibson, each of whom currently is a director of Ubrandit and a management nominee for election as a director at the Annual Meeting (see "Proposal One"), will resign from the Ubrandit Board of Directors, and the remaining Ubrandit directors thereupon will fill the two vacancies then existing by appointing Mark K. La Count and Rod Ylst as directors of Ubrandit. In addition, at that time the Ubrandit Board will expand the Ubrandit Board to consist of seven directors and appoint M. Karlynn Hinman as a new additional director of Ubrandit. All three of such new appointees currently are directors, officers and principal stockholders of Mindtronics. As a consequence of the foregoing, after consummation of the Merger, former affiliates of Mindtronics may have a significant impact on the policies and management of the combined company.

The costs associated with the Merger may be higher than expected, which could harm the financial results of the combined company and cause a decline in the value of Ubrandit Common Stock.

   Ubrandit and Mindtronics estimate that they will incur direct transaction-related costs of approximately $400,000 associated with the Merger. Ubrandit expects to incur additional costs associated with consolidation and integration of operations. These costs cannot be estimated accurately at this time. If the total costs of the Merger and related consolidation and integration exceed estimates, or if the costs of the Merger exceed the benefits of the Merger, the financial results of the combined company would suffer. Any shortfall in anticipated operating results could cause the market price of Ubrandit Common Stock to decline. In addition, the market price of Ubrandit Common Stock could decline immediately, and perhaps significantly, if Ubrandit does not experience business benefits as quickly or in as great an amount as expected by securities analysts.

The acquisitions Ubrandit recently completed may increase the integration difficulties associated with the Merger.

   The challenges of integrating the operations of Ubrandit and Mindtronics will be increased by ongoing efforts associated with the continuing integration of Ubrandit's other recent acquisitions: Global Investors Guide and ClickSmart.com. See "Information about Ubrandit--Business of Ubrandit, Recent Developments." Further, Ubrandit anticipates that in the future it will continue to consider other acquisitions of businesses and assets to expand its business and to acquire complementary technologies and personnel. The integration of multiple organizations requires a substantial amount of management resources and attention. These acquisitions, as well as other potential future acquisitions, will require Ubrandit to manage and integrate the acquired businesses and their personnel, which may be located in diverse geographic locations, and also will require Ubrandit to develop and market services to new markets with which Ubrandit may not be familiar. Ubrandit's failure to manage and integrate acquired businesses successfully and to retain their employees and customers, and to address new markets associated with the acquired businesses successfully, would harm Ubrandit's business and increase the difficulties associated with the integration of the operations of Ubrandit.

Affiliates of Ubrandit and Mindtronics may have the ability to delay or prevent a change in control or management of Ubrandit.

   Immediately following the Merger, the directors and executive officers of Ubrandit and Mindtronics will hold approximately 55.6% of the total shares of Ubrandit Common Stock then outstanding. See "Security Ownership of Ubrandit after the Merger." Accordingly, affiliates of Ubrandit and Mindtronics may be able to exercise a controlling influence over the business and affairs of Ubrandit after the Merger, which could have the effect of delaying or preventing a change in control or management of Ubrandit.

The issuance of shares of Ubrandit Common Stock to Mindtronics Stockholders may increase volatility of the stock price of Ubrandit Common Stock.

   The market price of Ubrandit Common Stock has been volatile. Possible future announcements of technical innovations or new commercial products by Ubrandit, Mindtronics or competitors of Ubrandit and/or Mindtronics and market conditions in the technology industry may have a significant impact on the market price of Ubrandit Common Stock. As a result of the Merger, Ubrandit will issue up to 12,100,000 shares of Ubrandit Common Stock. In general, such shares will not be freely tradable for at least one year following the

Merger and additionally will be subject to certain resale restrictions if held by affiliates of Ubrandit or Mindtronics pursuant to Rules 144 and/or 145 under the Securities Act. The eventual sale of such shares may cause substantial fluctuations in the price of Ubrandit Common Stock.

The Merger will have a dilutive effect on the Ubrandit Stockholders.

   The shares of Ubrandit Common Stock to be issued to Mindtronics' Stockholders in connection with the Merger will dilute substantially the ownership interests of the current Ubrandit Stockholders compared to their ownership interests in Ubrandit before the Merger. The issuance of additional shares of Ubrandit Common Stock upon exercise of stock options that Ubrandit may grant to Mindtronics' management and workforce after the Merger will result in further dilution to current Ubrandit Stockholders.

   Although Ubrandit and Mindtronics believe that beneficial synergies will result from the Merger, there can be no assurance that the combining of the two companies' businesses, even if achieved in an efficient, effective and timely manner, will result in combined results of operations and financial condition superior to what would have been achieved by each company independently, or as to the period of time required to achieve such result. The issuance of Ubrandit Common Stock in connection with the Merger will have the effect of reducing Ubrandit's net income per share and could reduce the market price of Ubrandit Common Stock unless and until revenue growth, cost savings and/or other business synergies sufficient to offset the effect of such issuance can be achieved. There can be no assurance that such synergies will be achieved. Based on the number of shares of Ubrandit Common Stock outstanding at the Record Date and the fact that up to 12,100,000 shares of Ubrandit Common Stock will be issued in connection with the Merger, approximately 24,517,333 shares of Ubrandit Common Stock will be outstanding upon consummation of the Merger. Based on Ubrandit's unaudited book value at December 31, 2000 and on the unaudited pro forma book value of the combined companies at December 31, 2000, the Merger will cause the tangible net book value per share of Ubrandit to decrease from $0.26 to $0.12.

As a result of the Merger, former Mindtronics Stockholders will have a substantial ownership interest in Ubrandit.

   Upon consummation of the Merger, former Mindtronics Stockholders will own up to 12,100,000 shares of Ubrandit Common Stock, representing approximately 49.35% of all shares of Ubrandit Common Stock then outstanding. As a result, such former Mindtronics Stockholders will be able to influence the management of Ubrandit. In addition, such former Mindtronics Stockholders will have influence over the outcome of a stockholder vote on any matter relating to a change in control of Ubrandit.

Future sales of Ubrandit Common Stock by former Mindtronics Stockholders could cause the price of Ubrandit Common Stock to decline.

   All of the shares of Ubrandit Common Stock issued upon consummation of the Merger will be "restricted" shares under the federal securities laws. Eventually, such shares will be tradable on the market. The market price of Ubrandit Common Stock could decline as a result of sales by former Mindtronics Stockholders of their shares of Ubrandit Common Stock or the perception that such sales could occur.

The Board of Governors of AMEX has the authority at any time to de-list from trading on AMEX shares of Ubrandit Common Stock.

   AMEX, as a matter of policy, will consider the suspension of trading in, or removal from listing or unlisted trading of, any security when, in the opinion of AMEX, among other factors, the financial condition and/or operating results of an issuer appear to be unsatisfactory. There can be no assurance that, whether or not the Merger is consummated, and, if consummated, even after consummation of the Merger, Ubrandit's financial condition and/or operating results will appear satisfactory to AMEX at any given time. Accordingly, whether or not the Merger is consummated, there can be no assurance that shares of Ubrandit Common Stock will continue to be listed for trading on AMEX.

Risks Related to Ubrandit:

There is substantial doubt about Ubrandit's ability to continue as a going concern.

   Ubrandit has suffered substantial recurring losses from operations, expects to incur additional losses and has entered into a definitive agreement to acquire Mindtronics, a development-stage company with a history of substantial operating losses and to which Ubrandit has agreed to advance $750,000. These factors, among others, raise substantial doubt about Ubrandit's ability to continue as a going concern.

Ubrandit has had a history of losses and negative cash flow, expects to continue incurring such losses and negative cash flow in the foreseeable future and is uncertain whether it ever will become profitable.

   Ubrandit was founded in 1997 and has not to date significantly generated revenues from the sale of its products and services. At December 31, 2000, Ubrandit had cumulative net losses since inception of $4,292,893, and Ubrandit expects to continue incurring substantial losses and negative cash flow at least through fiscal year 2001. There can be no assurance that Ubrandit will be able to generate any substantial revenue in the future. From inception in December 1997 until September 1999, Ubrandit's principal business activities were limited to organizational matters, research and development activities, the acquisition and creation of website content and the introduction of Ubrandit's e-commerce sites. In fiscal year 2000, Ubrandit launched its first products. Such products have resulted in limited gross revenues of approximately $304,000 in fiscal year 2000. Ubrandit also consummated its acquisition of Clicksmart.com in fiscal year 2000. The limited revenues from this acquired company totaled $566,000 in fiscal year 2000. In each year since its inception, Ubrandit has experienced substantial losses from operations. Ubrandit therefore has no significant operating history on which to evaluate its future prospects and ability to implement its business plan and objectives. Ubrandit expects its operating losses to continue in the near future as its development, marketing and sales activities and operations continue. Ubrandit is uncertain as to when, or whether, Ubrandit ever will become profitable. There can be no assurance that Ubrandit ever will become profitable or cash-flow positive at any time in the future. The likelihood of Ubrandit's success must be considered in the light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business and the competitive environment in which Ubrandit must operate. It is not possible to estimate future operating expenses and revenues based on historical operating performance. Operating results will depend, in part, on matters over which Ubrandit has no control, including, without limitation, general economic conditions, competition, demand for Ubrandit's products and services and the availability of talented personnel.

Ubrandit anticipates needing an infusion of additional equity capital in the short-term future in order to continue and maintain its product development efforts and expected levels of operations.

   Ubrandit has limited operating capital and currently has no access to credit facilities. Management estimates that Ubrandit currently has sufficient funds to continue operations through September 30, 2001 at currently projected levels of operational expense. Ubrandit expects, however, that additional funds will be necessary for Ubrandit to implement its business plan. Ubrandit's continued operations therefore will depend on its ability to raise additional funds through bank borrowings or equity or debt financings. There can be no assurance that additional capital from any source will be available when needed by Ubrandit or that such capital will be available under terms acceptable to Ubrandit on a timely basis. If Ubrandit cannot obtain needed funds, Ubrandit may be forced to curtail or cease its activities. If additional funds are raised through the issuance of equity, convertible debt or similar securities of Ubrandit, the percentage of ownership of Ubrandit by the Ubrandit Stockholders will be reduced, the Ubrandit Stockholders will experience dilution, and such securities may have rights or preferences senior to those of Ubrandit Common Stock. Moreover, if adequate funds were not available to satisfy Ubrandit's short-term or long-term capital requirements, Ubrandit would be required to limit its operations significantly. Ubrandit's capital requirements will depend on many factors, including, without limitation, the rate at which Ubrandit can introduce its products and services, the market acceptance and competitive position of such products and services and the response of the competitors to such products and services.

Ubrandit's acquisition strategy may result in a significant change in business strategy.

   Ubrandit continues its strategy of acquiring Internet-related businesses. Ubrandit's current business of marketing branded websites has a number of uncertainties, including whether additional capital is available from the capital markets, whether profitability can be achieved and sustained and whether Ubrandit can create a protectable market niche without proprietary intellectual property. As a result of such uncertainties, Ubrandit has determined to identify and pursue other potential acquisitions to expand its product offerings. Ubrandit has entered into an Agreement and Plan of Merger with Mindtronics pursuant to which Mindtronics would become a wholly-owned subsidiary of Ubrandit. Consummation of the Merger is conditioned on satisfaction of numerous conditions precedent, including approval by Ubrandit Stockholders. If the Merger is consummated, Ubrandit will focus substantially, but not exclusively, on the technology and products developed by Mindtronics. Although Ubrandit will continue its current business of marketing branded websites, its new substantial focus on the technology and products developed by Mindtronics will effectively be a new business operation and will have all risks inherent in such new businesses.

The marketplace may not accept Ubrandit's products and services.

   Ubrandit introduced its initial branding services in September 1999 and others throughout fiscal year 2000. Such products have been marketed and sold for a very limited time. To date, market acceptance has been limited, and Ubrandit has been unable to sell such products and services at a profit. Therefore, Ubrandit is unable to provide any assurance or guarantee that the marketplace will accept Ubrandit's branding services and related online products, or that Ubrandit will be able to sell such services and products at a profit.

Ubrandit's success still depends on its ability to attract and retain qualified technical and management personnel.

   At present, Ubrandit employs 23 full-time personnel plus various consultants in management, sales, programming, legal and editorial responsibilities. Ubrandit does not have an employment agreement with any employee. Ubrandit's success will depend, in part, on its ability to attract and retain qualified employees, technical consultants and management personnel. Ubrandit is unable to provide any assurance or guarantee that Ubrandit will be able to attract, integrate or retain sufficiently qualified personnel. Ubrandit's inability to retain additional qualified personnel in the future could harm its business. Ubrandit does not maintain life insurance on the life of any employee.

Ubrandit's systems may fail or experience a slow down.

   Ubrandit's facilities will house a variety of hardware and software computer systems. Ubrandit's operations depend on its ability to protect these systems against damage from fire, earthquakes, power loss, telecommunications failures, break-ins and similar events. Additionally, computer viruses, electronic break-ins or other similar disruptive problems could harm Ubrandit's operations. A disaster or malfunction that disables Ubrandit's facility could cause an interruption in the production and distribution of Ubrandit's products and services or limit the quantity or timeliness of updates to Ubrandit's productions. Ubrandit's insurance policies may not adequately compensate Ubrandit for any loss that may occur due to any failure or interruption in Ubrandit's systems. Ubrandit does not presently have a formal disaster recovery plan. Although Ubrandit has safety measures and contingency plans for certain emergencies, Ubrandit does not expect to develop a formal disaster recovery plan in the foreseeable future.

The market for online services is intensely competitive.

   E-commerce and the market for online services are intensely competitive industries. Ubrandit will compete against established companies with significantly greater financial, marketing, personnel and other resources than Ubrandit. Such competition could have a material adverse effect on Ubrandit's profitability.

The market for Ubrandit's securities is limited and may not provide adequate liquidity.

   Ubrandit Common Stock currently is traded on the American Stock Exchange ("AMEX"). Ubrandit is unable to provide any assurance or guarantee that trading on AMEX will provide adequate liquidity or that a trading market will be sustained. Ubrandit Stockholders may be unable to sell shares purchased, should they desire to do so. Furthermore, it is unlikely that a lending institution will accept Ubrandit's securities as pledged collateral.

   Ubrandit Common Stock may be delisted from AMEX if Ubrandit fails to comply with applicable listing requirements. Under the rules of AMEX, in certain circumstances, AMEX may delist from trading any stock that trades for a substantial period of time at a low price. Ubrandit's inability to maintain its listing on AMEX could have an adverse effect on the market for Ubrandit Common Stock and the ability of Ubrandit Stockholders to sell their shares.

"Penny stock" regulations may impose certain restrictions on marketability of securities.

   The SEC has in place regulations relating to the marketability of securities, which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Ubrandit Common Stock may be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and "accredited investors" (generally those with assets in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, before the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities, and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Ubrandit Common Stock and may affect the ability to sell Ubrandit Common Stock in the secondary market.

Ubrandit's market and business technology is rapidly changing.

   To remain competitive, Ubrandit must continue to enhance and improve the responsiveness, functionality and features of Ubrandit's websites and Internet storefronts. Internet e-commerce and other Internet-based industries currently are characterized by rapid technological change, changes in customer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render Ubrandit's existing websites, Internet storefronts and enabling technologies obsolete. If Ubrandit is unable, for technical, legal, financial or other reasons, to adapt quickly to changing market conditions and customer requirements, Ubrandit's business, financial condition and results of operations would be materially adversely affected.

Security breaches and credit card fraud could harm Ubrandit's business.

   A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Ubrandit relies on licensed third-party encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. Ubrandit's servers run on a Microsoft Windows NT platform and employ IIS 4.0 software that includes encryption technology. Information is verified and authenticated by Verisign, Inc. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the algorithms Ubrandit uses to protect its customers, transaction data or its software vendors and products. Someone who is able to circumvent Ubrandit's security measures could misappropriate proprietary information to cause interruptions in Ubrandit's operations. Ubrandit may be required to expend significant capital and other resources to protect against such security breaches or alleviate problems caused by such breaches. Such expenditures could have a material adverse effect on Ubrandit's business, results of operations and financial condition.

   Because Ubrandit stores and transmits proprietary information, a breach of Ubrandit's security could damage Ubrandit's reputation and expose Ubrandit to potential liability from litigation and reimbursement of losses. Ubrandit is unable to provide any assurance that its security measures will prevent a future security breach or that, should a security breach occur, it will not have a material adverse effect on Ubrandit's business, results of operations and financial condition. In addition, Ubrandit may incur losses, as have other retailers who accept credit card payments without obtaining a signature, from orders placed using fraudulent or stolen credit card information, despite obtaining approvals from financial institutions. Under current commercial banking and credit card practices, Ubrandit is liable for fraudulent credit card transactions. Ubrandit is unable to provide any assurance that its security measures always will be successful and, as a result, could suffer from significant losses in the future that could have a material adverse effect on Ubrandit's business, results of operations and financial condition.

Ubrandit's operations significantly depend on maintenance and continued improvement of the Internet's infrastructure.

   The Internet has experienced, and is expected to continue experiencing, significant growth in the number of users and amount of traffic. Ubrandit's success will depend on the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, bandwidth, data capacity and security. Improvement of the Internet's infrastructure also will require the timely development of complementary products, such as high-speed modems, to provide reliable Internet access and services.

   The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face similar outages and delays in the future. Outages and delays are likely to affect the level of Internet usage, the level of traffic on Ubrandit's website and the number of purchases on Ubrandit's website. In addition, the Internet could lose its viability as a mode of commerce due to delays in the development or adoption of new standards to handle increased levels of activity or due to increased government regulation. The adoption of new standards or government regulation also may require Ubrandit to incur substantial compliance costs.

Ubrandit may be exposed to liability for content retrieved from its websites.

   Ubrandit's exposure to liability from providing content on the Internet currently is uncertain. Due to third party use of information and content downloaded from our websites, Ubrandit may be subject to claims for defamation, negligence, copyright, trademark or patent infringement or other theories based on the nature and content of online materials. Ubrandit's exposure to any related liability could have a material adverse effect on Ubrandit's business, financial condition and results of operations. Ubrandit does not maintain insurance specifically covering such claims. Liability or alleged liability could harm further Ubrandit's business by diverting the attention and resources of Ubrandit's management and by damaging Ubrandit's reputation in its industry and with its customers.

Ubrandit's industry may be subject to increased government regulation.

   As commerce conducted on the Internet and online services continue to evolve, federal, state or foreign agencies may adopt regulations or impose new taxes intended to cover Ubrandit's business operations. These agencies may seek to regulate areas including user privacy, pricing, content and consumer protection standards for Ubrandit's products and services. Compliance with additional regulation could hinder Ubrandit's growth or prove to be prohibitively expensive. It also is possible that the introduction of additional regulations could expose companies involved in Internet commerce, or the provision of content over the Internet, to significant liability. If enacted, these government regulations could materially adversely affect the viability of the Internet commerce and online services, generally, as well as Ubrandit's business, financial condition and results of operations.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   At the Annual Meeting, six directors are to be elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's six nominees named below, all of whom presently are directors of Ubrandit. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Ubrandit Board of Directors to fill the vacancy. Ubrandit is not aware of any nominee who will be unable or will decline to serve as a director. Subject to the following sentence, the term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified (or as otherwise provided pursuant to the Fourth Amendment to Articles (as defined below) if approved by the Ubrandit Stockholders at the Annual Meeting).

   If the Merger is consummated (see Proposal Three), immediately following the Merger, or as soon as practicable thereafter, Messrs. David C. Pollei and Gregory V. Gibson, each of whom currently is a director of Ubrandit and a management nominee for election as a director at the Annual Meeting (as stated below), will resign from the Ubrandit Board of Directors, and the remaining Ubrandit directors thereupon will fill the two vacancies then existing by appointing Mark K. La Count and Rod Ylst as directors of Ubrandit. In addition, at that time the Ubrandit Board will expand the Ubrandit Board to consist of seven directors and appoint M. Karlynn Hinman as a new additional director of Ubrandit. For the biographies of Mark K. La Count, Rod Ylst and M. Karlynn Hinman, see "Information About Mindtronics--Directors and Executive Officers of Mindtronics." In the event that the Ubrandit Stockholders approve the Third Amendment to Articles at the Annual Meeting, or in the event that an amendment to the Articles of Incorporation of Ubrandit substantially identical to the Third Amendment to Articles is approved by the Ubrandit Stockholders at the Post-Closing Special Meeting, if held (see "Purposes of the Annual Meeting" above), then all three of such newly-appointed Ubrandit directors will be Class 1 directors. See "Proposal Six--Amendment to Ubrandit Articles of Incorporation that will Provide for Staggered Terms for Directors."

   THE UBRANDIT BOARD RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED BELOW AS DIRECTORS OF UBRANDIT.

   The names of the nominees and certain information about them are set forth below:

 Name                               Age Position
 ----                               --- --------
 Jefferey D. Phillips.............   33 President, Chief Executive Officer,
                                        Director
 Roger C. Royce...................   60 Chairman of the Board, Chief Operating
                                        Officer
 David C. Pollei..................   57 Vice President Marketing, Director
 Gregory V. Gibson................   50 Vice President, Legal, Secretary,
                                        Director
 Steven K. Radowicz...............   32 Director
 James W. Truher..................   65 Director

   Mr. Phillips was the President of Global Investors Guide of San Diego, California from 1997 to March 1999. Global Investors Guide maintains a financial research site and performs contract programming for companies in the financial and e-commerce markets. As President, Mr. Phillips was in charge of budgeting, project planning and management and development of specialty tools as per the clients' needs. He also was responsible for exploring and implementing the newest technology into Global Investors Guide's websites pertaining to the financial Internet market. During the past five years Mr. Phillips also was a marketing consultant to public relations firms and the owner of LPC Communications, an advertising agency, and Market Publishing, Inc., a fulfillment and order processing company. From 1994 to 1997, before joining Global Investors Guide, Mr. Phillips was President of Arboc Marketing, an independent marketing company located in Santa Barbara, California. Mr. Phillips received his B.A. in Economics from the University of California, Santa Barbara.

   Mr. Royce joined Ubrandit in March 1999 as its Chief Operating Officer and as a member of the Board of Directors. Mr. Royce currently is the Chairman of the Ubrandit Board and a member of Ubrandit's Audit Committee. From 1997 to 1999, before his association with Ubrandit, Mr. Royce was Chairman and CEO of Fortune Financial Systems, Inc., a diversified education and training company. From 1994 to 1997, before joining Fortune Financial, Mr. Royce held executive positions (including President and CEO) with the Academic Excellence Institute, Inc., an accelerated learning and distribution company, and its successor. Also from March 1993 until the present, Mr. Royce has served as Chairman and CEO of Westban Financial, Inc., a financial and management consulting company. His other experiences include: President and CEO of Motel 6, Inc., a national lodging chain (from 1982 to 1986); President of Fotomat Labs, Inc. and Corporate Sr. Vice President and Managing Operations Director for Fotomat Corporation, a national conglomerate holding company with a retail chain of photographic processing/camera stores (from 1968 to 1982); and President of Woodfin Suites Hotels, Inc., a national hotel management and franchise company that was the founding franchisee for the Marriott Residence Inns chain (from 1986 to 1989). Mr. Royce holds a B.A. and M.B.A. from California Western University and has completed additional postgraduate studies at UCLA and Harvard.

   Mr. Pollei began his association with Ubrandit in August 1999 as a marketing consultant and joined Ubrandit as Vice President Marketing and a member of the Board of Directors in October 1999. From 1996 to 1999, before joining Ubrandit, Mr. Pollei was an independent media consultant with various media and Internet company clients. From the beginning of 1995 to 1996, Mr. Pollei was President of SISNA, Inc., a Salt Lake City based Internet Service Provider. From 1980 to 1982, Mr. Pollei was a Vice President at ABC Radio, where he pioneered the first satellite-delivered radio network. Mr. Pollei also served in a presidential capacity for a number of companies, including the California Political News Syndicate (1989) and WaveShift, a new media company providing interactive media and software (from 1992 to 1993). Mr. Pollei's analyses as an industry expert and consultant have been featured in the Wall Street Journal, Barron's, Billboard, Gannett and Electronic Media. Mr. Pollei received a double B.A. in International Relations and French from Brigham Young University and serves on the board of directors of a number of civic and non-profit organizations.

   Mr. Gibson joined Ubrandit as Vice President Legal and Secretary in the first quarter of 1999. Mr. Gibson is an attorney specializing in securities and securities broker dealerships for over 20 years. Presently, Mr. Gibson is member of the law firm Gibson, Haglund and Paulsen. From 1993 to 1996, before his present affiliations, Mr. Gibson was corporate counsel for three years to Global Resource Investment Limited, a southern California based broker dealer specializing in resource and foreign publicly-traded securities. Before working at Global, Mr. Gibson practiced securities and international law with the law firms of Gibson and Haglund and Gibson, Ogden and Johnson. Mr. Gibson attended Claremont Men's College and Brigham Young University for undergraduate studies and received his J.D. from Pepperdine University School of Law.

   Mr. Radowicz, an independent director of Ubrandit and a member of the Audit Committee and Compensation Committee, is the managing partner and owner of Apquip Company LLC, located in Monterey, California. Apquip manufactures equipment for the wood products industry and services a worldwide clientele. Mr. Radowicz joined Apquip as a sales engineer in 1991 and in 1996 became Vice President of Sales. From 1997 to the present, Mr. Radowicz has been Apquip's Chief Executive Officer. While at Apquip, Mr. Radowicz has been responsible for establishing a network of dealers and representation for Apquip worldwide.
Mr. Radowicz received a B.A. in business economics from the University of California at Santa Barbara in 1990.

   Mr. Truher joined Ubrandit in February 2000 as an independent member of the Board of Directors and a member of the Audit Committee and Compensation Committee. During the last five years, Mr. Truher has been an independent telecommunications consultant and currently is a member of the Board of Directors of Superwire.com and Meridian Holdings, Inc. Also during the last five years, from October 1995 to April 2000, Mr. Truher was Chairman of Xecom Corp., a telephone service company. Mr. Truher was an area Vice President with AT&T and held senior management positions in the cable and telephone networks with such companies and associations as Selec Tel (founder), Polaris, Intelecom, the Bell System (at AT&T), Pacific Telephone and the Society of Television Engineers (past President). Mr. Truher graduated from Stanford University with a degree in engineering.

Committees

   The Audit Committee consists of Messrs. Royce, Radowicz and Truher. Although Mr. Royce is not an independent member of the Audit Committee by virtue of his capacity as an executive officer of Ubrandit (as independence is defined under the listing standards adopted by AMEX), the Ubrandit Board of Directors determined that his extensive management experience and insight would enhance the composition of the Audit Committee. Mr. Royce intends to resign from the Audit Committee before June 1, 2001, at which time a new third independent member of the Audit Committee will be appointed to comply with the listing standards adopted by AMEX then in effect.

   The Audit Committee reviews the consolidated financial statements and independent auditors' report, including recommendations for the independent auditors regarding internal controls and other matters. The Audit Committee held no meetings during fiscal year 2000 and held one meeting with respect to Ubrandit's Annual Report on Form 10-K with Ubrandit's independent auditors on January 2, 2001.

   The Audit Committee's report is set forth below.

   Ubrandit formed the Compensation Committee in the fourth quarter of fiscal year 2000. The Compensation Committee consists of Messrs. Radowicz and Truher, both of whom are independent members of the Compensation Committee. The Compensation Committee's Report on Compensation is set forth below.

   Ubrandit currently does not have a standing nominating committee.

Board Meetings

   During fiscal year 2000, the Ubrandit Board of Directors held four meetings and took action by written consent on nine occasions. During the fiscal year, each director attended every director meeting held after his respective election as a director.

Other Executive Officers

   The following information relates to the only executive officer of Ubrandit at the date of this Proxy Statement who is not a director of Ubrandit: Joseph
W. Larkin, age 48.

   Mr. Larkin was appointed as Ubrandit's Vice President Administrations/Operations and as President of Ubrandit ISP, Ubrandit's wholly-owned Internet service provider, in June 2000. Immediately before joining Ubrandit, Mr. Larkin was a strategic planning and executive development independent consultant. From 1997 to the beginning of 1999, Mr. Larkin was Vice President Planning and Development for Fortune Financial Systems, a Salt Lake City based marketing company. From 1993 to 1997, Mr. Larkin was Vice President Planning and Analysis for Freecom Communications, a Salt Lake City based marketing firm. Before joining Ubrandit, Mr. Larkin served in executive capacities such as Senior Vice President of Strategic Planning & Acquisitions, Vice President of Corporate Development, Vice President of Human Resources and Vice President of Marketing for companies such as Northrop Aviation and TSN, Inc., among others. Additionally, Mr. Larkin served as a Principal and President of the consulting firm, The Hendrix Information Group, which specialized in strategic planning in the media industry and whose client list included Bonneville Corporation, American Red Cross, Security Pacific National Bank, Los Angeles County, Utah Department of Education, Bank of A. Levi, The United Way, Kiro Radio & TV, among others. Mr. Larkin has B.A. and M.A. degrees from Brigham Young University and is a Ph.D. candidate at the University of Southern California.

Family Relationships

   No family relationships exist among Ubrandit's directors and executive officers.

                             EXECUTIVE COMPENSATION

   Summary of Compensation. The following table summarizes all compensation paid to those persons who were the most highly compensated executive officers for services rendered in all capacities to Ubrandit for the fiscal year ended September 30, 2000, the nine-month period ended September 30, 1999 and the year ended December 31, 1998. None of Ubrandit's officers received any compensation prior to the acquisition of Global Investors Guide in March 1999.

                           Summary Compensation Table

                                                                                     Long Term Compensation
                                                                         ------------------------------------------------
                                          Annual Compensation              Awards                 Payments
                                 --------------------------------------- ---------- Securities   -----------
                                                                         Restricted Underlying
Name and Principal                 Annual                 Other Annual     Stock     Option/        LTIP      All Other
Position (1)             Year    Salary ($)   Bonus ($) Compensation ($) Awards ($)  SARS (#)    Payouts ($) Compensation
------------------------ ----    ----------   --------- ---------------- ---------- ----------   ----------- ------------
Jefferey D. Phillips.... 2000      96,000        --            --            --      200,000(7)      --           --
 CEO (2)                 1999(3)   96,000        --            --            --      400,000(4)      --           --
                         1998         --         --            --            --          --          --           --

Roger C. Royce.......... 2000     120,000        --            --            --      150,000(7)      --           --
 Chief Operating         1999(3)  120,000        --            --            --      425,000(5)      --           --
 Officer                 1998         --         --            --            --          --          --           --

Gregory V. Gibson....... 2000      96,000(6)     --            --            --       75,000(7)      --           --
 Vice President,         1999(3)   96,000(6)     --            --            --      125,000(4)      --           --
 Legal                   1998         --         --            --            --          --          --           --

--------
(1) All other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive for such year.

(2) Mr. Phillips was the President and CEO of Global Investors Guide before its acquisition by Ubrandit.

(3) Compensation for fiscal year 1999 was determined on an annualized basis for the twelve months following the acquisition of Global Investors Guide in March 1999.

(4) Includes shares of Ubrandit Common Stock underlying options that are exercisable at $.50 per share. See "Certain Relationships and Related Transactions."

(5) Includes 75,000 shares of Ubrandit Common Stock underlying options that are exercisable at $1.50 per share and 350,000 shares of Common Stock underlying options exercisable at $3.35 per share. See "Certain Relationships and Related Transactions."

(6) Represents amounts paid as legal fees to Mr. Gibson's law firm.

(7) Includes shares of Ubrandit Common Stock underlying options that are exercisable at $3.75 per share. See "Certain Relationships and Related Transactions."

   Option Grants. The following table sets forth certain information concerning grants of stock options to each of Ubrandit's executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2000. In addition, in accordance with the rules and regulations of the SEC, the following table sets forth the hypothetical gains or "option spreads" that would exist for the options. As required by the rules and regulations of the SEC, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options. No assurance can be given that the rates of annual compound stock appreciation assumed for the purposes of the following table will be achieved.

                                        Individual Grants                  Potential Realizable
                         ------------------------------------------------    Value at Assumed
                          Number of       % of                             Annual Rates of Stock
                         Securities   Total Options                       Price Appreciation for
                         Underlying    Granted to    Exercise                 Option Term (4)
                           Options    Employees in     Price   Expiration -----------------------
Name                     Granted (#) Fiscal Year (1) ($/Sh)(2)  Date (3)    5% ($)      10% ($)
----                     ----------- --------------- --------- ---------- ----------- -----------
Jefferey D. Phillips....   200,000        23.8%        $3.75    03/11/05  $   207,211 $   457,883
Roger C. Royce..........   150,000        17.8%         3.75    03/11/05      155,408     343,412
Gregory V. Gibson.......    75,000         8.9%         3.75    03/11/05       77,704     171,706

                       Option Grants in Fiscal Year 2000
--------
(1) Based on options granted to certain directors, executive officers and employees to purchase 841,000 shares of Ubrandit Common Stock, but not including options granted to certain consultants to purchase
    102,500 additional shares of Ubrandit Common Stock.

(2) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(3) The options have a term of five years commencing from the date on which they were granted, subject to earlier termination in certain events related to termination of employment.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

   Option Exercises. The following table sets forth certain information concerning the exercise of options by each of Ubrandit's executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2000, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2000. Also reported are the values for "in the money" options that represent the positive spread between the exercise prices of any of such exiting stock options and the closing sale price of Ubrandit Common Stock as of December 31, 2000.

                 Aggregate Option Exercises in Fiscal Year 2000
                        And 2000 Year-End Option Values

                                                          Number of Securities
                                                         Underlying Unexercised   Value of Unexercised
                                                               Options at       In-the-Money Options at
                                                         September 30, 2000 (#) December 31, 2000 ($)(2)
                                                         ---------------------- ------------------------
                         Shares Acquired      Value           Exercisable/            Exercisable/
Name                     on Exercise (#) Realized ($)(1)     Unexercisable           Unexercisable
----                     --------------- --------------- ---------------------- ------------------------
Jefferey D. Phillips....        --           $    --        400,000/200,000               $0/0
Roger C. Royce..........        --                --        308,334/266,666               $0/0
Gregory V. Gibson.......        --                --        125,000/75,000                $0/0

--------
(1) Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.

(2) Calculated on the basis of the fair market value of the underlying securities at December 29, 2000 ($0.4375 per share) minus the exercise price.

   Compensation Plans. Ubrandit has customary medical and health insurance plans for its employees. Ubrandit has no retirement, pension or profit sharing plans exclusively covering its officers and directors and does not contemplate implementing any such plan at this time.

   Compensation of Directors. Directors of Ubrandit who also are employees do not receive cash compensation for their services as directors or members of committees of the Board of Directors but are reimbursed for their reasonable expenses in connection with attending meetings of the Board of Directors or management committees. Non-employee directors are expected to be paid a fee per Board meeting attended and reimbursement for expenses. Ubrandit also has granted to such non-employee directors options to purchase shares of Ubrandit Common Stock. See "Certain Relationships and Related Transactions."

                             AUDIT COMMITTEE REPORT

   The Audit Committee is responsible for providing independent, objective oversight of Ubrandit's independent auditors, accounting functions and internal controls. The Audit Committee is comprised of three persons, a majority of whom are independent under AMEX's listing standards. The Audit Committee acts under a written charter adopted by the Ubrandit Board of Directors, a copy of which is attached to this Proxy Statement as Appendix E.

   The Audit Committee reviewed and discussed the annual financial statements with management and the independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and the additional matters required under Statement on Auditing Standards No.
61. Based on such review and discussions, the Audit Committee recommended that the Ubrandit Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the SEC.

   After due consideration, Ubrandit's Audit Committee has determined that BDO Seidman, LLP's provision of the services referenced below under "Proposal Two Ratification of Appointment of Independent Auditors--Financial Information Systems Design and Implementation Fees" and "--All Other Fees" to Ubrandit is compatible with maintaining BDO Seidman's independence.

                                          AUDIT COMMITTEE

                                          Roger C. Royce
                                          Steven K. Radowicz
                                          James W. Truher

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   No directors of Ubrandit other than those identified above as members of the Compensation Committee served on that Committee during fiscal year 2000. No member of the Compensation Committee was an officer or employee of Ubrandit or its subsidiary during fiscal year 2000. None of the executive officers of Ubrandit has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Ubrandit Board of Directors or on the Ubrandit Compensation Committee.

   Notwithstanding anything to the contrary set forth in any of Ubrandit's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 30 of this Proxy Statement shall not be incorporated by reference into any of such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The compensation program for Ubrandit's executive officers is determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. The executive management's recommendations of compensation to be paid to executive officers of Ubrandit are considered by the Compensation Committee in its decision-making process. The Compensation Committee currently is composed of two non-employee directors.

   The Compensation Committee administers Ubrandit's 1999 Stock Option and Incentive Plan (the "Plan") and determines grants to executive officers.

   The Compensation Committee's policy on executive compensation is to attract and retain highly qualified personnel while tying compensation to performance. Consequently, the Compensation Committee seeks to establish compensation that will reward individuals for Ubrandit performance as well as individual performance and motivate and reward executives for achievement of strategic business objectives.

   The Compensation Committee believes that the compensation of the Executive Officers, including that of the Chief Executive Officer (collectively the "Executive Officers"), should be influenced by Ubrandit's performance. However, with a young start-up company that has not realized all of its revenue and profit potential, performance is measured by more intangible factors relating to the growth and development of Ubrandit. The Compensation Committee establishes the salary ranges and bonuses of all of the Executive Officers by considering:

  .  Ubrandit's financial performance for the past year;

  .  Ubrandit's growth and development for the past year;

  . The achievement of certain objectives related to the particular Executive Officer's area of responsibility; and

  . The salaries and bonuses of Executive Officers in similar positions of comparably-sized companies.

   The Compensation Committee believes that the Executive Officers' salaries and bonuses in the fiscal year ending September 30, 2000 were comparable in the industry for similarly-sized businesses.

   In addition to salary and bonus, the Compensation Committee from time to time is responsible for recommending grants of options to Executive Officers and other employees in an effort to properly align the long-term interests of Ubrandit's management and the Ubrandit Stockholders. The Compensation Committee thus views option grants as an important component of its long-term performance-based compensation philosophy. Since the value of an option bears a direct relationship to the price of Ubrandit Common Stock, the Compensation Committee believes that options motivate Executive Officers and other employees to manage Ubrandit and perform in a manner that also will benefit Ubrandit Stockholders. The Compensation Committee believes that the Plan enables Ubrandit to attract and retain the highest-quality managers. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer's ability to influence Ubrandit's long-term growth and profitability.

                                          COMPENSATION COMMITTEE

                                          Steven K. Radowicz
                                          James W. Truher

                               PERFORMANCE GRAPH

   The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of Ubrandit Common Stock with that of the NASDAQ Market Index and the Media General Industry Group Index (852) consisting of Internet software and services, assuming an investment of $100 in each on January 22, 1999. Ubrandit Common Stock was traded on NASDAQ's Electronic Bulletin Board from January 1999 to March 2000, after which Ubrandit Common Stock commenced trading on AMEX under the new trading symbol "UBI." The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of any possible future performance of Ubrandit Common Stock.

                         01/22/99 03/31/99 06/20/99 09/30/99 12/31/99 03/21/00 06/30/00 09/29/00 12/29/00
                         -------- -------- -------- -------- -------- -------- -------- -------- --------
Ubrandit.com............  100.00   725.00   900.00  1025.00   975.00  1050.00   875.00   387.50   87.50
MG Group Index..........  100.00   126.97   127.86   123.74   225.06   220.07   138.02   123.87   53.42
NASDAQ Market Index.....  100.00    98.18   106.83   108.57   160.35   182.45   156.92   144.81   97.31

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a plurality of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to elect management's six nominee directors. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" THE ELECTION OF MANAGEMENT'S SIX NOMINEE DIRECTORS. Proxies solicited by management of Ubrandit will be voted "FOR" the election of management's six nominee directors. If you mark "WITHHOLD" on your proxy with respect to this proposal, your shares will be counted in the number of votes cast and as votes "AGAINST" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held will not be counted in the number of votes cast and not be counted as votes "FOR" or "AGAINST" this proposal.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Ubrandit Board of Directors has selected BDO Seidman, LLP, independent auditors, to audit the consolidated financial statements of Ubrandit as of and for the fiscal year ending September 30, 2001 and recommends that the Ubrandit Stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Ubrandit Board will reconsider its selection.

   BDO Seidman, LLP has audited Ubrandit's financial statements annually since fiscal year 2000. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of Ubrandit's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in Ubrandit's Forms 10-Q for fiscal year 2000 were $84,562.

Financial Information Systems Design and Implementation Fees

   The aggregate fees billed for professional services provided by BDO Seidman, LLP to Ubrandit related to (a) directly or indirectly operating, or supervising the operation of, Ubrandit's information system or managing Ubrandit's local area network and/or (b) designing or implementing a hardware or software system that aggregates source data underlying Ubrandit's financial statements or generates information that is significant to Ubrandit's financial statements taken as a whole for fiscal year 2000 were $0.00.

All Other Fees

   The aggregate fees billed for services rendered by BDO Seidman, LLP to Ubrandit, other than the services referred to above, for fiscal year 2000 were $47,587.

Audit Committee's Determination

   After due consideration, Ubrandit's Audit Committee has determined that BDO Seidman, LLP's provision of the services referenced above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" to Ubrandit is compatible with maintaining BDO Seidman's independence. See "Proposal One--Election of Directors--Audit Committee Report" above.

Percentage of Audit Work Attributed to Outside Employees

   All of the hours expended on the principal accountant's engagement to audit Ubrandit's consolidated financial statements for the fiscal year ended September 30, 2000 were attributed to work performed by persons that are the principal accountant's full-time, permanent employees.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to approve this proposal. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted for the purpose of determining the presence or absence of the required quorum, will not be counted in the number of votes cast and will not be counted as votes "FOR" or "AGAINST" this proposal. If you fail to mark either "ABSTAIN" or "AGAINST" on your proxy with respect to this proposal, or if you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held will not be counted in the number of votes cast and not be counted as votes "FOR" or "AGAINST" this proposal.

                                 PROPOSAL THREE

                                   THE MERGER

General Description of the Merger

   Subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Mindtronics, the separate corporate existence of Merger Sub will cease, and Mindtronics will continue as the surviving corporation and subsidiary of Ubrandit.

   The Merger will become effective when Articles of Merger are duly filed with the Nevada Secretary of State or at such other time specified in the Articles of Merger as Ubrandit and Mindtronics agree. It is contemplated that the Merger will be consummated as soon as practicable after the satisfaction or waiver of each of the conditions set forth in the Merger Agreement.

   The Merger Agreement provides that the directors of Ubrandit and the surviving corporation will be Roger C. Royce, Jefferey D. Phillips, James W. Truher, Mark K. La Count, Rod Ylst, M. Karlynn Hinman and one other independent director to be named. It further provides that Mark K. La Count, Rod Ylst, M. Karlynn Hinman, Roger C. Royce and Jefferey Phillips will be the executive officers of Ubrandit and the surviving corporation. The Merger Agreement also provides that the articles of incorporation of Merger Sub in effect immediately before the Effective Time of the Merger will be the articles of incorporation of the surviving corporation. The Merger Agreement further provides that the bylaws of Merger Sub in effect immediately before the Effective Time of the Merger will be the bylaws of the surviving corporation.

Background

   The terms and conditions of the Merger Agreement and the Merger are the result of arm's-length negotiations between Ubrandit and Mindtronics. Set forth below is a summary of the background of such negotiations and certain related matters preceding such negotiations.

   In March 2000, Ubrandit learned of a technology owned by Mindtronics with potential applications in improving and lowering the costs of Ubrandit's branded ISP service. At that time, Roger C. Royce, Chairman of the Board and COO of Ubrandit and who had been an independent advisor to Mindtronics since September 1998, was serving in a limited role as an advisor to Mindtronics and also was a Mindtronics Stockholder.

   In April 2000, Ubrandit was exploring acquisition candidates in the branding and licensing arena to enhance Ubrandit's product offerings and to increase Ubrandit's revenue base. On June 15, 2000, Ubrandit acquired Clicksmart.com, a provider of branding and fulfillment tools to the magazine industry. In the following months, Ubrandit continued to review and meet with other acquisition candidates.

   In those same months, Jefferey Phillips, President and CEO of Ubrandit, and Mr. Royce also continued to examine and learn about Mindtronics' ISP technology along with other technologies and patent applications in progress by Mindtronics. In September 2000, the Ubrandit Board of Directors determined that it would be in Ubrandit's interest to explore the possibility of becoming involved with Mindtronics.

   The Ubrandit Board of Directors and key executive officers visited Mindtronics' corporate offices regularly throughout the month of September and into October 2000. In October 2000, upon reviewing Ubrandit's top acquisition candidates, the Ubrandit Board determined that, with Ubrandit's current business model, an acquisition of Mindtronics offered Ubrandit Stockholders the best opportunity for increased stockholder value. Thereupon, the Ubrandit Board of Directors immediately commenced acquisition negotiations with Mindtronics.

   On October 30, 2000, Ubrandit and Mindtronics signed a Letter of Intent regarding the acquisition of Mindtronics by Ubrandit, subject to additional due diligence by both parties. On December 4, 2000, the Ubrandit Board of Directors voted unanimously to enter into a definitive Agreement and Plan of Merger pursuant to which Ubrandit would acquire Mindtronics.

Reasons For the Merger

   The following discussion of the parties' reasons for the Merger contains a number of forward-looking statements that reflect the current views of Ubrandit with respect to future events that may have an effect on Ubrandit's future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary-- Forward Looking Information" and "Risk Factors."

   The Ubrandit Board of Directors believes that combining the resources of Ubrandit and Mindtronics pursuant to the Merger could provide Ubrandit and the Ubrandit Stockholders with an opportunity for long-term growth and profitability. In assessing the proposed Merger, management of Ubrandit reviewed the past performance and future potential of Mindtronics, Mindtronics' existing and proposed product lines and the capabilities of Mindtronics' management personnel, as compared to other potential candidates for a business combination with Ubrandit. Among the factors that contributed to the recommendation of the Ubrandit Board to approve the Merger are, in order of relative importance, (i) Mindtronics' innovate existing and proposed line of products, (ii) the potential for sales growth if such products are accepted as industry standards and (iii) the capabilities of Mindtronics' technical and management personnel. The Ubrandit Board also believes that the combination of the two research and development teams may assist in the enhancement of each company's existing line of products and the development of new products. Although Mindtronics' history of operating losses initially caused concern, the management of Ubrandit attributes such matters primarily to the costs and risks inherent in any new business enterprise and believes that Mindtronics' revenue and earnings will commence upon completion of product commercialization anticipated to occur commencing in the first quarter of calendar year 2001. The Ubrandit Board also considered that Ubrandit's current business model has generated insufficient revenues and no net profits and is not expected to do so in the foreseeable future and that Ubrandit's market niche appears to have fallen out of favor in the investment community, making it extremely difficult for Ubrandit to raise much-needed investment capital.

   Based on all of the foregoing and such other factors as the Ubrandit Board may have deemed appropriate, the Ubrandit Board believes that the Merger represents the best opportunity for the redeployment of Ubrandit's assets. With respect to its decision, the Ubrandit Board did not retain any third party to conduct an independent valuation of Mindtronics or render a fairness opinion as to the Merger. The Ubrandit Board does not believe that an independent valuation or opinion is necessary in making its determination that the Merger is in the best interests of the Ubrandit Stockholders. The managements of Ubrandit and Mindtronics determined by negotiation the number of shares of Ubrandit Common Stock to be issued to Mindtronics Stockholders in connection with the Merger.

   The Ubrandit Board of Directors also considered certain potentially negative factors that may result from the Merger, including the following: (i) the expectation that the Merger would be dilutive to earnings per share in the near term; (ii) the potential adverse effect the market price of Ubrandit Common Stock if revenue and profitability expectations for the combined company are not achieved; (iii) the general difficulties of integrating the products, marketing, research and development and manufacturing of the two companies;
(iv) the possibility of cultural conflicts; (v) the risk that the combined company might not achieve the expected operating synergies; (vi) the adverse effects of one-time charges expected to be incurred in connection with the costs of the Merger and the subsequent integration of the companies, including write-offs for in-process research and development expenses; (vii) the potential adverse effects on the combined company's results of operations of amortizing the goodwill and other intangible assets that would be recorded in connection with the Merger; (viii) the risk that other benefits sought to be achieved by the Merger would not be obtained; and (ix) the other risks described above under "Risk Factors." The Ubrandit Board of Directors concluded that these negative factors are outweighed by the potential benefits of the Merger. Although this list of the negative factors and potential benefits of the Merger is not exhaustive, it represents the material factors that the Ubrandit Board of Directors considered.

   In reaching its decision to approve the Merger, the Ubrandit Board of Directors did not assign any relative or specific weight to the factors considered, and individual directors may have given different weights to different factors. The Ubrandit Board of Directors based its position and recommendation on the information as a whole presented to it.

Interests of Ubrandit's Officers and Directors in the Merger

   In considering the recommendation of the Ubrandit Board of Directors with respect to adopting the Merger Agreement and approving the Merger, Ubrandit Stockholders should be aware that certain persons who were members of the Ubrandit Board of Directors and management of Ubrandit at the time of approval and signing of the Merger Agreement have interests in the Merger that are in addition to the interests of Ubrandit generally. The Ubrandit Board of Directors was aware of these interests and considered them, among other matters, in approving and adopting the Merger and the Merger Agreement.

   Roger C. Royce, Ubrandit's Chairman of the Board of Directors and Chief Operating Officer and a Ubrandit Stockholder, owns of record 1,000,000 shares of Mindtronics Common Stock. Mr. Royce has executed and delivered to Ubrandit a certain Stockholder Support Agreement, pursuant to which Mr. Royce is obligated to vote all of his shares of Mindtronics Common Stock to approve the Merger Agreement and the transactions contemplated thereby.

   In connection with the acquisition of Clicksmart.com, effective as of May 4, 2000, Ubrandit entered into an employment agreement with Mr. Peter Heumiller. Mr. Heumiller served as the President of Clicksmart.com before it was acquired by Ubrandit. The employment agreement provides for an initial term of three years, subject to prior termination as provided in the employment agreement. Under the employment agreement, Mr. Heumiller will continue to serve as the President of Clicksmart.com at an annual salary of $95,000 per year. Ubrandit may terminate Mr. Heumiller's employment for cause, disability or the employee's material breach of the employment agreement.

Material Federal Income Tax Consequences

   The following discussion summarizes the material federal income tax consequences relevant to the conversion of shares of Mindtronics Common Stock into shares of Ubrandit Common Stock and/or cash pursuant to the Merger that generally are applicable to holders of Ubrandit Common Stock. This discussion is based on currently-existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Ubrandit Stockholders.

   Ubrandit Stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Ubrandit Stockholders in the light of their particular circumstances, such as those persons who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Ubrandit Common Stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, or who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated before or after, or concurrently with, the Merger (whether or not any such transaction is undertaken in connection with the Merger). ACCORDINGLY, MINDTRONICS STOCKHOLDERS AGREED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

   None of Ubrandit Stockholders, Merger Sub Stockholders or Mindtronics Stockholders will recognize any gain solely as a result of the Merger.

Anticipated Accounting Treatment

   The acquisition will be accounted for by the "purchase" method of accounting under generally accepted accounting principles.

Securities Law Compliance; Restrictions on Resales

   Ubrandit has not filed a Registration Statement with the SEC pursuant to the Securities Act with respect to the issuance of Ubrandit Common Stock in connection with the proposed Merger. Rather, with respect to such issuance, Ubrandit intends to rely on the exemption from the registration requirements of
Section 5 of the Securities Act provided by Section 4(2) of the Securities Act and/or Regulation D Rule 506. Accordingly, Ubrandit Common Stock issued in connection with the Merger will be "restricted" for the purposes of the Securities Act. Investment Representation Letters will be completed by Mindtronics Stockholders for certain statements concerning, and their acknowledgement of, the restricted nature of the Ubrandit Common Stock issuable in connection with the Merger.

                     CERTAIN TERMS OF THE MERGER AGREEMENT

   The following description of the Merger Agreement describes the material terms of the Merger Agreement. The full text of the Merger Agreement is attached as Appendix F to this Proxy Statement and is incorporated herein by reference. We encourage you to read the entire Merger Agreement.

The Merger

   Under the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Mindtronics, the separate corporate existence of Merger Sub will cease and Mindtronics will continue as the surviving corporation and subsidiary of Ubrandit.

Effective Time of the Merger

   The Merger will become effective when Articles of Merger are duly filed with the Nevada Secretary of State or at such other time specified in the Articles of Merger as Ubrandit and Mindtronics agree.

Conversion of Securities

   Under the terms of the Merger Agreement, each issued and outstanding share of Mindtronics Common Stock (other than shares held by persons exercising and perfecting dissenters' rights in accordance with Sections 92A.300 et seq. of the Nevada Law) will be converted into the right to receive a number of newly-issued shares of Ubrandit Common Stock equal to 12,100,000 divided by the number of shares of Mindtronics Common Stock outstanding immediately before the Effective Time of the Merger (the "Exchange Rate"); provided that, if before the Effective Time of the Merger any dividend is declared or paid on shares of Ubrandit Common Stock or the shares of Ubrandit Common Stock are adjusted pursuant to any stock dividend, stock split, reverse stock split or other similar transaction, then the Exchange Rate will be proportionately adjusted accordingly. A portion of the shares of Ubrandit Common Stock to be issued pursuant to Merger Agreement will be deposited in an escrow account pursuant to the Merger Agreement.

Representations and Warranties

   The Merger Agreement contains various customary representations and warranties of the parties thereto, including representations by Mindtronics relating to: (i) Organization and Related Matters; (ii) Capitalization; (iii) Financial Statements; Changes; Contingencies; (iv) Books and Records; (v) Taxes; (vi) Material Contracts; (vii) Contracts; No Defaults; (viii) Title To Property; Encumbrances; (ix) Condition and Sufficiency of Assets; (x) Accounts Receivable; (xi) Inventory; (xii) No Undisclosed Liabilities; (xiii) Intellectual Property;

(xiv) Corporate Authorization; (xv) Authorization; (xvi) Non-contravention;
(xvii) Legal Proceedings; (xviii) Insurance; (xix) Compliance with Law and Legal Requirements; Governmental Authorizations; (xx) Employees; (xxi) Employee Benefits; (xxii) Customers; (xxiii) Suppliers; (xxiv) Product Warranties;
(xxv) Environmental Law Compliance; (xvi) Minute Books; (xxvii) Due Diligence Materials; (xxviii) Related Party Transactions; (xxix) Disclosure; and (xxx) No Brokers or Finders.

   The Merger Agreement also contains representations and warranties by Ubrandit, including those relating to: (i) Organization and Related Matters;
(ii) Capitalization; (iii) Corporate Authorization; (iv) Authorization; (v) Non-Contravention; (vi) Legal Proceedings; (vii) Compliance with Law; (viii) No Brokers or Finders; (ix) SEC Documents; and (x) Due Diligence Materials.

Meeting of Ubrandit Stockholders

   The Merger Agreement provides that Ubrandit will, as soon as practicable, duly call, give notice of, convene and hold a Meeting of the Ubrandit Stockholders for the purpose of obtaining the approval and adoption of the Merger Agreement by the Ubrandit Stockholders. The Annual Meeting will be held for this purpose, among others.

No Solicitation

   The Merger Agreement provides that Mindtronics will and will direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including any investment banker, attorney, financial advisor or accountant retained by Mindtronics) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiry or the making of any proposal that constitutes, or reasonably may be expected to lead to, any competing transaction, or enter into or continue discussions or negotiations with any person in furtherance of such inquiries or to obtain a competing transaction, or agree to or endorse any competing transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Mindtronics to take any such action, and Mindtronics will notify Ubrandit of all inquiries or proposals that Mindtronics may receive relating to any of such matters and, if such inquiry or proposal is in writing, will deliver to Ubrandit a copy of such inquiry or proposal.

Loan Agreement

   Concurrently with the execution of the Merger Agreement, Ubrandit and Mindtronics executed a Loan and Security Agreement substantially in the form attached to the Merger Agreement (the "Loan Agreement"), pursuant to which Ubrandit became obligated to make a secured loan to Mindtronics in the principal amount of $750,000, which Ubrandit is obligated to advance to Mindtronics in accordance with a budget and schedule pre-approved by Ubrandit. At the date of this Proxy Statement, under the Loan Agreement, Ubrandit has disbursed loan funds to Mindtronics in the aggregate principal amount of $368,000.

   The security for the full and prompt repayment of such loan is a pledge by the principal stockholders of Mindtronics of all shares of Mindtronics Common Stock held of record or beneficially by them. Such shares of Mindtronics Common Stock will be placed in an escrow account and held as collateral for the loan. Upon consummation of the Merger and within three business days, all collateral stock will be returned to the Principal Stockholders, and the loan will remain on the books of Mindtronics, as a subsidiary of Ubrandit, and will be accounted for accordingly. If the Merger is not consummated, then during the term of the loan, for each $50,000 that is repaid with interest, 250,000 shares of Mindtronics Common Stock will be released from escrow and returned to the principal stockholders of Mindtronics, on a pro rata basis.

   Ubrandit will forgive debt owed by Mindtronics to Ubrandit under the Loan Agreement in certain circumstances. See "Effect of Termination" below.

Conditions to Consummation of the Merger

   Conditions to Obligations of Ubrandit and Mindtronics

   The obligations of Ubrandit and Mindtronics to consummate the Merger are subject to certain conditions, including, without limitation, the following:

  . The Merger Agreement must have been approved and adopted by the requisite affirmative vote of the holders of Ubrandit Common Stock.

  . The parties must have obtained all necessary governmental permits and approvals in connection with the Merger and the transactions contemplated thereby.

  . The parties must have received written opinions from their respective counsel stating that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

  . No action will have been instituted or threatened against any of the parties by any governmental entity seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated thereby.

   Conditions to Obligations of Ubrandit

   Unless waived, in whole or part, in writing by Ubrandit, Ubrandit's obligations under the Merger Agreement are subject, before or at the consummation of the Merger, to the satisfaction of certain conditions, including, without limitation, the following:

  . Mindtronics must perform corporate clean-up satisfactory to Ubrandit, as determined by Ubrandit in its sole discretion.

  . The representations and warranties of Mindtronics contained in the Merger Agreement must be true at the date of consummation of the Merger with the same effect as though made at such time.

  . Mindtronics must have performed all obligations and complied with all covenants and conditions required by the Merger Agreement to be performed or complied with by Mindtronics at or before the date of consummation of the Merger.

  . There must not have been any material adverse change in or affecting Mindtronics since the date of the balance sheet.

  . Ubrandit must receive from M. Karlynn Hinman, Esq., counsel to Mindtronics, an opinion dated as of the date of consummation of the Merger, satisfactory to Ubrandit.

  . True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the transaction documents and the transactions contemplated thereunder by Mindtronics, certified by both the CEO and the Secretary of Mindtronics, must have been furnished to Ubrandit.

  . Mindtronics must have executed and delivered the transaction documents to which Mindtronics is a party other than the Merger Agreement.

  . Mindtronics must have obtained all approvals and permits necessary to consummate the transactions contemplated by the Merger Agreement.

  . Ubrandit must have received a signed Investor Representation Letter in substantially the form attached to the Merger Agreement from each of the Mindtronics Stockholders.

  . Ubrandit must be satisfied that the issuance of Ubrandit Common Stock in connection with the Merger is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

  . Each of Mindtronics' executive officers requested by Ubrandit must have executed and delivered an employment agreement in the form attached to the Merger Agreement.

  . Each of Mindtronics' Principal Stockholders referenced in the Merger Agreement must have executed and delivered a non-competition agreement in the form attached to the Merger Agreement.

  . Mindtronics must have delivered to Ubrandit the Financial Statements referenced in the Merger Agreement and must have prepared and delivered to Ubrandit or Ubrandit's independent auditors all financial statements and information necessary for inclusion in this Proxy Statement.

   Conditions to Obligations of Mindtronics

   Unless waived, in whole or part, in writing by Mindtronics, Mindtronics' obligations under the Merger Agreement are subject, before or at the consummation of the Merger, to the satisfaction of certain conditions, including, without limitation, the following:

  . The representations and warranties of Ubrandit contained in the Merger Agreement must be true at the date of consummation of the Merger with the same effect as though made at such time.

  . Ubrandit must have performed all obligations and complied with all covenants and conditions required by the Merger Agreement to be performed or complied with by Ubrandit at or before the date of consummation of the Merger.

  . Ubrandit must have executed and delivered the transaction documents to which Ubrandit is a party other than the Merger Agreement.

  . The surviving corporation must have executed and delivered to each of the Principal Stockholders of Mindtronics referenced in the Merger Agreement an employment agreement in the form attached to the Merger Agreement.

  . The surviving corporation must have executed and delivered to each of the Principal Stockholders of Mindtronics referenced in the Merger Agreement a non-competition agreement in the form attached to the Merger Agreement.

Certain Covenants and Agreements

   Under the Merger Agreement, Ubrandit and Mindtronics have made certain covenants and entered into certain agreements respecting the Merger Agreement and the Merger. The covenants and agreements of Mindtronics include, among other things and without limitation, Mindtronics' agreement to continue in its ordinary course of business, to refrain from significant changes to its capital structure, to refrain from entering into various significant agreements from the date of the Merger Agreement until the Effective Time of the Merger, to permit certain inspections and access to information and to take action necessary to approve and implement the Merger. The covenants and agreements of Ubrandit include, among other things and without limitation, Ubrandit's agreement to continue in its ordinary course of business, to refrain from significant changes to its capital structure, to refrain from entering into various significant agreements from the date of the Merger Agreement until the Effective Time of the Merger, to permit certain inspections and access to information and to take actions necessary to approve and implement the Merger.

Directors and Executive Officers of the Combined Company Following the Merger

   Following the Merger, the Ubrandit Board of Directors will consist of:

            Roger C. Royce                                   Mark K. La Count
            Jefferey D. Phillips                             Rod Ylst
            James W. Truher                                  M. Karlynn Hinman
            Steven K. Radowicz

In order for the Ubrandit Board to be so constituted at that time, immediately following the Merger, or as soon as practicable thereafter, Messrs. David C. Pollei and Gregory V. Gibson, each of whom currently is a director of Ubrandit and a management nominee for election as a director at the Annual Meeting (see "Proposal One"), will resign from the Ubrandit Board of Directors, and the remaining Ubrandit directors thereupon will fill the two vacancies then existing by appointing Mark K. La Count and Rod Ylst as directors of Ubrandit. In addition, at that time the Ubrandit Board will expand the Ubrandit Board to consist of seven directors and appoint M. Karlynn Hinman as a new additional director of Ubrandit. For the biographies of Mark K. La Count, Rod Ylst and M. Karlynn Hinman, see "Information About Mindtronics--Directors and Executive Officers of Mindtronics." In the event that the Ubrandit Stockholders approve the Third Amendment to Articles at the Annual Meeting, or in the event that an amendment to the Articles of Incorporation of Ubrandit substantially identical to the Third Amendment to Articles is approved by the Ubrandit Stockholders at the Post-Closing Special Meeting, if held (see "Purposes of the Annual Meeting" above), then all three of such newly-appointed Ubrandit directors will be Class 1 directors. See "Proposal Six--Amendment to Ubrandit Articles of Incorporation that will Provide for Staggered Terms for Directors."

   Set forth below is information about the three directors to be appointed by the Ubrandit Board of Directors if the Merger is consummated.

 Name                          Age Business Experience and Principal Occupation
 ----                          --- --------------------------------------------
 Mark K. La Count............      For Mr. La Count's biography, see "Directors
                                   and Officers of Mindtronics"

 Rod Ylst....................      For Mr. Ylst's biography, see "Directors and
                                   Officers of Mindtronics"

 M. Karlynn Hinman...........      For Ms. Hinman's biography, see "Directors
                                   and Officers of Mindtronics"

   Following the Merger, the officers of Ubrandit will be as follows:

         Chairman and CEO          Roger C. Royce
         President                 Rod Ylst
         CFO (interim)             Mark Cullivan
         Executive Vice President  Jefferey D. Phillips
         Executive Vice President  Mark K. La Count
         Secretary                 Christopher A. Wilson

   Following the Merger, the Mindtronics Board of Directors will consist of:

         Roger C. Royce            Mark K. La Count
         Jefferey D. Phillips      Rod Ylst
         James W. Truher           M. Karlynn Hinman
         Steven K. Radowicz

   Following the Merger, the officers of Mindtronics will be as follows:

         Chairman and CEO          Roger C. Royce
         President                 Rod Ylst
         CFO (interim)             Mark Cullivan
         Executive Vice President  Jefferey D. Phillips
         Executive Vice President  Mark K. La Count
         Secretary                 Christopher A. Wilson

Dissenters' Rights

   Under the Nevada Law, Ubrandit Stockholders are not entitled to dissenters' rights.

   Shares of Mindtronics Common Stock that are not voted in favor of the Merger and that have exercised and perfected dissenters' rights in accordance with the Nevada law will not be converted into the right to receive shares of Ubrandit Common Stock in accordance with the Exchange Rate unless and until the holder of such shares withdraws his demand for dissenters' rights or becomes ineligible for dissenters' rights. If a holder of dissenting shares withdraws his demand for dissenters' rights or becomes ineligible for dissenters' rights, then, as of the Effective Time of the Merger or the occurrence of such event, whichever occurs later, such holder's dissenting shares will cease to be dissenting shares and will be converted into and represent the right to receive shares of Ubrandit Common Stock in accordance with the Exchange Rate.

Stockholder Support Agreement

   On the date of Mindtronics' execution and delivery of the Merger Agreement and concurrently therewith, each of Rod Ylst, Mark K. La Count, M/2/CH, Inc., a Utah corporation, Roger C. Royce and M. Karlynn Hinman (the "Mindtronics Principal Stockholders") entered into a separate Stockholder Support Agreement in the form attached to the Merger Agreement as Exhibit B for the benefit of Ubrandit (the "Stockholder Support Agreement"), under which the Mindtronics Principal Stockholders (i) agreed and became contractually obligated as of such date to vote all of their shares of Mindtronics Common Stock in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and in favor of any other matter necessary for the consummation of the transactions contemplated by the Merger Agreement and considered and voted on by the Mindtronics Stockholders; and (ii) granted to Roger C. Royce, the Chief Executive Officer of Ubrandit, an irrevocable proxy (the "Irrevocable Proxy") for the purpose of voting the Mindtronics Principal Stockholders' respective shares of Mindtronics Common Stock with respect to all matters relating to the Merger.

   Approval of the Merger Agreement, the Merger and all of the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the outstanding shares of Mindtronics Common Stock. As of February 9, 2001, the Mindtronics Principal Stockholders owned an aggregate of 10,000,000 shares of Mindtronics Common Stock, or approximately 98.7% of the outstanding shares of Mindtronics Common Stock at such date. Therefore, the vote of the Mindtronics Principal Stockholders pursuant to and in accordance with the provisions of their respective Stockholder Support Agreements, or the vote of Roger C. Royce as the Irrevocable Proxy pursuant to and in accordance with the provisions of the Mindtronics Principal Stockholders' respective Stockholder Support Agreements, will be sufficient under the Nevada Law to constitute the approval by the Mindtronics Stockholders of the Merger Agreement, the Merger and all of the transactions contemplated thereby. Accordingly, approval of the Merger Agreement, the Merger and all of the transactions contemplated thereby by the requisite vote of the Mindtronics Stockholders under the Nevada Law is assured.

   The Merger Agreement also provides that the Merger Agreement must be approved and adopted by the affirmative vote of the holders of not less than 95.0% of the outstanding shares of Mindtronics Common Stock. Such approval is assured by reason of the executed Stockholder Support Agreements.

Appointment of Representative

   The Merger Agreement provides that, by virtue of their approval of the Merger Agreement, Mindtronics and the Mindtronics Stockholders will be deemed to have irrevocably constituted and appointed Rod Ylst, the President of Mindtronics, as "Representative," effective as of the Effective Time of the Merger, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by the Merger Agreement or any transaction contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on the Representative under either the Merger Agreement or the Escrow Agreement, to waive any term or condition of any such agreement, to give and receive notices on their behalf and to be their exclusive representative with respect to any action arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any action for which Ubrandit or Merger Sub may be entitled to indemnification. The Merger Agreement further provides that the Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. The Merger Agreement also provides that, if the Representative is unable or unwilling to serve in such capacity, the Representative's successor, who will serve and exercise the powers of the Representative under the Merger Agreement, will be named by those persons holding a majority of the shares of Mindtronics Common Stock.

Closing

   The Merger Agreement provides that the closing of the transactions contemplated by it (the "Closing") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in the Merger Agreement but no later than May 1, 2001 (the "Closing Date"); provided that, in the event that Ubrandit by May 1, 2001 for any reason has not obtained approval of the Merger Agreement and the transactions contemplated thereby by the holders of the requisite number of then-outstanding shares of Ubrandit Common Stock, then the "Closing Date" will be extended and be deemed and interpreted throughout the Merger Agreement for all purposes to mean September 1, 2001.

Termination of the Merger Agreement

   The Merger Agreement and the transactions contemplated by the Merger Agreement will terminate if the Merger is not consummated on or before the Closing Date. The Merger Agreement and the transactions contemplated by the Merger Agreement may be terminated at any time before the Closing Date (i) by the mutual written consent of Ubrandit and Mindtronics; (ii) by Ubrandit by written notice to Mindtronics if any event occurs or condition exists that would render impossible the satisfaction of one or more of the conditions to the obligation of Ubrandit to consummate the transactions contemplated by the Merger Agreement; (iii) by Mindtronics by written notice to Ubrandit if any event occurs or condition exists that would render impossible the satisfaction of one or more of the conditions to the obligation of Mindtronics to consummate the transactions contemplated by the Merger Agreement; (iv) by Ubrandit if any material information (whether or not in writing) delivered by or on behalf of Mindtronics to Ubrandit is inaccurate or incomplete in any material respect;
(v) by Mindtronics if any material information (whether or not in writing) delivered by or on behalf of Ubrandit to Mindtronics is inaccurate or incomplete in any material respect; (vi) by Ubrandit if there has been a material misrepresentation or other material breach by Mindtronics in Mindtronics' representations, warranties or covenants set forth in the Merger Agreement, provided that, if such breach is susceptible to cure, Mindtronics will have 10 business days after receiving notice from Ubrandit of Ubrandit's intention to terminate the Merger Agreement if such breach continues in which to cure such breach; (vii) by Mindtronics if there has been a material misrepresentation or other material breach by Ubrandit in Ubrandit's representations, warranties or covenants set forth in the Merger Agreement, provided that, if such breach is susceptible to cure, Ubrandit will have 10 business days after receiving notice from Mindtronics of Mindtronics' intention to terminate the Merger Agreement if such breach continues in which to cure such breach.

Effect of Termination

   If the Merger Agreement is terminated pursuant to its terms, then all further obligations of Ubrandit, Merger Sub and Mindtronics under the Merger Agreement will terminate without further liability of any party to another party; provided that if the Merger Agreement is terminated (a) because Ubrandit is unable to consummate the Merger for any reason within its direct control on or before September 1, 2001 or (b) because Ubrandit terminates the Merger Agreement, unless such termination results from or relates to Mindtronics' material breach of any of its representations, warranties, agreements or covenants contained in the Merger Agreement or Mindtronics' failure to fulfill any condition precedent required of Mindtronics, then Ubrandit will be obligated under the Merger Agreement to pay to Mindtronics a one-time break-up fee in the amount of

$250,000 increased by $50,000 on the first day of each calendar month commencing March 1, 2001 (the "Break-Up Fee"). The Merger Agreement also provides that the Break-Up Fee will be automatically offset against any debt owed by Mindtronics to Ubrandit under the Loan and Security Agreement. It further provides that, if the amount of the Break-Up Fee exceeds the debt owed by Mindtronics to Ubrandit, then Ubrandit will be obligated to pay to Mindtronics the difference in cash within 10 days after the termination. For the purposes of the foregoing, the Merger Agreement provides that the failure of Ubrandit to obtain the requisite approval of the Ubrandit Stockholders of the Merger Agreement and the Merger will be deemed to be within the control of Ubrandit.

Indemnification and Escrow

   Escrow Fund

   Ten percent of the aggregate shares of Ubrandit Common Stock to be issued in connection with the Merger to the principal Mindtronics Stockholders, namely, Mark K. La Count, Rod Ylst, M/2/CH, Inc., a Utah corporation, Roger C. Royce and M. Karlynn Hinman, will be registered in the name of, and deposited with, City National Bank as "Escrow Agent." Such deposit will constitute the Escrow Fund and be governed by the terms set forth in the Escrow Agreement attached as
Exhibit I to the Merger Agreement (the "Escrow Agreement"). The Escrow Fund will be available to compensate Ubrandit pursuant to the indemnification obligations of Mindtronics under the Merger Agreement.

   Indemnification

   The Merger Agreement provides that Mindtronics will indemnify and hold harmless Ubrandit and each subsidiary of Ubrandit, and their respective directors, officers, employees, affiliates, agents and assigns, from and against any and all losses of Ubrandit or any subsidiary of Ubrandit as a result of, or based on or arising from (i) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Mindtronics in or pursuant to the Merger Agreement or (ii) any third party claim or demand regarding the conduct of the business of Mindtronics before consummation of the Merger, whether asserted before or after consummation of the Merger. All amounts owed by Mindtronics to Ubrandit will be paid out of the Escrow Fund in accordance with the Escrow Agreement.

   The Merger Agreement also provides that Ubrandit will indemnify and hold harmless the Mindtronics Stockholders from and against any loss of the Mindtronics Stockholders as a result of, or based on or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Ubrandit in or pursuant to the Merger Agreement. Any such payment made by Ubrandit to the Mindtronics Stockholders in respect of losses incurred by the Mindtronics Stockholders will be paid in shares of Ubrandit Common Stock. For the purpose of determining the number of shares of Ubrandit Common Stock to be so delivered to Mindtronics Stockholders, the price per share of Ubrandit Common Stock will be the average closing price of the Ubrandit Common Stock (as quoted on AMEX) during the 10 trading days ending two days before the day on which any such payment is required to be made.

Fees and Expenses

   The Merger Agreement provides that all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

   Ubrandit expects that it will incur the following expenses in connection with the Merger:

       Legal Fees..................................................... $200,000
       Accounting Fees................................................   75,000
       Printing Costs.................................................   50,000
       Filing Fees....................................................    5,000
       Miscellaneous Costs (travel, etc.).............................   70,000
                                                                       --------
       Total.......................................................... $400,000
                                                                       ========

Survival of Representations and Warranties

   The Merger Agreement provides that the representations, warranties and agreements contained in the Merger Agreement will survive the consummation of the Merger until the date on which Ubrandit files with the SEC its first Annual Report on Form 10-K that includes consolidated financial statements of Ubrandit and Mindtronics.

Assignment

   The Merger Agreement provides that no party to it may assign the Merger Agreement without the prior written consent of the other parties to the Merger Agreement, except that Ubrandit can assign the Merger Agreement without the prior written consent of any other party in connection with the sale of all or substantially all of the assets or stock of Ubrandit or in connection with the merger, consolidation or similar reorganization of Ubrandit.

Amendments; Waivers

   The Merger Agreement provides that (i) all parties must approve any amendment to the Merger Agreement, (ii) any waiver of any right or remedy requires the consent of the party waiving it, (iii) every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate, and (iv) no failure by any party to insist on the strict performance of any provision of the Merger Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy or of any other provision of the Merger Agreement.

Public Announcements

   The Merger Agreement provides that Ubrandit and Mindtronics will consult with each other before issuing any press release or making any public statement with respect to the Merger Agreement or the transactions contemplated thereby and will mutually agree on the substance of any such press release or public statement.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock present and/or represented and voted at the Annual Meeting (provided that a quorum is established) is required to approve the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MERGER. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted for the purpose of determining the presence or absence of the required quorum, will not be counted in the number of votes cast and will not be counted as votes "FOR" or "AGAINST" this proposal. If you fail to mark either "ABSTAIN" or "AGAINST" on your proxy with respect to this proposal, or if you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held will not be counted in the number of votes cast and not be counted as votes "FOR" or "AGAINST" this proposal.

                                 PROPOSAL FOUR

   AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
                   AUTHORIZED SHARES OF UBRANDIT COMMON STOCK

   The Ubrandit Board of Directors has determined unanimously that it is advisable and in the best interests of Ubrandit and the Ubrandit Stockholders to amend Ubrandit's Articles of Incorporation to increase the number of authorized shares of Ubrandit Common Stock in order to provide Ubrandit with an adequate supply of authorized but unissued shares of Ubrandit Common Stock for general corporate needs, including additional financing, payment of stock dividends, stock splits, acquisitions of other businesses and employee incentive and benefit plans. Attached to this Proxy Statement as Appendix G and incorporated herein by reference is the text of the proposed amendment to the Ubrandit Articles of Incorporation.

   If this proposal is approved, Ubrandit's Articles of Incorporation will be amended to increase the number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000. At the Record Date, there were 12,417,333 shares of Ubrandit Common Stock outstanding and approximately 2,261,000 shares of Ubrandit Common Stock reserved or designated for future issuance under Ubrandit's 1999 Stock Option Plan and stock purchase warrants. At the Record Date, the number of unissued and unreserved shares of Ubrandit Common Stock was 10,321,667. If this proposal is approved and the Merger is not consummated, there will be 85,321,667 shares of unreserved Ubrandit Common Stock available for issuance by Ubrandit. If this proposal is approved and the Merger is consummated, then, pursuant to the Merger, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders, and thereupon there will be approximately 73,221,667 shares of unreserved Ubrandit Common Stock available for issuance by Ubrandit.

   The additional authorized shares of Ubrandit Common Stock would, when issued, have the same rights as the shares of Ubrandit Common Stock currently outstanding. There are no statutory preemptive rights with respect to any of the shares Ubrandit Common Stock. Although the Ubrandit Board would authorize the issuance of additional shares of Ubrandit Common Stock based on its judgement that doing so would be in the best interests of Ubrandit and the Ubrandit Stockholders, and although it is necessary to do so in order to consummate the Merger (being a condition of such consummation), the issuance of additional shares of Ubrandit Common Stock could have the effect of diluting the voting power and book value per share of the shares of Ubrandit Common Stock currently outstanding.

   Although Ubrandit has no arrangements, understandings or commitments (other than the Merger) with respect to the issuance of additional shares of Ubrandit Common Stock, it is considered advisable to have sufficient authorized and unissued shares of Ubrandit Common Stock available to enable Ubrandit, as the need may arise, to move promptly to take advantage of market conditions and the availability of other favorable opportunities without further delay. Unless otherwise required by applicable laws or regulations, if this proposal is approved, the additional shares of Ubrandit Common Stock will be issuable without further authorization by vote or consent of the Ubrandit Stockholders and under such terms and for such consideration as may be determined by the Ubrandit Board of Directors.

   The amendment increasing the authorized shares of Ubrandit Common Stock could, under certain circumstances, discourage or make more difficult an attempt to gain control of Ubrandit or the Ubrandit Board of Directors by tender offer or proxy contest, or to consummate a merger or consolidation with Ubrandit after acquiring control, and to remove incumbent management, even if such transactions were favorable to the Ubrandit Stockholders. In certain circumstances, the issuance of additional shares of Ubrandit Common Stock could be used to create voting impediments or to frustrate persons seeking to gain control of Ubrandit, especially if the shares were issued in a private placement to persons sympathetic to management and opposed to any attempt to gain control of Ubrandit. Accordingly, this proposal to amend Ubrandit's Articles of Incorporation may be deemed, under certain circumstances that may or may not occur, to be an anti-takeover measure. This proposal, however, is not being presented as, and it is not part of, any plan to adopt a series of anti-takeover measures.

Post-Closing Special Meeting of Ubrandit Stockholders if Necessary

   If the Ubrandit Stockholders at the Annual Meeting fail to approve this proposal, the Ubrandit Board of Directors will un-reserve certain shares of Ubrandit's authorized capital stock previously reserved as shares underlying stock options authorized and/or issued under Ubrandit's 1999 Stock Option and Incentive Plan in order to make available for issuance a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of consummating the Merger, and the Ubrandit Board of Directors will request management of Ubrandit to forbear exercising any of their stock options unless and until Ubrandit's authorized capital stock has been increased as contemplated by the First Amendment to Articles. In the event that Ubrandit does un-reserve such shares of Ubrandit's authorized capital stock, Ubrandit intends to call a special meeting of the Ubrandit Stockholders as soon as reasonably practicable after consummation of the Merger (the "Post-Closing Special Meeting") to consider, vote on and approve an amendment to the Articles of Incorporation of Ubrandit, substantially identical to the amendment described in this proposal, that will be proposed at that time to increase the total number of authorized shares of Ubrandit Common Stock from 25,000,000 to 100,000,000. At the Post-Closing Special Meeting, by reason of the number of shares of Ubrandit Common Stock that will have been issued in connection with the Merger, management of Ubrandit will hold a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of approving such amendment to the Articles of Incorporation of Ubrandit, and it is anticipated that management of Ubrandit will vote such shares accordingly.

   Therefore, although the First Amendment to Articles is not an integral part of the Merger, the Ubrandit Board recommends to the Ubrandit Stockholders that, if they vote at the Annual Meeting to approve the Merger Agreement and the transactions contemplated thereby, they also should vote at the Annual Meeting to approve the First Amendment to Articles.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding on the Record Date is required to approve this proposal. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted as votes "AGAINST" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held also will be counted as votes "AGAINST" this proposal.

                                 PROPOSAL FIVE

    AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK TO BE DESIGNATED AND ISSUED BY THE UBRANDIT BOARD OF DIRECTORS
                         UNDER "BLANK CHECK" AUTHORITY

   The Ubrandit Board of Directors has determined unanimously that it is advisable and in the best interests of Ubrandit to amend Ubrandit's Articles of Incorporation to authorize 20,000,000 shares of preferred stock to be designated and issued by the Ubrandit Board of Directors under "blank check" authority. Attached to this Proxy Statement as Appendix G and incorporated herein by reference is the text of the proposed amendment to the Ubrandit Articles of Incorporation.

   Ubrandit currently has no authorized capital stock other than common stock. If this proposal is approved, the Ubrandit Board of Directors will be entitled to issue 20,000,000 shares of "blank check" preferred stock in one or more series, for such consideration and on such terms as the Ubrandit Board of Directors determines in its sole discretion, without further authorization by the Ubrandit Stockholders. The term "blank check" preferred stock refers to preferred stock for which the designations, preferences, conversion rights, dividend rights, voting rights, redemption prices, maturity dates and similar matters are determined by the Ubrandit Board of Directors.

   The Ubrandit Board of Directors believes that it is advisable to authorize the preferred stock and have it available for issuance in connection with possible future transactions, such as financings and acquisitions. "Blank check" preferred stock allows Ubrandit greater flexibility than Ubrandit Common Stock can allow in financings and acquisitions because with "blank check" preferred stock Ubrandit can more precisely satisfy the financial criteria of any investor or acquisition candidate.

   Ubrandit currently has no arrangements, understandings or commitments with respect to the issuance of any of the preferred stock. There will be no statutory preemptive rights with respect to any of the preferred stock.

   Although the Ubrandit Board of Directors has no present intention of doing so, it could issue shares of preferred stock (within the limits imposed by applicable law) that could make more difficult or discourage an attempt to obtain control of Ubrandit by means of a merger, tender offer, proxy contest or other means. The issuance of preferred stock could be used to create voting or other impediments or to discourage persons seeking to gain control of Ubrandit by selling preferred stock to purchasers favorable to the Ubrandit Board of Directors. In addition, the Ubrandit Board of Directors could issue a series of preferred stock that entitles its holders to vote, either separately as a class or with the holders of Ubrandit Common Stock, on any merger, sale or exchange of assets by Ubrandit or any other extraordinary corporate transaction. The issuance of a series of preferred stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of Ubrandit if the Ubrandit Board of Directors considers the actions of such person or entity not to be in the best interests of the Ubrandit Stockholders. Such issuance of preferred stock also could have the effect of diluting the earnings per share and book value per share of Ubrandit Common Stock.

   Accordingly, this proposal to amend the Ubrandit Articles of Incorporation may be deemed, under certain circumstances that may or may not occur, to be an anti-takeover measure. This proposal, however, is not being presented as, and it is not a part of, any plan to adopt a series of anti-takeover measures.

Post-Closing Special Meeting of Ubrandit Stockholders if Necessary

   If the Ubrandit Stockholders at the Annual Meeting fail to approve this proposal, Ubrandit intends to call a special meeting of the Ubrandit Stockholders as soon as reasonably practicable after consummation of the Merger (the "Post-Closing Special Meeting") to consider, vote on and approve an amendment to the Articles of Incorporation of Ubrandit, substantially identical to the amendment described in this proposal, that will be proposed at that time. At the Post-Closing Special Meeting, by reason of the number of shares of Ubrandit

Common Stock that will have been issued in connection with the Merger, management of Ubrandit will hold a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of approving such amendment to the Articles of Incorporation of Ubrandit, and it is anticipated that management of Ubrandit will vote such shares accordingly.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding on the Record Date is required to approve this proposal. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted as votes "AGAINST" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held also will be counted as votes "AGAINST" this proposal.

                                  PROPOSAL SIX

        AMENDMENT TO UBRANDIT ARTICLES OF INCOPORPORATION THAT WILL
                    PROVIDE FOR STAGGERED TERM FOR DIRECTORS

   The Ubrandit Board of Directors has determined unanimously that it is advisable and in the best interests of Ubrandit to amend Ubrandit's Articles of Incorporation to provide for staggered terms of Ubrandit's directors, effective immediately and affecting the Ubrandit Board of Directors elected at the Annual Meeting. Attached to this Proxy Statement as Appendix H and incorporated herein by reference is the text of the proposed amendment to the Ubrandit Articles of Incorporation.

   Under the proposed amendment, the Ubrandit Board of Directors will be divided into three classes if the number of directors is four or more, with the classes to be as equal in number as may be possible. Any director or directors in excess of the number divisible by three first will be assigned to Class 1, and any additional director will be assigned to Class 2, as the case may be. For example, if there are five directors, the fourth director will be assigned to Class 1, and the fifth director will be assigned to Class 2.

   If the proposed amendment is approved by the Ubrandit Stockholders, the Ubrandit Board of Directors will be divided into three classes, with each Class 1 director to serve until the next ensuing Annual Meeting of the Ubrandit Stockholders, each Class 2 director to serve until the second ensuing Annual Meeting of the Ubrandit Stockholders and each Class 3 director to serve until the third ensuing Annual Meeting of the Ubrandit Stockholders. At each Annual Meeting of the Ubrandit Stockholders, the number of directors equal to the number of directors in a Class whose term expires at the time of such meeting will be elected to serve until the third ensuing Annual Meeting of the Ubrandit Stockholders.

   The proposed amendment also provides that, notwithstanding the foregoing, directors will serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors, provided that no decrease in the number of directors will have the effect of shortening the term of any incumbent director.

   At the Annual Meeting, six directors are to be elected. Management's nominees for directors to be elected at the Annual Meeting are Jefferey D. Phillips, Roger C. Royce, David C. Pollei, Gregory V. Gibson, Steven K. Radowicz and James W. Truher. See "Proposal One--Election of Directors." It is anticipated that the Ubrandit Stockholders at the Annual Meeting will vote to elect all of such nominees as directors. Assuming that that occurs, if the Merger is consummated (see Proposal Three), immediately following the Merger, or as soon as practicable thereafter, Messrs. David C. Pollei and Gregory V. Gibson will resign from the Ubrandit Board of Directors, and the remaining Ubrandit directors thereupon will fill the two vacancies then existing by appointing Mark K. La Count and Rod Ylst as directors of Ubrandit, both of whom currently are directors and officers of Mindtronics. In addition, at that time the Ubrandit Board will expand the Ubrandit Board to consist of seven directors and appoint M. Karlynn Hinman as a new additional director of Ubrandit, who also currently is a director and officer of Mindtronics.

   In the event that the Ubrandit Stockholders approve this proposal at the Annual Meeting, or in the event that an amendment to the Articles of Incorporation of Ubrandit substantially identical to the amendment described in this proposal is approved by the Ubrandit Stockholders at the Post-Closing Special Meeting, if held (see "Post-Closing Special Meeting of Ubrandit Stockholders if Necessary" below), then all three of such newly-appointed Ubrandit directors will be Class 1 directors. Further, in either such event, Jefferey D. Phillips and Roger C. Royce will be Class 2 directors, and Steven
K. Radowicz and James W. Truher will be Class 3 directors.

   The proposed amendment can provide both advantages and disadvantages to the Ubrandit Stockholders. The proposed amendment does not prevent a purchase of all or a majority of the equity securities of Ubrandit, whether pursuant to open-market purchases, negotiated purchases from large stockholders or an unsolicited bid for all or part of the securities of Ubrandit. Rather, the Ubrandit Board believes that the proposed amendment would discourage disruptive tactics and encourage persons who may seek to acquire control of Ubrandit to initiate such an acquisition through negotiations with the Ubrandit Board. The Ubrandit Board believes that it therefore will be in a better position to protect the interests of all the Ubrandit Stockholders. Further, the Ubrandit Stockholders will have a more meaningful opportunity to evaluate any such action.

   Although the proposed amendment is intended to encourage persons seeking to acquire control of Ubrandit to initiate such an acquisition through arm's-length negotiations with the Ubrandit Board, the overall effect of the proposed amendment may be to discourage a third party from making a tender offer for a portion or all of the outstanding shares of Ubrandit Common Stock, or otherwise attempting to obtain a substantial position in the equity securities of Ubrandit, by preventing such third party from immediately removing and replacing the incumbent Ubrandit directors.

   A staggered Ubrandit Board would make it more difficult to change control of Ubrandit by removing and replacing all or a majority of the Ubrandit Board. Since not all Ubrandit directors would stand for election at a single meeting of the Ubrandit Stockholders, Ubrandit Stockholders desiring to change control would have to vote at multiple meetings in order to do so, requiring at least two annual meetings to remove and replace a majority of the Ubrandit directors and three annual meetings to remove and replace the entire Ubrandit Board.

   To the extent that any potential acquirer is deterred by the proposed amendment, the proposed amendment also may serve to benefit incumbent management by making it more difficult to remove management, even when the only reason for the proposed change of control of a Ubrandit Stockholder action may be the unsatisfactory performance of the present directors. In addition, since the proposed amendment is in part designed to discourage accumulations of large blocks of Ubrandit voting securities by purchasers whose objective is to have such voting securities repurchased by Ubrandit at a premium, its adoption could tend to reduce the temporary fluctuations in the market price of such voting securities that are caused by such accumulations. Accordingly, Ubrandit Stockholders could be deprived of certain opportunities to sell their shares of Ubrandit Common Stock at a temporarily higher market price.

   Takeovers or changes in the Ubrandit Board that are effected without prior consultation and negotiation with Ubrandit would not necessarily be detrimental to Ubrandit and the Ubrandit Stockholders. The Ubrandit Board believes, however, that the benefits of seeking to protect the ability of Ubrandit to negotiate effectively, through Ubrandit directors who previously were elected as such by the Ubrandit Stockholders as a whole and are familiar with Ubrandit, outweigh any disadvantage of discouraging such unsolicited proposals.

   The proposed amendment is not in response to any specific effort of which Ubrandit is aware to accumulate shares of Ubrandit Common Stock or obtain control of Ubrandit. The Ubrandit Board of Directors is recommending the approval of the proposed amendment to further continuity and stability in the leadership and policies of Ubrandit and to discourage certain kinds of tactics that could involve actual or threatened changes of control that are not in the best interests of the Ubrandit Stockholders. Because of the time associated with obtaining approval of the Ubrandit Stockholders, the Ubrandit Board believes that it is inadvisable to defer consideration of the proposed amendment until a takeover threat is pending. Once a specific threat exists, the time required to adopt the proposed amendment may render its approval impractical before the completion of the takeover. Further, the absence of a specific threat permits the Ubrandit Stockholders to consider the merits of the proposed amendment outside the pressured atmosphere of a takeover threat. For these reasons, the Ubrandit Board believes that it is prudent to consider the proposed amendment at this time.

Post-Closing Special Meeting of Ubrandit Stockholders if Necessary

   If the Ubrandit Stockholders at the Annual Meeting fail to approve this proposal, Ubrandit intends to call a special meeting of the Ubrandit Stockholders as soon as reasonably practicable after consummation of the Merger (the "Post-Closing Special Meeting") to consider, vote on and approve an amendment to the Articles of Incorporation of Ubrandit, substantially identical to the amendment described in this proposal, that will be proposed at that time. At the Post-Closing Special Meeting, by reason of the number of shares of

Ubrandit Common Stock that will have been issued in connection with the Merger, management of Ubrandit will hold a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of approving such amendment to the Articles of Incorporation of Ubrandit, and it is anticipated that management of Ubrandit will vote such shares accordingly.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding on the Record Date is required to approve this proposal. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted as votes "AGAINST" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held also will be counted as votes "AGAINST" this proposal.

                                 PROPOSAL SEVEN

    AMENDMENT TO UBRANDIT ARTICLES OF INCORPORATION THAT WILL ELIMINATE THE
        PERSONAL LIABILITY OF DIRECTORS AND OFFICERS AND PROVIDE FOR THE
                 INDEMNIFICATION OF SUCH DIRECTORS AND OFFICERS

   The Ubrandit Board of Directors has determined unanimously that it is advisable and in the best interests of Ubrandit to amend Ubrandit's Articles of Incorporation to eliminate the personal liability of the directors and officers of Ubrandit and to provide for the indemnification of such directors and officers. Attached to this Proxy Statement as Appendix I and incorporated herein by reference is the text of the proposed amendment to the Ubrandit Articles of Incorporation.

   Elimination of liabilities and the indemnification thereof, as provided by these provisions, currently is permitted under the Nevada Law, and they are considered the "state of the art" under the corporate laws of most other states. The purposes of this proposal are to conform the Articles of Incorporation of Ubrandit to contemporary corporate law and to enable Ubrandit more effectively to attract and retain competent management personnel.

Post-Closing Special Meeting of Ubrandit Stockholders if Necessary

   If the Ubrandit Stockholders at the Annual Meeting fail to approve this proposal, Ubrandit intends to call a special meeting of the Ubrandit Stockholders as soon as reasonably practicable after consummation of the Merger (the "Post-Closing Special Meeting") to consider, vote on and approve an amendment to the Articles of Incorporation of Ubrandit, substantially identical to the amendment described in this proposal, that will be proposed at that time. At the Post-Closing Special Meeting, by reason of the number of shares of Ubrandit Common Stock that will have been issued in connection with the Merger, management of Ubrandit will hold a number of authorized shares of Ubrandit Common Stock sufficient for the purpose of approving such amendment to the Articles of Incorporation of Ubrandit, and it is anticipated that management of Ubrandit will vote such shares accordingly.

Nature of the Vote Required and Voting Procedures

   The affirmative vote of the holders of a majority of the shares of Ubrandit Common Stock outstanding on the Record Date is required to approve this proposal. THE UBRANDIT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE UBRANDIT STOCKHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. Proxies solicited by management of Ubrandit will be voted "FOR" approval of this proposal. If you fail to make any mark at all on your proxy with respect to this proposal, your shares will be counted as votes "FOR" this proposal. If you mark "ABSTAIN" on your proxy with respect to this proposal, your shares will be counted as votes "AGAINST" this proposal. If a broker or other nominee holding shares for a beneficial owner does not vote on this proposal, the shares so held also will be counted as votes "AGAINST" this proposal.

                           INFORMATION ABOUT UBRANDIT

Business of Ubrandit

   Ubrandit is an enterprise engaged in the development of specialty websites and other online related services and products. Ubrandit's primary focus is the "branding" (private labeling) of Ubrandit's destination financial and e-commerce sites on the World Wide Web to the existing websites of companies desiring to drive traffic and encourage repeat visitors to their respective sites. "Private labeling" or "branding" means that, when Ubrandit creates content for a client's website, the content (or Web pages) will contain the client company's name, logo and navigation buttons and will not include information about Ubrandit. Ubrandit believes that branded content provides more credibility to a client's website than a linked component, which directs all of the credit to the company that created the content. Ubrandit believes that its specialty websites will be less costly than in-house developed websites. While in-house developed websites may better reflect the content desired by the developer, Ubrandit attempts to provide desirable content and offers other advantages. Ubrandit offers e-commerce and customized "sticky" content solutions to customers at affordable prices. These solutions are costly to develop in-house. Ubrandit has initially focused on providing brandable turnkey systems in the areas of financial information, e-commerce and Internet Service Provider, ISP.

   Ubrandit offers online products and services through its on line e-commerce and financial services destination sites. Ubrandit offers four primary products and services:

  . Junglejeff.com--Became operational for branding in September 1999, www.junglejeff.com is one of Ubrandit's e-commerce sites that offers over 1,000,000 titles of books, music CDs and tapes, and movie videos and DVDs to online purchasers.

  . Stockstudy.com--Became operational for branding in March 1999, www.stockstudy.com is a comprehensive financial site that provides Web users with an extensive array of valuable features, including: stock quotes, personal portfolio management, mutual fund data, news releases and exclusive editorial content.

  . Clicksmart.com--Acquired in April 2000, www.clicksmart.com is one of Ubrandit's e-commerce sites that provides specialty interest books and videos to online purchasers and toll-free telephone purchasers.

  . Ubrandit ISP--Formed in April 2000, Ubrandit ISP provides businesses, affinity groups and individuals with a brandable Internet service provider, or ISP, portal service. Ubrandit ISP enables clients to offer Internet access through their own brand and identity. Ubrandit ISP operates Bigramp.com, which is a demonstration site for potential clients' brandable ISPs.

   Ubrandit was incorporated on December 19, 1997, in the State of Nevada under the name of Mount Merlot Estates, Inc. In January 1999, Ubrandit changed its name to Virtual Brand, Inc. In February 1999, Ubrandit changed its name a second time to Ubrandit.com. Ubrandit raised operating capital through the sale of equity securities, which Ubrandit used to recruit and organize management and to finance the initial costs associated with corporate strategic planning and development. Other than the combined operations of Ubrandit noted above, Ubrandit has not conducted significant operations at the date of this Proxy Statement. Ubrandit's principal corporate offices are located at 6405 Mira Mesa Boulevard, Suite 100, San Diego, CA 92121. Its telephone number is (858) 350-9566.

Recent Developments

   Acquisition of ClickSmart.com. In the third fiscal quarter of 2000, Ubrandit acquired ClickSmart.com, an Internet content and services company. ClickSmart.com specializes in special interest video and book e-commerce, direct response print marketing, database management and order processing/fulfillment services to hundreds of leading magazine publishers and content websites. Management believes that the combination of the two companies presents many opportunities for enhanced product offerings and online traffic integration and expansion.

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

Brandable Website Business

   Ubrandit's primary business of developing brandable websites commenced with its acquisition of Global Investors Guide in March 1999. Global Investors Guide developed www.stockstudy.com, which provides online investors with targeted content, including, but not limited to: stock quotes, personal portfolio management, charting, mutual fund data, news releases, public company website listings, an automated investor relations package request system and financial editorial content. The branding technology developed by Global Investors Guide and by its former personnel now employed by Ubrandit has become the principal technology of Ubrandit. Ubrandit has continued the development of the branding and private labeling technology.

   Business Objectives. Ubrandit's business strategy is to offer brandable Web modules to other websites. Ubrandit generates revenues through advertising, sales and sponsorship payments on its brandable e-commerce site and destination financial sites on the World Wide Web. Ubrandit expects that companies with existing websites desiring to drive traffic and encourage repeat visitors to their respective sites will brand the Ubrandit.com's destination sites thereby increasing Ubrandit.com's e-commerce sales, the value of its advertising space and sponsorship revenue. Ubrandit's key objectives for the brandable website business are:

  (1) Market and sell its existing brandable websites;

  (2) Continually improve and update the content on these sites;

  (3) Upgrade branding technology and support systems to permit large-scale branding of sites;

  (4) Increase revenue generated by the advertising space available on both Ubrandit's website and branded sites; and

  (5) Increase the number of customers utilizing the custom website design and programming.

   Ubrandit's principal business objective is to provide "private labeled" and "branded" financial and e-commerce Web-based systems to the Internet. "Private labeling" or "branding" means that, when Ubrandit creates content for a client's website, the content (or Web pages) will contain the client company's name, logo and navigation buttons and will include very minimal information about Ubrandit.com. or its affiliates. The goal of one of Ubrandit's branded sites is to have it appear to be part of the client's website and to have the Internet user believe that he or she has not left the client's site when accessing the content available on the private-labeled site. Ubrandit believes that the content provided by branded sites will provide Web users with significant incentives to visit and remain at the client's website enabling the client to have an increased Web presence. Branded content is different from content assessable by "linking." Usually linking occurs when a Web user accesses a link and is sent to a different and distinct site where the company that created the content is located. After visiting the different site the Internet user has little incentive to return to the originating site where the link was found when desiring to access that specific content again.

   Ubrandit's current focus is on providing branded turnkey systems for three segments of the Internet: financial information, e-commerce and brandable ISP packages. Through technology developed by Global Investors Guide and through the development of and purchase of other Web content, it is Ubrandit's plan to develop valuable "sticky" technology (content and systems which hold traffic at websites) that will enable the generation of income through commission-based programs and advertisement. All sales are paid by credit card. Ubrandit has engaged Bank of America as the credit card facilitator and Cybercash, Inc. as the third party credit card authorization agent.

   The barriers of entry into developing an Internet business are relatively minor. The costs to obtain and maintain traffic to sustain this business can be significant. The development of a website requires a relatively small cost in time and capital for a simple design. More complex sites, including especially e-commerce solutions, are much more time consuming and capital intensive. However, without exposure, usually through advertising, even the most costly site will have few visitors and generate limited revenue. Many established sites in their respective niche markets have very substantial advertising/marketing budgets, which make it extremely difficult for newly created sites to compete unless they also have substantial marketing and advertising resources to draw on. Ubrandit believes that its branding model provides an effective new way of gaining exposure. By allowing other sites to brand its site, Ubrandit expects to achieve substantial market exposure much faster, at a lower cost, to enable it to compete with the traditional, well-capitalized Internet businesses. Ubrandit.com believes that its branding model will allow it to enter areas of Internet businesses in which it otherwise could not compete. Ubrandit expects that in the future other sites will choose to begin branding their site's content as this concept gains popularity. Ubrandit's principal websites are in the financial area and the e-commerce Internet business areas. Ubrandit believes that it is essential to its success that Ubrandit continue to offer additional content and websites in the future, as more companies follow Ubrandit's branding business model. Such sites may be acquired from the developers or developed by Ubrandit. Ubrandit believes it will be able to remain competitive by offering more variations of brandable sites to its branding affiliates.

   ClickSmart.com. ClickSmart.com, Inc., a wholly-owned subsidiary of Ubrandit.com, provides toll-free telephone ordering and e-commerce solutions for thousands of companies nationwide that want to provide their customers with convenient shopping and ordering of books, videos and other media products. Among these companies are major magazine groups such as Hearst Publications and Readers Digest as well as non-profit organizations such as Children's Television Workshop and Science Service. ClickSmart.com provides a similar ordering service for well-known magazines by providing toll-free order taking of books and other media items reviewed or mentioned in those magazines along with a ClickSmart.com toll-free order number.

Plan of Operation

   Ubrandit has financed its research and development and initial marketing activities through the sale of equity securities to its stockholders in private transactions. At December 31, 2000, Ubrandit had approximately $2,800,000 in cash. At the current cash burn rate, after deducting all costs associated with the proposed acquisition of Mindtronics, Ubrandit anticipates that such funds will be sufficient to continue operations through September 30, 2001 at historic levels of cash usage. However, Ubrandit expects that additional funds will be necessary for Ubrandit to fully implement its business plan and strategies. Thereafter, Ubrandit will depend on the receipt of additional debt or equity capital to sustain operations and fund future growth and product development. Without additional capital, there is substantial uncertainty about the ability of Ubrandit to implement its business plan.

   Ubrandit commenced providing branding services to approved clients in September 1999. Ubrandit has entered into branding affiliate agreements with more than 6,500 sites through the date of this Proxy Statement. Additional sites are expected to commence generating revenue as the marketing program progresses. To date, Ubrandit has not generated sufficient revenue from the sites to sustain its costs of operation.

   Ubrandit has determined to continue its business strategy of acquiring Internet-related businesses, particularly those with proprietary technology and software. As a result, the Board of directors of Ubrandit has approved the execution of an Agreement and Plan of Merger with Mindtronics, a development-stage company that has proprietary technology, including Internet search engine technology, time synchronization software for network computers and others. If consummated, Ubrandit anticipates that the products and technology developed and being developed by Mindtronics will become its primary business focus. The operation of the brandable Website business will, however, continue as described below.

   Ubrandit's principal focus for the brandable website business will be to market and sell its existing brandable websites and to increase the revenue generated thereby. Ubrandit also plans, as part of its ongoing development efforts, to increase the amount of content and the quality of the content on all of its sites. Ubrandit is researching the development of websites for computer products and auction based e-commerce. Ubrandit also plans to enter into other strategic alliances with product providers, such as those providing the book, music and video products, to offer a larger number and greater variety of products. Ubrandit believes that the prices for goods and services in its agreements with its suppliers are comparable to those available to other Web-based retailers. Ubrandit's cost to expand marketing exposure by website branding is expected to result in lower costs of sales. As a result, Ubrandit anticipates that its branded sites will compete on a price basis with other Web-based retailers.

   Ubrandit expects to increase the information available on its financial sites and increase the database of public companies available on Stockstudy.com. Ubrandit plans to continue increasing the variety of available quotes (to include commodities and foreign securities), portfolio management, charting and company information available on the site www.stockstudy.com. This will be done through additional programming and development of the site and by the purchase of additional data feeds from data providers. Ubrandit also plans to increase the attractiveness of Stockstudy.com by increasing both the number and variety of newsletters available on the site. Ubrandit does not, and does not intend to, develop proprietary content, except that Ubrandit has engaged one staff writer to provide a morning and evening summary analysis of the stock market. All other content is licensed or purchased from third parties.

   Ubrandit intends to differentiate its product line from other similar sites by providing a broad range of content. For example, while many financial sites contain newsletters or similar information, few sites offer as many newsletters from such a broad topical range as Stockstudy.com. Ubrandit also will rely on the input of its branded site users to include information that customers demand.

   During fiscal year 2000, Ubrandit purchased additional computer equipment, including servers, hubs, routers, Internet connectivity lines and work stations. Ubrandit expects that this equipment will be capable of servicing the projected number of users on Ubrandit's e-commerce sites and content sites for the foreseeable future. Ubrandit's computer systems are scalable and, if the number of Internet users accessing the sites exceed expectations, more funds will be allocated to the purchase of additional servers and connectivity lines. Ubrandit uses off-site server providers in secure server locations to house most of its Internet server computers and expects to continue this practice in the foreseeable future.

   Ubrandit ISP, a wholly-owned subsidiary of Ubrandit, is a private-labeled virtual Internet Service Provider program, which Ubrandit plans to market to small- and medium-sized businesses. Under the Ubrandit ISP program, businesses and affinity groups have immediate entry into the Internet access business arena via their own "custom brands" and have the opportunity to generate ongoing revenue. For an initial, one-time base set-up fee of $12,500, branding clients are able to offer both full service dial-up and broadband Internet access services to their customer base via their own brand name and identity with no mention of Ubrandit.com or Ubrandit ISP.

Products and Services

   Ubrandit offers a diverse suite of sophisticated websites with the purpose of "branding" the sites to clients as "sticky" solutions. As the word would imply, stickiness means finding ways of keeping Web users glued to a particular website. Three major sites have been completed: www.stockstudy.com, www.bigramp.com and www.junglejeff.com. Ubrandit's destination websites have been designed to reflect the latest in sticky technologies. Ubrandit is now branding junglejeff.com, stockstudy.com and bigramp.com.

   Ubrandit uses the terms "branding" and "private labeling" interchangeably. The goal of Ubrandit's proprietary branding technology is to provide private-labeled content to client sites whereby the content will appear to belong exclusively to the client company. This will be achieved by incorporating the client company's name, logo, Web-color scheme and navigation into the content. Ubrandit's destination websites have been designed to be "transparent" in the way client sites access the branded content. The branding content is designed so that the user will not notice the change in content provider when they leave the client's site and enter Ubrandit's branded content. This is unlike the traditional "affiliate" model or "linking" arrangement where the user typically is transferred directly to the main site of the company that created the content. Ubrandit believes that the lack of transparency in the traditional affiliate model and linking arrangement is a major shortcoming. In many cases, the user eventually will bypass the affiliate site in favor of going directly to the content provider. Ubrandit's systems have been designed so that the user will not be aware of Ubrandit's destination sites, www.junglejeff.com; www.stockstudy.com or www.bigramp.com. This transparency is critical because users will not be tempted to bypass the clients' site. Additionally, Ubrandit is able to run a variety of e-mail-based promotions designed to drive traffic back to Ubrandit's clients' sites.

   JungleJeff.com. Launched in June 1999, JungleJeff.com is an e-commerce site that currently features over 1,000,000 book, music, video and DVD titles. The site is located on the Internet at www.junglejeff.com. Ubrandit began branding JungleJeff.com in September 1999. Ubrandit is able to brand JungleJeff.com to websites that either do not have an entertainment presence or wish to upgrade their entertainment presence, a customer base that potentially encompasses a significant portion of websites on the Internet. As is the case with finance centers, there are thousands of websites that currently link to other sites for their entertainment presence via associate programs (associate sites earn commissions through the generation of sales). Ubrandit believes that a significant number of these sites may take advantage of a cost effective and sophisticated private-labeled entertainment e-commerce site if it were made available to them. Ubrandit plans through JungleJeff.com to offer client companies an affiliate revenue sharing program. An affiliate site is able to customize its store to highlight certain categories and items, according to its respective needs.

   During the first two fiscal quarters of the 2000 fiscal year, Ubrandit expanded its relationships with media companies and enrolled a number of media properties in its Junglejeff.com branding program. Ubrandit entered into multi-year arrangements with Communications Corporation of America and White Knight broadcasting, under which Ubrandit incorporates over 20 media properties to the Junglejeff.com branding program.

   Ubrandit also entered into an arrangement with Citadel Communications Corp., under which the Internet properties of 183 Citadel radio stations will utilize JungleJeff.com. The agreement with Citadel provides that all of Citadel's 183 radio station Web properties will be integrated with Junglejeff.com. Ubrandit earns revenue on all sales generated by Citadel's branded e-stores.

   At September 30, 2000, a total of 6,665 clients had joined the Junglejeff.com branded affiliate program.

   The products that are sold through Junglejeff.com, similar to other e-commerce sites, are purchased from large music and book distributors and resold to buyers purchasing on the Internet. Currently, Ubrandit has a contract with Baker & Taylor, Inc., a major industry distributor, to provide its music, book and video products through a drop shipment program. Under the terms of its agreement with Baker & Taylor, Ubrandit has a license to use and display information from Baker & Taylor's extensive database of products on Ubrandit's websites. The right to use and display information from the Baker & Taylor database is included in the wholesale price of the products purchased by Ubrandit's brandable store, junglejeff.com. Pursuant to the program, products purchased on a retail website are drop shipped to the customer on an as available basis. No specific inventory has been designated as belonging to Ubrandit, and Ubrandit only purchases the inventory as it fulfills orders.

   Ubrandit's License Agreement with Muze Inc., a New York corporation, provides that Muze grants to Ubrandit a non-exclusive, nontransferable, limited right to use the data and software provided by Muze. The License Agreement is for a term of one year and requires Ubrandit to make payments of a minimum monthly fee of $3,500 or a greater fee calculated on a fixed price per unit sold. Ubrandit may only use the data at specified sites and may not assign, sell or otherwise use the data except as provided in the agreement. Muze agrees to indemnify Ubrandit against infringement of the intellectual property rights of third parties, subject to certain exceptions and requirements. Ubrandit agrees to indemnify Muze against claims arising out of content not provided by Muze, breach of the License Agreement and illegal or unauthorized use of the data.

   Ubrandit also contracts with Baker & Taylor and Muze Inc. to provide the book, music and video data base feeds. These data feeds that appear on Ubrandit's destination sites (and Ubrandit's branded sites) allow purchasers to view video, book or music jackets and pricing, biographic synopsis and other information about the products that are offered for sale. Since Ubrandit relies exclusively on the drop shipment program run by its distributors, Ubrandit does not keep an inventory of its products. Since Ubrandit will not keep its own inventory, products will only be available to the Internet purchaser if they are currently in stock or as they become available to Ubrandit's distributors. Ubrandit's system updates distributor's inventory on a weekly basis. Products are purchased exclusively by credit card, and Ubrandit processes such credit card purchases through CyberCash, Inc. of Reston, Virginia, a provider of secure electronic payment solutions. Ubrandit insures secure Internet transactions by the use of VeriSign, of Mountain View, California, a provider of Public Key Infrastructure (PKI) and digital credit solutions used by websites to conduct communications and transactions over the Internet. Products are purchased from distributors on an as available basis. If the product is not available within 15 days, then the purchaser will be notified by e-mail and have the opportunity to cancel the order. Ubrandit has a return policy that a customer may return any unused item for a full refund, provided that the customer returns it to Ubrandit in its original condition within 15 days following receipt of order. Ubrandit refunds shipping costs only if the return is due to an error on the part of Ubrandit.

   Ubrandit ISP. In April 2000, Ubrandit formed Ubrandit ISP as a new wholly-owned subsidiary to expand into the ISP business sector. Operating out of Ubrandit's offices in Salt Lake City, Utah, Ubrandit ISP provides "private labeled" entry into the ISP sector for businesses and affinity groups of virtually any size and scope. Ubrandit operates the destination site Bigramp.com to show customers the functionality of their branded ISP. For a one-time base setup fee of $12,500, a Ubrandit ISP client is able to operate as a complete Internet access provider via its own unique brand and identity. In addition to the setup fee, Ubrandit.com has the ability to earn revenue on the monthly Internet access services provided to the client for resale to end consumers. The ISP program is exclusively private labeled to each individual client and delivered "turnkey" and "ready for marketing," enabling the client to offer a premier Internet access service to customers in more than 2,800 United States and Canadian cities.

   Stockstudy.com. Located on the Internet at www.stockstudy.com, stockstudy.com is a comprehensive financial site that provides Web users with an extensive array of sticky features, including stock quotes, personal portfolio management, mutual fund data, news releases and exclusive editorial content. Quotes are provided on a minimum of 15 minutes delay per each exchange requirement. Quotes are being continually updated by a constant feed from the data providers as trades take place. Articles and newsletters are being updated on a daily basis. The Morning and Evening Bell commentary is updated twice daily. The public information on companies is being updated constantly by data feeds as the public databases are changed and updated. Ubrandit has developed a fully automated Investor Reporting ("IR") package request system for Stockstudy.com. Users simply utilize the site's search engine to find the company they are interested in receiving an IR package from, and click "send." The system automatically sends an e-mail to the IR department of the selected company with the user's contact information and request. The IR department of the specific company then makes a determination on the disposition of the request.

   ClickSmart.com. ClickSmart.com, Inc., a wholly owned subsidiary of Ubrandit, is an Internet services company that provides special interest video and book e-commerce and direct-response print marketing, database management and order processing and fulfillment services to hundreds of leading magazine publishers and content websites. Ubrandit's proprietary database is segmented into hundreds of hard-to-find, how-to and educational book and video categories and subcategories, including sports, music, academic studies, test preparation, children's learning, travel, home improvement, cooking, crafts and hobbies, boating and gardening, among others.

Revenue Sources

   In fiscal year 2000, Ubrandit's primary sources of revenue were from e-commerce sales, primarily from book sales by Clicksmart.com (approximately $566,000) and books, music CDs, videos, DVDs and other products at Junglejeff.com (approximately $273,000). Ubrandit generated minimal revenue from ISP services (approximately $15,000) and from list rentals (approximately $14,000).

   To date, Ubrandit has not earned any revenue from advertising. Ubrandit does control the advertising space on its destination and branded sites.

Marketing

   Ubrandit intends to market its branded e-commerce, ISP and financial information platforms through direct, in-house channels. Ubrandit also expects to advertise its products through the utilization of banner advertisements on its existing and future branding partners. Ubrandit does not expect to allocate any significant funds toward the outside marketing of its branding platforms over the next 12 months. Assuming Ubrandit completes the proposed acquisition of Mindtronics, Ubrandit intends to allocate significant funds toward the outside marketing of the Mindtronics product base.

   Ubrandit initially will market its products through multiple media advertising campaigns, including Web-based advertisements, targeted mailings and print and radio advertisements. Ubrandit's small marketing budget will not permit national or regional radio or television promotional campaigns. If Ubrandit is able to raise additional capital, a portion of the proceeds would be used to expand its marketing efforts. Ubrandit also will benefit as its client base grows, since Ubrandit plans to control the advertising space on its branded sites. Ubrandit expects advertising exposure to increase as Ubrandit develops more branded sites.

   Each branded affiliate (i.e., a customer who purchases and uses a branded website) enters into an agreement with Ubrandit pursuant to which Ubrandit determines the advertising placed on the website. Ubrandit recognizes that its selection of advertisers will be important to branded affiliates and will endeavor where possible to select advertisers that will not directly compete with the business of the branded affiliate. If branded affiliates are displeased with Ubrandit's selection of advertisers, they may terminate the agreement. Upon such termination, Ubrandit terminates the customer's access to the branded website.

   The potential customers of Ubrandit are significant since many websites are constantly searching for new "sticky" content to differentiate themselves from their competition and to encourage repeat visits by their users. Ubrandit believes that its products will appeal to virtually every type of website that provides content and will represent very significant savings to these sites over the development of similar sticky solutions by their own programmers.

Proprietary Technology and Research and Development

   Ubrandit does not have any patent on its Internet processes. Ubrandit has various proprietary technologies used in its business. Ubrandit expects that, once its proprietary processes become readily available in the marketplace, competitors will attempt and possibly may replicate successfully certain advantageous processes developed by Ubrandit that are part of its branding technology. Ubrandit also applied for Trademark protection for its name and logo. Ubrandit also applied for a service mark with the U.S. Patent and Trademark Office on the mark "ubrandit" and "ubrandit.com" with and without the distinctive fonts and color scheme. Ubrandit also secured the names of its present sites with InterNIC and Network Solutions, Inc. and intends to renew the registration in approximately two years when renewals are due. The current business strategy of Ubrandit focusing on the development and branding of its destination websites has resulted in Ubrandit expending significant amounts of its resources on research and development.

Competition

   The Internet market is extremely competitive, new and dynamic. Ubrandit will be competing with companies that have far greater resources than that of Ubrandit. Ubrandit competes against companies with far greater financial and management resources, longer operating history and more established name recognition.

   It is management's opinion that content providers represent the major competition to Ubrandit as they are vying for similar relationships with third-party Internet marketers. Ubrandit's major competitors generally fall into the following two categories: (1) e-commerce sites, such as Amazon.com and BarnesandNoble.com, and (2) financial information providers, such as CBS Marketwatch and PC Quote, Inc. Portals offer a broad range of content and services, including both affiliate e-commerce programs and financial information. Certain e-commerce sites provide third-party sites with affiliate programs similar to the branding affiliate programs that Ubrandit offers. Larger sites also may keep an inventory of certain books and music and thus may be able to deliver products that are not available to Ubrandit through its distributors. Also, some of the larger sites may be able to deliver certain products out of inventory on a more timely basis than Ubrandit. Financial information providers provide third-party sites with comprehensive financial information (stock quotes, market news, etc.) much like stockstudy.com. Many of the larger sites have the advantages of "tie ins" with radio, print and television media that give them significantly greater exposure than that available to Ubrandit (being primarily dependent upon exposure through the Internet).

Governmental Regulation

   Ubrandit will be subject to regulation by state, federal and local authorities, with regard to content, copyright and Federal Trade Commission regulations. No assurance can be given that unforeseen regulations will not be adopted by the governmental authorities prohibiting Ubrandit from conducting business as planned or, once in business, limiting the success of such business operations through the expense of complying with new regulations.

Employees

   At December 31, 2000, Ubrandit and its subsidiaries had 23 full-time personnel plus various consultants in management, sales, Internet and technology computer application, programming, legal and editorial responsibilities. Ubrandit relies significantly on outsourcing of its computer programming and other consulting needs and plans to control costs by extensively utilizing outsourcing in the future. Management of Ubrandit expects to hire additional employees as needed.

   Further reference is made to Ubrandit's Consolidated Financial Statements and the notes included therein and to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation" with regard to Ubrandit's business and planning.

Properties

   Ubrandit subleases approximately 9,800 square feet of general-use office space in San Diego, California as its primary corporate office. The term of the sublease is until March 2002. The current monthly rent expense approximates $13,000.00. These offices are sufficient for Ubrandit to conduct its current operations. On site, Ubrandit has a secure facility for housing one of Ubrandit's eight high-capacity Internet servers. The other seven servers are housed at a secure location operated by CONNECTNET, a local Internet service provider located in San Diego. Ubrandit believes that its current configuration of server computers and purchased bandwidth are capable of handling the expected high volume Internet traffic during peak user hours. In addition, Ubrandit's systems have been designed to be scalable to meet growth beyond the expected use of the system.

Legal Proceedings

   No material legal proceedings to which Ubrandit is a party are pending, nor is any known to be contemplated, and Ubrandit knows of no legal proceedings pending or threatened, or judgments entered, against any director or officer of Ubrandit in his capacity as such.

                        UBRANDIT SELECTED FINANCIAL DATA

Ubrandit Selected Financial Data

   The following table sets forth certain historical consolidated financial data for Ubrandit for the three-month periods ended December 31, 2000 and 1999, and for the fiscal year ended September 30, 2000, the nine months ended September 30, 1999 and the fiscal year ended December 31, 1998, which have been derived from the audited and unaudited consolidated financial statements of Ubrandit. See Appendicies A and B. Ubrandit was incorporated and first began operations on December 19, 1997. Historical financial data may not be indicative of Ubrandit's future performance. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and notes thereto included elsewhere in this Proxy Statement.

                         Three Month  Three Month   Fiscal Year   Nine Months  Fiscal Year
                         Period Ended Period Ended     Ended         Ended        Ended
                         December 31, December 31, September 30, September 30, December 31,
                             2000         1999         2000          1999          1998
                         ------------ ------------ ------------- ------------- ------------
                         (Unaudited)  (Unaudited)                 (Restated)
INCOME STATEMENT DATA
Revenue.................  $ 472,677    $  32,711    $   869,623   $    35,656        --
Cost of sales...........  $ 436,387    $ 167,925    $ 1,100,405   $   567,286        --
Operating expenses......  $ 864,555    $ 330,081    $ 2,398,389   $   547,095     $   93
Loss from operations ...  $(828,265)   $(465,295)   $(2,629,121)  $(1,078,725)    $  (93)
Other income (expense),
 net....................  $  37,067    $  66,240    $   225,321   $    30,973        --
Net loss................  $(791,198)   $(399,055)   $(2,403,850)  $(1,047,752)    $  (93)
Earnings (loss) per
 share--
  Basic and diluted.....  $   (0.07)   $   (0.03)   $     (0.20)  $     (0.11)    $(0.00)

                         December 31, September 30, September 30, December 31,
                             2000         2000          1999          1998
                         ------------ ------------- ------------- ------------
                         (Unaudited)
BALANCE SHEET DATA
Total current assets....  $2,888,322   $3,879,890    $5,704,834     $44,187
Total assets............  $5,181,453   $5,965,327    $6,907,655     $44,507
Total current
 liabilities............  $  372,245   $  393,978    $   77,641     $   400
Total liabilities.......  $  394,734   $  424,522    $   86,500     $   400
Total shareholders
 equity.................  $4,786,719   $5,540,805    $6,821,155     $44,107

Ubrandit Supplementary Financial Information

                  Summary of Selected Quarterly Financial Data

                                           For the Quarter Ended
                                           ---------------------
                                               December 31,
                                                   2000
                                           ---------------------
Revenue...................................       $ 472,677
Net Loss..................................       $(791,198)
Earnings (loss) per share--basic and
 diluted..................................       $   (0.07)

                                                           For the Quarters Ended
                                           --------------------------------------------------------
                                               September 30,     June 30,   March 31,  December 31,
                                                   2000            2000       2000         1999
                                           --------------------- ---------  ---------  ------------
Revenue...................................       $ 395,841       $ 356,471  $  84,600   $  32,711
Net Loss..................................       $(732,819)      $(637,208) $(634,768)  $(399,055)
Earnings (loss) per share--basic and
 diluted..................................       $   (0.07)      $   (0.05) $   (0.05)  $   (0.03)

                                                    For the Quarters Ended
                                           ------------------------------------------
                                               September 30,     June 30,   March 31,
                                                   1999            1999       1999
                                           --------------------- ---------  ---------
Revenue...................................       $  15,040       $  18,567  $   2,049
Net Loss..................................       $(413,914)      $(557,807) $ (76,031)
Earnings (loss) per share--basic and
 diluted..................................       $   (0.04)      $   (0.06) $   (0.01)

                UBRANDIT MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

Forward-Looking Statements

   This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Proxy Statement are forward looking. We use words such as "anticipates," "believes," "expects," "future" and "intends" and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Ubrandit's actual results may differ significantly from management's expectations. The following discussion includes forward-looking statements regarding expectations of future profitability of our business, gross margin, improvement in operating loss and sales, all of which are inherently difficult to predict. Actual results could differ significantly for a variety of reasons, including the accessibility to additional capital, the rate of growth and consumer acceptance of the Internet and online commerce, the amount that Ubrandit invests in new business opportunities and the timing of those investments, customer spending patterns, the mix of products sold to customers, the mix of revenues derived from product sales as compared to services and risks of fulfillment throughput and productivity. These risks and uncertainties, as well as other risks and uncertainties, could cause Ubrandit's actual results to differ significantly from management's expectations.

   Overview

   Management points out that when comparing the financial numbers from these two time periods, it should be noted that the recently ended period is a full twelve-month fiscal year, whereas the comparative period is comprised of a nine-month period. Hence most of the line items will possibly reflect an increase at least partially due to the longer time period which will not be discussed below. During the fiscal year ended September 30, 2000, Ubrandit (or the "Company") continued to develop its products and launch new programs, reaching several significant milestones. The newly-developed brandable e-commerce site had tremendous growth in both the number of branded partners and in sales volume. The Internet service provider division, Ubrandit ISP, was established in the second quarter with the first sales being made near the end of the third quarter. Also in the second quarter, the Company commenced the branding of the financial website, Stockstudy.com. In May 2000, Clicksmart.com, Inc., based in New Jersey, was acquired for 300,000 shares of Ubrandit Common Stock and cash equaling $196,000. The Company continued to deficit spend with the building of and organizational costs of the various divisions. The Company expects both revenues and gross profit to increase moving forward.

Three Months Ended December 31, 2000 Compared to Three Months Ended December 31, 1999

   Revenues from Sales

   The Company's revenues for the three months ended December 31, 2000 were $472,677 as compared to $32,711 for the quarter ended December 31, 1999, an increase of $439,966 or 1,345%. This increase was primarily due to the contribution of 79% of the first quarter revenues by Clicksmart.com, Inc. which was acquired in May 2000, 8% from the ISP division formed in the Spring of 2000, and an increase in sales from the e-commerce website and branded affiliates.

   Gross Margin

   The Company recorded a gross margin profit of $36,290 for the quarter ended December 31, 2000 as compared to a gross margin loss of $135,214 for the same period in 1999. The increase in gross profit was primarily due to significant revenues from newly acquired Clicksmart.com, Inc. and UbranditISP.com, Inc. that carry higher gross margins which offset the losses of Ubrandit.com.

   Selling, General and Administrative Expense

   Selling, general and administrative expenses increased by 183% to $741,090 for the three months ended December 31, 2000 from $261,468 for the same period in 1999. The increase was primarily due to the Company's continued growth and expansion, increased administrative payroll costs, compensation expenses from the issuance of stock options, accounting and legal fees in connection with the acquisition of Mindtronics and other public company expenses, and expenses associated with running the newly formed ISP division.

   Depreciation and Amortization Expense

   For the three months ended December 31, 2000, depreciation and amortization costs were $123,465, as compared to $68,613 for the same period in 1999. The increase was due to the amortization of core technology and goodwill recorded from the acquisition of Clicksmart.com, Inc. and increased depreciation expense from additional property and equipment.

   Interest Income

   For the three months ended December 31, 2000, interest income decreased to $40,277 as compared to the interest income of $66,623 for the same period in 1999. The decrease in interest income was due to decreased cash balances in interest earning accounts.

   Net Loss

   Net Loss for the three months ended December 31, 2000 was $791,198 or 167% of revenues as compared to $399,055 or approximately 1,220% for the same period in 1999. The increase in net loss was primarily due to the Company's overall expansion and increased operating expenses. Net loss as a percentage of revenues decreased by 1,053% primarily due to significant revenues from Clicksmart.com, Inc. and UbranditISP.com which carry higher gross margins.

Twelve Months Ended September 30, 2000 Compared to Nine Months Ended September 30, 1999

   Revenues from Sales

   The Company's revenues for the twelve months ended September 30, 2000 were $869,623 as compared to $35,656 for the nine months ended September 30, 1999, an increase of 2,339%. In fiscal year 2000, the Company's primary sources of revenue were from e-commerce sales, primarily from books sales by Clicksmart.com (approximately $566,000) and books, music CDs, videos, DVDs and other products at Junglejeff.com (approximately $273,000). The Company generated minimal revenue from ISP services (approximately $15,000) and from list rentals (approximately $14,000).

   Gross Margin

   The Company recorded a gross margin loss of $230,782 for the 12 months ended September 30, 2000 as compared to a gross margin loss of $531,630 for the nine months ended September 30, 1999. The decrease in gross margin loss was primarily due to an increase in the Company's overall business and significant revenues from newly acquired Clicksmart.com, Inc. which carries higher gross margins. The gross margin profit for Clicksmart.com totaled $98,046 for the year ended September 30, 2000 and the gross margin loss for the Ubrandit e-commerce group totaled $(330,304) for the year ended September 30, 2000.

   Selling, General and Administrative Expense

   Selling, general and administrative expenses increased by 345% to $2,032,420 for the twelve months ended September 30, 2000 from $456,575 for the nine months ended September 30, 1999. The increase was primarily due to the Company's continued growth and expansion, including increased marketing expenses totaling $170,709, increased payroll costs totaling $641,162, increased accounting and legal fees in connection with public company expenses totaling $153,212 and other expenses associated with running the newly formed ISP division.

   Depreciation and Amortization Expense

   For the twelve months ended September 30, 2000, depreciation and amortization costs were $365,969, as compared to $90,520 for the nine months ended September 30, 1999. The increase was due to amortization of goodwill recorded from the acquisitions of Global Investors Guide, Inc. and Clicksmart.com, Inc.

   Interest Income

   Interest income for the twelve months ended September 30, 2000 increased to $233,349 as compared to interest income of $32,366 for the nine months ended September 30, 1999. The increase in interest income was due to interest earned on increased cash balances received from equity offerings.

   Net Loss

   Net Loss for the twelve months ended September 30, 2000 was $2,403,850 or 276% of revenues as compared to $1,047,752 or approximately 2,939% of revenues for the nine months ended September 30, 1999. The increase in net loss was primarily due to the Company's overall expansion and increased operating expenses. Net loss as a percentage of revenues decreased by 2,663% primarily due to the additional revenues from newly acquired Clicksmart.com, Inc. which carries higher gross margins.

Nine Months Ended September 30, 1999 Compared to 12 Months Ended December 31,
1998

   Management believes that a comparison of the Company's results of operation for the nine months ended September 30, 1999 to those for the year ended December 31, 1998 is not meaningful, as the Company did not commence operations until the acquisition of Global Investors Guide in March of 1999.

   Revenues from Sales

   The Company's revenues for the nine months ended September 30, 1999 were $35,656 as compared to nil for the twelve months ended December 31, 1998. Approximately 66% of the revenue for the nine months ended September 30, 1999, was generated by renting of mailing lists following the acquisition of Global Investors Guide and the remaining portion was generated from newly commenced product sales on the JungleJeff website.

   Gross Margin

   The Company recorded a gross margin loss of $531,630 for the nine months ended September 30, 1999 as compared to a gross margin loss of nil for the twelve months ended December 31, 1998. The loss was due to the low sales volume and related high costs of maintaining the branded websites.

   Selling, General and Administrative Expense

   Selling, general and administrative expenses increased to $456,575 for the nine months ended September 30, 1999 as compared to $13 for the twelve months ended December 31, 1998. The increase was primarily due to increases in research and development costs, administrative payroll, accounting and legal fees associated with a public company, rent expense, and other business fees.

   Depreciation and Amortization Expense

   For the nine months ended September 30, 1999, depreciation and amortization costs were $90,520, as compared to $80 for the twelve months ended December 31, 1998. The increase was due to amortization of core technology and goodwill recorded from the acquisition of Global Investors Guide, and depreciation of fixed assets.

   Interest Income

   Interest income increased to $32,366 for the nine months ended September 30, 1999 as compared to nil for the twelve months ended December 31, 1998. The increase in interest income was due to interest earned on increased cash balances received from equity offerings.

   Net Loss

   Net Loss for the nine months ended September 30, 1999 was $1,047,752 or 2,939% of revenues as compared to $93 for the twelve months ended December 31, 1998. The increase was primarily due to the Company's expansion and development of websites as well as increased operating expenses.

Liquidity and Capital Resources and Historical Results of Cash Flow

   Historical Results of Cash Flows for the Three Month Period Ended December 31, 2000

   At December 31, 2000, our cash balance was $2,794,817, compared to $3,700,864 at September 30, 2000. The $906,047 decrease in cash is discussed below.

   Net cash used in operating activities amounted to $615,130 for the three months ended December 31, 2000. This was primarily attributable to the net loss for the quarter of $791,198, partially offset by non-cash charges related to depreciation and amortization totaling $123,465, $37,122 of compensation expense primarily for prior stock option issuances, as well as $15,491 of cash provided by changes in operating assets and liabilities. Cash provided by changes in operating assets and liabilities is primarily a function of a decrease in prepaid expenses and a decrease in accrued liabilities.

   Net cash used in investing activities amounted to $314,007 for the three months ended December 31, 2000. This was primarily attributable to cash advanced for notes receivable amounting to $309,507 and furniture purchases of $4,500.

   Net cash provided by financing activities amounted to $23,090 for the three months ended December 31, 2000. This was primarily attributable to the proceeds from related party debt totaling $44,645, which was partially offset by repayments of $13,500 and the payments on capital leases totaling $8,055.

   Historical Results of Cash Flows for the Year Ended September 30, 2000

   At September 30, 2000, our cash balance approximated $3,701,000, compared to $5,614,000 at September 30, 1999. The $1,913,000 decrease in cash is discussed below.

   Net cash used in operating activities amounted to $1,810,000 for fiscal year 2000. This was primarily attributable to the net loss for the year of $2,404,000, partially offset by non-cash charges related to depreciation and amortization totaling $366,000, as well as $206,000 of cash provided by changes in operating assets and liabilities. Cash provided by changes in operating assets and liabilities is primarily a function of an increase in accounts payable and accrued liabilities.

   Net cash used in investing activities amounted to $323,000 for fiscal year 2000. This was primarily attributable to purchases of fixed assets of $128,000 and cash paid for the acquisition of a business of $196,000.

   Net cash provided by financing activities amounted to $221,000 for fiscal year 2000. This was primarily attributable to the proceeds from the exercise of stock options totaling $186,000 and the collection of a stock subscription receivable totaling $51,000, partially offset by the payments on capital leases totaling $16,000.

   Going Concern

   The Company has suffered substantial recurring losses from operations, expects to incur additional losses and has entered into a definitive agreement to acquire a development-stage company, Mindtronics Corporation, with a history of substantial operating losses and to which the Company has agreed to advance $750,000. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

   Liquidity and Capital Resources

   As of December 31, 2000, our sole source of liquidity consisted of $2,794,817 of cash. We currently do not have access to any other sources of funding, including debt and equity financing facilities. As of December 31, 2000, our principal commitments consisted of our operating obligations and our amount outstanding under operating and capital leases.

   We believe that current cash will not be sufficient to meet our anticipated operating cash needs for the next 12 months commencing January 1, 2001. The Company has limited operating capital and no current access to credit facilities. We estimate that we currently have sufficient funds to continue operations through September 30, 2001 at currently projected levels of operational expense. However, we expect that additional funds may be necessary for the Company to implement its business plan, and to consummate its proposed acquisition of Mindtronics Corporation. The Company's continued operations therefore may depend on its ability to raise additional funds through bank borrowings or equity or debt financing. There is no assurance that the Company will be able to obtain the additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to the Company. If the Company cannot obtain needed funds, it may be forced to curtail or cease its activities.

   Proposed Acquisition

   On December 4, 2000, the Company entered into a definitive Agreement and Plan of Merger with Mindtronics Corporation, under which the Company will acquire all of the outstanding shares of capital stock of Mindtronics in exchange for up to 12,100,000 shares of Ubrandit Common Stock. The Agreement and Plan of Merger was amended effective January 12, 2001. Mindtronics is a development-stage technology development company that has proprietary technology and products relating to the Internet, including a Internet search engine, software for coordinating communications among network computers and others. The agreement requires the Company to loan to Mindtronics Corporation $750,000 before the consummation of the acquisition. The acquisition is subject to the approval of the Ubrandit Stockholders and the satisfaction of a number of other conditions. The Company can provide no guarantee or assurance that it will complete the acquisition as planned or that, if completed, the Company will be able to integrate successfully its operations with the operations of Mindtronics Corporation. With respect to the planned acquisition of Mindtronics Corporation, the Company's Chairman of the Board of Directors and Chief Operating Officer owns 1,000,000 (approximately 10% at December 31, 2000) of Mindtronics Common Stock.

Quantitative and Qualitative Disclosures About Market Risk

   Ubrandit does not have any financial instrument that is subject to market risk.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Roger C. Royce, Ubrandit's Chairman of the Board of Directors and Chief Operating Officer and a Ubrandit Stockholder, owns of record 1,000,000 shares of Mindtronics Common Stock. Mr. Royce has executed and delivered to Ubrandit a certain Stockholder Support Agreement, pursuant to which Mr. Royce is obligated to vote all of his shares of Mindtronics Common Stock to approve the Merger Agreement and the transactions contemplated thereby.

   In connection with Ubrandit's acquisition of Global Investors Guide in March 1999, all of the shares of Global Investors Guide were purchased from officers and a director of that company in exchange for restricted shares of Ubrandit Common Stock (the "exchange shares") on a pro rata basis. Mr. Phillips, President and director of that company, received 1,606,880 exchange shares, and Messrs. Fagan, Cullivan, Childers and Arterburn, all executive officers of that company, received 54,780 shares each for an aggregate of 1,826,000 exchange shares. Ubrandit received computer equipment, services and cash in exchange for a $100,000 amount due to a company 100% owned by Mr. Phillips, an executive officer and director of Ubrandit. The aggregate $100,000 amount due resulted from $50,000 advanced to such company, office space provided to such company at $1,000 a month for 12 months, receptionist, secretarial and clerical support services provided to such company at $2,000 per month for 12 months and the sale of the following office equipment: copier, postage machine, shredder, address labeler, computer printer, two fax machines and three computers. Such office equipment was sold to Ubrandit for $14,000, which was purchased by such company within the preceding eighteen months for approximately $23,000. The entire amount due was converted to 200,000 shares of Ubrandit Common Stock, which were issued to such company. Mr. Phillips subsequently sold all of his interest in such company, which now is owned by an unrelated party.

   Mr. Gibson, an executive officer and director, provides legal services to Ubrandit through his law firm Gibson, Haglund and Paulsen. For the nine month period ended September 30, 1999, Mr. Gibson's law firm had received $66,000 for legal services rendered. For the year ended September 30, 2000, Mr. Gibson's law firm had received $96,000 for legal services rendered.

   Before his appointment as officer of the Company, Mr. Pollei provided services to the Company as a consultant. During the last fiscal year and through the month of April 2000, Mr. Pollei received consulting fees of $44,500. Beginning in May 2000, Mr. Pollei was retained as a full-time employee and receives a monthly salary of $6,750.

   During the fiscal year ended September 30, 1999, Mr. Phillips received options to purchase 400,000 shares of Ubrandit Common Stock. See "Executive Compensation--Summary Compensation Table." In March 2000, Mr. Phillips received options to purchase 200,000 additional shares of Ubrandit Common Stock. The options granted to Mr. Phillips during the current fiscal year vest on March 11, 2001 and are exercisable at an exercise price of $3.75 per share.

   During the fiscal year ended September 30, 1999, Mr. Royce received options to purchase 425,000 shares of Ubrandit Common Stock. See "Executive Compensation--Summary Compensation Table." In March 2000, Mr. Royce received options to purchase 150,000 additional shares of Ubrandit Common Stock. The options granted to Mr. Royce during the current fiscal year vest on March 11, 2001 and are exercisable at an exercise price of $3.75 per share.

   During the fiscal year ended September 30, 1999, Mr. Gibson received options to purchase 125,000 shares of Ubrandit Common Stock. See "Executive Compensation--Summary Compensation Table." In March 2000, Mr. Gibson received options to purchase 75,000 additional shares of Ubrandit Common Stock at an exercise price of $3.75 per share.

   On August 5, 1999, Mr. Pollei received options to purchase 7,500 shares of Ubrandit Common Stock at an exercise price of $4.69 per share, which were exercisable immediately at the date of grant. On October 19, 1999, Mr. Pollei received a second set of options to purchase 50,000 shares of Ubrandit Common Stock at an exercise price of $4.00 per share, all of which options are exercisable currently. In March 2000, Mr. Pollei received options to purchase 100,000 additional shares of Ubrandit Common Stock at an exercise price of $3.75 per share. The options granted to Mr. Pollei during fiscal year 2000 vest on March 11, 2001.

   On August 5, 1999, Ubrandit granted to Mr. Truher, one of Ubrandit's directors and a director nominee, options to purchase 7,500 shares of Ubrandit Common Stock at an exercise price of $4.69 per share. These options are exercisable immediately at an exercise price of $4.69 per share. In February 2000, Ubrandit granted to Mr. Truher options to purchase 40,000 additional shares of Ubrandit Common Stock at an exercise price of $3.50 per share. This second set of options granted to Mr. Truher vest on February 24, 2001.

   On March 5, 1999, Ubrandit granted to Mr. Radowicz options to purchase 25,000 shares of Ubrandit Common Stock, which are exercisable immediately at $1.50 per share. On March 11, 2000, Mr. Radowicz received options to purchase 25,000 additional shares of Ubrandit Common Stock at an exercise price of $3.75 per share. This second set of options granted to Mr. Radowicz vest on March 11, 2001.

   In connection with the employment of Mr. Joseph Larkin in March 2000, Ubrandit granted to Mr. Larkin options to purchase 50,000 shares of Ubrandit Common Stock at an exercise price of $3.75 per share. Such options vest one year from the date of grant.

   All options granted to directors and officers through the date of this Proxy Statement are exercisable for five years after the date on which they vest.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                           AND MANAGEMENT OF UBRANDIT

   The following table sets forth certain information as to the beneficial ownership of the capital stock of Ubrandit at December 31, 2000, by: (i) each person known to Ubrandit to beneficially own more than five percent (5%) of the capital stock of Ubrandit; (ii) each of Ubrandit's directors (including the director nominees identified above; (iii) each of Ubrandit's executive officers named under "Executive Compensation--Summary Compensation Table"; and (iv) all executive officers and directors as a group.

                                             Number of Shares
                                               Beneficially     Approximate
Name (1)                                        Owned (2)     Percentage Owned
--------                                     ---------------- ----------------
Jefferey D. Phillips (3)....................    2,206,880           17.0%
Roger C. Royce (4)..........................      650,000            5.0%
David Pollei (5)............................      157,500            1.3%
Gregory V. Gibson (6).......................      200,000            1.6%
Steven K. Radowicz (7)......................       50,000              *
James W. Truher (8).........................       47,500              *
All Named Executive Officers and Directors
 as a group (6 individuals).................    3,311,880           23.6%

--------
 *  Less than one percent (1%)

(1) Unless otherwise noted, the Company believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares owned by them.

(2) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Percentage ownership is based on 12,417,333 shares of Common Stock outstanding at July 31, 2000.

(3) Includes 400,000 shares issuable upon exercise of stock options exercisable at an exercise price of $.50 per share and 200,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(4) Includes 75,000 shares issuable upon exercise of options exercisable at an exercise price of $1.50 per share, 350,000 shares issuable upon exercise of options exercisable at an exercise price of $3.35 per share and 150,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(5) Includes 7,500 shares issuable upon exercise of options exercisable at an exercise price of $4.69 per share, 50,000 shares issuable upon exercise of options exercisable at an exercise price of $4.00 per share and 100,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(6) Includes 125,000 shares issuable upon the exercise of options exercisable at an exercise price of $.50 per share and 75,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(7) Includes 25,000 shares issuable upon the exercise of options exercisable at a price of $1.50 per share and 25,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(8) Includes 7,500 shares issuable upon the exercise of options exercisable at an exercise price of $4.69 per share and 40,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.50 per share.

                         INFORMATION ABOUT MINDTRONICS

Business of Mindtronics

   Mindtronics Corporation ("Mindtronics") is a research and development company engaged in advanced research and development for computer hardware, software, integrated technologies and innovative applications of leading-edge technology and methodology. Mindtronics currently is undertaking to patent certain of its products and recently commenced marketing and licensing specialty technologies with patent pending.

Products and Services

   Mindtronics is researching and developing:

  . a method of synchronizing computer-based networks, whether Local or Wide Area, applicable to communications and standard data applications;

  . a method to help Internet and network users read and copy data in a book-like format, useable with all alphabets and languages (including left-right and right-left line reading);

  . a data management and retrieval system that significantly reduces labor-intensive index and keyword servicing, thus increasing access and storage capabilities and significantly reducing operating costs of Internet and Intranet management and retrieval;

  . a full-range database, application server and client server that may be used as an ISP server, a knowledge server and a data storage facility;

  . a rapid, high-capacity search engine capable of daily searching of web content;

  . a consumer and commercial hand-held computing device with "add on" upgrades for computers, players and servers;

  . multi-level and multi-access security technology and methodology for data base access and use;

  . a remote Digital Network camera system that is capable of linking to a viewer and video stream storage via various deliver systems such as satellite, network, Internet or direct connection;

  . enhanced ISP and ASP services, including web-hosting, wireless services, high-speed Internet access and telephone and cable television access; and

  .  other programs and devices in alpha and beta testing development.

Sales and Distribution

   Mindtronics' corporate marketing structure is organized to facilitate maximum distribution of new products. New applications can be offered rapidly in widespread market areas and niches as opportunities arise. In addition to United States marketing, sales and distribution, negotiations are underway, and infrastructure is being developed, for marketing in Europe, Canada, Mexico, Central and South America and Pacific Rim nations.

Product Development--Employees

   Mindtronics is beginning its ramp up phase. It currently has seven employees and, as a company philosophy, uses out-sourcing specialty consultants, developers and programmers on a project-by-project basis in the United States and Europe. As Mindtronics continues to expand and market its products, it anticipates increasing its staff to 65 employees over the next 18 months.

Intellectual Property

   Mindtronics relies on a combination of trade secrets, copyright and trademark laws, confidentiality, non-circumvention and licensing agreements to protect its intellectual property. In order to maximize ultimate patent protection, Mindtronics is working with its intellectual property counsel for strategic filings for patent pending status on certain technologies, determining with counsel how best to make patent claims for individual technologies and for combinations of two or more of its technologies. Mindtronics has filed a patent application (and thus has patent pending) for its network synchronization product and anticipates filing a patent application for the page-formatting technology and applications for certain trademarks before the proposed closing date for the Merger. Mindtronics takes the precautions recommended by its intellectual property counsel to preserve patenting rights in the United States and, as may be appropriate to particular products, elsewhere.

   Mindtronics requires all employees and consultants involved in proprietary or technologies services to sign agreements providing for the maintenance of confidentiality and to assign all rights to inventions made by them while associated with Mindtronics. Mindtronics routinely requires potential business partners, clients and others who may provide business opportunities to sign non-disclosure and non-circumvention agreements before Mindtronics enters into discussions or provides introductory materials about its proprietary information and plans.

   Despite these efforts to protect its intellectual property, unauthorized parties may attempt to copy or otherwise obtain and use the technologies under development by Mindtronics. These precautions may not prevent misappropriation or infringement of Mindtronics' intellectual property. The laws of some foreign countries in which the Mindtronics technologies were developed or may be licensed do not protect the intellectual property rights of Mindtronics to the same extent as do the laws of the United States. In addition, other parties may assert infringement claims against Mindtronics. Because patent applications in the United States are not publicly disclosed until the patent is issued, Mindtronics may be unaware of filed applications that relate to its technologies. As of February 9, 2001, Mindtronics has not received a notice or claim of any alleged infringement. However, from time to time, third parties, including competitors, may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to Mindtronics. Mindtronics likely will be increasingly subject to license offers and infringement claims as it ramps up to market and distribute its products and services. Patents of third parties may be determined to be valid, and some of Mindtronics' technologies ultimately may be determined to infringe on such patents. Third parties may pursue litigation with respect to those or other claims. The results of any litigation are inherently uncertain. In the event of an adverse result in any litigation with respect to intellectual property rights relevant to Mindtronics' technologies that could arise in the future, Mindtronics could be required to obtain licenses to the infringing technology, to pay substantial damages under applicable law, to cease the manufacture, use, licensing and sale of infringing products or technologies or to expend significant resources to develop non-infringing technology. Licenses may not be available from third parties either on commercially reasonable terms or at all. In addition, litigation frequently involves substantial expenditures and can require significant management attention, even if Mindtronics ultimately were to prevail. Accordingly, any infringement claim or litigation against Mindtronics could significantly harm the business, operating results and financial condition of Mindtronics.

Competition

   Although Mindtronics is focusing on a number of market niches and technological areas that would be considered as breakthrough areas, it anticipates that, once these areas are well defined, Mindtronics' existing and proposed products and services will have a leading position in a variety of technology markets. Mindtronics anticipates it will compete for market shares against major search-engine, data-management and computer-hardware companies.

Materials and Supplies

   To the extent possible, Mindtronics designs its products with specialized programming, proprietary chips and algorithmic designs to assure compatibility with off-the-shelf products and known systems. For example, key Mindtronics products in the data-management area can recognize and address approximately 125 known operating systems, making the Mindtronics products both useful and desirable to computer and network users.

Properties

   In February 2001, Mindtronics began moving into a new location, leaving its former headquarters at 4505 South Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124, which is under 3,000 square feet, to the new expanded leased premises of 7,400 square feet at 4001 South 700 East, Suite 850, Salt Lake City, Utah 84047. European and off-premises consultants and developers provide their own facilities in connection with their services.

Legal Proceedings

   Neither Mindtronics nor its subsidiary corporations are engaged in any legal or administrative proceeding. No legal or administrative proceedings have been threatened, and Mindtronics has no knowledge of any claim or matter that could lead to administrative or legal proceedings.

                      MINDTRONICS SELECTED FINANCIAL DATA

Mindtronics Selected Financial Data

   The following table sets forth certain selected consolidated financial data for Mindtronics for the three-month periods ended December 31, 2000 and 1999, and each year ended September 30, since Mindtronics' predecessor corporation's inception, Mindtronics, Inc., on May 28, 1998. The selected financial data should be read in conjunction with the consolidated unaudited and audited financial statements of Mindtronics and the notes thereto included elsewhere in this Proxy Statement. See Appendix C.

                         Three Month  Three Month   Fiscal Year   Fiscal Year
                         Period Ended Period Ended     Ended         Ended
                         December 31, December 31, September 30, September 30,
                             2000         1999         2000          1999
                         ------------ ------------ ------------- -------------
                         (Unaudited)  (Unaudited)
INCOME STATEMENT DATA
Revenue.................        --           --            --           --
Cost of sales...........        --           --            --           --
Operating expenses......  $(280,213)    $(37,732)    $(450,025)     $(7,500)
Loss from operations....  $(280,213)    $(37,732)    $(450,025)     $(7,500)
Other income (expense),
 net....................  $  (1,657)    $   (242)    $  (3,872)     $  (950)
Net loss................  $(281,870)    $(37,974)    $(453,897)     $(8,450)
Earnings (loss) per
 share--
 Basic and diluted......  $   (0.03)    $  (0.00)    $   (0.05)     $ (0.00)

                                       December 31, September 30, September 30,
                                           2000         2000          1999
                                       ------------ ------------- -------------
                                       (Unaudited)
BALANCE SHEET DATA
Total current assets..................  $  96,347      $20,697       $1,570
Total assets..........................  $ 247,363      $98,345       $1,570
Total current liabilities.............  $ 467,260      $66,372          --
Total liabilities.....................  $ 467,260      $66,372          --
Total shareholders equity (deficit)...  $(219,897)     $31,973       $1,570

              MINDTRONICS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following should be read in conjunction with the financial statements of Mindtronics, attached to this Proxy Statement as Appendix C.

Forward-Looking Statements

   This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact, including statements regarding industry prospects and future results of operations or financial position, made in this Proxy Statement are forward looking. Mindtronics uses words such as "anticipates," "believes," "expects," "future" and "intends" and similar expressions to identify forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Mindtronics' actual results may differ significantly from management's expectations. The following discussion includes forward-looking statements regarding expectations of future profitability of Mindtronics' business, gross margin, improvement in operating loss and sales, all of which are inherently difficult to predict. Actual results could differ significantly for a variety of reasons, including the accessibility to additional capital, the rate of growth and consumer acceptance of the Internet and online commerce, the amount that Mindtronics invests in new business opportunities and the timing of those investments, customer spending patterns, the mix of products sold to customers, the mix of revenues derived from product sales as compared to services and risks of fulfillment throughput and productivity. These risks and uncertainties, as well as other risks and uncertainties, could cause Mindtronics' actual results to differ significantly from management's expectations.

Three Months Ended December 31, 2000 Compared to Three Months Ended December 31, 1999

   Revenues From Sales

   Mindtronics' revenues for the three months ended December 31, 2000 were nil as compared to nil for the three months ended December 31, 1999. Thus far, Mindtronics' operations have been exclusively organizational and research and development.

   Selling, General and Administrative Expense

   Selling, general and administrative expenses increased to $210,654 for the three months ended December 31, 2000 from $18,590 for the three months ended December 31, 1999. The increase was due to Mindtronics' growth and expansion of operations, including payroll and other organizational costs.

   Research and Development

   Research and development increased to $62,188 for the three months ended December 31, 2000 compared to $19,102 for the three months ended December 31, 1999. The increase was due to the growth of research and development programs focusing on new technologies.

   Depreciation and Amortization Expense

   For the three months ended December 31, 2000, depreciation and amortization costs were $7,371, as compared to $40 for the three months ended December 31, 1999. The increase was due to depreciation of newly acquired furniture and fixtures and electronic hardware and software.

   Interest Expense

   Interest expense for the three months ended December 31, 2000 increased to $1,220 as compared to $242 for the three months ended December 31, 1999. The increase in interest expense was due to interest charged on equipment leases.

   Net Loss

   Net Loss for the three months ended December 31, 2000 increased to $281,870 as compared to $37,974 for the three months ended December 31, 1999. The increase in net loss was due to Mindtronics' expansion of operations.

Twelve Months Ended September 30, 2000 Compared to Twelve Months Ended September 30, 1999

   Since its inception, the main activity of Mindtronics, an early stage start-up company, has been organizational and geared towards research and development. Mindtronics has sold equity shares to raise capital, developed proprietary computer hardware and software technologies, recruited and organized management and commenced corporate strategic planning. Mindtronics has sold no products to date. Mindtronics has entered into two agreements to license its products for which no cash has been received to date. On December 4, 2000, Mindtronics signed an Agreement and Plan of Merger pursuant to which it would be acquired by Ubrandit.com. The Agreement and Plan of Merger was amended effective January 12, 2001. Currently Mindtronics has completed the research and development on several of its products and has begun marketing them to companies internationally. At September 30, 2000, Mindtronics owned approximately $77,648 in tangible property, net of depreciation.

   Revenues From Sales

   Mindtronics' revenues for the twelve months ended September 30, 2000 were nil as compared to nil for the twelve months ended September 30, 1999. Thus far, Mindtronics' operations have been exclusively organizational and research and development.

   Selling, General and Administrative Expense

   Selling, general and administrative expenses increased to $334,577 for the twelve months ended September 30, 2000 from $7,500 for the twelve months ended September 30, 1999. The increase was due to Mindtronics' growth and expansion of operations, including payroll and other organizational costs.

   Research and Development

   Research and development expense increased to $110,423 for the twelve months ended September 30, 2000 compared to no such expenses for the twelve months ended September 30, 1999. The increase was due to the commencement of research and development programs focusing on new technologies.

   Depreciation and Amortization Expense

   For the twelve months ended September 30, 2000, depreciation and amortization costs were $5,025, as compared to nil for the twelve months ended September 30, 1999. The increase was due to depreciation of newly-acquired furniture and fixtures and electronic hardware and software.

   Interest Expense

   Interest expense for the twelve months ended September 30, 2000 increased to $4,939 as compared to interest income of $950 for the twelve months ended September 30, 1999. The increase in interest expense was due to interest charged on equipment leases.

   Net Loss

   Net Loss for the twelve months ended September 30, 2000 was $453,897 as compared to $8,450 for the twelve months ended September 30, 1999. The increase in net loss was due to Mindtronics' commencement of operations.

Liquidity and Capital Resources and Historical Results of Cash Flow

   Historical Results of Cash Flows for the Three Months Ended December 31,
   2000

   At December 31, 2000, Mindtronics' cash balance was $45,143, compared to $7,710 at December 31, 1999. The change in cash is discussed below.

   Net cash used in operating activities amounted to $216,209 for the three months ended December 31, 2000. This was primarily attributable to the net loss for the period of $281,870, partially offset by non-cash charges related to depreciation and amortization totaling $7,371. Cash provided by changes in operating assets and liabilities is primarily a function of an increase in accounts payable and accrued expenses, partially offset by deposits.

   Net cash used in investing activities amounted to $81,098 for the three months ended December 31, 2000. This was attributable to purchases of fixed assets of $80,740 and cash advanced for a note receivable of $358.

   Net cash provided by financing activities amounted to $336,261 for the three months ended December 31, 2000. This was primarily attributable to the proceeds from the issuance of Mindtronics Common Stock totaling $30,000 and the proceeds from related party debt totaling $306,261.

   Historical Results of Cash Flows for the Year Ended September 30, 2000

   At September 30, 2000, Mindtronics' cash balance was $6,189, compared to $1,570 at September 30, 1999. The change in cash is discussed below.

   Net cash used in operating activities amounted to $402,062 for fiscal 2000. This was primarily attributable to the net loss for the year of $453,897, partially offset by stock issued for services totaling $21,500, non-cash charges related to depreciation and amortization totaling $5,025, as well as $25,310 of cash provided by changes in operating assets and liabilities. Cash provided by changes in operating assets and liabilities is primarily a function of an increase in accounts payable and accrued liabilities.

   Net cash used in investing activities amounted to $88,173 for fiscal 2000. This was attributable to purchases of fixed assets of $82,673 and cash advanced for a note receivable of $5,500.

   Net cash provided by financing activities amounted to $494,854 for fiscal 2000. This was primarily attributable to the proceeds from the issuance of Mindtronics Common Stock totaling $462,800 and the proceeds from related party debt totaling $32,054.

   Going Concern

   Mindtronics has a working capital deficit, has minimal capitalization, has had no revenues, has incurred substantial losses and expects to incur additional losses. These factors, among others, raise substantial doubt about Mindtronics' ability to continue as a going concern.

   Liquidity and Capital Resources

   As of December 31, 2000, Mindtronics' sole source of liquidity consisted of $45,143 of cash. Mindtronics currently does not have access to any other source of funding, including debt or equity financing facilities, other than the $750,000 loan from Ubrandit. As of December 31, 2000, Mindtronics' principal commitments consisted of its operating obligations, its amounts outstanding under operating leases and its loans payable to Ubrandit.

   Mindtronics believes that current cash will not be sufficient to meet Mindtronics' anticipated operating cash needs for the next 12 months. Mindtronics has limited operating capital and no current access to credit facilities other than the $750,000 loan from Ubrandit. Mindtronics currently estimates that it currently has sufficient funds to continue operations through March 31, 2001 at currently-projected levels of operational expense. Mindtronics expects, however, that additional funds may be necessary for Mindtronics to implement its business plan. Mindtronics' continued operations therefore may depend on its ability to raise additional funds through bank borrowings or equity or debt financings. There is no assurance that Mindtronics will be able to obtain the additional funding when needed or that such funding, if available, can be obtained on terms acceptable to Mindtronics. If Mindtronics cannot obtain needed funds, it may be forced to curtail or cease its activities.

   Proposed Acquisition

   On December 4, 2000, Mindtronics signed a definitive Agreement and Plan of Merger pursuant to which it would be acquired by Ubrandit.com. The Agreement and Plan of Merger was amended effective January 12, 2001. Pursuant to the Agreement and Plan of Merger, as amended, each outstanding share of Mindtronics Common Stock (other than shares of Mindtronics Common Stock held by Mindtronics Stockholders who perfect dissenters' rights under the Nevada Law) will be converted into the right to receive approximately 1.1942 shares of Ubrandit Common Stock. Pursuant to the Agreement and Plan of Merger, as amended, up to 12,100,000 shares of Ubrandit Common Stock will be issued to Mindtronics Stockholders. As a result, immediately following the Merger, former Mindtronics Stockholders will hold up to approximately 49.35% of the then-outstanding shares of Ubrandit Common Stock, on a fully-diluted basis.

   Concurrently with the execution of the Agreement and Plan of Merger, Ubrandit and Mindtronics executed a Loan and Security Agreement, pursuant to which Ubrandit became obligated to make a secured loan to Mindtronics in the principal amount of $750,000, which Ubrandit is obligated to advance to Mindtronics in accordance with a budget and schedule pre-approved by Ubrandit. At the date of this Proxy Statement, under the Loan Agreement, Ubrandit has disbursed loan funds to Mindtronics in the aggregate principal amount of $368,000. The acquisition is subject to the approval of the stockholders and the satisfaction of a number of other conditions.

                DIRECTORS AND EXECUTIVE OFFICERS OF MINDTRONICS

   The names, ages and positions of Mindtronics' directors and executive officers at December 31, 2000 are listed below:

 Name                               Age Position
 ----                               --- --------
 Mark K. La Count.................  43  CEO and Chairman of the Board
 Rod Ylst.........................  48  President, COO and Director
 M. Karlynn Hinman................  61  General Counsel, Corporate Secretary
                                        and Director

   The following is biographical information regarding Mindtronics' directors and executive officers:

   Mr. La Count has been the CEO and Chairman of the Board of Mindtronics (or its predecessor Mindtronics, Inc.) since May 1998. Mr. La Count has over 15 years of corporate experience managing high-growth technology environments, in the United States and Switzerland. In 1989, Mr. La Count founded and served as President of CNF AG until his duties with Mindtronics became full-time. CNF AG is an international computer consultant company that advised companies such as Philips (worldwide), Toshiba (Europe), Panasonic (Europe) and large Swiss distribution companies with respect to technologies and peripherals. In 1986, Mr. La Count founded Swiss-based Global Development Systems ("Global") to manufacture and distribute speed-up switches for IBM-AT 001 002 computers. Under contract with Ozalid AG (a wholly-owned subsidiary of Pluss-Stauffer
GmbH), Global developed a 23-country distribution network for lap-top computer add-ons created and manufactured by Global. From 1980 to 1987, Mr. La Count worked for RETCOM International Ltd. (a product protection and diamond courier service) as its President. From 1983 to 1985, he was at Data Crossing, a company engaged in computer integration. In 1985, Mr. La Count founded the TUNE Company, which handled MIDI interface products. Mr. La Count majored in Business and Computer Applications at Brigham Young University.

   Mr. Ylst has been the President, COO and a director of Mindtronics (and its predecessor Mindtronics, Inc.) since May 1998. He has over 20 years of experience in investment, finance, marketing, product development, manufacturing, construction and international development/negotiations in the United States, Europe and South America. Since December 1983, Mr. Ylst has been president of HPR Investments, Inc., a privately-held business ("HPR"), where he is responsible for overseeing acquisitions, sales of investment properties and corporate assets. Mr. Ylst was a founder of HPR, which developed from some four years of Mr. Ylst's self-employment in real estate and construction services. From 1976 to 1979, he was president of Roshell Clock and Lighting Company, an international distributor to chain stores, including 1,500-store Zales Jewelers. While at Roschell, he was a principal and head of development, manufacturing and distribution for commercial and residential lighting fixtures for the United States market. Mr. Ylst attended the University of Utah, where he studied Business and Economics. He also is an inventor with special interests in energy and power applications and has had experience in diversified industries, including manufacturing, real estate management and construction.

   Dr. Hinman has been Mindtronics' General Counsel, Secretary and a Director of Mindtronics (and its predecessor Mindtronics, Inc.) since May 1998. She has practiced law in areas of commercial litigation, contracts and letters of credit for over 25 years. Her extensive business and legal experience includes establishing her own practice (1997 to 2000) and membership from 1982 to 1996 in the Utah law firm of Kirton & McConkie. From 1973 to 1982, she was an associate with the New York City office of Cleary, Gottlieb, Steen & Hamilton, a Wall Street law firm where she practiced international, commercial and securities litigation. She was the first woman to serve as a confidential law clerk with the Appellate Division (Second Department) of the New York Supreme Court (1980-82). Dr. Hinman has been a past chair of the Utah Board of Water Resources and a member of the Board since 1993. From 1995 to 2000, she was administrative chair of the Consumer Hearing Panel, a dispute resolution panel appointed by the Utah Board of Child and Family Services. She is active in volunteer municipal, private and political organizations. Dr. Hinman earned a Ph.D. and M.A. at Harvard University, a J.D. at the University of Chicago Law School (where she was a member of the Law Review) and a B.A. at the University of Utah (where she was elected to Phi Beta Kappa and several other academic honor societies). Dr. Hinman was a Fulbright Fellow at the University of London, Institute of Historical Research and won Betty Crocker, Dean's Merit, Harvard, Radcliffe and La Vern Noyes Foundation scholarships. She has been an associate and adjunct professor at several universities.

                BOARD OF ADVISORS AND CONSULTANTS OF MINDTRONICS

   The names, ages and positions of member of the Board of Advisors of Mindtronics at December 31, 2000 are listed below:

 Name                               Age Position
 ----                               --- --------
 Roger C. Royce...................  60  Member of Board of Advisors, Consultant
 Marcus H. Matuszak...............  33  Primary Technical Advisor (Research and
                                        Development)
 David Faust......................  52  Consulting Director of Applications
                                        Technologies

   The following is biographical information regarding the foregoing persons:

   For Mr. Royce's biography, see "Proposal One--Election of Directors."

   Mr. Matuszak became and has been Mindtronics' Primary Technical Advisor since May 1998, following almost 10 years of private and personal research. After assigning his technology and inventions to Mindtronics, Mr. Matuszak has provided leadership in research and development as an independent consultant. Working from Hamburg, Germany, Mr. Matuszak offers to Mindtronics extensive technology experience with computers and computer applications. Mr. Matusak's background includes operating as an inventor and scientist in the field of computer technology and methodology. He has developed numerous innovative computer devices and applications in both software and hardware areas. He has recognized expertise and creative conceptual skills in research, planning, design, prototype modeling, technical security and process implementation, optical data acquisition systems and relational databases. In addition, he has extensive experience in configuration for HP900, Seiman BS200 and many other computer models. For approximately five years, ending in 1998, Mr. Matuszak worked in Hamburg for Philips Consumer Electronics Office Division, where he designed e-mail boxes, radio Pager Stock notification systems and other interface systems. While at Philips, he also worked with emerging concepts of PC multimedia marketing and was Press Officer in the Interactive Media Department. He has developed Photo-CD and CD-I business processes for product development, printing and catalogs and has worked on all types of LAN/WAN speech applications and hardware protocols for the European multi-cultural environment. Mr. Matuszak is noted particularly for the broad range of his technical interests and knowledge, ranging from infrared technologies to conceptual artificial intelligence applications.

   Mr. Faust has 25 years engineering experience in research, development, testing and sales in industrial, laboratory, academic, field and military environments and has served as Mindtronics' Consulting Director of Application Technologies since August 2000. He has studied computer science, engineering, biophysics and from 1971 to 1979 studied and worked at Drexel University Department of Physics and Atmospheric Science. He attended the Cleveland Institute of Electronics and Albright College to study history and physics. He completed Hazardous Materials Incident Response Training complying with OSHA (HAZMAT) standards and SRS Safety and Operations training. From 1998, he has been an engineering executive at Nu Omni-Comm Technologies Inc. From 1995 to 2000, he worked as Engineering Management Consultant at Photon Robotics Corp.; and from 1993 to 1996 he worked at KAI Technologies Inc. as its Vice President of Engineering. From 1978 to 1995, he worked at Eyring Research Institute (now Eyring Research Corporation), where his positions included Associate Scientist, Senior Engineer, Senior Test and Development Engineer and Program Manager in the Communications Systems, Military Systems and Advanced Systems Research Divisions and qualified for U.S. Government security clearances. He also has worked on specific engineering or programming projects at Logical Technical Services Corporation, Broomall Industries Inc., Kruzen Research Center, Moss Rehabilitation Hospital, Bechtel Engineering and Construction at the Calvert Cliffs Nuclear job site and Governor Mifflin School District. He holds a General Radiotelephone Operators FCC Commercial License, RADAR endorsement, FCC Amateur Radio Operators License and is a member of the U.S. Army Military Affiliate Radio System. Professional memberships include Institute of Electrical and Electronic Engineers (Group memberships in Antennas & Propagation, EMC, Broadcast, Biomedical, Geophysics, Vehicular Technologies, Robotics & Automation and Industrial Applications); Society of Photo-Optical Instrumentation Engineers; Aircraft Owners and Pilots Association; Armed Forces Communications and Electronics Association; Applied Computational Electromagnetics Society; American Institute of Aeronautics and Astronautics; Society of American Military Engineers and American Society for Nondestructive Testing.

   Mindtronics will, from time to time, interview and consider other appointments to its Board of Advisors.

                   CERTAIN OTHER KEY EMPLOYEES OF MINDTRONICS

   The names, ages and positions of certain key employees and consultants of Mindtronics at December 31, 2000 are listed below:

 Name                               Age Position
 ----                               --- --------
 Ross J. Stenquist................  45  Information and Marketing Director
 Robert A. Mabey..................  38  Sales Director
 Jared C. Cowart..................  25  Computer Center Technology Director

   The following is biographical information regarding the foregoing persons:

   Mr. Stenquist was appointed as Mindtronics' Information and Marketing Director in 2000. During the previous approximately five years, he was a Marketing/Training Consultant for marketing and computer training entities, including First Security Bank, US Transformers, KEAN Inc./Erudite, Inc., Productivity Point International, ASTRON/ EDS, I-Link and the Institute for the Individual. Mr. Stenquist was previously Vice President supervising six departments of HomeOwner Plus/AIM Mortgage Company (Marketing, Training, Customer Service, Operations of New Offices, IT and Maintenance). He has been an Account Executive in the United States and International Divisions for Mexico and Puerto Rico with Franklin/Covey-Shipley Company and training Director for Westinghouse/APTUS where he trained manufacturers and municipality owners in 11 northwestern States. He has been Franchise Director for the Central States Region (over 200 franchises) for Adventure Land Video/Aardvark Video Company and served as President of Financial Strategies & Investments Corporation, an insurance agency. Mr. Stenquist received his Business Administration degree from Utah State University, has insurance and securities licenses and is a certified trainer in communication skills, time management, team building and presentations skills programs. Mr. Stenquist is bilingual in English and Spanish.

   Mr. Mabey currently is serving as Vice President of Technical Sales for Consolidated Digital Inc., a subsidiary of Mindtronics, and has been associated with Mindtronics since July of 2000. Before this time, he served as Vice President of National Sales and Technology for GlobeComm Technologies. From 1996 to 1998, he was a consultant for Real Estate Investment Trusts, Regional Bell Operating Companies, Incumbent Local Exchange Carriers and Bundled Services Providers. From 1994 to 1996, he became a Director of Operations for U.S. Telesys, Inc. and Cypress Telecommunications who provided bundled services, including Cable television, telephone (local and long distance), Internet, security and billing services for multiple dwelling units in Utah, Arizona, Colorado, Texas, Mississippi, Tennessee and Alabama. From 1989 to 1994, he served as Executive Vice President with PacificTel Communications, directing sales, design and installation of "C" band cable television and telephone systems and microwave links with operations from Utah to Texas. Mr. Mabey is a graduate of the University of Utah having majored in Economics and minored in Finance. He holds multiple certifications on telephone systems, cable television equipment and microwave equipment.

   Mr. Cowart joined Mindtronics in December 2000 and currently is serving as Director of Mindtronics Computer Center. Before joining Mindtronics, Mr. Cowart served from February 1999 to December 2000 as a Senior Consultant of Implementation Services for Learnframe.com, where he designed and brought that company's Data Center Online and continued to manage the Data Center Network with the additional responsibilities of training clients with respect to company services and products. From June 1998 to February 1999, he served as Manager of Sales Technical Support for Microdomain. From June 1997 to June 1998, he served as Corporate Trainer/Instructor for PPI Company, where he taught course work in Microsoft, Corel and Lotus Products. Mr. Cowart attended Tacoma Community College and has extensive experience in MS-DOS, Linux, Solaris and Network Technology, including Intranet/Internet, Citrix Metaframe, Cisco Switches, routes and firewalls.

                SECURITY OWNERSHIP OF UBRANDIT AFTER THE MERGER

   The following table sets forth certain information regarding an estimate of the beneficial ownership of Ubrandit Common Stock immediately after consummation of the Merger with respect to: (i) persons known to Ubrandit to own, or to be expected to own, a sufficient number of shares such that Ubrandit estimates they will own more than five percent of the shares of Ubrandit Common Stock outstanding after the Merger; (ii) directors of Ubrandit and persons expected to be appointed as directors of Ubrandit; and (iii) all directors and executive officers and persons to be appointed as executive officers of Ubrandit as a group.

                                                  Number of Shares Approximate
                                                    Beneficially   Percentage
Name (1)                                             Owned (2)        Owned
--------                                          ---------------- -----------
Mark K. La Count (3).............................     3,224,340       13.2%
Rod Ylst.........................................     2,686,950       11.0%
M. Karlynn Hinman................................     2,149,560        8.8%
Roger C. Royce (4)...............................     1,844,200        7.3%
Jefferey D. Phillips (5).........................     2,206,880        8.8%
James W. Truher (6)..............................        47,500          *
Marcus Matuszak (3)..............................     2,686,950       11.0%
Steven K. Radowicz (7)...........................        50,000          *
All Named Executive Officers and Directors as a
 group (8 individuals)...........................    14,896,380       57.8%

--------
 *  Less than one percent (1%)

(1) Unless otherwise noted, Ubrandit believes that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares owned by them.

(2) Beneficial ownership is determined in accordance with the applicable rules under the Securities Exchange Act of 1934. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Ubrandit Common Stock subject to options held by that person that currently are exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. Percentage ownership is based on 24,517,333 shares of Ubrandit Common Stock expected to be outstanding upon consummation of the Merger.

(3) Includes or consists of 2,686,950 shares that will be held of record by M/2/CH, Inc., a Utah corporation.

(4) Includes 75,000 shares issuable upon exercise of stock options exercisable at an exercise price of $1.50 per share, 350,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.35 per share and 150,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(5) Includes 400,000 shares issuable upon exercise of stock options exercisable at an exercise price of $.50 per share and 200,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

(6) Includes 7,500 shares issuable upon the exercise of stock options exercisable at an exercise price of $4.69 per share and 40,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.50 per share.

(7) Includes 25,000 shares issuable upon the exercise of stock options exercisable at an exercise price of $1.50 per share and 25,000 shares issuable upon exercise of stock options exercisable at an exercise price of $3.75 per share.

                      WHERE YOU CAN FIND MORE INFORMATION

   Ubrandit files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that Ubrandit files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Ubrandit's public filings also are available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Ubrandit also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.

   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 26, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AT ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO UBRANDIT STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF UBRANDIT COMMON STOCK IN CONNECTION WITH THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                         COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires Ubrandit's directors and executive officers and persons who own more than 10% of a registered class of Ubrandit's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Ubrandit Common Stock and other equity securities of Ubrandit. Officers, directors and greater than 10% Ubrandit stockholders are required by regulations promulgated by the SEC to furnish Ubrandit with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to Ubrandit and written representations that no other reports were required, Ubrandit believes that, during the fiscal year ended September 30, 2000, Ubrandit's officers, directors and all persons who own more than 10% of a registered class of Ubrandit's equity securities complied with all Section 16(a) filing requirements.

                                 OTHER MATTERS

   At the date of this Proxy Statement, Ubrandit knows of no other matters to be submitted to the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Ubrandit Board of Directors may recommend.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

   Ubrandit's Annual Report on Form 10-K, including the financial statements and the schedules thereto, filed with the SEC for Ubrandit's fiscal year ended September 30, 2000, will be furnished to Ubrandit Stockholders as of the Record Date for the Annual Meeting, without charge, upon written request. If you desire to obtain a copy of such Annual Report on Form 10-K, please direct such written request to Ubrandit.com, Attention: Secretary, 6405 Mira Mesa Boulevard, Suite 100, San Diego, California 92121.

                                          THE BOARD OF DIRECTORS

Dated: March 26, 2001

                                   APPENDIX A

         UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENT OF UBRANDIT

                                   APPENDIX A

                         UNAUDITED INTERIM CONSOLIDATED
                      FINANCIAL STATEMENTS OF UBRANDIT.COM

                                     INDEX

                                                                          Page
                                                                          ----
Condensed Consolidated Balance Sheets at December 31, 2000 and September
 30, 2000................................................................ A-2

Condensed Consolidated Statements of Operations for the three months ended December 31, 2000 and December 31, 1999........................... A-3

Condensed Consolidated Statements of Cash Flows for the three months ended December 31, 2000 and December 31, 1999........................... A-4

Notes to Condensed Consolidated Financial Statements..................... A-5

                                  UBRANDIT.COM

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)

                                                     December 31,  September 30,
                                                         2000          2000
                                                     ------------  -------------
                       ASSETS
                       ------
Current Assets
  Cash.............................................. $ 2,794,817    $ 3,700,864
  Accounts receivable...............................      16,217         14,969
  Prepaid expenses..................................      14,912         86,190
  Deposits..........................................      36,874         50,374
  Inventory.........................................      25,502         27,493
                                                     -----------    -----------
Total current assets................................   2,888,322      3,879,890
                                                     -----------    -----------
Other Assets
  Property and equipment, net.......................     372,557        403,337
  Notes receivable from Mindtronics Corporation.....     309,507            --
  Core technology, net..............................     338,040        361,790
  Goodwill, net.....................................   1,255,874      1,320,310
  Deposits..........................................      17,153            --
                                                     -----------    -----------
                                                     $ 5,181,453    $ 5,965,327
                                                     ===========    ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------
Current Liabilities
  Accounts payable.................................. $   174,268    $   177,814
  Accrued expenses..................................     100,999        110,897
  Related party loan................................      61,735         30,590
  Current portion of lease payable..................      35,243         35,243
  Customer deposits.................................         --          39,434
                                                     -----------    -----------
Total current liabilities...........................     372,245        393,978

Other Liabilities
  Leases payable, net of current portion............      22,489         30,544

Stockholders' equity
  Common stock, $0.001 par value, 25,000,000 shares
   authorized; 12,167,333 shares issued and
   outstanding......................................      12,167         12,167
  Additional paid in capital........................   9,017,445      8,980,333
  Accumulated deficit...............................  (4,242,893)    (3,451,695)
                                                     -----------    -----------
Total stockholders' equity..........................   4,786,719      5,540,805
                                                     -----------    -----------
                                                     $ 5,181,453    $ 5,965,327
                                                     ===========    ===========

      See accompanying notes to unaudited condensed consolidated financial statements.

                                  UBRANDIT.COM

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                    Three months  Three months
                                                       ended         ended
                                                    December 31,  December 31,
                                                        2000          1999
                                                    ------------  ------------
Revenues........................................... $   472,677   $    32,711
Cost of sales......................................     436,387       167,925
                                                    -----------   -----------
Gross margin.......................................      36,290      (135,214)

Selling, general and administrative................     741,090       261,468
Depreciation and amortization......................     123,465        68,613
                                                    -----------   -----------
Loss from operations...............................    (828,265)     (465,295)

Interest income....................................      40,277        66,623
Interest expense...................................      (3,210)         (383)
                                                    -----------   -----------
Net loss........................................... $  (791,198)  $  (399,055)
                                                    ===========   ===========

Net loss per common share, basic and diluted....... $     (0.07)  $     (0.03)
                                                    ===========   ===========
Weighted average number of shares, basic and
 diluted...........................................  12,167,333    11,738,333
                                                    ===========   ===========




      See accompanying notes to unaudited condensed consolidated financial statements.

                                  UBRANDIT.COM

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                       Three months Three months
                                                          ended        ended
                                                       December 31, December 31,
                                                           2000         1999
                                                       ------------ ------------
Cash flows from operating activities:
Net loss.............................................   $ (791,198)  $ (399,055)
Adjustments to reconcile net loss to net cash used in
 operations:
  Depreciation & Amortization........................      123,466       68,613
  Compensation for stock options.....................       37,112          --
  Changes in operating assets and liabilities, net of
   effects of acquisition:
    Accounts receivable..............................       (1,248)        (910)
    Subscription receivable..........................          --        51,000
    Prepaid expenses.................................       71,278       16,734
    Deposits.........................................       (3,653)         --
    Inventory........................................        1,991          --
    Accounts payable.................................       (3,546)     (27,211)
    Accrued liabilities..............................      (49,332)      (1,881)
                                                        ----------   ----------
Net cash used in operating activities................     (615,130)    (292,710)
                                                        ----------   ----------
Cash flow from investing activities:
  Purchases of property and equipment................       (4,500)     (20,449)
  Amounts advanced for notes receivable..............     (309,507)          --
                                                        ----------   ----------
Net cash used in investing activities................     (314,007)     (20,499)
                                                        ----------   ----------
Cash flow from financing activities:
  Repayments of capital lease obligations............       (8,055)      (1,229)
  Proceeds from related party debt...................       44,645          --
  Repayment of related party debt....................      (13,500)         --
                                                        ----------   ----------
Net cash provided by (used in) financing activities..       23,090       (1,229)
                                                        ----------   ----------
Decrease in cash.....................................     (906,047)    (314,388)
Cash, beginning......................................    3,700,864    5,613,922
                                                        ----------   ----------
Cash, ending.........................................   $2,794,817   $5,299,534
                                                        ==========   ==========


      See accompanying notes to unaudited condensed consolidated financial statements.

                                  UBRANDIT.COM

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

1. BASIS OF PRESENTATION

  The accompanying condensed consolidated balance sheet at December 31, 2000, and the condensed consolidated statements of operations and cash flows for the three months ended December 31, 2000 and 1999 are unaudited and have been prepared by Ubrandit.com (the "Company"), pursuant to the rules and regulations of the Security and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to fairly state the consolidated financial position as of December 31, 2000, and the results of operations and cash flows for the related interim periods ended December 31, 2000 and 1999. The results of operations for the three months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the year ending September 30, 2001 or any other period.

  The accounting policies followed by the Company and other relevant information are contained in the notes to the Company's consolidated financial statements filed on January 3, 2001 as part of the Company's Annual Report on Form 10-K for the year ended September 30, 2000. This quarterly report should be read in conjunction with such annual report.

2. GOING CONCERN

  The Company has suffered substantial recurring losses from operations, expects to incur additional losses and has entered into a definitive agreement to acquire a development stage company, Mindtronics Corporation, with a history of substantial operating losses and to which the Company has agreed to advance up to $750,000. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

3.  EARNINGS (LOSS) PER COMMON SHARE

  Basic earnings (loss) per share are computed by dividing earnings available to common shareholders by the weighted average number of common shares outstanding during the periods. Diluted earnings per share reflect per share amounts that would have resulted from the dilutive potential effect of common stock instruments.

4. OPTIONS TO PURCHASE COMMON STOCK

  During the three months ended December 31, 2000, the Company granted options to employees to purchase 27,500 shares of common stock, pursuant to the 2000 Stock Option and Incentive Plan. The exercise prices equal the closing stock price of the Company's common stock at the date of grant, which range from $0.50 to $0.875 per share.

  The Company also granted options to a former employee/consultant to purchase 7,500 shares of common stock at a price of $3.00 per share, which vest in June 2001. In June 2000, pursuant to the terms of an employment agreement with Peter Huemiller, the Company committed to grant options to purchase 100,000 shares of common stock under the 2000 Stock Option Plan after obtaining shareholder approval. Said options were granted during the three month period ended December 31, 2000 and priced at a fair market value of $2.06 per share at the time of shareholder approval of said plan and vest on June 1, 2002.

                                  UBRANDIT.COM

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

4. OPTIONS TO PURCHASE COMMON STOCK--(Continued)

  The Company accounts for stock-based compensation for employees under the "intrinsic value" method. Under this method, no compensation expense is recorded for these plans and arrangements for current employees whose grants provide for exercise prices at or above the market price on the date of grant. Compensation expense for employees is recorded based on intrinsic value (excess of market price over exercise price on the measurement date). Unearned employee compensation is amortized over the vesting period and the expense recognized amounted to $1,887 during the three months ended December 31, 2000.

  The Company accounts for stock-based compensation for non-employees using the fair value of the option award on the measurement date. Compensation for non-employee stock options are recorded in the period earned. The fair value of non-employee stock options earned and recorded during the three months ended December 31, 2000 was $35,225.

5. PROPOSED ACQUISITION

  On December 4, 2000, the Company entered into a definitive Agreement and Plan of Merger with Mindtronics Corporation ("Mindtronics"), under which the Company will acquire all of the outstanding shares of capital stock of Mindtronics in exchange for up to 12,100,000 shares of Ubrandit Common Stock. The Agreement and Plan of Merger was amended effective January 12, 2001. Mindtronics is a development-stage technology company of which Roger Royce, the Company's Chairman of the Board and COO, owns 1 million shares (approximately 10% as of December 31, 2000) of Mindtronics common stock. Consummation of the merger is subject to numerous conditions, including, but not limited to, approval by the Company's shareholders and other customary conditions.

  In connection with the Merger Agreement, the parties executed and delivered a Loan and Security Agreement and a series of Promissory notes. The Company has agreed to advance Mindtronics $750,000, secured by a pledge of shares of the Mindtronics capital stock. The loan bears interest at 8% per annum and is due on demand. Through February 12, 2001, the Company advanced $368,000 to Mindtronics. Since Mindtronics is a development stage company, has no revenues and has minimal working capital and capitalization, there can be no assurance that the advances to Mindtronics will be repaid if the merger is not consummated.

  If Ubrandit terminates the Merger Agreement, unless such termination results from or relates to Mindtronics' material breach of any of its representations, warranties, agreements or covenants contained in the Merger Agreement or Mindtronics' failure to fulfill any condition precedent required of Mindtronics, then Ubrandit will be obligated under the Merger Agreement to pay to Mindtronics a one-time break-up fee (the "Break-Up Fee) in the amount of $250,000, increased by $50,000 on the first day of each calendar month commencing March 1, 2001. The Merger Agreement also provides that the Break-Up Fee will be automatically offset against any debt owed by Mindtronics to Ubrandit under the Loan and Security Agreement.

                                   APPENDIX B

              CONSOLIDATED ANNUAL FINANCIAL STATEMENT OF UBRANDIT

                                   APPENDIX B

                      UBRANDIT.COM, INC. AND SUBSIDIARIES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                        Page
                                                                      --------
Report of Independent Certified Public Accountants (BDO Seidman,
 LLP)................................................................      B-2

Report of Independent Auditors (Stark Tinter & Associates, LLC)......      B-3

Consolidated Balance Sheets..........................................      B-4

Consolidated Statements of Operations................................      B-5

Consolidated Statements of Shareholders' Equity......................      B-6

Consolidated Statements of Cash Flows................................  B-7-B-8

Notes to Consolidated Financial Statements........................... B-9-B-20

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Ubrandit.com, Inc. and Subsidiaries

   We have audited the accompanying consolidated balance sheet of Ubrandit.com, Inc. and Subsidiaries (the "Company") as of September 30, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ubrandit.com, Inc. and Subsidiaries as of September 30, 2000, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 2 and 8 to the consolidated financial statements, the Company has suffered substantial recurring losses from operations, expects to incur additional losses, and has entered into a definitive agreement to acquire a development-stage company with a history of substantial operating losses and to which the Company has agreed to advance $750,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ BDO SEIDMAN, LLP

Costa Mesa, California
November 14, 2000, except for
 Note 8 as to which the date is
 December 22, 2000

                         REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
Ubrandit.com, Inc.

   We have audited the accompanying consolidated balance sheet of Ubrandit.com, Inc. as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the nine month period ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ubrandit.com, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Stark Tinter & Associates, LLC

Englewood, Colorado
November 5, 1999

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                    September 30, September 30,
                                                        2000          1999
                                                    ------------- -------------
                      ASSETS
                      ------
Current assets:
  Cash and cash equivalents........................  $ 3,700,864   $ 5,613,922
  Accounts receivable..............................        9,294         7,290
  Subscription receivable..........................          --         51,000
  Other receivables................................        5,675           --
  Prepaid expenses.................................       86,190        20,750
  Inventory, net of reserve of $7,500 (2000).......       27,493           --
  Deposits.........................................       50,374        11,872
                                                     -----------   -----------
Total current assets...............................    3,879,890     5,704,834

Other assets (Notes 3 and 4):
  Property and equipment, net of accumulated
   depreciation of $136,230 (2000) and $38,580
   (1999)..........................................      403,337       150,567
  Core technology, net of accumulated amortization
   of $113,210 (2000) and $18,210 (1999)...........      361,790       456,790
  Goodwill, net of accumulated amortization of
   $225,053 (2000) and $52,845 (1999)..............    1,320,310       594,354
  Other............................................          --          1,110
                                                     -----------   -----------
                                                     $ 5,965,327   $ 6,907,655
                                                     ===========   ===========

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------
Current liabilities:
  Accounts payable.................................  $   177,814   $    45,581
  Accrued expenses.................................       45,314         3,257
  Current portion of leases payable (Note 7).......       35,243         5,129
  Customer deposits................................       39,434           --
  Accrued compensation.............................       62,690        16,067
  Payroll taxes payable............................       33,483         7,607
                                                     -----------   -----------
Total current liabilities..........................      393,978        77,641
  Leases payable, net of current portion (Note 7)..       30,544         8,859
                                                     -----------   -----------
Total liabilities..................................      424,522        86,500
                                                     -----------   -----------
Commitments and contingencies (Notes 7 and 8)

Shareholders' equity (Note 5):
  Common stock, $0.001 par value. Authorized
   25,000,000 shares; issued and outstanding
   12,167,333 (2000) and 11,738,333 (1999) shares..       12,167        11,738
  Additional paid in capital.......................    8,980,333     7,857,262
  Accumulated deficit..............................   (3,451,695)   (1,047,845)
                                                     -----------   -----------
Total shareholders' equity.........................    5,540,805     6,821,155
                                                     -----------   -----------
                                                     $ 5,965,327   $ 6,907,655
                                                     ===========   ===========

See reports of independent certified public accountants, and accompanying notes to consolidated financial statements.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Nine months
                                        Year ended       ended      Year ended
                                       September 30, September 30, December 31,
                                           2000          1999          1998
                                       ------------- ------------- ------------
Revenues from sales...................  $   869,623   $    35,656    $   --
Cost of sales.........................    1,100,405       567,286        --
                                        -----------   -----------    -------
Gross margin..........................     (230,782)     (531,630)       --

Operating expenses:
  Sales, general and administrative...    2,032,420       456,575         13
  Depreciation and amortization.......      365,969        90,520         80
                                        -----------   -----------    -------
Loss from operations..................   (2,629,171)   (1,078,725)       (93)

Other income (expense):
  Interest income.....................      233,349        32,366        --
  Interest expense....................       (8,028)       (1,393)       --
                                        -----------   -----------    -------
Net loss..............................  $(2,403,850)  $(1,047,752)   $   (93)
                                        ===========   ===========    =======

Per share information:
  Weighted average shares
   outstanding--basic and diluted.....   11,912,141     9,353,151    777,041
                                        ===========   ===========    =======
Net loss per common share--basic and
 diluted..............................  $     (0.20)  $     (0.11)   $ (0.00)
                                        ===========   ===========    =======



See reports of independent certified public accountants, and accompanying notes to consolidated financial statements.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                 Common Stock    Additional
                                              ------------------  Paid in   Accumulated
                                                Shares   Amount   Capital     Deficit       Total
                                              ---------- ------- ---------- -----------  -----------
Balance at December 31, 1997 (see Note 5) ..      40,000 $    40 $      360 $       --   $       400
Stock issued for cash at $0.01 per share net
 of issuance cost...........................     860,000     860      4,540         --         5,400
Stock issued for cash at $0.01 per share net
 of issuance cost...........................   4,140,000   4,140     34,260         --        38,400
Net loss....................................         --      --         --          (93)         (93)
                                              ---------- ------- ---------- -----------  -----------
Balance at December 31, 1998 (see Note 5) ..   5,040,000   5,040     39,160         (93)      44,107
Stock issued for cash at $0.50 per share,
 net of issuance costs......................   1,890,000   1,890    935,110         --       937,000
Stock issued in a business combination (Note
 3).........................................   1,826,000   1,826    911,174         --       913,000
Stock issued as repayment for debt and
 accrued interest...........................     300,000     300    163,951         --       164,251
Stock issued to a related party as repayment
 for advance................................     200,000     200    361,800         --       362,000
Stock issued for cash at $1.00 per share,
 net of issuance costs......................   1,000,000   1,000    989,000         --       990,000
Stock issued for cash and subscription
 receivable at $3.00 per share, net of
 issuance costs.............................   1,482,333   1,482  4,409,977         --     4,411,459
Warrants issued for services rendered.......         --      --      47,090         --        47,090
Net loss....................................         --      --         --   (1,047,752)  (1,047,752)
                                              ---------- ------- ---------- -----------  -----------
Balance at September 30, 1999 (see Note 5)..  11,738,333  11,738  7,857,262  (1,047,845)   6,821,155
Stock issued upon exercise of options.......     129,000     129    185,871         --       186,000
Stock issued in connection with acquisition
 (Note 3)...................................     300,000     300    937,200         --       937,500
Net loss....................................         --      --         --   (2,403,850)  (2,403,850)
                                              ---------- ------- ---------- -----------  -----------
Balance at September 30, 2000...............  12,167,333 $12,167 $8,980,333 $(3,451,695) $ 5,540,805
                                              ========== ======= ========== ===========  ===========


See reports of independent certified public accountants, and accompanying notes to consolidated financial statements.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                      Nine Months
                                        Year Ended       Ended      Year Ended
                                       September 30, September 30, December 31,
                                           2000          1999          1998
                                       ------------- ------------- ------------
Cash flows from operating activities:
Net loss..............................  $(2,403,850)  $(1,047,752)   $   (93)
Adjustments to reconcile net loss to
 net cash used in operating
 activities:
  Depreciation and amortization.......      365,969        90,520        --
  Write-off of inventory..............       13,848           --         --
  Provision for inventory
   obsolescence.......................        7,500           --         --
  Compensation expense related to debt
   conversion.........................          --        262,000        --
  Compensation related to warrants....          --         47,090        --
  Changes in operating assets and
   liabilities, net of business
   acquisitions:
  Accounts and other receivables......       (7,679)          823        --
  Prepaid expenses....................      (65,440)      (21,600)      (320)
  Inventory...........................          699           --         --
  Deposits............................       (7,755)      (11,872)       --
  Accounts payable....................      132,233        28,060        --
  Accrued expenses....................       42,057         4,058        400
  Customer deposits...................       39,434           --         --
  Accrued compensation................       46,623        16,067        --
  Payroll taxes payable...............       25,876         7,607        --
                                        -----------   -----------    -------
Net cash used in operating
 activities...........................   (1,810,485)     (624,999)       (13)
                                        -----------   -----------    -------
Cash flows from investing activities:
 Purchase of property and equipment...     (127,583)     (109,283)       --
 Cash acquired in business
  combination.........................          --         18,660        --
 Payments for business acquisition....     (195,792)          --         --
                                        -----------   -----------    -------
Net cash used in investing
 activities...........................     (323,375)      (90,623)       --
                                        -----------   -----------    -------
Cash flows from financing activities:
 Repayments of capital lease
  obligations.........................      (16,198)       (2,102)       --
 Net proceeds from issuance of common
  stock, net of issuance costs........          --      6,338,459     43,800
 Subscription receivable..............       51,000       (51,000)       --
 Proceeds from exercise of stock
  options.............................      186,000           --         --
                                        -----------   -----------    -------
Net cash provided by financing
 activities...........................      220,802     6,285,357     43,800
                                        -----------   -----------    -------
Net increase (decrease) in cash.......   (1,913,058)    5,569,735     43,787
Cash and cash equivalents, beginning
of period.............................    5,613,922        44,187        400
                                        -----------   -----------    -------
Cash and cash equivalents, ending of
 period...............................  $ 3,700,864   $ 5,613,922    $44,187
                                        ===========   ===========    =======

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                                                      Nine Months
                                        Year Ended       Ended      Year Ended
                                       September 30, September 30, December 31,
                                           2000          1999          1998
                                       ------------- ------------- ------------
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for:
    Interest.........................    $  8,028      $   1,393      $ --
                                         ========      =========      =====
    Income taxes.....................    $    --       $     --       $ --
                                         ========      =========      =====

Supplemental disclosures of non-cash
 investing and financing activities:
  Net tangible assets (liabilities)
   acquired in business combination..    $235,127      $(209,198)     $ --
                                         ========      =========      =====
  Issuance of common stock in
   business acquisition..............    $937,500      $ 913,000      $ --
                                         ========      =========      =====
  Core technology recorded in
   business combination..............    $    --       $ 475,000      $ --
                                         ========      =========      =====
  Goodwill recorded in business
   combination.......................    $898,165      $ 647,198      $ --
                                         ========      =========      =====
  Issuance of stock in repayment of
   convertible debt..................    $    --       $(164,251)     $ --
                                         ========      =========      =====
  Issuance of stock in repayment of
   related party advances............    $    --       $(100,000)     $ --
                                         ========      =========      =====
Property and equipment acquired under
 capital leases......................    $ 67,997      $     --       $ --
                                         ========      =========      =====


See reports of independent certified public accountants, and accompanying notes to consolidated financial statements.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               September 30, 2000 and 1999, and December 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

  Ubrandit.com ("Ubrandit" or the "Company") was incorporated on December 19, 1997 in the State of Nevada under the name of Mount Merlot Estates, Inc. On January 14, 1999, the Company's name was changed to Virtual Brand, Inc. The name was again changed to Ubrandit.com on February 18, 1999. The Company's primary concentrations are in providing of "branded" financial and e-commerce Web-based systems. The Company's branded e-commerce system provides online access to books, CDs and videos. The Company's financial system provides online access to stock quotes, personal portfolio management, mutual fund data, news releases, investor reports and exclusive editorial content. The Company also owns Clicksmart.com, Inc., through which it also provides specialty books, CDs and videos through mail order and online services.

  Fiscal Years

  Beginning with the period September 30, 1999, the Company changed its fiscal year from December 31 to September 30. Accordingly, the accompanying financial statements include the audited financial statements for the year ended December 31, 1998, the nine months ended September 30, 1999, and year ended September 30, 2000.

  Principles of Consolidation

  The accompanying consolidated financial statements include the financial statements of Ubrandit.com and its wholly owned subsidiaries, including Ubrandit ISP.com, Inc., JungleJeff.com, Inc., Global Investors Guide, and Clicksmart.com, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Revenue Recognition

  The Company recognizes revenue from product sales when the products are received by the customers. For all product sales transactions with its customers, the Company acts as a principal, takes title to all products sold upon shipment, bears credit risk, and bears inventory risk for returned products that are not successfully returned to suppliers, although these risks are mitigated through arrangements with credit card issuers, shippers and suppliers.

  The Company realizes mailing list revenue for Global Investors Guide on the date the customer uses the mailing list. The rental is limited to a one-time use for each customer at the time the list is rented.

  Cash and Cash Equivalents

  Cash and cash equivalents consists of all highly liquid investments with an original maturity of three months or less.

  Inventories

  Inventories are stated at the lower of cost (first-in, first out) or market (net realizable value).

  Goodwill and Core Technology

  Goodwill represents the excess of the purchase price over net assets acquired through business combinations accounted for as a purchase and is amortized on a straight-line basis over its estimated useful life of five to seven years (see Note 3).

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


  Core technology is carried at cost and is amortized on a straight-line basis over its estimated useful life of five years (see Note 3).

  Property and Equipment

  Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed principally using the straight-line method over the estimated useful lives of the assets (or lease term, if shorter), which range from 3 to 7 years. Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

  Long-Lived Assets

  The Company reviews the carrying amount of its long-lived assets and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

  The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  Segment Reporting

  The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

  Stock-Based Compensation

  The Company applies APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost is recognized for its employee stock option plans, unless the exercise price of options granted is less than fair market value on the date of grant. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

  Earnings (Loss) Per Share and Shares Outstanding

  Earnings (loss) per share is calculated pursuant to Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share includes no dilution and is computed by dividing income (loss) available to common shareholders by the weighted average number of shares

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Basic and diluted EPS are the same as the effect of common stock equivalents on earnings
  (loss) per share is antidilutive for all periods presented. Common stock equivalents excluded from the calculation of earnings (loss) per share total 2,376,000 and 1,571,000 at September 30, 2000 and 1999, respectively.

  Fair Value of Financial Instruments

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2000 and 1999, the fair value of all financial instruments approximated carrying value.

  Comprehensive Income

  The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") during Fiscal 2000. SFAS 130 established new rules for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 had no effect on the accompanying consolidated financial statements, because the Company had no other components of comprehensive income for all periods presented.

  Advertising

  Advertising costs are expenses as incurred. Advertising costs totaling $46,331 and $0 for the year ended September 30, 2000 and the nine-month period ended September 30, 1999, respectively.

  Research and Development Expenses

  Expenditures for research and development are expensed as incurred.

  Related Party Transaction

  A board member of the Company also provides legal services to the Company. The fees paid to said board member's law firm totaled $96,000 and $66,000 for the year ended September 30, 2000 and the nine-month period ended September 30, 1999, respectively.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

  American Stock Exchange Listing

  The Company's common stock may be delisted from the American Stock Exchange if it fails to comply with applicable listing requirements. Under the rules of the American Stock Exchange, among others, the exchange may delist from trading any stock that trades below $1.00 for more than 30 consecutive trading

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  days. The Company's inability to maintain its listing on the American Stock Exchange, could have an adverse effect on the market for its common stock and the ability of its stockholders to sell their shares.

  Concentration of Credit Risk

  Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and accounts receivable. The Company places its cash with high quality financial institutions. The cash balances are approximately $3,500,000 and $5,300,000 at September 30, 2000 and 1999, respectively, in excess of the amounts insured by the Federal Deposit Insurance Corporation.

  The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management's expectations.

  New Accounting Pronouncements

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collective referred to as derivatives), and for hedging activities. SFAS No 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company currently does not engage in, nor does it expect to engage in, derivative or hedging activities and, accordingly, the Company anticipates there will be no impact to its consolidated financial statements.

  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current revenue recognition policies comply with SAB 101.

  In July 2000, the EITF reached a consensus on EITF Issue 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent." This consensus provides guidance concerning under what circumstances a company should report revenue based on (a) the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or (b) the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. Application of the provisions of this consensus did not change the Company's existing accounting policies.

  Reclassifications

  Certain reclassifications have been made to the prior year consolidated financial statements to be consistent with the 2000 presentation.

2.  GOING CONCERN

  The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered substantial recurring losses from operations, expects to incur additional losses, and has entered into a definitive agreement to acquire a development-stage company with a history of substantial operating losses and to which the Company has agreed to

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

2.  GOING CONCERN (Continued)

  advance $750,000. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  The Company has taken certain actions in an effort to become profitable and improve cash flow from operations in the future. These actions include seeking new revenue opportunities and additional financing sources. In addition, the Company has entered into a plan of merger with Mindtronics Corporation (see Note 8). Management continues to implement plans to increase revenues, reduce existing cost structures, improve operating efficiencies, and strengthen the Company's operating infrastructure. There can be no assurances that management will be successful in the implementation of its plans.

3.  ACQUISITIONS

  On March 11, 1999 the Company entered into an Agreement and Plan of Exchange with a corporation, Global Investors Guide. As of March 11, 1999, Global became a wholly owned subsidiary of the Company. The acquisition was accounted for as a purchase in which the Company acquired all of the net liabilities of Global and all of the outstanding shares of Global's common stock. In the transaction the Company issued 1,826,000 shares of common stock, at a price per share of $0.50, for a value of $913,000. A price of $0.50 per share was used to value the stock issued in the acquisition transaction as the sale of approximately 2,000,000 shares one month prior to the merger at $0.50 per share is the best indicator of value of the stock. The excess estimated fair value of the net liabilities assumed over the value of the shares issued was $1,122,198 and was allocated as follows: core technology $475,000, goodwill $647,198. Management determined the goodwill fair value by reference to the present value of estimated future cash inflows of the acquired assets, and believes the valuation to be reasonable, appropriate and not impaired. The goodwill is being amortized using the straight-line method over five years. Management also believes the value allocated to core technology, the difference between the excess estimated fair value of the net liabilities assumed over the value of the shares issued less the goodwill, is reasonable, appropriate and not impaired.

  The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the business combination had occurred on January 1, 1998 and January 1, 1999, respectively:

                                                  Nine Months Ended  Year Ended
                                                    September 30,   December 31,
                                                        1999            1998
                                                  ----------------- ------------
   Total revenues................................    $    66,342     $ 361,678
   Net loss......................................    $(1,175,184)    $(149,676)
   Basic and diluted loss per share..............    $     (0.12)    $   (0.06)

  The pro forma results of operations do not purport to be indicative of the results which would actually have been obtained had the merger occurred on the dates indicated or which may be obtained in the future.

  Effective April 30, 2000, the Company acquired certain assets of Clicksmart.com, Inc. pursuant to the terms of an Asset Purchase Agreement. The purchase price of the acquisition included the issuance of 300,000 shares of the Company's common stock, with a fair market value of $937,500, and a cash payment of $195,792. The acquisition has been accounted for using the purchase method of accounting

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

3.  ACQUISITIONS (Continued)

  and the assets acquired were recorded at their estimated fair values at the date of the acquisition. The cost in excess of the net assets acquired was $898,165, which is being amortized on a straight-line basis over the estimated useful life of seven years.

  The following unaudited pro forma summary presents the consolidated results of operations of the Company as if the business combination had occurred at the beginning of the respective periods presented below.

                                                  Year Ended   Nine Months Ended
                                                 September 30,   September 30,
                                                     2000            1999
                                                 ------------- -----------------
   Total revenues...............................  $ 1,873,946     $   550,382
   Net loss.....................................  $(2,548,223)    $(1,239,508)
   Basic and diluted loss per share.............  $     (0.21)    $     (0.13)

  The pro forma results of operations do not purport to be indicative of the results which would actually have been obtained had the merger occurred on the dates indicated or which may be obtained in the future.

4. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                                     September 30, September 30,
                                                         2000          1999
                                                     ------------- -------------
   Computer equipment..............................    $ 400,025     $128,622
   Office furniture and equipment..................       55,455       44,434
   Assets held under capital lease obligations.....       84,087       16,091
                                                       ---------     --------
                                                         539,567      189,147
   Less accumulated depreciation and amortization..     (136,230)     (38,580)
                                                       ---------     --------
                                                       $ 403,337     $150,567
                                                       =========     ========

  Included in accumulated depreciation and amortization is $18,178 and $2,235 of amortization related to assets held under capital lease obligations as of September 30, 2000 and 1999, respectively.

5. SHAREHOLDERS' EQUITY

  Common Stock

  During December 1997 and February 1998, 40,000 and 860,000, shares of stock were issued to various investors at $0.01 per share for cash of $400 and $5,400, pursuant to a Regulation D offering. Issuance costs were $3,200.

  During December 1998, 4,140,000 shares of stock were issued to various investors at $0.01 per share for cash of $38,400, pursuant to a Regulation D offering. Issuance costs were $3,000.

  During February 1999, 1,890,000 shares of stock were issued to various investors at $0.50 per share for cash of $945,000, pursuant to a Regulation D offering. Issuance costs were $8,000.

  On March 11, 1999, 1,826,000 shares of stock were issued in conjunction with the acquisition of Global (see Note 3).

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

5.  SHAREHOLDERS' EQUITY (Continued)


  During March 1999, the Company converted $150,000 of debt and $14,251 of accrued interest due to an unrelated party into 300,000 shares of stock at a value of $164,251. The stock was valued at approximately $0.50 per share, the fair value of the Company's common stock as of January 1999 (the date of the commitment with the unrelated party). The per share price of $0.50 was the price of shares sold in the Company's private offering nearest to January 1999. The Company issued the shares in April 1999.

  During March 1999 the Company converted an amount due to a related party of $100,000 into 200,000 shares of stock at a value of $362,000. The stock was valued $1.81 per share, the closing price of the Company's common stock on the date of the conversion. The difference of $262,000 between the amount due of $100,000 and value assigned to the shares of stock of $362,000 was recorded as compensation expense to the President of the Company in 1999. The Company issued the shares in April 1999.

  During April 1999, 1,000,000 shares of stock were issued to various investors at $1.00 per share for cash of $1,000,000, pursuant to a Regulation D offering. Issuance costs were $10,000.

  During August 1999, 1,482,333 shares of stock were issued to various investors at $3.00 per share for cash of $4,446,999 pursuant to a Regulation S offering. Issuance costs were $35,540.

  During the year ended September 30, 2000, employees exercised 10,000 options at $0.75 per share and 119,000 options at $1.50 per share.

  During the year ended September 30, 2000, the Company issued 300,000 shares valued at $937,500 in connection with an acquisition (see Note 3).

  Stock Options

  In March 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"). The Plan is administered by a committee appointed by the Board of Directors (the "Committee") which determines the recipients and the terms of the options granted. The Plan provides that options granted may be either incentive stock options or non-statutory stock. Options may be granted to eligible employees, directors, consultants, vendors, customers, and others to purchase shares of the Company's common stock at a price generally not less than 110% of the fair market value of the common stock on the date of grant for incentive stock options and not less than 85% for non-statutory stock options. The Plan provides for the granting of options for up to 2,500,000 shares of the Company's common stock. During 2000, the plan was revised to increase the number of options available for grant to 4,750,000. Options may expire up to five years from the date of grant, subject to termination of employment.

  The Company accounts for stock-based compensation for non-employees using the fair value of the option award on the measurement date. Compensation for non-employee stock options are recorded in the period earned.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

5.  SHAREHOLDERS' EQUITY (Continued)


  A summary of stock option activity is as follows:

                                                                       Weighted
                                                                       Average
                                     Number of  Price Per  Aggregate   Exercise
                                      Shares      Share      Price      Price
                                     ---------  ---------- ----------  --------
   Balance, December 31, 1998.......       --   $      --  $      --    $  --
   Options granted.................. 1,551,500   0.50-6.75  2,434,225     1.57
                                     ---------  ---------- ----------   ------
   Balance, September 30, 1999...... 1,551,500   0.50-6.75  2,434,225     1.57
   Options granted..................   943,500   2.75-4.50  3,500,775     3.71
   Options exercised................  (129,000)  0.75-1.50   (186,000)   (1.44)
   Options forfeited/cancelled......   (10,000)    4.93       (49,300)   (4.93)
                                     ---------  ---------- ----------   ------
   Balance, September 30, 2000...... 2,356,000  $0.50-6.75 $5,699,700   $ 2.42
                                     =========  ========== ==========   ======

  The following table summarizes information with respect to stock options outstanding at September 30, 2000:

               Options Outstanding                           Options Exercisable
   -------------------------------------------------      -------------------------------
                                         Weighted            Number
                       Number             Average          Exercisable        Weighted
                   Outstanding at        Remaining             at             Average
    Exercise       September 30,        Contractual       September 30,       Exercise
     Prices             2000               Life               2000             Price
   -----------     --------------       -----------       -------------       --------
          $.50         775,000              3.3               775,000          $ .50
         $1.50         231,000              4.3               231,000           1.50
         $2.75          47,500              5.7                   --             --
   $3.03-$3.75       1,181,000              5.2               238,334           3.34
   $4.00-$4.93         107,500              4.7                87,500           4.40
         $6.75          14,000              4.5                14,000           6.75
   -----------       ---------              ---             ---------          -----
    $.50-$6.75       2,356,000              4.5             1,345,834          $1.49
   ===========       =========              ===             =========          =====

  If the Company had elected the fair value method of accounting for stock-based compensation, compensation cost would be accrued at the estimated fair value of all stock option grants over the service period, regardless of later changes in stock prices and price volatility. The fair value at date of grant for options granted during the year ended September 30, 2000, the nine months ended September 30, 1999 and the year ended December 31, 1998 has been estimated based on a Black-Scholes valuation model with the following assumptions: no dividend yield; expected volatility of 25% to 82% in 2000 and 110% to 118% in 1999, based on historical results; risk-free interest rates of 6.5% in 2000 and 4.8% in 1999; and average expected lives of 2.5 years in 2000 and 5 years in 1999.

  The weighted average fair value of the options granted during the periods was $1.11 per share in 2000 and $1.11 per share in 1999.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

5.  SHAREHOLDERS' EQUITY (Continued)


  The following table sets forth the net loss and loss per share amounts for the periods presented as if the Company had elected the fair value method of accounting for stock options:

                                                  Year Ended   Nine Months Ended
                                                 September 30,   September 30,
                                                     2000            1999
                                                 ------------- -----------------
                                                                  (restated)
   Net loss
     As reported................................  $(2,403,850)    $(1,047,752)
                                                  ===========     ===========
     Pro forma..................................  $(3,716,351)    $(1,818,157)
                                                  ===========     ===========
   Basic and diluted loss per share
     As reported................................  $     (0.20)    $     (0.11)
                                                  ===========     ===========
     Pro forma..................................  $     (0.32)    $     (0.19)
                                                  ===========     ===========

  The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

  Additional incremental compensation expense includes the excess of fair values of options granted during the period over any compensation amounts recorded for options whose exercise prices were less than the market value at date of grant, and for any expense recorded for non-employee grants.

  All such incremental compensation is amortized over the related vesting period, or expensed immediately if fully vested. The above calculations include the effects of all grants in the periods presented. Because options often vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net income
  (loss) in future years.

  The Company accounts for stock-based compensation for employees under the "intrinsic value" method. Under this method, no compensation expense is recorded for these plans and arrangements for current employees whose grants provide for exercise prices at or above the market price on the date of grant. Compensation expense for employees is recorded based on intrinsic value (excess of market price over exercise price on measurement date) which is accounted for as unearned compensation and is reflected as a separate component of shareholders' equity until earned. All options awarded to employees during the years ended September 30, 2000 and 1999, were granted with exercise prices which equaled or exceeded the market price of the common stock at the date of grant.

  Warrants

  During July 1999 the company issued warrants to purchase 20,000 shares of the Company's common stock to an unrelated third party in consideration of consulting services rendered. These warrants are exercisable at $4.56 per share, which was fair market value at date of issuance. One half of the warrants vest one year from date of grant and the balance vest eighteen months after date of grant. The warrants expire in June 2004. In accordance with SFAS No. 123 these warrants were recorded as compensation

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

5.  SHAREHOLDERS' EQUITY (Continued)

  expense as of the date of issuance. The weighted average fair value of the warrants was $2.36 per warrant for calculated compensation expense of $47,090. The following weighted average assumptions were used for grant: risk-free interest rate of 4.8%, no dividend yield, expected volatility of 110% and average expected life of 1.5 years.

6. INCOME TAXES

  The provision for income taxes for the year ended September 30, 2000, the nine months ended September 30, 1999, and year ended December 31, 1998 is comprised of the minimum current state income tax. Differences between the statutory and effective tax rates are primarily due to valuation allowances recorded to offset deferred tax benefits associated with net operating losses.
  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Components of the Company's deferred tax assets and liabilities are comprised primarily of the future tax benefit of the Company's net operating loss carryforward of approximately $1.1 million at September 30, 2000. Such deferred tax asset is offset by a valuation allowance equal to the total net deferred tax asset balance.

  As of September 30, 2000, the Company has a federal net operating loss carryforward of approximately $2.8 million, expiring through 2020, and a state net operating loss carryforward of approximately $1.8 million, expiring through 2005.

  The utilization of the net operating loss carryforwards could be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of deferred tax assets is not more likely than not. Accordingly, a valuation allowance equal to the net deferred tax asset amount has been recorded as of September 30, 2000 and 1999.

7.  COMMITMENTS AND CONTINGENCIES

  Leases

  During 2000, the Company entered into an agreement to lease a new corporate facility. The lease has an initial term of eighteen months. The Company has also acquired certain equipment under capital leases which are payable in various scheduled monthly installments through March 2003.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

7. COMMITMENTS AND CONTINGENCIES (Continued)


  Future minimum lease payments are as follows:

                                                           Operating Capital
   Years Ending September 30,                               Leases    Leases
   --------------------------                              --------- --------
   2001................................................... $154,454  $ 43,307
   2002...................................................   80,049    26,524
   2003...................................................      --      8,851
                                                           --------  --------
   Total minimum lease payments........................... $234,503    78,682
                                                           ========
   Amount representing interest ranging from 16% to 19%...            (12,895)
                                                                     --------
                                                                       65,787
   Present value of future minimum capital lease
    obligations, current portion..........................            (35,243)
                                                                     --------
                                                                     $ 30,544
                                                                     ========

  Total rent expense for the periods ended September 30, 2000, September 30, 1999 and December 31, 1998 were $134,231, $56,167 and $0, respectively.

  Employment Agreements

  The Company has an employment agreement with the President of Clicksmart which provides for a specified salary plus incentive compensation and other benefits through May 2002.

  License Agreements

  On February 2, 1998 the Company's subsidiary Global entered into an Information Distribution License agreement with an unrelated company. The Agreement grants a nonexclusive, nontransferable right and license to distribute electronically, a stock quote data feed. Under the terms of the three-year agreement Global paid a one-time installation fee of $1,230 in January 1998. In addition the contract requires Global to pay a monthly fee of $970 plus redistribution fees based on the number of months the data feed is used. The installation fee and the monthly fees are expensed as incurred.

  The Company's subsidiary Global entered into a Computer Software License Agreement on April 21, 1998. The agreement grants Global the right to use "NT-TASRV" operating system and provides monthly service and support of this system. Under the terms of the contract Global paid an initial license fee of $1,025 and pays a monthly fee of $1,025. The installation fee and the monthly fees are expensed as incurred.

  The Company's subsidiary Global entered into a License Agreement with an unrelated company on January 19, 1999. The Agreement grants a non-exclusive, non-transferable, limited right to use data feeds for music, video, books and an encyclopedia of popular music. Under the terms of the one-year agreement, Global will pay the greater of a minimum monthly fee of $3,500 or a calculated fee based on a fixed price per unit sold. These fees are expensed as incurred.

  In March 1999, the Company entered into a distribution and fulfillment agreement with a third party company to provide and ship the books, CDs and videos ordered on its branded e-commerce site. The agreement is for a term of one year, and is automatically renewed for five one-year successive periods. The Company incurred $273,155 and $9,250 with respect to purchases of product pursuant to this agreement during the year ended September 30, 2000 and the nine-month period ended September 30, 1999, respectively.

                      UBRANDIT.COM, INC. AND SUBSIDIARIES

8.  SUBSEQUENT EVENTS


  On December 4, 2000, the Company entered into an agreement and plan of merger with Mindtronics Corporation (the "Merger Agreement"). Mindtronics is a Utah based corporation in which the Company's Chairman of the Board and COO owns 1 million shares (approximately 10% as of September 30, 2000) of Mindtronics common stock.

  Pursuant to the Merger Agreement, the Company will exchange 12,500,000 shares of the Company's common stock for all the outstanding shares of Mindtronics capital stock. Consummation of the merger is subject to numerous conditions, including, but not limited to, approval by the Company's shareholders, completion of due diligence and other customary conditions. The Company anticipates that the merger, if approved, will be consummated early in the first quarter of 2001. In connection with the Merger Agreement, the Company has agreed to advance Mindtronics $750,000, of which $268,000 has been advanced to Mindtronics through December 22, 2000.

  As of December 22, 2000, the Company's cash position has decreased from $3,700,864 to $2,812,698. The reduction of cash is due to cash advanced to Mindtronics and funding of the Company's operations.

  The Company has granted an additional 135,000 options subsequent to September 30, 2000. Of these options, 7,500 vest immediately, 7,500 vest six months from date of grant, 20,000 vest one year from date of grant and 100,000 vest ratable over a 30-month period. The options have exercise prices ranging from $0.50 to $3.00, with an average exercise price of $1.85.

                                   APPENDIX C

         AUDITED CONSOLIDATED ANNUAL AND UNAUDITED CONSOLIDATED INTERIM
                      FINANCIAL STATEMENTS OF MINDTRONICS

                                   APPENDIX C

                            Mindtronics Corporation
                   Index to Consolidated Financial Statements

                                                                        Page
                                                                      Reference
                                                                      ---------
Consolidated Financial Statements of Mindtronics Corporation

Report of Certified Independent Public Accountants...................      C-2

Consolidated Balance Sheets as of December 31, 2000 (Unaudited), and
 September 30, 2000 and 1999.........................................      C-3

Consolidated Statements of Operations for the Three-Month Periods
 Ended December 31, 2000 (Unaudited) and 1999 (Unaudited), and for
 the Years Ended September 30, 2000 and 1999, and for the Period May
 20, 1998 (inception) through September 30, 2000.....................      C-4

Consolidated Statements of Shareholders' Equity (Deficit) for the
 Three-Month Period Ended December 31, 2000 (Unaudited), and for the
 Years Ended September 30, 2000 and 1999, and for the Period May 20,
 1998 (inception) through September 30, 2000.........................      C-5

Consolidated Statements of Cash Flows for the Three-Month Periods
 Ended December 31, 2000 (Unaudited) and 1999 (Unaudited), and for
 the Years Ended September 30, 2000 and 1999, and for the Period May
 20, 1998 (inception) through September 30, 2000.....................      C-6

Notes to Consolidated Financial Statements........................... C-7-C-14

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Mindtronics Corporation and Subsidiaries

   We have audited the accompanying consolidated balance sheets of Mindtronics Corporation and Subsidiaries (the "Company") (a development stage company) as of September 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the years then ended and for the period from May 20, 1998 (inception) to September 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mindtronics Corporation and Subsidiaries as of September 30, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended and for the period from May 20, 1998 (inception) to September 30, 2000, in conformity with generally accepted accounting principles.

   The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the consolidated financial statements, the Company has a working capital deficit, had minimal capitalization, has had no revenues, has incurred substantial losses and expects to incur additional losses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ BDO SEIDMAN, LLP

Costa Mesa, California
December 24, 2000, except for
 Note 9 as to which the note is
 January 12, 2001

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)

                          CONSOLIDATED BALANCE SHEETS

                                                     December 31, September 30,
                                                         2000         2000
                                                     ------------ -------------
                                                     (Unaudited)
                       ASSETS
                       ------
Current assets:
  Cash..............................................  $  45,143     $   6,189
  Prepaid expenses..................................      4,059         4,304
  Deposits..........................................     41,287         4,704
  Note receivable (Note 3)..........................      5,858         5,500
                                                      ---------     ---------
Total current assets................................     96,347        20,697
Property and equipment, net (Note 4)................    151,016        77,648
                                                      ---------     ---------
                                                      $ 247,363     $  98,345
                                                      =========     =========

   LIABILITIES AND SHAREHOLDERS' EQUITY (Deficit)
   ----------------------------------------------
Current liabilities:
  Accounts payable..................................  $  95,184     $  22,466
  Accrued expenses..................................     33,761        11,852
  Notes payable to related parties (Note 7).........     28,808        32,054
  Notes payable to Ubrandit.com (Note 9)............    309,507           --
                                                      ---------     ---------
Total current liabilities...........................    467,260        66,372
                                                      ---------     ---------

Commitments and contingencies (Note 8)

Shareholders' equity (deficit) (Note 5):
  Common stock, $0.001 par value. Authorized
   100,000,000 shares; issued and outstanding
   10,122,860 (December 2000) and 10,116,860
   (September 2000).................................     10,123        10,117
  Additional paid in capital........................    514,197       484,203
  Deficit accumulated during development stage......   (744,217)     (462,347)
                                                      ---------     ---------
Total shareholders' equity (deficit)................   (219,897)       31,973
                                                      ---------     ---------
                                                      $ 247,363     $  98,345
                                                      =========     =========

           See report of independent certified public accountants and accompanying notes to consolidated financial statements.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     Period from                                Period from
                          Three month  Three month   May 20, 1998                               May 20, 1998
                          period ended period ended (inception) to  Year ended    Year ended   (inception) to
                          December 31, December 31,  December 31,  September 30, September 30, September 30,
                              2000         1999          2000          2000          1999           2000
                          ------------ ------------ -------------- ------------- ------------- --------------
                          (Unaudited)  (Unaudited)   (Unaudited)
Revenue.................   $      --    $      --     $     --      $      --     $      --      $     --
Cost of sales...........          --           --           --             --            --            --
                           ----------   ----------    ---------     ----------    ----------     ---------
Gross profit............          --           --           --             --            --            --
Operating expenses:
 Sales, general and
  administrative........      210,654       18,590      552,731        334,577         7,500       342,077
 Research and
  development...........       62,188       19,102      172,611        110,423           --        110,423
 Depreciation and
  amortization..........        7,371           40       12,396          5,025           --          5,025
                           ----------   ----------    ---------     ----------    ----------     ---------
Loss from operations....     (280,213)     (37,732)    (737,738)      (450,025)       (7,500)     (457,525)
Other income (expenses):
 Interest expense.......       (1,220)        (242)      (7,109)        (4,939)         (950)       (5,889)
 Other..................         (437)         --           630          1,067           --          1,067
                           ----------   ----------    ---------     ----------    ----------     ---------
Loss before income
 taxes..................     (281,870)     (37,974)    (744,217)      (453,897)       (8,450)     (462,347)
Income taxes (Note 6)...          --           --           --             --            --            --
                           ----------   ----------    ---------     ----------    ----------     ---------
Net loss................   $ (281,870)  $  (37,974)   $(744,217)    $ (453,897)   $   (8,450)    $(462,347)
                           ==========   ==========    =========     ==========    ==========     =========
Per share information:
 Weighted average shares
  outstanding--
  basic and diluted.....   10,116,860   10,024,680    9,946,678     10,051,146    10,020,000     9,927,280
                           ==========   ==========    =========     ==========    ==========     =========
Net loss per common
 share--
  basic and diluted.....   $    (0.03)  $    (0.00)       (0.07)    $    (0.05)   $    (0.00)        (0.05)
                           ==========   ==========    =========     ==========    ==========     =========

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

           CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                        Deficit
                                                                      Accumulated     Total
                             Common Stock                  Additional During the  Shareholders'
                          ------------------ Subscriptions  Paid in   Development    Equity
                            Shares   Amount   Receivable    Capital      Stage      (Deficit)
                          ---------- ------- ------------- ---------- ----------- -------------
Issuance of founders
 stock..................  10,020,000 $10,020   $(10,020)    $    --    $     --     $     --
                          ---------- -------   --------     --------   ---------    ---------
Balance at September 30,
 1998...................  10,020,000  10,020    (10,020)         --          --           --
Collection of
 subscriptions
 receivable.............         --      --      10,020          --          --        10,020
Net loss................         --      --         --           --       (8,450)      (8,450)
                          ---------- -------   --------     --------   ---------    ---------
Balance at September 30,
 1999...................  10,020,000  10,020        --           --       (8,450)       1,570
Stock issued in
 connection with private
 placement (Note 5).....      92,560      93        --       462,707         --       462,800
Stock issued for
 services (Note 5)......       4,300       4        --        21,496         --        21,500
Net loss................         --      --         --           --     (453,897)    (453,897)
                          ---------- -------   --------     --------   ---------    ---------
Balance at September 30,
 2000...................  10,116,860  10,117        --       484,203    (462,347)      31,973
Stock issued in
 connection with private
 placement (Note 9)
 (unaudited)............       6,000       6        --        29,994         --        30,000
Net loss (unaudited)....         --      --         --           --     (281,870)    (281,870)
                          ---------- -------   --------     --------   ---------    ---------
Balance at December 31,
 2000...................  10,122,860 $10,123   $    --      $514,197   $(744,217)   $(219,897)
                          ========== =======   ========     ========   =========    =========


           See report of independent certified public accountants and accompanying notes to consolidated financial statements.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    Period from                               Period from
                                                    May 20, 1998                             May 20, 1998
                          Three month  Three month  (inception)                               (inception)
                          period ended period ended      to       Year ended    Year ended        to
                          December 31, December 31, December 31, September 30, September 30, September 30,
                              2000         1999         2000         2000          1999          2000
                          ------------ ------------ ------------ ------------- ------------- -------------
                          (Unaudited)  (Unaudited)  (Unaudited)
Cash flows from
 operating activities:
Net loss................   $(281,870)    $(37,974)   $(744,217)    $(453,897)     $(8,450)     $(462,347)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
  Depreciation and
   amortization.........       7,371          --        12,396         5,025          --           5,025
  Stock issued for
   services.............         --           --        21,500        21,500          --          21,500
  Changes in operating
   assets and
   liabilities:
    Prepaid expenses....         245          --        (4,059)       (4,304)         --          (4,304)
    Deposits............     (36,583)      (4,400)     (41,287)       (4,704)         --          (4,704)
    Accounts payable....      72,719          --        95,185        22,466          --          22,466
    Accrued expenses....      21,909          --        33,761        11,852          --          11,852
                           ---------     --------    ---------     ---------      -------      ---------
Net cash used in
 operating activities...    (216,209)     (42,374)    (626,721)     (402,062)      (8,450)      (410,512)
                           ---------     --------    ---------     ---------      -------      ---------
Cash flows from
 investing activities:
  Purchases of fixed
   assets...............     (80,740)     (12,934)    (163,413)      (82,673)         --         (82,673)
  Note receivable
   advance..............        (358)         --        (5,858)       (5,500)         --          (5,500)
                           ---------     --------    ---------     ---------      -------      ---------
Net cash used in
 investing activities...     (81,098)     (12,934)    (169,271)      (88,173)         --         (88,173)
                           ---------     --------    ---------     ---------      -------      ---------

Cash flows from
 financing activities:
  Proceeds from issuance
   of common stock......      30,000       50,000      502,820       462,800       10,020        472,820
  Net proceeds from
   related party debt...     306,261       11,448      338,315        32,054          --          32,054
                           ---------     --------    ---------     ---------      -------      ---------
Net cash provided by
 financing activities...     336,261       61,448      841,135       494,854       10,020        504,874
                           ---------     --------    ---------     ---------      -------      ---------
Net increase in cash....      38,954        6,140       45,143         4,619        1,570          6,189
Cash, beginning of
 period.................       6,189        1,570          --          1,570          --             --
                           ---------     --------    ---------     ---------      -------      ---------
Cash, ending of period..   $  45,143     $  7,170    $  45,143     $   6,189      $ 1,570      $   6,189
                           =========     ========    =========     =========      =======      =========

Supplemental disclosures
 of cash flow
 information:
  Cash paid for:
    Interest............   $   1,220     $    242    $   6,950     $   4,780      $   950      $   5,730
                           =========     ========    =========     =========      =======      =========


           See report of independent certified public accountants and accompanying notes to consolidated financial statements.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business

  Mindtronics Corporation ("Mindtronics" or the "Company"), a development stage company, was incorporated in the state of Nevada on October 28, 1999. The Company is the successor to Mindtronics, Inc., a Utah Corporation that was formed on May 20, 1998. The Company is a research and development company with products under development which include computer hardware, software and product design for high tech applications, including telecommunication network synchronization, audio and video compression, database engineering, and advanced search engine technologies and methodologies.

  Basis of Presentation

  Mindtronics Corporation ("MC") merged with Mindtronics, Inc. ("MI") on October 29, 1999. The merger was accounted for as a purchase of MC by MI in a "reverse acquisition", since MC had no ongoing business or operations at the time of the merger and the executive officers and members of the board of directors of the post-merger entity were primarily comprised of individuals previously associated with MI. In a reverse acquisition, the accounting treatment differs from the legal form of the transaction, as the continuing legal parent company (MC) is not assumed to be the acquirer and the financial statements of the combined entity are those of the accounting acquirer (MI), including any comparative prior year financial statements presented by the combined entity after the business combination. Consequently, the consolidated financial statements include the accounts of MI, and beginning October 29, 1999, include the accounts of MC.

  In connection with the acquisition, 10,020,000 shares of Mindtronics Corporation stock were exchanged for all of the outstanding shares of Mindtronics, Inc. (a share for share transaction). Accordingly, the number of shares and the per share information in the accompanying consolidated financial statements do not require retroactive adjustment.

  The proforma effect of this merger for the year ended December 30, 2000 would not be materially different than the amounts reported in the accompanying statement of operations.

  Interim Financial Information

  The accompanying condensed consolidated balance sheet at December 31, 2000, and the condensed consolidated statements of operations and cash flows for the three months ended December 31, 2000 and 1999, are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Security and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

  The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to fairly state the consolidated financial position as of December 31, 2000, and the consolidated results of operations and cash flows for the related interim periods ended December 31, 2000 and 1999. The results of operations for the three months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the year ending September 30, 2001 or any other period.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Principles of Consolidation

  The accompanying consolidated financial statements include the financial statements of Mindtronics Corporation and its wholly owned subsidiaries, which include: Mindtronics, Inc., Consolidated Digital, Inc., Digihand Corporation, Impera Corporation, Intellectual Property Corporation, and Webyman Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

  Property and Equipment

  Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (or lease term, if shorter), which range from 3 to 7 years. Maintenance and repairs are expensed as incurred while renewals and betterments are capitalized.

  Long-Lived Assets

  The Company reviews the carrying amount of its long-lived assets and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

  Income Taxes

  The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

  Segment Reporting

  The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

  Earnings (Loss) Per Share and Shares Outstanding

  Loss per share is calculated pursuant to Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic loss per share includes no dilution and is computed by dividing loss available to common shareholders by the weighted average number of shares outstanding during the period. Diluted loss per share reflects the potential dilution of securities, common stock equivalents, that could share in the earnings of the Company. The Company had no common stock equivalents outstanding as of September 30, 2000 and 1999.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Fair Value of Financial Instruments

  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. This statement defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2000, the fair value of all financial instruments approximated carrying value.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

  Concentration of Credit Risk

  Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash. The Company places its cash with high quality financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation.

  Development Stage Enterprise

  The Company is a development stage enterprise with no sales revenue and minimal operating history. The Company is exposed to all of the risks associated with being a development stage company, including the substantial risk of business failure.

  Uninsured Risks

  The Company does not maintain general commercial and employment-related liability insurance coverage. As a result, the Company is substantially exposed to the financial risks such insurance coverages are designed to mitigate.

  Research & Development

  Research and development costs are expensed as incurred.

  Software Development Costs

  The Company capitalizes internally generated software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." To date, no such costs have been capitalized.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Comprehensive Income

  The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 had no effect on the accompanying financial statements, because the Company had no other components of comprehensive income.

  New Accounting Pronouncements

  In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collective referred to as derivatives), and for hedging activities. SFAS No 133, as amended by SFAS No. 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company currently does not engage in, nor does it expect to engage in, derivative or hedging activities and, accordingly, the Company anticipates there will be no impact to its financial statements.

2. GOING CONCERN

  The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has a working capital deficit, has minimal capitalization, has had no revenues, has incurred substantial losses and expects to incur additional losses. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  The Company has taken certain actions in an effort to become profitable and improve cash flow from operations in the future. These actions include the completion of two of its key software products, the filing of patent protection of one of its products and the execution of two license agreements of the other product (see Note 9). In addition, the Company has entered into a plan of merger with Ubrandit.com, Inc., which has agreed to advance the Company up to $750,000 (see Note 9). Management continues to implement plans to bring the Company's products to market, and strengthen the Company's operating infrastructure. There can be no assurances that management will be successful in the implementation of its plans.

3. NOTE RECEIVABLE

  On June 23, 2000, the Company advanced cash to an unrelated party in the amount of $5,000 which is acknowledged by a promissory note. The note bears interest at 5%, includes a $500 origination fee and is secured by certain assets, as defined in the agreement. The unpaid principal and interest were due on September 23, 2000.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

4. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:

                                                                   September 30,
                                                                       2000
                                                                   -------------
   Furniture and fixtures.........................................   $  3,805
   Electronic hardware............................................     69,103
   Electronic software............................................      6,048
   Leasehold improvements.........................................      3,717
                                                                     --------
                                                                       82,673
   Less accumulated depreciation and amortization.................     (5,025)
                                                                     --------
                                                                     $ 77,648
                                                                     ========

5. SHAREHOLDERS' EQUITY

  Common Stock

  From November 1999 through September 2000, 92,560 shares of stock were issued to various investors at $5.00 per share for cash of $462,800, pursuant to a Regulation D, Rule 504 offering.

  From November 1999 through March 2000, 4,300 shares of stock were issued to consultants for services, which were valued at $5.00 per share.

6. INCOME TAXES

  Differences between the statutory and effective tax rates are primarily due to valuation allowances recorded to offset deferred tax benefits associated with net operating losses.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Components of the Company's deferred tax assets and liabilities are comprised primarily of the federal and state future tax benefit of the Company's net operating loss carryforwards of approximately $169,000 at September 30, 2000. Such deferred tax asset is offset by a valuation allowance equal to the total deferred tax asset balance.

  As of September 30, 2000, the Company has a federal net operating loss carryforward of approximately $453,000, which expires through 2020. As of September 30, 2000, the Company has a state net operating loss carryforward of approximately $453,000, which expires through 2005.

  The utilization of the net operating loss carryforwards could be limited due to restrictions imposed under federal and state laws upon a change in ownership. The amount of the limitation, if any, has not been determined at this time. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As a result of the Company's continued losses and uncertainties surrounding the realization of the net operating loss carryforwards, management has determined that the realization of deferred tax assets is not more likely than not. Accordingly, a valuation allowance equal to the net deferred tax asset amount has been recorded as of September 30, 2000.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

7. RELATED PARTY TRANSACTIONS

  Notes Payable to Related Parties

  At September 30, 2000, the Company was indebted to two principal shareholders in the amounts of $14,772 and $17,282, respectively, acknowledged by unsecured promissory notes. The notes bear interest at 16% and are payable on demand.

  Transactions With Shareholder

  A significant shareholder of the Company, who resides in Germany, is also a research and development consultant to the Company. The shareholder, in a separate agreement in 1998, assigned all of his rights to certain technology to the Company, which currently represents substantially all of the Company's core technology. The shareholder received 2,500,000 shares of common stock of the Company in conjunction with such assignment. The shareholder on a consulting basis assists the Company in the further development of said core technology. The shareholder was paid $105,423 for the year ended September 30, 2000 for such consulting services.

  Proposed Merger with Ubrandit.com, Inc.

  A significant shareholder of the Company is also a shareholder and the Chairman of the Board of Directors and Chief Operating Officer of Ubrandit.com, Inc. (see Note 9)

  Service Contract

  On September 18, 2000, one of the Company's subsidiaries, Consolidated Digital, Inc. ("CDI") entered into an Internet Services Contract with Internet Promotions, Inc. ("IPI"), an entity in which two of the Company's employees have an interest. The Company owns three percent of the authorized voting common shares in IPI. The contract is for a term of approximately five years, expires on December 31, 2005 and may be extended for additional periods of one-year each upon agreement by both parties. Per the terms of the contract, IPI appointed CDI as its exclusive internet service provider and web provider with standard collocation services, whereby CDI will begin providing these services at an economically reasonable time. In addition, CDI will provide supply equipment and racks in the co-location facility. As agreed, IPI will pay CDI $12,000 per month for collocation services and $7.50 per customer per month for internet access services. During the year ended September 31, 2000, the Company received $0 in service fees from IPI.

8. COMMITMENTS AND CONTINGENCIES

  Leases

  On January 1, 2000, the Company entered into an agreement to lease a corporate facility. The lease has a term of twelve months and expires on December 31, 2000.

  On November 24, 2000, management signed an agreement to lease a new corporate facility. The new lease has a projected commencement date of March 1, 2001, subject to the completion of construction of certain tenant improvements, with a five year term.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

8. COMMITMENTS AND CONTINGENCIES (Continued)

  Future minimum lease payments are as follows:

                                                                       Operating
   Years Ending September 30,                                           Leases
   --------------------------                                          ---------
   2001............................................................... $ 86,000
   2002...............................................................  139,000
   2003...............................................................  142,000
   2004...............................................................  146,000
   2005...............................................................  150,000
   Thereafter.........................................................   63,000
                                                                       --------
   Total minimum lease payments....................................... $726,000
                                                                       ========

  Total rent expense for the periods ended September 30, 2000 and 1999 were $19,328 and $0, respectively.

  Sales and Distribution Agreement

  On April 13, 2000 the Company entered into a Sales Distribution and Commission Agreement with Tri-Star Ventures, LLC ("TSV"), an unrelated company. The agreement is for a term of one year and may be extended for additional one-year terms subject to mutual written consent by both parties. The Agreement grants a non-exclusive right to distribute certain of the Company's products, as defined. The contract requires Mindtronics to pay a percentage commission based upon sales price for new, accepted hardware and software orders. During the year ended September 30, 2000, no hardware and software orders were received and the Company incurred $0 in commissions.

  Service Agreement

  Effective May 8, 2000, the Company entered into a Service Agreement with Jato Operating Corporation, an unrelated company. The term of the agreement is for one year and shall continue on a month-to-month basis until terminated in writing by either party. Per the terms of the agreement, Jato will provide the Company with certain network, communications, applications and other services, as defined. In consideration for the services provided, the Company paid a one-time installation fee of $120. In addition, the contact requires Mindtronics to pay a recurring monthly fee of $444.

9.SUBSEQUENT EVENTS

  Proposed Merger

  On December 4, 2000, the Company entered into an agreement and plan of merger with Ubrandit.com, Inc. (the "Merger Agreement"). Such agreement was subsequently amended on January 12, 2001. Pursuant to the Merger Agreement, Ubrandit.com, Inc. will exchange 12,100,000 shares of its common stock for all of the outstanding shares of Mindtronics capital stock. Consummation of the merger is subject to numerous conditions precedent, including, but not limited to, approval by Ubrandit.com, Inc.'s shareholders, completion of due diligence and other customary conditions.

  In 1999 the Chairman of the Board and COO of Ubrandit.com, Inc. purchased 1,000,000 shares of the Company's common stock from various shareholders.

                    MINDTRONICS CORPORATION AND SUBSIDIARIES
                         (A Development Stage Company)
          (Including the Predecessor Operations of Mindtronics, Inc.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

9. SUBSEQUENT EVENTS (Continued)

  Ubrandit.com, Inc. Loan

  In connection with the Merger Agreement, the parties executed and delivered a Loan and Security Agreement and a series of Promissory notes. U-Brandit.com, Inc. agreed to advance to the Company up to $750,000, secured by a pledge of shares of the Company's capital stock. The loan bears interest at 8% per annum and is due on demand. Through December 31, 2000, the Company received $309,507 (unaudited).

  License Agreements

  On December 18, 2000, Webyman Corporation ("WC"), one of the Company's subsidiaries, entered into a System Application License Agreement with Royal International Group, LLC ("RI"), an unrelated party. The term of the agreement is for 5 years. The license grants RI the exclusive right to use and apply the System Application and software known as the Webyman Search Engine System in South Korea, with certain sublicense and/or assignment rights, as defined. In consideration for the license, RI shall pay WC certain amounts, over a predetermined period of time, as defined, to assist WC in establishing operational feasibility of the search engine. To date, no funds have been received from RI. In addition, RI shall pay ongoing licensing fees based upon the greater of gross revenues anticipated or realized by RI related to or arising from the Systems Application in the territory, or a guaranteed amount.

  On December 18, 2000, Webyman Corporation, entered into a second System Application License Agreement with Royal International Group, LLC. The term of the agreement is for 5 years. The license grants RI the exclusive right to use and apply the Webyman Search Engine System in Japan, with certain sublicense and/or assignment rights, as defined. In consideration for the license, RI shall pay WC certain amounts, over a predetermined period of time, as defined, to assist WC in establishing operational feasibility of the search engine. To date, no funds have been received from RI. In addition, RI shall pay ongoing licensing fees based upon the greater of gross revenues anticipated or realized by RI related to or arising from the Systems Application in the territory, or a guaranteed amount.

  Issues of Common Stock (Unaudited)

  Subsequent to September 30, 2000 and through December 31, 2000, the Company sold an additional 6,000 shares of common stock for $5.00 per share.

  Subsequent to December 31, 2000, the Company issued 10,000 shares of common stock in connection with the acquisition of certain technology.

                                   APPENDIX D

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS POST-MERGER

                                   APPENDIX D

                               UBRANDIT.COM, INC.

           INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                                                       Page
                                                                     Reference
                                                                     ---------
Unaudited Pro Forma Condensed Combined Financial Information of
 Ubrandit.com, Inc.


Introduction to Unaudited Pro Forma Condensed Combined Financial
 Information........................................................    D-2


Unaudited Pro Forma Condensed Combined Balance Sheet as of December
 31, 2000...........................................................    D-3


Unaudited Pro Forma Condensed Combined Statement of Operations for
 the Three-Month Period Ended December 31, 2000.....................    D-4


Unaudited Pro Forma Condensed Combined Statement of Operations for
 the Year Ended September 30, 2000..................................    D-5


Unaudited Pro Forma Condensed Combined Financial Information........    D-6

                               UBRANDIT.COM, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma condensed combined financial information is based upon historical financial statements and has been prepared to illustrate the effects of the proposed acquisition of Mindtronics Corporation. The acquisition contemplates the Company's issuance of 12,100,000 shares of common stock for all of the issued and outstanding shares of common stock of Mindtronics Corporation. The acquisition has not been consummated and is subject to the satisfaction of various contingencies, including shareholder approval.

   The acquisition of Mindtronics will be accounted for using the purchase method of accounting with the assets acquired and liabilities assumed recorded at their fair market value as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed represents goodwill which will be amortized on a straight-line basis over the estimated useful life of five years.

   The unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on December 31, 2000, and was prepared using the unaudited historical balance sheets of the Company and Mindtronics Corporation as of that date. The unaudited pro forma condensed combined statements of operations illustrate the effect of the acquisition of Mindtronics Corporation on the Company's results of operations for the three-month period ended December 31, 2000, and the year ended September 30, 2000, assuming the acquisition took place as of October 1, 1999.

   The unaudited pro forma condensed combined balance sheet and statements of operations are not intended to be indicative of the financial position or results of operations which actually would have been realized had the acquisition occurred on the dates assumed, nor of future results of operations of the entities on a combined basis. The accompanying unaudited pro forma condensed combined financial statements should be read in connection with the unaudited and audited historical financial statements and notes of the Company and Mindtronics Corporation.

                               UBRANDIT.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               December 31, 2000

                                                           Proforma
                                                          Adjustments
                                                             Debit          Proforma
                              Ubrandit(1)  Mindtronics(2)  (Credit)       Consolidated
                              -----------  -------------- -----------     ------------
Current Assets:
  Cash......................  $ 2,794,817    $  45,143    $       --      $ 2,839,960
  Accounts receivable.......       16,217          --             --           16,217
  Prepaid expenses..........       14,912        4,059            --           18,971
  Deposits..................       36,874       41,287            --           78,161
  Inventory.................       25,502          --             --           25,502
  Note Receivable...........          --         5,858            --            5,858
                              -----------    ---------    -----------     -----------
Total current assets........    2,888,322       96,347            --        2,984,669
Other assets:
  Property and equipment,
   net......................      372,557      151,016            --          523,573
  Notes receivable from
   Mindtronics Corporation..      309,507          --        (309,507)(5)         --
  Core technology, net......      338,040          --             --          338,040
  Goodwill, net.............    1,255,874          --      10,274,997 (6)  11,530,871
  Deposits..................       17,153          --             --           17,153
                              -----------    ---------    -----------     -----------
Total assets................  $ 5,181,453    $ 247,363    $ 9,965,490     $15,394,306
                              ===========    =========    ===========     ===========
Current liabilities:
  Accounts payable..........  $   174,268    $  95,184    $       --      $   269,452
  Accrued expenses..........      100,999       33,761            --          134,760
  Loans payable to related
   parties..................       61,735       28,808            --           90,543
  Current portion of lease
   payable..................       35,243          --             --           35,243
  Notes payable to
   Ubrandit.com.............          --       309,507       (309,507)(5)         --
                              ===========    =========    ===========     ===========
Total current liabilities...      372,245      467,260       (309,507)        529,998
  Leases payable, net of
   current portion..........       22,489          --             --           22,489
                              -----------    ---------    -----------     -----------
Total liabilities...........      394,734      467,260       (309,507)        552,487
                              -----------    ---------    -----------     -----------
Shareholders' equity:
  Common stock..............       12,167       10,123          1,977          24,267
  Additional paid in
   capital..................    9,017,445      514,197      9,528,803      19,060,445
  Accumulated deficit.......   (4,242,893)    (744,217)       744,217      (4,242,893)
                              -----------    ---------    -----------     -----------
Total shareholders' equity..    4,786,719     (219,897)    10,274,997 (6)  14,841,819
                              -----------    ---------    -----------     -----------
Total liabilities and
 shareholders' equity.......  $ 5,181,453    $ 247,363    $ 9,965,490     $15,394,306
                              ===========    =========    ===========     ===========

   See notes to pro forma condensed combined statement of operations on D-6.

                               UBRANDIT.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

               For the Three-Month Period Ended December 31, 2000

                                                        Proforma
                                                      Adjustments      Proforma
                          Ubrandit(1) Mindtronics(2) Debit (Credit)    Combined
                          ----------- -------------- --------------   -----------
Revenue.................   $ 472,677    $     --       $     --       $   472,677
Cost of sales...........     436,387          --             --           436,387
                           ---------    ---------      ---------      -----------
Gross margin............      36,290          --             --            36,290
Sales, general and
 administrative.........     741,090      218,025        513,750 (7)    1,472,865
Research and
 development............     123,465       62,188            --           185,653
                           ---------    ---------      ---------      -----------
Operating loss..........    (828,265)    (280,213)      (513,750)      (1,622,228)
Interest income.........      40,277          --             --            40,277
Interest expense........      (3,210)      (1,220)           --            (4,430)
Other income (expense)..         --          (437)           --              (437)
                           ---------    ---------      ---------      -----------
Net loss................   $(791,198)   $(281,870)     $(513,750)     $(1,586,818)
                           =========    =========      =========      ===========
Net loss per share,
 basic and diluted......   $   (0.07)                                 $     (0.07)(8)
                           =========                                  ===========




   See notes to pro forma condensed combined statement of operations on D-6.

                               UBRANDIT.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the Year Ended September 30, 2000

                                                         Proforma
                                                       Adjustments       Proforma
                          Ubrandit(3)  Mindtronics(4) Debit (Credit)     Combined
                          -----------  -------------- --------------    -----------
Revenue.................  $   869,623    $     --      $       --       $   869,623
Cost of sales...........    1,100,405          --              --         1,100,405
                          -----------    ---------     -----------      -----------
Gross loss..............     (230,782)         --              --          (230,782)
Sales, general and
 administrative.........    2,032,420      334,577             --         2,366,997
Research and
 development............          --       110,423             --           110,423
Depreciation and
 amortization...........      365,969        5,025       2,054,999 (7)    2,425,993
                          -----------    ---------     -----------      -----------
Operating loss..........   (2,629,171)    (450,025)     (2,054,999)      (5,134,195)
Interest income.........      233,349          --              --           233,349
Interest expense........       (8,028)      (4,939)            --           (12,967)
Other income (expense)..          --         1,067             --             1,067
                          -----------    ---------     -----------      -----------
Net loss................  $(2,403,850)   $(453,897)    $(2,054,999)     $(4,912,746)
                          ===========    =========     ===========      ===========
Net loss per share,
 basic and diluted......  $     (0.20)                                  $     (0.20)(8)
                          ===========                                   ===========




   See notes to pro forma condensed combined statement of operations on D-6.

                               UBRANDIT.COM, INC.

    NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Represents unaudited historical financial information of Ubrandit.com, Inc. as reflected in the consolidated financial statements of Ubrandit.com, Inc., included in its quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 20, 2001.

(2) Represents unaudited historical financial information of Mindtronics Corporation as reflected in the consolidated financial statements included herein at Appendix C.

(3) Represents audited historical financial information of Ubrandit.com, Inc. as reflected in the consolidated financial statements of Ubrandit.com, Inc. included in its annual report on Form 10-K filed with the Securities and Exchange Commission on January 4, 2001.

(4) Represents audited historical financial information of Mindtronics Corporation as reflected in the consolidated financial statements of Mindtronics Corporation included herein at Appendix C.

(5) Represents elimination of intercompany loans.

(6) The acquisition of Mindtronics Corporation is expected to be accounted for using the purchase method of accounting, with the assets acquired and liabilities assumed recorded at their fair market value as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed represents goodwill which is expected to be amortized on a straight-line basis over an estimated useful life of five years. The proforma adjustments to record the acquisition in the accompanying unaudited pro forma condensed combined balance sheet are as follows:

   Purchase price: issuance of 12,100,000 shares of the Company's common stock valued at $0.831 per share......................  $10,055,100
   Estimated fair value of the net assets........................      219,897
                                                                   -----------
   Goodwill......................................................  $10,274,997
                                                                   ===========

(7) Goodwill is estimated to have a useful life of five years and is amortized using the straight-line method. Amortization for a one year period is estimated at $2,054,999 and for a three-month period is estimated at $513,750.

(8) Pro forma loss per share is based on the weighted average number of shares of common stock outstanding during the period after giving pro forma effect to the issuance of 12,100,000 shares of Common Stock of Ubrandit.com, Inc. to the shareholders' of the Mindtronics Corporation. Options and warrants to purchase common stock were excluded in the calculation of the pro forma loss per share, as their effect would be antidilutive. The computation of the pro forma weighted average number of shares is as follows:

   For the Year Ended December 31, 2000
   ------------------------------------
   Historical weighted average number of shares of Ubrandit.com,
    Inc.........................................................  12,167,333(1)
   Shares of common stock expected to be issued upon
    consummation of the proposed acquisition....................  12,100,000
                                                                  ----------
   Pro forma weighted average shares............................  24,267,333
                                                                  ==========
   For the Year Ended September 30, 2000
   -------------------------------------
   Historical weighted average number of shares of Ubrandit.com,
    Inc.........................................................  11,912,141(3)
   Shares of common stock expected to be issued upon
    consummation of the proposed acquisition....................  12,100,000
                                                                  ----------
   Pro forma weighted average shares............................  24,012,141
                                                                  ==========

                                   APPENDIX E

                            AUDIT COMMITTEE CHARTER

General Purpose.

   The Audit Committee of Ubrandit.com (the "Company") is appointed by the Board of Directors to assist the Board and to perform an oversight function with respect to the following:

  (1) discussing the financial statements of the Company with management and the Company's independent auditors;

  (2) monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

  (3) reviewing disclosures regarding the independence of the Company's outside auditors; and

  (4) evaluating the performance of the Company's independent auditors.

Selection of Members of the Audit Committee.

   The members of the Audit Committee shall meet the independence and experience requirements required by the Securities and Exchange Commission and other applicable regulatory authorities (as then required and in effect). The members of the Audit Committee shall be appointed by the Board on the recommendation of the Board of Directors.

Powers.

   The Audit Committee has the authority, at the Company's expense, to retain professional advisors, including without limitation special legal, accounting or other consultants, to advise the Audit Committee, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Audit Committee deems necessary or advisable.

   The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Responsibilities.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

   In connection with the general purpose, powers and responsibilities set forth above, the Audit Committee shall also:

  1. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

  2. Approve the fees to be paid to the independent auditor.

  3. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard No. 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

  4. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  5. Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

  6. Review and discuss with management the annual audited financial statements including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  7. Review significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  8. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  9. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  10. Review with the independent auditor any problems or difficulties the auditor may have encountered including any restrictions on the scope of activities or access to required information or any changes required in the planned scope of the audit.

  11. Review any management letter provided by the auditor and the Company's response to that letter.

  12. Monitor actions taken by the Company in response to any letters or reports to management provided by the independent auditors.

  13. At any meeting of the Audit Committee duly called to review the Company's quarterly financial statements, review with management and the independent auditor the Company's quarterly financial statements prior to the filing of that quarter's Form 10-Q. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  14. Prepare any report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  15. Review the Company's policies with respect to conflicts of interest.

  16. Advise the Board with respect to the Company's policies and procedures regarding compliance with its internal policies as well as applicable laws and regulations, including without limitation with respect to maintaining books, records and accounts and a system of internal accounting controls in accordance with Section 13(b)(2) of the Securities Exchange Act of 1934.

  17. Review with the Company's chief financial officer and general counsel, legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  18. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

  19. Review and reassess the adequacy of this Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

  20. Maintain minutes of meetings and periodically report to Board of Directors on significant results of the foregoing activities.

Limitation on Responsibilities and Powers.

   While the Audit Committee has the responsibilities and powers set forth above in this Audit Committee Charter, it is not the duty or responsibility of the Audit Committee:

  (1) to plan or conduct audits;

  (2) to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles (this determination shall remain the responsibility of management and the independent auditor);

  (3) to conduct investigations;

  (4) to resolve disagreements, if any, between management and the independent auditor; or

  (5) to assure compliance with the Company's internal policies, accounting rules and other applicable laws and regulations.

                                   APPENDIX F

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              UBRANDIT.COM, INC.,

                           UBRANDIT ACQUISITION CORP.

                                      AND

                            MINDTRONICS CORPORATION

                                December 4, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 ARTICLE I THE MERGER....................................................  F-5
    1.1  The Merger.....................................................   F-5
    1.2  Effect on Capital Stock........................................   F-6
    1.3  Surrender of Certificates......................................   F-8
    1.4  No Further Ownership Rights in Seller Capital Stock............   F-9
    1.5  Lost, Stolen or Destroyed Certificates.........................   F-9
    1.6  Tax and Accounting Consequences................................   F-9
    1.7  Taking of Necessary Action; Further Action.....................   F-9

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER..................... F-10
    2.1  Organization And Related Matters...............................  F-10
    2.2  Capitalization.................................................  F-10
    2.3  Financial Statements; Changes; Contingencies...................  F-11
    2.4  Books and Records..............................................  F-13
    2.5  Taxes..........................................................  F-13
    2.6  Material Contracts.............................................  F-15
    2.7  Contracts; No Defaults.........................................  F-15
    2.8  Title To Property; Encumbrances................................  F-17
    2.9  Condition and Sufficiency of Assets............................  F-18
    2.10 Accounts Receivable............................................  F-18
    2.11 Inventory......................................................  F-18
    2.12 No Undisclosed Liabilities.....................................  F-18
    2.13 Intellectual Property..........................................  F-19
    2.14 Corporate Authorization........................................  F-20
    2.15 Authorization..................................................  F-20
    2.16 Non-contravention..............................................  F-20
    2.17 Legal Proceedings..............................................  F-21
    2.18 Insurance......................................................  F-22
         Compliance With Law and Legal Requirements; Governmental
    2.19 Authorizations.................................................  F-23
    2.20 Employees......................................................  F-24
    2.21 Employee Benefits..............................................  F-25
    2.22 Customers......................................................  F-26
    2.23 Suppliers......................................................  F-26
    2.24 Product Warranties.............................................  F-26
    2.25 Environmental Law Compliance...................................  F-26
    2.26 Minute Books...................................................  F-27
    2.27 Due Diligence Materials........................................  F-27
    2.28 Related Party Transactions.....................................  F-27
    2.29 Disclosure.....................................................  F-27
    2.30 No Brokers or Finders..........................................  F-27

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..................... F-28
    3.1  Organization And Related Matters...............................  F-28
    3.2  Capitalization.................................................  F-28
    3.3  Corporate Authorization........................................  F-28
    3.4  Authorization..................................................  F-28
    3.5  Non-Contravention..............................................  F-29
    3.6  Legal Proceedings..............................................  F-29
    3.7  Compliance With Law............................................  F-29
    3.8  No Brokers Or Finders..........................................  F-29

                                                                            Page
                                                                            ----
    3.9  SEC Documents....................................................  F-29
    3.10 Due Diligence Materials..........................................  F-30

 ARTICLE IV CONDUCT BEFORE CLOSING......................................... F-30
    4.1  Conduct of Seller................................................  F-30
    4.2  Conduct of Buyer.................................................  F-31
    4.3  No Solicitation of Transactions..................................  F-31

 ARTICLE V ADDITIONAL AGREEMENTS........................................... F-31
    5.1  Access...........................................................  F-31
    5.2  Due Diligence....................................................  F-32
    5.3  Corporate Clean-Up...............................................  F-32
    5.4  Preserve Accuracy of Representations and Warranties..............  F-32
    5.5  Notification of Certain Matters..................................  F-33
    5.6  Permits and Approvals............................................  F-33
    5.7  Stockholder Meeting; Information Statement.......................  F-33
    5.8  Amendment of Articles of Incorporation of Buyer..................  F-33
    5.9  Preparation of Proxy Statement...................................  F-33
    5.10 Meeting of Stockholders of Buyer.................................  F-33
    5.11 Loan.............................................................  F-34
    5.12 Legal Services for WebyMan Intellectual Property.................  F-34
    5.13 Conditions.......................................................  F-34
    5.14 Blue Sky Laws....................................................  F-34
    5.15 Reorganization...................................................  F-34

 ARTICLE VI CONDITIONS TO CLOSING.......................................... F-35
    6.1  General Conditions...............................................  F-35
    6.2  Conditions to Obligations of Buyer...............................  F-35
    6.3  Conditions to Obligations of Seller..............................  F-36

 ARTICLE VII TERMINATION OF OBLIGATIONS.................................... F-37
    7.1  Termination of Agreement.........................................  F-37
    7.2  Effect of Termination; Break-Up Fee..............................  F-37

 ARTICLE VIII INDEMNIFICATION.............................................. F-38
    8.1  Escrow Fund......................................................  F-38
    8.2  Obligations of Seller............................................  F-38
    8.3  Obligations of Buyer.............................................  F-38
    8.4  Procedure........................................................  F-38

 ARTICLE IX MISCELLANEOUS.................................................. F-39
    9.1  Survival of Representations and Warranties.......................  F-39
    9.2  Public Announcements.............................................  F-39
    9.3  Confidentiality..................................................  F-39
    9.4  Expenses.........................................................  F-39
    9.5  Representative...................................................  F-39
    9.6  Notices..........................................................  F-40
    9.7  Further Assurances...............................................  F-40
    9.8  Sections and Other Headings......................................  F-40
    9.9  Integrated Agreement.............................................  F-40
    9.10 Assignment.......................................................  F-41
    9.11 Amendments; Waivers..............................................  F-41
    9.12 Interpretation...................................................  F-41
    9.13 Counterparts.....................................................  F-41

                                                                            Page
                                                                            ----
    9.14 Headings; Exhibits...............................................  F-41
    9.15 Severability.....................................................  F-41
    9.16 Governing Law....................................................  F-41
    9.17 Specific Performance.............................................  F-41
    9.18 Arbitration......................................................  F-41

 EXHIBITS:

 Seller Disclosure Schedule

    Exhibit A --  Definitions
    Exhibit B --  Form of Stockholder Support Agreement
    Exhibit C --  Loan and Security Agreement and Related Promissory Note
                  Form of Tax Opinions of Respective Counsel of Buyer and
    Exhibit D --  Seller
    Exhibit E --  Form of Opinion of counsel to Seller
    Exhibit F --  Form of Investor Representation Letter
    Exhibit G --  Form of Employment Agreement
    Exhibit H --  Form of Non-Competition Agreement
    Exhibit I --  Escrow Agreement

                          AGREEMENT AND PLAN OF MERGER

   This Agreement and Plan of Merger (this "Agreement") is effective as of December 4, 2000, by and among UBRANDIT.COM, INC., a Nevada corporation ("Buyer"), UBRANDIT ACQUISITION CORP., a Nevada corporation ("Acquisition Corp."), and MINDTRONICS CORPORATION, a Nevada corporation ("Seller"). Certain capitalized terms used in this Agreement are defined in the text or on Exhibit A attached hereto.

                                    RECITALS

   A. The Boards of Directors of Seller, Buyer and Acquisition Corp. believe it is in the best interests of their respective companies and the stockholders of their respective companies that Seller and Acquisition Corp. combine into a single company through the merger of Acquisition Corp. with and into Seller (the "Merger") and, in furtherance thereof, have approved the Merger.

   B. Pursuant to the Merger, among other things, the outstanding shares of Seller's capital stock (collectively, "Seller Capital Stock") will be exchanged for shares of Buyer's Common Stock ("Buyer Common Stock"), as set forth herein.

   C. Seller, Buyer and Acquisition Corp. desire to make certain representations and warranties and other agreements in connection with the Merger.

   D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Code and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

   E. Concurrently with the execution of this Agreement, Rod Ylst, Mark La Count, M2HC, Inc., a Utah corporation, M. Karlynn Hinman and Roger C. Royce, each will deliver to Buyer an agreement in the form of Exhibit B attached hereto (as amended, supplemented or otherwise modified from time to time, the "Stockholder Support Agreement") to vote their shares of Seller Capital Stock in favor of the Merger, on the terms and subject to the conditions set forth in the Stockholder Support Agreement.

   F. The parties intend to cause the Merger to be accounted for as a purchase which is intended not to cause adverse tax implications.

   The parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

   1.1 The Merger

       (a) Constituents of the Merger. The constituent entities of the Merger are Acquisition Corp. and Seller. The name, address, place of organization, governing law and kind of entity of Acquisition Corp. are as follows:


    Name:                  UBRANDIT ACQUISITION CORP.
    Address:               6405 Mira Mesa Blvd., Suite 100
                           San Diego, California 92121
    Place of Organization: Nevada
    Governing Law:         Nevada
    Kind of Entity:        Corporation
    Relationship to Buyer: Acquisition Corp. is a wholly-owned subsidiary of
                           Buyer

   The name, address, place of organization, governing law and kind of entity of Seller are as follows:

    Name:                  MINDTRONICS CORPORATION
    Address:               4505 S. Wasatch Blvd., Suite 210
                           Salt Lake City, Utah 84124-4202
    Place of Organization: Nevada
    Governing Law:         Nevada
    Kind of Entity:        Corporation

       (b) The Merger. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Nevada (the "Nevada Corporation Law"), Acquisition Corp. will be merged with and into Seller, the separate corporate existence of Acquisition Corp. will cease, and Seller will continue as the surviving corporation. Seller as the surviving corporation after the Merger is referred to in this Agreement from time to time as the "Surviving Corporation."

       (c) Closing Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof but no later than March 1, 2001 (the "Closing Date"); provided, however, that, in the event that Buyer by March 1, 2001 for any reason whatsoever has not obtained approval of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, by the holders of at least a majority of the then-outstanding shares of Buyer Common Stock, then the "Closing Date" shall be extended and be deemed and interpreted throughout this Agreement for all purposes to mean September 1, 2001. The Closing will take place at the offices of Seller, located at 4505 S. Wasatch Boulevard, Suite 210, Salt Lake City, Utah 84124-4202, or at such other location as the parties agree. In connection with the Closing, the parties will cause the Merger to be consummated by filing with the Nevada Secretary of State Articles of Merger ("Articles of Merger") as required by Section 92A.200 of the Nevada Corporation Law (the time of such filing being the "Effective Time").

       (d) Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the Nevada Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller and Acquisition Corp. will vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Acquisition Corp. will become the debts, liabilities and duties of the Surviving Corporation.

       (e) Articles of Incorporation; Bylaws. The Articles of Incorporation and bylaws of Acquisition Corp. in effect at the Effective Time will be the Articles of Incorporation and bylaws of the Surviving Corporation until amended in accordance with applicable Law. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) Mark K. La Count, Rod Ylst and M. Karlynn Hinman, Roger C. Royce, Jeffery Phillips, James W. Truher and one other independent director to be named, will be the directors of Buyer and of the Surviving Corporation, and
(ii) Mark K. La Count, Rod Ylst and M. Karlynn Hinman, Roger C. Royce, Jeffery Phillips will be the executive officers of the Surviving Corporation and parent Corporation. The Proxy Statement (as defined in Section 5.9 hereof) shall be prepared to solicit the approval of the stockholders of Buyer of the foregoing persons as the director nominees of Buyer.

   1.2 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquisition Corp., Seller or the holders of any of the following securities at the Effective Time:

       (a) Conversion of Seller Capital Stock. Each issued and outstanding share of Seller Capital Stock (other than shares held by persons exercising dissenters' rights in accordance with Sections 92A.300 et seq. of the Nevada Corporation Law ("Seller Dissenting Shares") will be converted into the right to receive a number of newly-issued shares of Buyer Common Stock equal to 12,500,000 divided by the number of shares of Seller Capital Stock outstanding immediately before the Effective Time (the "Exchange Rate"); provided that, if before the Effective Time any dividend is declared or paid on shares of Buyer Common Stock or the shares of Buyer Common Stock are adjusted pursuant to any stock dividend, stock split, reverse stock split or other similar transaction, then the Exchange Rate will be proportionately adjusted accordingly. A portion of the shares of Buyer Common Stock to be issued pursuant to this Section will be deposited in an escrow account pursuant to Section 1.3(i) and Section 8.1 hereof.

       (b) Capital Stock of Acquisition Corp. At the Effective Time, each share of Common Stock of Acquisition Corp. ("Acquisition Corp. Common Stock") issued and outstanding immediately before the Effective Time will be converted into and exchanged for one validly issued, fully-paid and nonassessable share of Common Stock of the Surviving Corporation.

       (c) Fractional Shares. No fraction of a share of Buyer Common Stock will be issued, but in lieu thereof each holder of shares of Seller Capital Stock who otherwise would be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock to be received by such holder) will receive from Buyer an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Average Share Price. The fractional share interests of each Stockholder of Seller will be aggregated so that no Stockholder of Seller will receive cash in respect of fractional share interests in an amount greater than the value of the Average Share Price.

       (d) Dissenters' Rights of Stockholders of Seller. Seller Dissenting Shares, if any, will not be converted into Buyer Common Stock but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such Seller Dissenting Shares pursuant to the Nevada Corporation Law. Seller will give Buyer prompt notice of any demand received by Seller to require Seller to purchase shares of Seller Capital Stock, and Buyer will have the right to direct and participate in all negotiations and proceedings with respect to such demand. Except with the prior written consent of Buyer, or as required under the Nevada Corporation Law, Seller will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Seller Dissenting Shares ("Seller Dissenting Stockholder") who, pursuant to the provisions of the Nevada Corporation Law, becomes entitled to payment of the fair value for shares of Seller Capital Stock will receive payment therefor (but only after the value therefor has been agreed on or finally determined pursuant to such provisions). If, after the Effective Time, any Seller Dissenting Shares lose their status as Seller Dissenting Shares, Buyer will issue and deliver, upon surrender by such stockholder of a certificate or certificates representing shares of Seller Capital Stock, the number of shares of Buyer Common Stock to which such stockholder otherwise would be entitled under this Article I less the number of shares allocable to such stockholder that have been deposited in the Escrow Fund (as defined below) in respect of such shares of Buyer Common Stock pursuant to Section 1.3(i) and Section 8.1 hereof.

       (e) Certificate Legends. The shares of Buyer Common Stock to be issued pursuant to this Article I will not be registered and will be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing shares of Buyer Common Stock to be issued pursuant to this Article I will bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

   1.3 Surrender of Certificates.

       (a) Exchange Agent. American Securities Transfer & Trust will act as exchange agent (the "Exchange Agent") in the Merger.

       (b) Buyer to Provide Common Stock and Cash. Promptly after the Effective Time, Buyer will make available to the Exchange Agent for exchange in accordance with this Article I hereof through such reasonable procedures as Buyer may adopt (i) the shares of Buyer Common Stock issuable pursuant to
Section 1.2(a) hereof in exchange for shares of Seller Capital Stock outstanding immediately before the Effective Time less the number of shares of Buyer Common Stock to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Section 8.1 hereof and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to
Section 1.2(c) hereof.

       (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation will cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately before the Effective Time represented outstanding shares of Seller Capital Stock, whose shares were converted into the right to receive shares of Buyer Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.2(a) hereof, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon receipt of the Certificates by the Exchange Agent, and will be in such form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Buyer Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Buyer Common Stock less the number of shares of Buyer Common Stock to be deposited in the Escrow Fund (as applicable) on such holder's behalf pursuant to Sections 1.3(i) and 8.1 hereof and payment in lieu of fractional shares, which such holder has the right to receive pursuant to Section 1.2(c) hereof, and the Certificate so surrendered will forthwith be canceled. Until so surrendered, each outstanding Certificate that, before the Effective Time, represented shares of Seller Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Buyer Common Stock into which such shares of Seller Capital Stock will have been so converted and the right to receive an amount in cash in lieu of the issuance of fractional shares in accordance with Section 1.2(c) hereof.

       (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Buyer Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Buyer Common Stock represented thereby until the holder of record of such Certificate has surrendered such Certificate. Subject to applicable Law, following surrender of any such Certificate, there will be paid to the record holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividend or other distribution with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.3(d)) with respect to such shares of Buyer Common Stock.

       (e) Transfer of Ownership. If any certificate for shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Buyer or any agent designated by it all transfer or other taxes required by reason of the issuance of a certificate for shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Buyer or any agent designated by it that such tax has been paid or is not payable.

       (f) Termination of Exchange. Any portion of the Exchange Fund that remains undistributed to the Stockholders of Seller one year after the Effective Time will be delivered to Buyer, upon demand, and all Stockholders of Seller who have not complied previously with this Section 1.3 thereafter will look only to Buyer for payment of their claim for Buyer Common Stock, cash for fractional shares and any dividend or distribution with respect to Buyer Common Stock.

       (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.3, none of the Exchange Agent, the Surviving Corporation or any party hereto will be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

       (h) Seller Dissenting Shares. The provisions of this Section 1.3 also will apply to Seller Dissenting Shares that lose their status as such, except that the obligations of Buyer under this Section 1.3 will commence on the date of loss of such status, and the holder of such shares will be entitled to receive in exchange for such shares the number of shares of Buyer Common Stock to which such holder is entitled pursuant to Section 1.2 hereof.

       (i) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.1 hereof, Buyer will cause to be deposited with an approved Escrow Agent, to be named, a certificate or certificates representing ten percent (10%) of the aggregate shares of Buyer Common Stock to be issued pursuant to Section 1.2(a) hereof to Mark K. La Count, Rod Ylst, M2HC, Inc., a Utah corporation, M. Karlynn Hinman and Roger C. Royce (collectively, "Seller's Principal Stockholders"), which shares will be registered in the name of Escrow Agent as nominee for the holders of Certificates of Seller's Principal Stockholders canceled pursuant to this
Section 1.3. Such shares will be beneficially owned by Seller's Principal Stockholders and will be held in escrow and will be available to compensate Buyer for certain damages as provided in Article VIII hereof. To the extent not used for such purposes, such shares will be released and returned on or before December 15, 2001, all as provided in the Escrow Agreement. However, if for any reason, the shareholder approval is not obtained per the transaction agreement then said shares will be released and returned within 5 working days after such determination.

   1.4 No Further Ownership Rights in Seller Capital Stock. All shares of Buyer Common Stock issued upon the surrender for exchange of shares of Seller Capital Stock in accordance with the terms of this Agreement (including any cash paid in lieu of fractional shares) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Seller Capital Stock, and there will be no further registration of transfers on the records of the Surviving Corporation of shares of Seller Capital Stock that were outstanding immediately before the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article I.

   1.5 Lost, Stolen or Destroyed Certificates. In the event Certificates have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such shares of Buyer Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.3 hereof; provided, however, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost stolen or destroyed.

   1.6 Tax and Accounting Consequences. The parties intend that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and qualify for accounting treatment as a purchase.

   1.7 Taking of Necessary Action; Further Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Seller and Acquisition Corp., the officers and directors of Seller and Acquisition Corp. are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

   Seller and each of Seller's Principal Stockholders represents and warrants as follows:

   2.1 Organization And Related Matters.

       (a) Seller is a corporation duly organized, validly existing and in good standing under the Nevada Corporation Law. Seller has all corporate power, Permits and Approvals necessary to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by Seller or the nature of the business conducted by Seller requires licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the Business. Section 2.1 of the Seller Disclosure Schedule correctly lists the current directors and executive officers of Seller. Seller is not a registered or reporting company under the Exchange Act.

       (b) Section 2.1 of the Seller Disclosure Schedule contains a complete and accurate list of each Other Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Other Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it currently is being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under Applicable Contracts. Each Other Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

       (c) Seller has delivered to Buyer true, correct and complete copies of the Organizational Documents of Seller and of each Other Acquired Company, as currently in effect.

   2.2 Capitalization.

       (a) The authorized capital stock of Seller consists of 100,000,000 shares of Common Stock. At the Closing Date, there will be outstanding 10,120,160 shares of Common Stock. All outstanding shares of Seller Capital Stock have been duly authorized and validly issued and are fully-paid and nonassessable. Except as set forth in this Section and in Section 2.2 of the Seller Disclosure Schedule, there are no outstanding (i) shares of capital stock or voting securities of Seller, (ii) securities of Seller convertible into or exchangeable for shares of capital stock or voting securities of Seller or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Seller or other obligations of Seller to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Seller. There are no outstanding obligations of Seller to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above in this paragraph. None of the outstanding equity securities or other securities of Seller was issued in violation of the Securities Act or any other Law or Legal Requirement.

       (b) All of the outstanding equity securities and other securities of each Other Acquired Company are owned of record and beneficially by Seller or one or more of the Other Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Other Acquired Company. All of the outstanding equity securities of each

Other Acquired Company have been duly authorized and validly issued and are fully-paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of any Other Acquired Company. None of the outstanding equity securities or other securities of any Other Acquired Company was issued in violation of the Securities Act or any other Law or Legal Requirement. No Other Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Other Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

   2.3 Financial Statements; Changes; Contingencies.

       (a) Seller has delivered to Buyer (i) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of September 30, 2000 (the "Interim Balance Sheet"), and the related unaudited statement of operations for the nine-month period then ended, (ii) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of December 31, 1999, and the related unaudited statement of operations for the year then ended, (iii) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of December 31, 1998, and the related unaudited statement of operations for the five-month period then ended, (iv) a consolidated balance sheet of Seller and the Other Acquired Companies as of September 30, 2000, and the related unaudited statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the two year period then ended, together with the audit report thereon of BDO Seidman, LLP, Independent Certified Public Accountants (the "Audited Financial Statements"), and (v) an unaudited consolidated balance sheet of Seller and the Other Acquired Companies as of the Closing Date (the "Closing Date Balance Sheet"), and the related unaudited statement of operations for the period from October 1, 2000 through the Closing Date. Such financial statements and note fairly present the financial condition and the result of operations, changes in stockholder's equity and cash flow of Seller and the other Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material adverse) and the absence of notes (that if presented, would not differ materially from those included in the Balance Sheet The financial statements referred to in this Section 2.3 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Other acquired Companies are required by GAAP to be included in the consolidated financial statements of Seller. All of the foregoing financial statements are referred to collectively in this Agreement as the "Financial Statements."

       (b) Except as set forth in Section 2.3 of the Seller Disclosure Schedule, since the Interim Balance Sheet Date, whether or not in the Ordinary Course of Business, there has not been, occurred or arisen:

          (i) any event, occurrence, development or state of circumstances or facts that would, individually or in the aggregate, have a material adverse effect on the Business;

          (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Seller Capital Stock, or any repurchase, redemption or other acquisition by Seller or any Other Acquired Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, Seller or any Other Acquired Company;

          (iii) any incurrence, assumption or guarantee by Seller or any Other Acquired Company of any indebtedness for borrowed money;

          (iv) any creation or other incurrence by Seller or any Other Acquired Company of any Encumbrance on any material asset;

          (v) any making of any material loan, advance or capital contribution to or investment in any Person other than an Other Acquired Company;

         (vi) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business;

         (vii) any transaction or commitment made, or any Contract entered into by Seller or any Other Acquired Company, involving the acquisition or disposition of any material asset of Seller and/or any Other Acquired Company;

         (viii) any strike or labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any of the employees of Seller or of any Other Acquired Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockout, strike, slowdown, work stoppage or threat thereof by or with respect to any of such employees;

         (ix) any Tax election, change in accounting method or any settlement or compromise of any Tax liability by Seller or any Other Acquired Company;

         (x) (i) any grant of any severance or termination pay to any current or former independent contractor, employee, officer or director of Seller or of any Other Acquired Company, (ii) any increase in benefits payable under any existing severance or termination pay policies or employment Contract to which Seller or any Other Acquired Company is party, (iii) the entering into of any employment, deferred compensation or other similar Contract (or any amendment to any such existing Contract) by Seller or any Other Acquired Company with any current or former independent contractor, director, officer or employee of Seller or of any Other Acquired Company, (iv) the establishment, adoption or material amendment (except as required by applicable Law or Legal Requirement) by Seller or any Other Acquired Company of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Seller or of any Other Acquired Company or (v) any increase in compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller or of any Other Acquired Company;

         (xi) change in any Other Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Other Acquired Company; issuance of any security convertible into such capital stock; grant by Seller or any Other Acquired Company of any registration right; purchase, redemption, retirement or other acquisition by any Other Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment by Seller or any Other Acquired Company in respect of shares of capital stock;

         (xii) amendment to the Organizational Documents of Seller or any Other Acquired Company;

         (xiii) payment or increase by Seller or any Other Acquired Company of any bonus, salary or other compensation to any independent contractor, stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

         (xiv) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employee of Seller or any Other Acquired Company;

         (xv) damage to or destruction or loss of any asset or property of Seller or any Other Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of Seller or the Other Acquired Companies, taken as a whole;

         (xvi) entry into, termination of or receipt of notice of termination by Seller or any Other Acquired Company of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar agreement or (ii) any Contract or transaction involving a total remaining commitment by or to Seller or any Other Acquired Company of at least $10,000;

          (xvii) sale (other than sales of inventory in the Ordinary Course of Business), lease or other disposition of any asset or property of Seller or any Other Acquired Company or mortgage, pledge or imposition of any lien or other encumbrance on any material asset or property of Seller or any Other Acquired Company, including the sale, lease or other disposition of any Intellectual Property;

          (xviii) cancellation or waiver of any claim or right with a value to Seller or any Other Acquired Company in excess of $10,000;

          (xix) material change in the accounting methods used by Seller or any Other Acquired Company; or

          (xx) agreement, whether oral or written, by Seller or any Other Acquired Company to do any of the foregoing.

       (c) Seller and the Other Acquired Companies have no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that (i) are reflected or disclosed in the Balance Sheet, (ii) were incurred after the Balance Sheet Date in the Ordinary Course of Business or (iii) are set forth in
Section 2.3(c) of the Seller Disclosure Schedule.

   2.4 Books and Records. The books of account, minute books, stock record books and other records of Seller and of the Other Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether or not Seller or the Other Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of Seller and of the Other Acquired Companies contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors and committees of the Boards of Directors of Seller and of the Other Acquired Companies, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Seller and the Other Acquired Companies.

   2.5 Taxes. Except as set forth in Section 2.5 of the Seller Disclosure
Schedule:

       (a) All Tax Returns required to be filed by or with respect to Seller have been timely filed, and all such Tax Returns are complete and correct in all material respects. Seller has paid all Taxes that are due from or with respect to Seller for the periods covered by such Tax Returns and has made all required estimated Tax payments sufficient to avoid penalties for underpayment. The accrual for Taxes in the Interim Balance Sheet is adequate to cover all unpaid Taxes (whether or not disputed and whether or not due) of Seller with respect to all taxable periods ending on or before September 30, 2000. Seller has not incurred any Tax after September 30, 2000, except for Taxes incurred in the Ordinary Course of Business.

       (b) (i) the Tax Returns referred to in clause (a) above have not been examined by the IRS or other appropriate Governmental Entity, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (ii) there is no audit, examination, suit, investigation or similar proceeding pending or, to the Knowledge of Seller, proposed or threatened with respect to Taxes of Seller, and, to the Knowledge of Seller, no basis exists therefor; and (iii) there are no outstanding waivers extending the statutory period of limitation relating to the payment of Taxes due from Seller.

       (c) Section 2.5(c) of the Seller Disclosure Schedule sets forth the amount of net operating losses, net capital losses, foreign Tax credits and investment and other Tax credits of Seller as of the date of the Interim Balance Sheet.

       (d) No Closing Agreement pursuant to Section 7121 of the Code or any similar provision of any state, local or foreign Law has been entered into by or with respect to Seller that reasonably could be expected to have an effect on Seller's liability for or reporting of Taxes in any period ending after the Closing Date.

       (e) All Taxes that Seller has been required by Law or Legal Requirement to withhold or to collect for payment have been duly withheld and collected and have been paid or accrued, reserved against and added on the books of Seller. Seller has complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

       (f) Seller is not liable for the Taxes of any Person, including as a transferee, pursuant to Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law or Legal Requirement, or as a result of any contractual arrangement with any third party or any taxing authority.

       (g) No consent to the application of Section 341(f)(2) of the Code (or any similar state law provision) has been made or filed by or with respect to Seller.

       (h) There is no Contract by or with Seller covering any Person as to which payment or vesting thereunder (including any payment or vesting as a result of the Merger) could result in a nondeductible expense to Seller by reason of Section 280(G) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

       (i) There are no liens for Taxes on the assets of Seller, except for liens relating to current Taxes not yet due and payable.

       (j) The Other Acquired Companies have filed or caused to be filed (on a timely basis since October 1, 1999) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Law and Legal Requirements. Seller has delivered to Buyer copies of, and Section 2.5(j) of the Seller Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since October 1, 1999. The Other Acquired Companies have paid, or made provisions for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by any Other Acquired Company, except such Taxes, if any, as are listed in Section 2.5(j) of the Seller Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

       (k) The United States federal and state income Tax Returns of each Other Acquired Company subject to such Taxes have not been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through October 1, 1999. Section 2.5(k) of the Seller Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonable detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in
Section 2.5(k) of the Seller Disclosure Schedule, are being contested in good faith by appropriate proceedings. Section 2.5(k) of the Seller Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by any Other Acquired Company for all taxable years since October 1, 1999, and the resulting deficiencies proposed by the IRS. Except as described in Section 2.5(k) of the Seller Disclosure Schedule, no Other Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Other Acquired Company or for which any Other Acquired Company may be liable.

       (l) The charges, accruals and reserves with respect to Taxes on the Interim Balance Sheet are adequate (determined in accordance with GAAP) and are at least equal to that Other Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Other Acquired Company except as disclosed in the Balance Sheet or in Section 2.5(l) of the Seller Disclosure Schedule. No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any property or asset held, acquired or to be acquired by any Other Acquired Company. All taxes that any Other Acquired Company is or was required by Law or Legal Requirement to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity or other Person.

       (m) All Tax Returns filed by (or that include on a consolidated basis) any Other Acquired Company are true, correct and complete. There is no tax sharing agreement that will require any payment by any Other Acquired Company after the date of this Agreement. No Other Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

   2.6 Material Contracts. Section 2.6 of the Seller Disclosure Schedule lists each Contract to which Seller is a party or to which Seller or any of Seller's properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement. Unless otherwise so noted in Section
2.6 of the Seller Disclosure Schedule, each such Contract was entered into in the Ordinary Course of Business. Each Contract that (a) after the Balance Sheet Date obligates Seller to pay or receive an amount of $50,000 or more, (b) has an unexpired term as of the date of this Agreement in excess of one year, (c) represents a Contract upon which the Business is substantially dependent or which otherwise could be material to the Business, (d) relates to indebtedness for money borrowed or provides for an extension of credit, (e) limits or restricts the ability of Seller to compete or otherwise to conduct its business in any manner or place, (f) provides for a guaranty or indemnity by Seller, (g) grants a power of attorney, agency or similar authority to another Person, (h) contains a right or obligation of any Associate, Affiliate, officer or director of Seller to Seller, (i) is an employment contract, consulting agreement, stockholder agreement or voting trust or (j) was not made in the Ordinary Course of Business will be deemed to be a Material Contract and has been identified in Section 2.6 of the Seller Disclosure Schedule. True copies of the Material Contracts appearing in Section 2.6 of the Seller Disclosure Schedule, including all amendments and supplements thereto, and a written description of the terms of all oral Material Contracts, have been delivered to Buyer. Each Material Contract is valid and subsisting; Seller has duly performed all of Seller's obligations thereunder to the extent that such obligations to perform have accrued; and no breach or default, alleged breach or default, or event that would (with the passage of time, notice or both) constitute a material breach or default, thereunder by Seller or, to the Knowledge of Seller, any other party or obligor with respect thereto, has occurred or as a result of this Agreement or performance hereof will occur. Consummation of the transactions contemplated by this Agreement will not (and will not give any Person a right to) terminate or modify any right of, or accelerate or augment any obligation of, Seller under any of the Contracts listed in Section 2.6 of the Seller Disclosure Schedule, except as set forth in Section 2.6 of the Seller Disclosure Schedule.

   2.7 Contracts; No Defaults.

       (a) Section 2.7(a) of the Seller Disclosure Schedule contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by Seller or one or more Other Acquired Companies of an amount or value in excess of $10.000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to Seller or one or more Other Acquired Companies of an amount or value in excess of $10,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by Seller or one or more Other Acquired Companies in excess of $10,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year) of Seller or one or more Other Acquired Company;

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights or other intellectual property, including agreements with current or former employees, consultants or contractor regarding the appropriation or the nondisclosure of any of Intellectual Property of Seller or one or more Other Acquired Company;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees of Seller or any Other Acquired Company;

          (vii) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by Seller or any Other Acquired Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of Seller or any Other Acquired Company or any Affiliate of Seller or any Other Acquired Company or limit the freedom of Seller or any Other Acquired Company or any Affiliate of Seller or any Other Acquired Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

          (x) each power of attorney on behalf of Seller or any Other Acquired Company that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Seller or any Other Acquired Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures by Seller or any other Acquired Company in excess of $10,000;

          (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Seller or any Other Acquired Company other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

   Section 2.7(a) of the Seller Disclosure Schedule sets forth reasonably complete details about such Contracts, including the parties to such Contracts, the amount of the remaining commitment of Seller and/or the Other Acquired Companies under such Contracts and the Other Acquired Companies' offices where details relating to the Contracts are located, as applicable.

       (b) Except as set forth in Section 2.17(b) of the Seller Disclosure
Schedule:

          (i) Seller has no right under, and Seller is not and will not become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Other Acquired Company; and

          (ii) no officer, director, agent, employee, consultant or contractor of Seller or any Other Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant or contractor to (A) engage in or continue any conduct, activity or practice relating to the business of Seller and/or any Other Acquired Company or (B) assign to Seller and/or any Other Acquired Company or to any other Person any right to any invention, improvement or discovery.

       (c) Except as set forth in Section 2.17(c) of the Seller Disclosure Schedule, each Contract identified or required to be identified in Section 2.17(a) of the Seller Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

       (d) Except as set forth in Section 2.17(d) of the Seller Disclosure
Schedule:

          (i) Seller and each Other Acquired Company is, and at all times since October 27, 1999 has been, in full compliance with all applicable terms and requirements of each Contract under which Seller and/or such Other Acquired Company has or had any obligation or liability or by which Seller and/or such Other Acquired Company or any of the assets owned or used by Seller and/or such Other Acquired Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which Seller or any Other Acquired Company has or had any right is, and at all times since October 27, 1999 has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give any Other Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; and

          (iv) neither Seller nor any Other Acquired Company has given to or received from any other Person, at any time since October 27, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract.

       (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amount paid or payable to Seller or any Other Acquired Company under current or completed Contracts with any Person, and no such Person has made written demand for such renegotiation.

       (f) The Contracts relating to the sale, design, manufacture or provision of products or services by Seller and the Other Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Law or Legal Requirement.

   2.8 Title To Property; Encumbrances. Section 2.8 of the Seller Disclosure Schedule contains a complete and accurate list of all real property, leaseholds or other interests therein owned by Seller or any Other Acquired Company. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which Seller and/or the Other Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Seller or the Other Acquired Companies and relating to such property or interests. Seller and the Other Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal or mixed and whether tangible or intangible) that they purport to own, including all of properties and assets reflected in the Interim Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Section 2.8 of the Seller Disclosure Schedule and the personal property sold since the date of the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired (by Seller and/or the Other Acquired Companies since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Section
2.8 of the Seller

Disclosure Schedule). All material properties and assets reflected in the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any right of way, building use restriction, exception, variance, reservation or limitation of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto or impairs the operations of Seller or any Other Acquired Company and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants and structures owned by Seller and the Other Acquired Companies lie wholly within the boundaries of the real property owned by Seller and the Other Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

   2.9 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment of Seller and the Other Acquired Companies are sound structurally, are in good operating condition and repair and are adequate for the use to which they are being put, and none of such buildings, plants, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature of cost. The building, plants, structures and equipment of Seller and the Other Acquired Companies are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted before the Closing.

   2.10 Accounts Receivable. All accounts receivable of Seller and the Other Acquired Companies that are reflected on the Interim Balance Sheet or the Closing Date Balance Sheet (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid before the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or the Closing Date Balance Sheet (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Section 2.10 of the Seller Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

   2.11 Inventory. Except as set forth in Section 2.11 of the Seller Disclosure Schedule, all inventory of Seller and the Other Acquired Companies, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet. All inventories not written off have been priced at the lower of cost or on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Seller and the Other Acquired Companies.

   2.12 No Undisclosed Liabilities. Except as set forth in Section 2.12 of the Seller Disclosure Schedule, Seller and the Other Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

   2.13 Intellectual Property.

       (a) Section 2.13(a) of the Seller Disclosure Schedule contains a complete and correct list of (i) all Intellectual Property that is owned by Seller or any Other Acquired Company and primarily related to, used in, held for use in connection with or necessary for the conduct of, or otherwise material to, the Business, (ii) all Contracts pursuant to which Seller or any Other Acquired Company has licensed Intellectual Property to, or the use of Intellectual Property otherwise is permitted by, any other Person and (iii) all Contracts pursuant to which Seller or any Other Acquired Company has had Intellectual Property licensed to it or otherwise has been permitted to use Intellectual Property. Except as set forth in Section 2.13(a) of the Seller Disclosure Schedule, (a) neither Seller nor any Other Acquired Company has assigned, hypothecated or otherwise encumbered any Intellectual Property and
(b) none of the licenses included in the Intellectual Property of Seller or any Other Acquired Company purport to grant sole or exclusive licenses to another Person, including sole or exclusive licenses limited to specific fields of use. Except as set forth in Section 2.13(a) of the Seller Disclosure Schedule, the patents owned by Seller or any Other Acquired Company are valid and enforceable, and any patent issuing from patent applications of Seller the best of Seller's knowledge, or any Other Acquired Company will be valid and enforceable. Except as set forth in Section 2.13(a) of the Seller Disclosure Schedule, Seller has no Knowledge of any infringement by any other Person of any Intellectual Property of Seller or any Other Acquired Company, and neither Seller nor any Other Acquired Company has entered into any agreement to indemnify any other party against any charge of infringement of any Intellectual Property. Except as set forth in Section 2.13(a) of the Seller Disclosure Schedule, neither Seller nor any Other Acquired Company, to the best of Seller's knowledge, has violated or violates or infringes any Intellectual Property of any other Person, and neither Seller nor any Other Acquired Company has received any communication alleging that it violates or infringes the Intellectual Property of any other Person. Except as set forth in
Section 2.13(a) of the Seller Disclosure Schedule, neither Seller nor any Other Acquired Company has been sued for infringing any Intellectual Property of another Person.

       (b) Seller and the Other Acquired Companies collectively have full title and ownership of, or have license to, all Intellectual Property necessary to enable Seller and/or the Other Acquired Companies and/or (after the Closing) the Surviving Corporation to carry on the Business as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of any other Person (collectively, the "Necessary Intellectual Property"). No third Person has any ownership right, title, interest, claim in or lien on any of the Necessary Intellectual Property, and Seller and the Other Acquired Companies individually and collectively have taken, and in the future Seller and the Other Acquired Companies will take, all steps necessary to preserve Seller's and/or the Other Acquired Companies' legal rights in, and the secrecy of, all of the Necessary Intellectual Property, except those for which disclosure is required for legitimate business or legal reasons.

       (c) Seller and none of the Other Acquired Companies has granted, and there is not outstanding, any option, license or agreement of any kind relating to any Necessary Intellectual Property, nor is Seller or any Other Acquired Company bound by or a party to any option, license or agreement of any kind with respect to any of the Necessary Intellectual Property. Neither Seller nor any Other Acquired Company is obligated to pay any royalty or other payment to any Person with respect to the marketing, sale, distribution, manufacture, license or use of any of the Necessary Intellectual Property.

       (d) No employee or consultant of Seller or of any Other Acquired Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency or any other restriction that would interfere with the use of such employee's or consultant's best efforts to carry out such employee's or consultant's duties for Seller and/or any

Other Acquired Company and/or (after the Closing) the Surviving Corporation or to promote the interests of Seller and/or any Other Acquired Company or that would conflict with the Business as conducted currently and as proposed to be conducted. The carrying on of the Business by the employees and contractors of Seller and/or of any of the Other Acquired Companies and the conduct of the Business by Seller, any Other Acquired Company or (after the Closing) the Surviving Corporation as presently proposed will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or contractors or Seller or any Other Acquired Company currently is obligated. It is not and will not be necessary for Seller, any Other Acquired Company or the Surviving Corporation to use any invention of any employee of Seller or of any Other Acquired Company (or any person that Seller or any Other Acquired Company currently intends to hire) made before such employee's or person's employment by Seller and/or any Other Acquired Company. At no time during the conception of or reduction of any of the Intellectual Property of Seller and/or any Other Acquired Company to practice was any developer, inventor or other contributor to Intellectual Property operating under any grant from any governmental entity or agency or private source performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third Person that could affect adversely Seller's and/or any Other Acquired Company's rights in any of such Intellectual Property.

   2.14 Corporate Authorization. Seller has all requisite corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller subject only to the approval of the Merger by the Stockholders of Seller as contemplated by Section 6.1(a) hereof. This Agreement constitutes, and the other Transaction Documents to which Seller is a party, when executed by Seller, will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The affirmative vote of the holders of a majority of the shares of Seller Capital Stock in accordance with Section 6.1(a) hereof is the only vote of the holders of any of Seller Capital Stock necessary under the Nevada Corporation Law to approve this Agreement and the transactions contemplated hereby. Seller's Board of Directors has (i) unanimously approved and adopted this Agreement and the Merger, (ii) determined that in its opinion the Merger is in the best interests of the Stockholders of Seller and is on terms that are fair to the Stockholders of Seller and (iii) recommended that the Stockholders of Seller approve this Agreement and the Merger.

   2.15 Authorization. The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) the filing of the Articles of Merger as provided in Section 1.1, (b) filings required under the Securities Act, as applicable, and under any applicable state blue sky Law, (c) such filings as may be required under the Hart-Scott-Rodino Act and (d) other filings and Approvals described in Section 2.15 of the Seller Disclosure Schedule.

   2.16 Non-contravention.

       (a) The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or bylaws of Seller, (ii) violate any applicable Law or Legal Requirement, (iii) require any consent or other action by any Person under, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under any provision of any Material Contract or any Permit or Approval affecting, or relating in any way to, the Business or (iv) result in the creation or imposition of any Encumbrance on any asset of Seller or of any Other Acquired Company except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Business or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement except as set forth and disclosed in the transaction documents.

      (b) Except as set forth in Section 2.16 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Seller or any Other Acquired Company or (B) any resolution adopted by the board of directors or the stockholders of Seller or any Other Acquired Company;

         (ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Other Acquired Company or Seller, or any of the assets owned or used by, any Other Acquired Company or Seller, may be subject.

         (iii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Entity the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or any Other Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, Seller or any Other Acquired Company.

         (iv) caused Buyer to become subject to or to become liable for the payment of any Tax;

         (v) cause any the assets owned by Seller or any Other Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Entity;

         (vi) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract; or

         (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Seller or any Other Acquired Company.

   2.17 Legal Proceedings.

      (a) No Order has been issued and no Action is pending, or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Seller, (b) the Business or (c) Seller's ability to perform its obligations under the Transaction Documents or any aspect of the transactions contemplated thereby. Section 2.17 of the Seller Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Seller. There is no matter as to which Seller has received any notice, claim or assertion, or, to the Knowledge of Seller, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Seller or any other Person, nor to the Knowledge of Seller is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have, any right to indemnification by Seller.

      (b) Except as set forth in Section 2.17 of the Seller Disclosure Schedule, there is no pending Proceeding: (i) that has been commenced by or against any Other Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Other Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Knowledge of Seller, (1) no such proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each proceeding listed in Section 2.17 of the Seller

Disclosure Schedule. The proceedings listed in Section 2.17 of the Seller Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition or prospects of any Other Acquired Company.

      (c) Except as set forth in Section 2.17 of the Seller Disclosure
Schedule:

          (i) there is no Order to which any of the Other Acquired Companies, or any of the assets owned or used by, any Other Acquired Company, is subject;

          (ii) no Other Acquired Company is subject to any Order that relates to the business of, or any of the assets owned or used by, such Other Acquired Company or any Other Acquired Company; and

          (iii) no officer, director, agent or employee of any Other Acquired Company is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of such Other Acquired Company any Other Acquired Company.

      (d) Except as set forth in Section 2.17 of the Seller Disclosure
Schedule:

          (i) each Other Acquired Company is, and at all times since October 27, 1999 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Other Acquired Company, or any of the assets owned or used by any Other Acquired Company, is subject; and

          (iii) no Other Acquired Company has received, at any time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which such Other Acquired Company, or any of the assets owned or used by such Other Acquired Company, is or has been subject.

   2.18 Insurance.

      (a) Seller is and at all times during the past two years has been insured with reputable insurers against all risks normally insured against by companies in similar lines of business. Section 2.18 of the Seller Disclosure Schedule lists all insurance policies that are material to the Business and all claims under any insurance policy made since January 1, 1995. All of the insurance policies listed in Section 2.18 of the Seller Disclosure Schedule are in full force and effect. Seller is not in default under any such policy except as disclosed to Buyer.

      (b) Seller has delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which Seller or any Other Acquired Company is a party or under which Seller or any Other Acquired Company, or any director of Seller or any Other Acquired Company, is or has been covered at any time within the five years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of Seller or any Other Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

       (c) Section 2.18(c) of the Seller Disclosure Schedule describes:

          (i) any self-insurance arrangement by or affecting Seller or any Other Acquired Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Seller or any Other Acquired Company; and

          (iii) all obligations of Seller or the Other Acquired Companies to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

       (d) Neither Seller nor any Other Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of right, or (B) any notice of cancellation or any other indication that any insurance policy no longer is in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

   2.19 Compliance With Law and Legal Requirements; Governmental
   Authorizations.

       (a) Except as set forth in Section 2.19 of the Seller Disclosure
Schedule:

          (i) Seller and each Other Acquired Company is, and at all times since October 27, 1999 has been, in full compliance with each Law and Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller or any Other Acquired Company of, or a failure on the part of Seller or any Other Acquired Company to comply with, any Law or Legal Requirement or (B) may give rise to any obligation on the part of Seller or any Other Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) neither Seller nor any Other Acquired Company has received, at any time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Law or Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller or any Other Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

       (b) Section 2.19 of the Seller Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Seller or any Other Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, Seller or any Other Acquired Company. Each Governmental Authorization listed or required to be listed in Section 2.19 of the Seller Disclosure Schedule is valid and in full force and effect. Except as set forth in Section 2.19 of the Seller Disclosure Schedule:

          (i) Seller and each Other Acquired Company is, and at all times since October 27, 1999 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Section 2.19 of the Seller Disclosure Schedule;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Section 2.19 of the Seller Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Section 2.19 of the Seller Disclosure Schedule;

          (iii) neither Seller nor any Other Acquired Company has received, at any time since October 27, 1999, any notice or other communication (whether oral or written) from any Governmental Entity or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Section 2.19 of the Seller Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Entities, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Entities.

   The Governmental Authorizations listed in Section 2.19 of the Seller Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit Seller and the Other Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit Seller and the Other Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

   2.20 Employees.

       (a) Seller has no dispute existing, or to Seller's Knowledge, threatened, involving strikes, work stoppages, slow downs or lockouts. There are no grievance proceedings or claims of unfair labor practices filed or, to Seller's Knowledge, threatened to be filed with the National Labor Relations Board or any state agency against Seller. There is no union representation or organizing effort pending or, to Seller's Knowledge, threatened against Seller. Seller has not agreed to recognize any union or other collective bargaining unit. None of the key employees of Seller referred to in Section 2.20 of the Seller Disclosure Schedule has indicated an intent to terminate employment with Seller for any reason in the twelve (12) months preceding the date of this Agreement.

       (b) Section 2.20 of the Seller Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of Seller and each Other Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since October 27, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

       (c) No employee or director of Seller or any Other Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of such person's duties as an employee or director of Seller or any Other Acquired Company, or (ii) the ability of Seller or any Other Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or any Other Acquired Company by any such employee or director. No director, officer or other key employee of Seller or any Other Acquired Company intends to terminate employment with Seller or such Other Acquired Company.

       (d) Section 2.20 of the Seller Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of Seller and the Other Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

   2.21 Employee Benefits.

       (a) Employee Benefit Plans and Similar Arrangements

          (i) Seller has no ERISA Affiliates. Except as set forth in Section
2.21 of the Seller Disclosure Schedule, Seller has no employee benefit plan, whether written or unwritten, to which Seller or any ERISA Affiliate is or during the last five years has been a party or by which any of them is or during the last five years has been bound, legally or otherwise, including (i) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to company automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance or (iii) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

          (ii) Seller has delivered to Buyer true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

          (iii) There are no negotiations, demands or proposals that are pending or have been made that concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this Section.

          (iv) Seller is in compliance in all material respects with the applicable provisions of ERISA (as amended through the date of this Agreement), the regulations and published authorities thereunder and all other Laws and Legal Requirements applicable with respect to all such employee benefit plans, agreements and arrangements. Seller has performed in all material respects all of its obligations under all such plans, agreements and arrangements, and all such plans, agreements and arrangements have been operated in all material respects in compliance with their terms. To the Knowledge of Seller, there are no Actions (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and, to the Knowledge of Seller, no facts exist which could give rise to any such Actions.

          (v) All obligations of Seller under each such plan agreement and arrangement (i) that are due before the Closing Date have been paid or will be paid before that time and (ii) that have accrued before the Closing Date have been properly accrued.

          (vi) Seller may (except to the extent prohibited by Law) in any manner and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend each such plan or arrangement (or its participation therein) effective as of any date before, on or after the Closing Date.

          (vii) Except as disclosed in Section 2.21 of the Seller Disclosure Schedule, the consummation, announcement or other action relating to the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, former employee, director or former director thereof or to the trustee under any "rabbi trust" or similar arrangement or (ii) benefit under any such plan or arrangement being established, accelerated, vested or payable.

       (b) Qualified Plans. Seller has no "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA and within the meaning of Section 401 (a) of the Code).

       (c) Welfare Plans. Except as required under Section 4980B of the Code, Seller has no obligation to provide health benefits to any employee following termination of employment.

       (d) Fines and Penalties. There has been no act or omission by Seller that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code.

   2.22 Customers. Section 2.22 of the Seller Disclosure Schedule lists the names of, and describes all Contracts with and the appropriate percentage of Business attributable to, the 10 largest customers of the Business during the nine-month period ended September 30, 2000. Seller has not received any notice and has no Knowledge that (i) any of such customers has ceased, or will cease, or has materially reduced or will materially reduce, the use the products, goods or services of the Business, or (ii) any of such customers has materially reduced or will materially reduce the price it will pay for products, goods or services of the Business, including in each case after the consummation of the transactions contemplated by this Agreement or (iii) it will not obtain the projected purchases for calendar year 2000 shown opposite each customer's name in Section 2.22 of the Seller Disclosure Schedule. To the Knowledge of Seller, no customer of the Business listed in Section 2.22 of the Seller Disclosure Schedule has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

   2.23 Suppliers. Section 2.23 of the Seller Disclosure Schedule lists the 10 most significant suppliers of the Business for the fiscal year ended December 31, 1999 and the nine-month period ended September 30, 2000, and any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to Seller with respect to which alternative sources of supply are not readily available on comparable terms and conditions. Seller has not experienced or been notified of any shortage in goods or services provided by sole-source suppliers, which shortage would have a material adverse effect on the Business or cause a significant delay in any material product shipments by Seller. Seller has not received any notice and has no reason to believe that there has been any material adverse change in the price of raw materials, supplies, goods, services or other merchandise provided by such suppliers or that such suppliers will not continue to provide the Surviving Corporation with supplies at any time after the Closing Date on terms and conditions similar to those used in their current sales to the Business. To the Knowledge of Seller, no supplier listed in Section 2.23 has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

   2.24 Product Warranties. Except as set forth in Section 2.24 of the Seller Disclosure Schedule: (a) there are no warranties express or implied, written or oral, with respect to the products of the Business except as disclosed to Buyer; (b) there are no pending or threatened claims with respect to any such warranty; (c) except as accrued on the Balance Sheet, Seller has no liability with respect to any such warranty, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due; (d) no returns of any single product-line sold by Seller during the two years preceding the date hereof have exceeded one percent (1%); (e) there have been no product recalls or Actions pending or, to Seller's Knowledge, threatened during such period relating to Seller's products, and (f) to Seller's Knowledge, no customer of Seller that purchased $100,000 or more of products from Seller during calendar year 1999 has experienced failures or serious product performance defects greater than one percent (1%) for any product purchased from Seller within the 24 months preceding the date of this Agreement. Adequate reserves have been provided on the Balance Sheet for Seller's warranty obligations.

   2.25 Environmental Law Compliance. Except as set forth in Section 2.25 of the Seller Disclosure Schedule, there are no pending or, to Seller's Knowledge, threatened claims, suits or proceedings arising out of or related to any noncompliance with any Environmental Laws in connection with the Business. Seller has complied and is in compliance with all Laws applicable to the Business relating to environmental protection, including standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of, Hazardous Substances (collectively, "Environmental Laws"), except where non-compliance with any such Laws would not have a material adverse effect on the Business. Seller has received all Permits relating to environmental matters, including all air, water and waste permits and permits for emission and/or disposal of solid, liquid and gaseous materials from its operations, and Seller is operating the Business in conformance with such Permits. To Seller's Knowledge, there is no place on Seller's properties where Hazardous Substances have entered the air, soil or groundwater. Seller has not installed, used, buried or removed any and, to Seller's Knowledge, there are no surface impoundments, or underground tanks or vessels or sumps, drains or pipelines that hold or have held Hazardous Substances on Seller's properties.

   2.26 Minute Books. The minute books of Seller accurately reflect all material actions and proceedings taken to date by the Stockholders, Board of Directors, and committees of Seller, and such minute books contain true and complete copies of the charter documents of Seller and all related amendments. The stock record book of Seller reflects accurately all transactions in its capital stock of all classes.

   2.27 Due Diligence Materials. All documents, agreements and other materials provided by Seller to Buyer or any representative of Buyer in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

   2.28 Related Party Transactions. Except as set forth in Section 2.28 of the Seller Disclosure Schedule, no director or officer of Seller or any Other Acquired Company and no Person related to any of them by consanguinity or marriage has any direct or indirect interest in (i) any equipment or other property, real or personal, tangible or intangible, including any item of intellectual property, used in connection with or pertaining to the Business, or (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of products of Seller or any Other Acquired Company; provided, however, that (A) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership of less than 1% of the outstanding voting stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System, and (B) no such director or officer or other Person will be deemed to have such an interest solely by virtue of the ownership by a partnership in which he is a partner of less than 5% of the outstanding voting stock or debt securities of any privately held company.

   2.29 Disclosure.

   (a) No representation or warranty of Seller in this Agreement and no statement in the Seller Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

   (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

   (c) There is no fact known to Seller that has specific application to Seller or any Other Acquired Company (other than general economic or industry conditions) and that materially adversely affects, materially threatens, the assets, Business, prospects, financial condition or results of operations of Seller and/or the Other Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Seller Disclosure Schedule.

   2.30 No Brokers or Finders. No agent, broker, finder, investment or commercial banker or other Person or firm engaged by or acting on behalf of Seller or any agent of Seller, or on behalf of any of the Other Acquired Companies or any agent of the Other Acquired Companies, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Buyer represents and warrants as follows:

   3.1 Organization And Related Matters. Buyer is a corporation duly organized, validly existing and in good standing under the Nevada Corporation Law. Section
3.1 of the Buyer Disclosure Schedule sets forth the capitalization of Buyer. Buyer and each Buyer Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Buyer and each Buyer Subsidiary have all corporate power, Permits and Approvals necessary to own their respective properties and assets and to carry on their respective businesses as now conducted and are duly qualified or licensed to do business as foreign corporations in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification. Section 3.1 of the Buyer Disclosure Schedule correctly lists the current directors and executive officers of Buyer and of each Buyer Subsidiary. True, correct and complete copies of the respective charter documents of Buyer and each Buyer Subsidiary as in effect on the date of this Agreement have been delivered to Seller. Except as set forth in Section 3.1 of the Buyer Disclosure Schedule, Buyer has no interest in any partnership, joint venture, limited liability company or other entity. Acquisition Corp. is a Nevada corporation, duly organized by Buyer for the purposes of the Merger and the transactions contemplated by this Agreement. Acquisition Corp. has no employees, liabilities, assets (other than cash received upon issuance of shares of common stock of Acquisition Corp.) or contractual obligations, other than the obligations created by this Agreement.

   3.2 Capitalization. The authorized capital stock of Buyer consists of 25,000,000 shares of Common Stock. Upon the filing of the Article Amendment (as defined in Section 5.8 hereof) with the Nevada Secretary of State, the authorized capital stock of Buyer will consist of 100,000,000 shares of Common Stock. As of November 16, 2000, there were outstanding 12,167,333 shares of Buyer Common Stock. All outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully-paid and nonassessable. Except as set forth in Section 3.2 of the Buyer Disclosure Schedule, Buyer owns all of the outstanding shares of capital stock of each Buyer Subsidiary. Except as set forth in this Section and in Section 3.2 of the Buyer Disclosure Schedule, as of December 4, 2000, there were not outstanding any (i) shares of capital stock or voting securities of Buyer, (ii) securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer or (iii) options, warrants, restricted stock, other stock-based compensation awards or other rights to acquire from Buyer or other obligation of Buyer to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer. There are no outstanding obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

   3.3 Corporate Authorization. Subject to required approval by Buyer's shareholders, Buyer has all necessary corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party. The execution, delivery and performance of the Transaction Documents to which Buyer is a party have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes, and the other Transaction Documents to which Buyer is a party, when executed by Buyer will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer's Board of Directors has (i) unanimously approved and adopted this Agreement and the Merger, which approval satisfies in full the applicable requirements of the Nevada Corporation Law and (ii) determined that in its opinion the Merger is in the best interests of the stockholders of Buyer.

   3.4 Authorization. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation of the transactions contemplated thereby require no action by or in respect of, or filing with, any Governmental Entity except for (a) filings required under Regulation D of the Securities Act and Section 25103(h) of the Nevada Corporation Law, (b) such filings as may be required under the Hart-Scott-Rodino Act and (c) any other filing or Approval described in Section 3.4 of the Buyer Disclosure Schedule.

   3.5 Non-Contravention. The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party and the consummation by Buyer of the transactions contemplated thereby do not and will not (i) violate the Articles of Incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 3.4 of the Buyer Disclosure Schedule, violate any applicable Law, (iii) except the approval of Buyer's shareholders, require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any Contract binding on Buyer or any Permit or Approval affecting, or relating in any way to, the assets or business of Buyer or (iv) result in the creation or imposition of any Encumbrance on any material asset of Buyer or any Buyer Subsidiary except, in the case of clauses
(ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Buyer or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

   3.6 Legal Proceedings. No Order has been issued and no Action is pending, or, to the Knowledge of Buyer, threatened against or affecting Buyer or any Buyer Subsidiary or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on (a) Buyer or any Buyer Subsidiary or (b) Buyer's ability to perform the Transaction Documents or any aspect of the transactions contemplated thereby. Section 3.6 of the Buyer Disclosure Schedule lists each Order or Action that involves a claim or potential claim of aggregate liability in excess of $50,000 against, or that enjoins or compels or seeks to enjoin or to compel any activity by, Buyer or any Buyer Subsidiary. There is no matter as to which Buyer or any Buyer Subsidiary has received any notice, claim or assertion, or, to the Knowledge of Buyer, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting any director, officer, employee, agent or representative of Buyer, Buyer or any Buyer Subsidiary or any other Person, nor to the Knowledge of Buyer is there any reasonable basis therefor, in connection with which any such Person has or may reasonably be expected to have any right to indemnification by Buyer or any Buyer Subsidiary.

   3.7 Compliance With Law. Buyer and each Buyer Subsidiary are and have been in compliance with and are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of any applicable Law, except those where the violation would not have a material adverse effect on Buyer or its ability to consummate the transactions contemplated hereby.

   3.8 No Brokers Or Finders. No agent, broker, finder or investment or commercial banker or other Person or firms engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

   3.9 SEC Documents. Buyer has filed all Buyer SEC Documents required to be filed by Buyer before the date of this Agreement. As of their respective dates, the Buyer SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Buyer SEC Document has been revised or superseded by a later-filed Buyer SEC Document, filed and publicly available before the date of this Agreement, as of the date of this Agreement, none of the Buyer SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements, therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents complied as of their respective dates of filing with the SEC as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, except as set forth in Section 3.9 of the Buyer Disclosure Schedule, there are no material contracts that Buyer expects to file as exhibits to its Annual Report on Form 10-K for the year ended September 30, 2000.

   3.10 Due Diligence Materials. All documents, agreements and other materials provided by Buyer to Seller or any representative of Seller in connection with the due diligence conducted in connection with the transactions contemplated by this Agreement have been true, correct and complete originals or copies of the documents, agreements and other materials purported to be provided or to which access has been given.

                                   ARTICLE IV
                             CONDUCT BEFORE CLOSING

   4.1 Conduct of Seller. Except as provided in the transaction document, from the date of this Agreement until the Effective Time, except with the prior written consent of Buyer, Seller will conduct its business in the ordinary course consistent with past practice, including payment of accounts payable and collection of accounts receivable, and will use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as consented to by Buyer in writing, Seller will not:

       (a) adopt or propose any change in its charter documents or bylaws;

       (b) merge or consolidate with any other Person or acquire a material amount of assets or any capital stock or other securities of any other Person;

       (c) sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing Contracts;

       (d) take any action that would make any representation or warranty of Seller hereunder inaccurate at the Effective Time;

       (e) enter into any licensing agreement, private label arrangement or understanding or other similar arrangement with respect to any of Seller's Intellectual Property;

       (f) (i) grant any severance or termination pay to any current or former employee, officer or director of Seller, (ii) increase benefits payable under any existing severance or termination pay policy or employment contract, (iii) enter into any employment, deferred compensation or other similar contract (or any amendment to any such existing contract), (iv) establish, adopt or amend (except as required by applicable Law or Legal Requirement) any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement or (v) increase compensation, bonus or other benefits payable to any current or former director, officer or employee of Seller;

       (g) issue any additional shares of capital stock, or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock or other corporate securities;

       (h) declare or pay any dividend or make any other distribution in cash or property on its capital stock or other equity interests;

       (i) repurchase or redeem any shares of its capital stock or other equity interests;

       (j) grant any kind of Encumbrance with respect to any of its assets, real or personal, tangible or intangible;

       (k) amend any Tax Return or make or change any Tax election or take any Tax reporting position inconsistent with prior reporting practices except to comply with GAAP;

       (l) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Seller, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the Ordinary Course of Business consistent with past practice, or (ii) make any loan, advance or capital contribution to, or investment in, any other Person;

       (m) make or agree to make any new capital expenditure or expenditures, which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000 except as disclosed;

       (n) except in the Ordinary Course of Business, modify, amend or terminate any Material Contract to which Seller is a party or waive, release or assign any material right or claim;

       (o) make any change in any method of accounting or accounting practice or policy other than those required or permitted by GAAP; or

       (p) agree or commit to do any of the foregoing.

   4.2 Conduct of Buyer. Except as contemplated by this Agreement, from the date of this Agreement until the Effective Time, Buyer will conduct its business in the ordinary course consistent with past practice and will use its best efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

   4.3 No Solicitation of Transactions. Seller will and will direct and use its best efforts to cause its officers, directors, employees, agents and representatives (including any investment banker, attorney, financial advisor or accountant retained by Seller) not to initiate, solicit or knowingly encourage, directly or indirectly (including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiry or the making of any proposal that constitutes, or reasonably may be expected to lead to, any Competing Transaction, or enter into or continue discussions or negotiations with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller to take any such action, and Seller will notify Buyer of all inquiries or proposals that Seller may receive relating to any of such matters and, if such inquiry or proposal is in writing, will deliver to Buyer a copy of such inquiry or proposal.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

   5.1 Access.

       (a) Seller will make available for inspection by Buyer and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, all of Seller's records (including Tax records), books of account, premises, Contracts and all other documents in Seller's possession or control that are reasonably requested by Buyer and its representatives to inspect and examine the business and affairs of Seller and the Other Acquired Companies. Seller will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Buyer and Buyer's representatives about the business and affairs of Seller and the Other Acquired Companies. No examination by Buyer and its representatives will constitute a waiver or relinquishment by Buyer of its rights to rely on Seller's covenants, representations and warranties made herein or pursuant hereto.

       (b) Buyer will make available for inspection by Seller and its representatives, during normal business hours and in a manner so as not to interfere with normal business operations, those of Buyer's records, premises, Contracts and documents in Buyer's possession or control that are reasonably requested by Seller and its representatives to evaluate an investment in the Buyer Common Stock. Buyer will cause its managerial employees, counsel and regular independent accountants to be available upon reasonable advance notice to answer questions of Seller and Seller's representatives about the business and affairs of Buyer. No examination by Seller and its representatives will constitute a waiver or relinquishment by Seller of its rights to rely on Buyer's covenants, representations and warranties made herein or pursuant hereto.

   5.2 Due Diligence. Seller covenants and agrees to all of the terms and provisions set forth in this Section 5.2. Between the date of this Agreement and December 15, 2000, in addition to Buyer's rights provided by Section 5.1(a) hereof, Buyer, acting through Buyer's own personnel, counsel, accountants and other representatives and agents, shall have the full right to (a) examine the offices, properties, equipment, invoices, customer records, agreement books and records of Seller and of all of the Other Acquired Companies, (b) meet and discuss the Business and the operations, history and prospects of the Business with representatives and employees of Seller and the Other Acquired Companies and (c) otherwise perform such due diligence review of Seller, the Other Acquired Companies and the Business as Buyer in its sole and absolute discretion deems necessary or appropriate, including, without limitation, a due diligence review of the Contracts, assets, rights, liabilities and Intellectual Property of Seller and/or the Other Acquired Companies. Buyer's representatives and agents, with the assistance of Seller's personnel and the personnel of the Other Acquired Companies, will prepare an inventory of all assets and other Intellectual Property of Seller and the Other Acquired Companies. Seller shall promptly provide to Buyer copies of all documents related to the Business that Buyer requests. Buyer and Buyer's representatives and agents shall be permitted to meet with representatives and employees of Seller individually and as a group. The due diligence review by Buyer will be at Buyer's sole expense, except that Seller shall make Seller's and the Other Acquired Companies' employees, representatives, officers and accountants available to Buyer without charge and shall provide copies of documents to Buyer without charge. If the results of such due diligence review or meetings are not entirely satisfactory or acceptable to Buyer for any reason whatsoever, as determined by Buyer in Buyer's reasonable discretion, then, notwithstanding any other term or provision of this Agreement, Buyer will have no duty or obligation of any kind or nature whatsoever to proceed with and/or to consummate any of the transactions contemplated by this Agreement, including, without limitation, the Merger, or to negotiate revised terms, provisions or conditions for any of the transactions contemplated by this Agreement, including, without limitation, the Merger, and Buyer may terminate this Agreement without payment of any damages or penalty.

   5.3 Corporate Clean-Up. Seller covenants and agrees to all of the terms and provisions set forth in this Section 5.3. Between the date of this Agreement and December 15, 2000, Seller shall prepare and have prepared, execute and furnish copies of documents for such purposes as correcting all errors and mistakes in any of the corporate records or Contracts of Seller and/or any and all of the Other Acquired Companies, as required by Buyer and to Buyer's satisfaction which will not be unreasonable withheld. If the documents prepared, executed and furnished to Buyer pursuant to the foregoing provisions are not satisfactory or acceptable to Buyer, as determined by Buyer in Buyer's reasonable discretion, then, notwithstanding any other term or provision of this Agreement, Buyer will have no duty or obligation of any kind or nature whatsoever to proceed with and/or to consummate any of the transactions contemplated by this Agreement, including, without limitation, the Merger, or to negotiate revised terms, provisions or conditions for any of the transactions contemplated by this Agreement, including, without limitation, the Merger, and Buyer may terminate this Agreement without payment of any damages or penalty.

   5.4 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall maintain the truth and accuracy of the representations and warranties made by such party in this Agreement. Each of the parties hereto shall refrain, and shall cause each Person and Subsidiary controlled by such party to refrain, from any act or omission that would or could render any representation and/or warranty made by such party not true and accurate at the Closing Date.

   5.5 Notification of Certain Matters.

       (a) Seller will promptly notify Buyer of (i) any event of which Seller obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on the Business or that if known as of the date of this Agreement would be required to be disclosed to Buyer and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller under this Agreement.

       (b) Buyer will promptly notify Seller of (i) any event of which Buyer obtains Knowledge that has had or might reasonably be expected to have a material adverse effect on Buyer or that if known as of the date of this Agreement would be required to be disclosed to Seller and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer under this Agreement.

   5.6 Permits and Approvals. Seller and Buyer will cooperate with each other and use their best efforts to obtain (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to) all Approvals and Permits that may be necessary or that may be reasonably requested by the other party to consummate the transactions contemplated by this Agreement, including under the Securities Act and the state Blue Sky Laws.

   5.7 Stockholder Meeting; Information Statement. Seller will, in accordance with applicable Law and the Articles of Incorporation and bylaws of Seller and as soon as reasonably practicable, cause a meeting of the Stockholders of Seller to be duly called and held or obtain the necessary written consent of the Stockholders of Seller to approve and adopt this Agreement and the transactions contemplated hereby. In connection with such meeting or written consent, as the case may be, Seller will use its best efforts to obtain the necessary approvals by the Stockholders of Seller of this Agreement and the transactions contemplated hereby and otherwise comply with all legal requirements applicable to such meeting or written consent, as the case may be. Seller will prepare and deliver to the Stockholders of Seller an Information Statement describing the transactions contemplated by this Agreement for the purpose of such meeting, and Buyer will cooperate and provide all information reasonably requested by Seller in preparing such Information Statement.

   5.8 Amendment of Articles of Incorporation of Buyer. Subject to the approval of the stockholders of Buyer as required by the Nevada Corporation Law, Buyer will use its commercially reasonable best efforts to amend the Articles of Incorporation of Buyer before the Effective Time to increase the authorized number of shares of Buyer Common Stock from 25,000,000 to 100,000,000 (the "Article Amendment").

   5.9 Preparation of Proxy Statement. Buyer will use its commercially reasonable best efforts to prepare or have prepared a proxy statement (the "Proxy Statement") and notice of stockholders' meeting to be distributed to Buyer's stockholders in connection with a meeting of Buyer's stockholders to be called to consider and vote upon the election of directors of Buyer, the Article Amendment (as defined in Section 5.9 hereof) and this Agreement and all of the transactions contemplated hereby, including the Merger. Except as may be consented to by the other party or request by Law or Legal Requirement, which consent will not be withheld or delayed unreasonably, neither Buyer nor Seller will publish any communication other than the Proxy Statement and such filings required to be made with or by Governmental Entities with respect to this Agreement or the Merger. Buyer and Seller acknowledge and agree that the information contained in the Proxy Statement about Buyer will be provided by Buyer and will be Buyer's responsibility, and the information in the Proxy Statement about Seller will be provided by Seller and will be Seller's responsibility.

   5.10 Meeting of Stockholders of Buyer. Buyer will use its commercially reasonable best efforts to submit this the Article Amendment and this Agreement and the transactions contemplated hereby, including the Merger, to the stockholders of Buyer for approval at a meeting of such stockholders duly held for such purpose. The Board of Directors of Buyer will recommend approval of the Article Amendment and this Agreement and the transactions contemplated hereby, including the Merger (subject to the fiduciary duties of the Board of Directors of Buyer to the stockholders of Buyer under applicable Law).

   5.11 Loan. Concurrently with the execution and delivery of this Agreement, Seller and Buyer will execute and deliver the Loan and Security Agreement and related Promissory Note substantially in the form attached hereto as Exhibit C, pursuant to which, as of the date hereof, Buyer will make a secured loan to Seller in the principal amount up to $750,000, and the security for the full and prompt repayment of such loan shall be a pledge by Seller's Principal Stockholders of shares of Seller Capital Stock held of record or beneficially by them. The principal amount of the loan shall be advanced by the Buyer to the Seller in increments of $50,000 with 250,000 shares of Mindtronics Corporation Stock placed in an escrow account to be named, and held as collateral for the loan. The five principals collectively owning 10,000,000 share of Mindtronics Corporation will contribute collateral stock prorated according to each principal's ownership interest. Upon closing and within 3 business days, all collateral stock will be returned to the appropriate principals and the loan will simply remain on the books of the Subsidiary and accounted for accordingly. However, if for any reason the closing does not take place, then during the term of the loan, for each $50,000 dollars that is repaid with interest, then 250,000 shares will be released from escrow and returned to principals prorated according to the percent interest of the pledged principal's interest.

   5.12 Legal Services for WebyMan Intellectual Property. Seller and Buyer agree that, after the date of this Agreement and before the Closing, Pillsbury Madison & Sutro LLP, counsel to Buyer ("Pillsbury"), may provide various legal services to WebyMan Corporation, a Subsidiary of Seller and an Other Acquired Company ("WebyMan"), relating to WebyMan's technology and intellectual property (collectively, the "WebyMan IP"). Seller and Buyer each hereby irrevocably waives all potential and actual conflicts that may arise or exist by reason of Pillsbury's representation of Buyer in connection with this Agreement and all of the transactions contemplated hereby and Pillsbury's representation of WebyMan relating to the WebyMan IP (the "Webyman Representation"). Buyer will pay all of Pillsbury's fees and costs incurred in connection with the Webyman Representation; provided, however, that, if the Merger is not consummated for any reason whatsoever or otherwise is terminated, Seller shall reimburse Buyer for all funds paid by Buyer to Pillsbury for the WebyMan Representation and shall be exclusively liable for all previously-incurred but then-unpaid fees and costs of Pillsbury incurred in connection with the WebyMan Representation, and Buyer will have no further or additional obligation or liability to pay fees or costs incurred in connection with the WebyMan Representation, whether previously or prospectively. In addition, Seller acknowledges and agrees that, in such event, Pillsbury will have the absolute right in its sole discretion to terminate the Webyman Representation and otherwise Pillsbury's relationship with WebyMan, without liability to WebyMan.

   5.13 Conditions. Seller will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in
Section 6.2 to be fulfilled on or before the Closing, and Buyer will use its best efforts to take all actions reasonably necessary or appropriate to cause each condition set forth in Section 6.3 to be fulfilled on or before the Closing.

   5.14 Blue Sky Laws. Buyer will take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable to the issuance of the Buyer Common Stock in connection with the Merger. Seller will use its best efforts to assist Buyer as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions that are applicable in connection with the issuance of Buyer Common Stock in connection with the Merger.

   5.15 Reorganization. Seller and Buyer will each use its best efforts to cause the business combination to be effected by the Merger to be qualified as a "reorganization" described in Section 368(a) of the Code.

                                  ARTICLE VI
                             CONDITIONS TO CLOSING

   6.1 General Conditions. The obligations of the parties to consummate the Merger are subject to satisfaction of the following conditions:

      (a) Stockholder Approvals. This Agreement, including the appointment of the Representative as provided in Section 9.5 hereof, must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock and by the affirmative vote of the holders of not less than ninety five percent (95.0%) of the then-outstanding shares of Seller Capital Stock in accordance with the respective Articles of Incorporation of Buyer and Seller and the Nevada Corporation Law.

      (b) Approval of Article Amendment by Stockholders of Buyer. The Article Amendment must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock in accordance with the Articles of Incorporation of Buyer and the Nevada Corporation Law.

      (c) Government Approvals. The parties shall have obtained timely from each Governmental Entity all Permits and Approvals, if any, necessary for the consummation of, or in connection with, the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and state Blue Sky laws.

      (d) Tax-Free Reorganization. Each of Buyer and Seller shall have received substantially identical written opinions from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, which opinions shall be in the form attached hereto as Exhibit D. In rendering such opinions, counsel will be entitled to rely on representations of Buyer, Acquisition Corp. and Seller and certain stockholders of Seller.

      (e) No Restraining Action. No Action will have been instituted or threatened against Buyer, any Buyer Subsidiary, Acquisition Corp., Seller or any Other Acquired Company before any Governmental Entity seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

      (f) Merger. The Articles of Merger shall have been filed with the Nevada Secretary of State.

   6.2 Conditions to Obligations of Buyer. Unless waived, in whole or part, in writing by Buyer, Buyer's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

      (a) Due Diligence. The results of Buyer's due diligence review or meetings pursuant to Section 5.2 hereof must have been entirely satisfactory and acceptable to Buyer, as determined by Buyer in Buyer's reasonable discretion.

      (b) Corporate Clean-Up. The documents prepared, executed and furnished to Buyer pursuant to Section 5.3 hereof must be entirely satisfactory and acceptable to Buyer, as determined by Buyer in Buyer's sole and absolute discretion.

      (c) Representations and Warranties. The representations and warranties of Seller contained in Article II hereof will be true at the Closing Date with the same effect as though made at such time. Seller will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Seller at or before the Closing Date, and Seller will have delivered to Buyer a certificate of Seller in form and substance satisfactory to Buyer, dated the Closing Date and signed by Seller's Chief Executive Officer and Chief Financial Officer to such effect.

       (d) Material Adverse Change. There will not have been any material adverse change in or affecting the Business since the Interim Balance Sheet Date.

       (e) Opinion of Counsel. Buyer must have received from Karlyn Hinman, Esq., counsel to Seller, an opinion dated the Closing Date, in form and substance satisfactory to Buyer, substantially as set forth on Exhibit E attached hereto.

       (f) Corporate Proceedings. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Seller, certified by the Chief Executive Officer and the Secretary of Seller, will have been furnished to Buyer.

       (g) Transaction Documents. Seller will have executed and delivered the Transaction Documents to which it is a party other than this Agreement.

       (h) Approvals and Permits. Seller must have obtained all Approvals and Permits necessary to consummate the transactions contemplated hereby.

       (i) Investment Representation. Buyer shall have received a signed Investor Representation Letter in substantially the form attached hereto as Exhibit F from each of the Stockholders of Seller.

       (j) Securities Law Compliance. Buyer shall be satisfied that the transaction is exempt under Section 4(2) of the Securities Act.

       (k) Employment Agreements. Each of Seller's executive officers requested by Buyer shall have executed and delivered an employment agreement in the form of Exhibit G attached hereto.

       (l) Non-Competition Agreements. Each of Seller's Principal Stockholders shall have executed and delivered a non-competition agreement in the form of Exhibit H attached hereto.

       (m) Financial Statements. Seller shall have delivered to Buyer the Financial Statements set forth in Section 2.3 hereof, and shall prepare and deliver to Buyer or Buyer's independent auditors all financial statement and information necessary for inclusion in the Proxy Statement to be delivered to Buyer's shareholders pursuant to the Securities Exchange Act of 1934.

   6.3 Conditions to Obligations of Seller. Unless waived, in whole or part, in writing by Seller, Seller's obligations hereunder are subject, before or at the Closing, to satisfaction of each of the following conditions:

       (a) Representations and Warranties. The representations and warranties of Buyer contained in Article III hereof will be true at the Closing Date with the same effect as though made at such time. Buyer will have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by Buyer at or before the Closing Date, and Buyer will have delivered to Seller a certificate of Buyer in form and substance satisfactory to Seller, dated the Closing Date and signed by Buyer's Chief Executive Officer and Chief Financial Officer to such effect.

       (b) Transaction Documents. Buyer must have executed and delivered the Transaction Documents to which Buyer is a party other than this Agreement.

       (c) Employment Agreements. The Surviving Corporation shall have executed and delivered to each of Seller's Principal Stockholders an employment agreement in the form of Exhibit G attached hereto.

       (d) Non-Competition Agreements. The Surviving Corporation shall have executed and delivered to each of Seller's Principal Stockholders a non-competition agreement in the form of Exhibit H attached hereto.

       (e) Corporate Proceedings. True and complete copies of all corporate proceedings and documents effecting the authorization and approval of the Transaction Documents and the transactions contemplated thereunder by Buyer, certified by the Chief Executive Officer and the Secretary of Buyer, shall have been furnished to Seller.

       (f) Due Diligence. The results of Seller's due diligence review or meetings must be satisfactory and acceptable to Seller, as determined by Seller in Seller's reasonable discretion.

                                  ARTICLE VII
                           TERMINATION OF OBLIGATIONS

   7.1 Termination of Agreement. This Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the close of business on March 1, 2001, unless extended pursuant to
Section 1.1(c) hereof, in which case this Agreement and the transactions contemplated by this Agreement will terminate if the Closing does not occur on or before the Closing Date as extended pursuant to Section 1.1(c) hereof, and otherwise may be terminated at any time before the Closing as follows and in no other manner:

       (a) Mutual Consent. By the mutual consent in writing of Buyer and Seller.

       (b) Conditions to Buyer's Performance Not Satisfied. By Buyer by written notice to Seller if any event occurs or condition exists that would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 6.1, Section 6.2 hereof or Section 6.3 hereof.

       (c) Conditions to Seller's Performance Not Satisfied. By Seller by written notice to Buyer if any event occurs or condition exists that would render impossible the satisfaction of one or more conditions to the obligation of Seller to consummate the transactions contemplated by this Agreement as set forth in Section 6.1, Section 6.2 hereof or Section 6.3 hereof.

       (d) Inaccurate Information of Seller. By Buyer if any material information (whether or not in writing) delivered by or on behalf of Seller to Buyer is inaccurate or incomplete in any material respect.

       (e) Inaccurate Information of Buyer. By Seller if any material information (whether or not in writing) delivered by or on behalf of Buyer to Seller is inaccurate or incomplete in any material respect.

       (f) Material Breach by Seller. By Buyer if there has been a material misrepresentation or other material breach by Seller in Seller's representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure, Seller will have 10 business days after receiving notice from Buyer of Buyer's intention to terminate this Agreement if such breach continues in which to cure such breach.

       (g) Material Breach by Buyer. By Seller if there has been a material misrepresentation or other material breach by Buyer's in Buyer's representations, warranties or covenants set forth herein; provided, however, that if such breach is susceptible to cure, Buyer will have 10 business days after receiving notice from Seller of Seller's intention to terminate this Agreement if such breach continues in which to cure such breach.

   7.2 Effect of Termination; Break-Up Fee. If this Agreement is terminated pursuant to Section 7.1 hereof, all further obligations of the parties under this Agreement will terminate without further liability of any party to another party; provided, however, that, if this Agreement is terminated pursuant to
Section 7.1(b), Section 7.1(e) or Section 7.1(g) hereof for any reason that is or was within the direct control of Buyer, Buyer will pay to Seller, within 10 days after such termination, a one-time break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000), in cash or its equivalent credit reducing any outstanding loan balance (the "Break-Up Fee"). For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of the Article Amendment and/or this Agreement and the transactions contemplated hereby, including the Merger, will be deemed to be within the control of Buyer. However, upon Buyer's payment to Seller of the Break-Up Fee, Buyer will have no further or additional liability whatsoever to Seller by reason of such termination of this Agreement. The obligations of the parties contained in
Section 9.3 hereof and Section 9.5 hereof will survive any termination of this Agreement. For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of the Article Amendment and/or this Agreement and the transactions contemplated hereby, including the Merger, will be deemed to be within the control of Buyer. Except as provided above in this Section with respect to terminations pursuant to Section 7.1(c),
Section 7.1(d) or Section 7.1(f) hereof, a termination under Section 7.1 hereof will not relieve any party of any liability for a breach of, or for any misrepresentation under, this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                  ARTICLE VIII
                                INDEMNIFICATION

   8.1 Escrow Fund. As soon as practicable after the Effective Time, 10% of the specified shares of Buyer Common Stock to be issued pursuant to Section 1.2(a) hereof to Seller's Principal Stockholders (the "Escrow Shares") will be registered in the name of, and deposited with, the Escrow Agent, such deposit to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement attached hereto as Exhibit I (the "Escrow Agreement"). The Escrow Fund will be available to compensate Buyer pursuant to the indemnification obligations of Seller.

   8.2 Obligations of Seller. Seller will indemnify and hold harmless Buyer and each Buyer Subsidiary, and their respective directors, officers, employees, Affiliates, agents and assigns from and against any and all Losses of Buyer or any Buyer Subsidiary, directly or indirectly, as a result of, or based on or arising from (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Seller in or pursuant to this Agreement or (b) any third party claim or demand regarding the conduct of the Business before the Closing, whether asserted before or after the Closing. All amounts owed by Seller to Buyer will be paid out of the Escrow Fund in accordance with the Escrow Agreement.

   8.3 Obligations of Buyer. Buyer will indemnify and hold harmless the Stockholders of Seller from and against any Losses of the Stockholders of Seller, directly or indirectly, as a result of, or based on or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by Buyer in or pursuant to this Agreement. Any payment made by Buyer to the Stockholders of Seller in respect of Losses incurred by the Stockholders of Seller pursuant to this Section 8.3 will be paid in shares of Buyer Common Stock. For purposes of determining the number of shares of Buyer Common Stock to be delivered to the Stockholders of Seller pursuant to this Section 8.3, the price per share of Buyer Common Stock will be the average closing price of the Buyer Common Stock (as quoted on AMEX) during the 10 trading days ending two days before the day upon which any such payment is required to be made.

   8.4 Procedure.

       (a) Any party seeking indemnification with respect to any Loss will give notice to the party required to provide indemnity hereunder on or before the date specified in Section 9.1. The Representative will act on behalf of the Stockholders of Seller for all purposes under this Article VIII in accordance with Section 9.6 hereof.

       (b) If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party will, upon the written request of the Indemnified Party, defend any Action brought against the Indemnified Party with respect to matters embraced by the indemnity with counsel satisfactory to the Indemnified Party, but the Indemnified Party will have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who will be bound by the result so obtained to the extent provided herein; provided, however, that no Indemnifiable Claim will be settled by an Indemnified Party unless the Indemnifying Party consents thereto, which consent will not be unreasonably withheld or delayed. If, after a request to defend any Action, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith is conclusive in its favor against the Indemnifying Party; provided, however, that, if the Indemnifying Party has not received reasonable notice of the Action against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against the Indemnified Party will be conclusive upon the Indemnifying Party. The parties will cooperate in the defense of all third-party claims that may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party will make available to the party controlling such defense all books, records or other documents within its control that are reasonably requested in the course of such defense.

                                   ARTICLE IX
                                 MISCELLANEOUS

   9.1 Survival of Representations and Warranties. The representations, warranties and agreements contained in this Agreement will survive the Closing until the date on which Buyer files with the SEC its first Annual Report on Form 10-K that includes consolidated financial statements of Buyer and Seller.

   9.2 Public Announcements. Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and will mutually agree on the substance of any such press release or public statement.

   9.3 Confidentiality. All information disclosed by any party (or its representatives), whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) will be kept confidential by such other party and its representatives and will not be used by any such Person other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received,
(ii) is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, or as otherwise may be required by Law or Legal Requirement or (iv) to the extent such duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party will use all reasonable efforts to return upon written request from the other party all documents (and reproductions thereof) received by such party or its representatives from such other party (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exceptions contained in the first sentence of this Section 9.3, unless the recipients provide assurances reasonably satisfactory to the requesting party that such documents have been destroyed.

   9.4 Expenses. Except as otherwise provided herein, each of the parties will bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation therefor.

   9.5 Representative. Seller and the Stockholders of Seller, by virtue of their approval of this Agreement, will be deemed to have irrevocably constituted and appointed the Representative, effective as of the Effective Time, as their true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement or any transaction contemplated by the Escrow

Agreement, to exercise all or any of the powers, authority and discretion conferred on the Representative under either this Agreement or the Escrow Agreement, to waive any term or condition of any such agreement, to give and receive notices on their behalf and to be their exclusive representative with respect to any Action arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any Action for which Buyer or Acquisition Corp. may be entitled to indemnification, and the Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable. The Representative will not be liable for any action taken or not taken by the Representative in connection with the Representative's obligations under this Agreement in the absence of the Representative's own gross negligence or willful misconduct. If the Representative is unable or unwilling to serve in such capacity, the Representative's successor, who will serve and exercise the powers of the Representative hereunder, will be named by those persons holding a majority of the shares of Seller Capital Stock.

   9.6 Notices. All notices (including other communications required or permitted) under this Agreement must be in writing and must be delivered: (a) in person; (b) by registered, express or certified mail, postage prepaid, return receipt requested; (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee; or
(d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. A notice will be deemed delivered at the earlier of the date such notice is actually received by a party or three days after such notice is given. Notices must be given at the addresses below, but any party may furnish, from time to time, other addresses for notices to it.

   If to Buyer, at:                        with a copy to:


       Ubrandit.com, Inc.                     Pillsbury Madison & Sutro LLP
       6405 Mira Mesa Blvd. Suite 100         650 Town Center Drive, 7th Floor
       San Diego, California 92121            Costa Mesa, California 92626
       Attn: Karlynn Hinman -General Counsel  Telephone: (714) 436-6800
       Telephone: (858) 350-9566              Fax: (714) 436-2800
       Fax: (858) 858-350-0132                Attn: Christopher A. Wilson, Esq.

   If to Seller, at:                       with a copy to:

       Mindtronics Corporation
       4500 S. Wasatch Blvd., Suite 210
       Salt Lake City, Utah 84124-4204
       Attn: President
       Telephone: (801) 277-1444
       Fax: (801) 272-0603

   The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above. Delivery of notice to the copied parties above is not notice to Buyer or Seller, as the case may be.

   9.7 Further Assurances. Seller will, upon the request of Buyer, from time to time execute and deliver such additional certificates, agreements and other documents and take such other actions as Buyer reasonably requests to render effective the transactions contemplated by this Agreement.

   9.8 Sections and Other Headings. Sections or other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

   9.9 Integrated Agreement. This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties hereto, and no agreements, understandings, restrictions, warranties or representations exist between the parties hereto other than those set forth herein or provided for herein except for non disclosure and non circumvention agreements signed by the parties prior to negotiations for the Letter of Intent
(LOI).

   9.10 Assignment. No party to this Agreement may assign this Agreement without the prior written consent of the other parties to this Agreement.

   9.11 Amendments; Waivers. All parties must approve any amendment to this Agreement. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by any party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy or of any other provision of this Agreement.

   9.12 Interpretation. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel. The parties waive any statute or rule of Law to the contrary. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "of" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof' and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection, paragraph, clause or other subdivision; (v) all references to "Section," "Schedule" or "Exhibit" refer to the particular Section, Schedule or
Exhibit in or attached to this Agreement; and (vi) "including" and "includes," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by, "but not limited to," and "but is not limited to," respectively.

   9.13 Counterparts. This Agreement is being signed in several counterparts. Each of them is an original, and all of them constitute one agreement. However, parties agree that each will have a fax copy signed by all parties and deemed to be an original within 5 working days from the effective date of signing.

   9.14 Headings; Exhibits. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation. All exhibits, schedules and appendices attached to this Agreement are incorporated herein.

   9.15 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

   9.16 Governing Law. This Agreement will be governed by and construed in accordance with the internal Law of the State of Nevada (without reference to its rules as to conflicts of Law).

   9.17 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or equity.

   9.18 Arbitration.

       (a) All disputes of any nature (whether sounding in contract or in tort) arising out of or relating to this Agreement must be initiated, maintained and determined exclusively by binding arbitration in the County of San Diego, State of California, pursuant to Section 9.18(c) hereof. Each party agrees irrevocably to submit itself, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction for the United States Southern District Court for San Diego and Imperial Counties and the jurisdiction of any court of the State of California located in San Diego County and waives any and all objections to jurisdiction that it may have under the laws of the State of Utah, Nevada, California or the United States.

       (b) In case of a dispute, any party may commence the arbitration by giving written notice to the other pursuant to Section 9.6 hereof. The Arbitrator (as defined below) will be a retired judge of the United States Southern District Court for San Diego and Imperial Counties or of the Superior Court of the State of California in and for the County of San Diego. The arbitration proceeding will be conducted by means of a reference pursuant to [APPLICABLE RULES OF CIVIL PROCEDURE]. Within 10 business days after receipt of the notice requesting arbitration, the parties will attempt in good faith to agree upon the arbitrator to whom the dispute will be referred and on a joint statement of contentions. Unless agreement as to an Arbitrator is theretofore reached, within 10 business days after receipt of the notice requesting arbitration, each party will submit the names of three (3) retired judges who have served at least five (5) years as trial judges in the Superior Court of the State of California or in the United States Southern District Court for San Diego and Imperial Counties. Either party then may file a petition seeking the appointment by the presiding Judge of the Superior Court of one of the persons so named as "referee" in accordance with said Code of Civil Procedure, which petition will recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby consents to the jurisdiction of the Superior Court in and for the County of San Diego for such action and agrees that service of process will be deemed completed when a notice similarly sent would be deemed received under Section 9.6 hereof.

       (c) The hearing before the arbitrator will be held within thirty (30) days after the parties reach agreement as to the identity of the arbitrator (or within thirty (30) days after the appointment by the court) (as finally determined pursuant to this Section 9.18 hereof, the "Arbitrator"). Unless more extensive discovery is expressly permitted by the Arbitrator, each party has only the right to one document production request, may serve but one set of interrogatories and is only entitled to depose those witnesses that the Arbitrator expressly permits, it being the intention of the parties to minimize discovery procedures and to hold the hearing on an expedited basis. The Arbitrator will establish the discovery schedule promptly following submission of the joint statement of intentions (or the filing of the answer to the petition), to which such schedule will be strictly adhered. All decisions of the Arbitrator will be in writing and will not be subject to appeal. The Arbitrator will make all substantive rulings in accordance with Nevada law and will have authority equal to that of a Superior Court Judge to grant equitable relief in an action pending in California Superior Court in which all parties have appeared. The Arbitrator will use its best efforts to hear the dispute on consecutive days and to render a decision and award within thirty (30) days. Unless otherwise agreed to by the parties to the dispute being arbitrated, a court reporter will be present at and record the proceedings of the hearing. All motions will be heard at the time of the hearing. The Arbitrator will determine which rules of evidence, and which procedural rules, will apply. In the absence of a determination thereof by the Arbitrator, the rules of the American Arbitration Association, not inconsistent with this Section, will apply to the conduct of the proceeding.

       (d) All disputing parties will share the fees and costs of the Arbitrator equally. The Arbitrator will award legal fees, disbursements and other expenses to the prevailing party or parties for such amounts as determined by the Arbitrator to be appropriate. Judgment upon the Arbitrator's award may be entered as if after trial in accordance with Nevada law. Should a party fail to pay fees as required, the other party may advance the same and will be entitled to a judgment from the Arbitrator in the amount of such fees plus interest at the prime rate as determined by the Bank of America. Any award issued by the Arbitrator will bear interest at the judgment rate in effect in the State of Nevada from the date determined by the Arbitrator.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers to be effective as of the day and year first written above.

                                          UBRANDIT.COM, INC.,
                                          a Nevada corporation

                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                          UBRANDIT ACQUISITION CORP.,
                                          a Nevada corporation

                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                          MINDTRONICS CORPORATION,
                                          a Nevada corporation

                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                            ___________________________________
                                            Name:
                                            Its: President

                                   EXHIBIT A

                                  Definitions

   "Acquisition Corp." has the meaning set forth in the introduction to this Agreement.

   "Acquisition Corp. Common Stock" has the meaning set forth in Section
1.2(b).

   "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with a specified Person.

   "Agreement" means this Agreement by and among Buyer, Acquisition Corp. and Seller as it may be amended, supplemented or modified from time to time.

   "AMEX" means the American Stock Exchange.

   "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

   "Applicable Contract" means any Contract (a) under which Seller or any Other Acquired Company has or may acquire any right, (b) under which Seller or any Other Acquired Company has or may become subject to any obligation or liability or (c) by which Seller or any Other Acquired Company or any of the assets owned or used by Seller or any Other Acquired Company is or may become bound.

   "Arbitrator" has the meaning set forth in Section 9.18(c).

   "Article Amendment" has the meaning set forth in Section 5.8.

   "Articles of Merger" has the meaning set forth in Section 1.1(c).

   "Associate" of a Person means:

       (i) a corporation or organization (other than a party to this Agreement) of which such Person is an officer or partner or, directly or indirectly, beneficially owns 10% or more of any class of equity securities;

       (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; and

       (iii) any relative or spouse of such Person or any relative of such spouse who has the same home as such Person or who is a director or officer of Seller or any of its Affiliates or of any of the Other Acquired Companies or any of its Affiliates.

   "Average Share Price" means dollar per share of Buyer Common Stock. (See
Section 8.3)

   "Business" means the business of Seller and of the Other Acquired Companies and will be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues/income and liabilities.

   "Buyer Common Stock" has the meaning set forth in the recitals.

   "Buyer Disclosure Schedule" means the disclosure schedule dated, and delivered by Buyer to Seller on, the date of this Agreement. The Sections of the Buyer Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify only that Section unless it is manifestly evident from such disclosure that it qualifies another Section, in which case it will be deemed to qualify such other Section.

   "Buyer SEC Documents" means all required reports, schedules, forms, statements and other documents filed by Buyer with the SEC since January 1, 2000.

   "Buyer Subsidiary" means Ubrandit Acquisition Corporation, Nevada corporation.

   "Certificates" has the meaning set forth in Section 1.3(c).

   "Closing" has the meaning set forth in Section 1.1(b).

   "Closing Date" has the meaning set forth in Section 1.1(c).

   "Closing Date Balance Sheet" has the meaning set forth in Section 2.3(a).

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Competing Transaction" means (i) any merger, consolidation, share exchange, business combination or other similar transaction involving Seller, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Seller, taken as a whole, in a single transaction or a series of transactions, other than in the Ordinary Course of Business, (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of or any "group" (as defined in Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of 10% or more of the Seller Capital Stock or (iv) any public announcement of a proposal, plan or intent to do any of the foregoing or any agreement to engage in any of the foregoing other than any transaction contemplated by this Agreement.

   "Contract" means any agreement, contract, obligation, promise, undertaking, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether written or oral and whether express or implied.

   "Effective Time" has the meaning set forth in Section 1.1(c).

   "Encumbrance" means any claim, charge, community property interest, condition, equitable interest, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, right of first refusal, rights of others or restriction or any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, Law, Legal Requirement, equity or otherwise, except for any restriction on transfer generally arising under any applicable federal or state securities law.

   "Environmental Laws" has the meaning set forth in Section 2.25.

   "ERISA Affiliate" means (i) any corporation that is a member of a group of corporations of which Seller is a member and that is a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which Seller is a member; and (iii) a member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which Seller, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

   "Escrow Agent" has the meaning set forth in Section 1.3(i).

   "Escrow Agreement" has the meaning set forth in Section 8.1.

   "Escrow Fund" has the meaning set forth in Section 1.3(b).

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Exchange Agent" has the meaning set forth in Section 1.3(a).

   "Exchange Fund" means the shares of Buyer Common Stock and cash delivered to the Exchange Agent pursuant to Section 1.3(b).

   "Exchange Rate" has the meaning set forth in Section 1.2(a).

   "Financial Statements" has the meaning set forth in Section 2.3(a).

   "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

   "Governmental Authorization" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law or Legal Requirement.

   "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

   "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and the regulations and published interpretations related to that Act or any successor law.

   "Hazardous Substance" means (but is not limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Law as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

   "Indemnifiable Claim" means any Loss for or against which any party is entitled to indemnification under this Agreement.

   "Indemnified Party" means the party entitled to indemnity under this Agreement.

   "Indemnifying Party" means the party obligated to provide indemnification under this Agreement.

   "Intellectual Property" means any trade secret, secret process or other confidential or proprietary information or know-how, patent, patent application and/or any brand name, copyright, trademark, trademark application, service mark, service mark application, trade name, trade dress, URL, moral right, mask work, invention, composition of matter, formula, design and/or process and all registrations or applications for registration of any of the foregoing.

   "Interim Balance Sheet" has the meaning set forth in Section 2.3(a).

   "Interim Balance Sheet Date" means September 30, 2000.

   "IRS" means the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

   "Knowledge" with respect to Seller means the actual knowledge of Mark La Count, M2HC, Inc., Rod Ylst, M. Karlynn Hinman and Roger C. Royce after conducting a reasonable investigation of the subject matter thereof, and "Knowledge" with respect to Buyer means the actual knowledge of the executive officers of Buyer after conducting a reasonable investigation of the subject matter thereof.

   "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any Order.

   "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

   "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person.

   "Material" means an amount, which individually is in excess of $10,000 or, in the aggregate with other individual amounts, is in excess of $50,000.

   "Material Contract" means any Contract material to the Business as of or after the date hereof and includes but is not limited to those contracts deemed material by Section 2.6.

   "Merger" has the meaning set forth in Section A of the Recital.

   "Necessary Intellectual Property" has the meaning set forth in Section
2.13(b).

   "Nevada Corporation Law" has the meaning set forth in Section 1.1(b).

   "Order" means any award, decision, decree, injunction, judgment, order, ruling, subpoena, assessment, writ or verdict.

   "Ordinary Course of Business": An action taken by any Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

   "Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

   "Other Acquired Company" means any and every Subsidiary of Seller.

   "Other Acquired Companies" means all Subsidiaries of Seller, collectively.

   "Permit" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

   "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited-liability company, joint venture, estate, trust, association, organization, labor union or any other entity, including a Governmental Entity.

   "Proxy Statement" has the meaning set forth in Section 5.9.

   "Representative" means Karlynn Hinman.

   "SEC" means the United States Securities and Exchange Commission.

   "Securities Act" means the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

   "Seller" is defined in the introduction to this Agreement.

   "Seller Capital Stock" has the meaning set forth in the recitals.

   "Seller Disclosure Schedule" means the disclosure schedule dated, and delivered by Seller to Buyer on, the date of this Agreement. The Sections of the Seller Disclosure Schedule will be numbered to correspond to the applicable Section of this Agreement and, together with all matters under such heading, will be deemed to qualify only that Section unless it is manifestly evident from such disclosure that it qualifies another Section, in which case it will be deemed to qualify such other Section.

   "Seller Dissenting Shares" has the meaning set forth in Section 1.2(a).

   "Seller Dissenting Stockholder" has the meaning set forth in Section
1.2(d).

   "Seller's Principal Stockholders" has the meaning set forth in Section
1.3(i).

   "Stockholders of Seller" means the holders of the Seller Capital Stock at the Effective Time.

   "Stockholder Support Agreement" is defined in the recitals.

   "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the occurrence of a contingency that has not occurred) are held by the Owner or one or more of the Owner's Subsidiaries.

   "Surviving Corporation" has the meaning set forth in Section 1.1(b).

   "Tax" means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital gain, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, all interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax liability.

   "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller.

   "Transaction Documents" means this Agreement, the Escrow Agreement and the Articles of Merger.

                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                           BY AND AMONG UBRANDIT.COM,
                        UBRANDIT ACQUISITION CORPORATION
                          AND MINDTRONICS CORPORATION

   THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2001 (this "Amendment"), is entered into by and among UBRANDIT.COM., a Nevada corporation ("Buyer"), UBRANDIT ACQUISITION CORPORATION, a Nevada corporation ("Acquisition Corp."), and MINDTRONICS CORPORATION, a Nevada corporation ("Seller").

                                    RECITALS

   A. Buyer, Acquisition Corp. and Seller entered into that certain Agreement and Plan of Merger, dated as of December 4, 2000 (the "Merger Agreement").

   B. Section 9.11 of the Merger Agreement provides, generally, that the Merger Agreement may be amended in writing by the parties thereto.

   C. Buyer, Acquisition Corp. and Seller intend that certain sections and provisions of the Merger Agreement be amended or amended and restated.

   D. The respective Boards of Directors of Buyer, Acquisition Corp. and Seller have approved this Amendment and deem it advisable and in the best interests of each party hereto and its respective stockholders.

   The parties agree as follows:

   1. All references in the Merger Agreement to "Ubrandit.com, Inc." hereby are deleted and replaced with references to "Ubrandit.com."

   2. All references in the Merger Agreement to "Ubrandit Acquisition Corp." hereby are deleted and replaced with references to "Ubrandit Acquisition Corporation."

   3. All references in the Merger Agreement to "M/2/CH, Inc." hereby are deleted and replaced with references to "M/2/CH, Inc."

   4. All references in the Merger Agreement to "Pillsbury Madison & Sutro LLP" hereby are deleted and replaced with references to "Pillsbury Winthrop LLP."

   5. The first sentence of Section 1.1(c) of the Merger Agreement hereby is amended and restated as follows:

     "(c) Closing; Effective Time. The closing of the transactions contemplated by this Agreement (the "Closing") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof but no later than May 1, 2001 (the "Closing Date"); provided, however, that, in the event that Buyer by May 1, 2001 for any reason whatsoever has not obtained approval of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger by the holders of the requisite number of then-outstanding shares of Buyer Common Stock, then the "Closing Date" shall be extended and be deemed and interpreted throughout this Agreement for all purposes to mean September 1, 2001."

   6. The last sentence of Section 1.1(e) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

   7. All references in Section 1.2(a) of the Merger Agreement and appearing elsewhere in the Merger Agreement to the number "12,500,000" hereby are deleted and replaced with references to the number "12,100,000."

   8. The last sentence of Section 1.3(i) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

   9. The first sentence of Section 2.2(a) of the Merger Agreement hereby is amended and restated as follows: "The authorized capital stock of Seller consists of 100,000,000 shares of Common Stock. At the Closing Date, there will be outstanding 10,132,860 shares of Common Stock."

   10. The second sentence of Section 3.2 of the Merger Agreement hereby is amended and restated as follows: "Provided that the Article Amendment (as defined in Section 5.8 hereof) has been approved by the requisite vote of the stockholders of Buyer as required by the Nevada Corporation Law, upon the filing of the Article Amendment with the Nevada Secretary of State, the authorized number of shares of Buyer Common Stock will be 100,000,000."

   11. Section 3.4(a) of the Merger Agreement hereby is amended and restated as follows: "(a) such filings as may be required under federal and state securities laws."

   12. Section 5.8 of the Merger Agreement hereby is amended and restated in its entirety as follows:

     "5.8 Amendment of Articles of Incorporation of Buyer. Subject to the approval of the stockholders of Buyer as required by the Nevada Corporation Law, Buyer will use its commercially reasonable best efforts to amend the Articles of Incorporation of Buyer before the Effective Time to increase the authorized number of shares of Buyer Common Stock from 25,000,000 to 100,000,000 (the "Article Amendment"); provided, however, that Buyer makes no assurance, representation or warranty to Seller that Buyer will be able to obtain such approval of the stockholders of Buyer; and provided further that neither the obtaining of such approval of the stockholders of Buyer nor the effectiveness of the Article Amendment will be a condition to the performance of Seller's obligations under this Agreement or to the consummation of the transactions contemplated hereby, including, without limitation, the Merger."

   13. The parenthetical reference in Section 5.9 of the Merger Agreement to "Section 5.9 hereof" hereby is deleted and replaced with a reference to "Section 5.8 hereof."

   14. Section 6.1(a) of the Merger Agreement hereby is amended and restated in its entirety as follows:

     "6.1(a) Stockholder Approvals. This Agreement, including the appointment of the Representative as provided in Section 9.5 hereof, must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock and by the affirmative vote of the holders of not less than ninety five percent (95.0%) of the then-outstanding shares of Seller Capital Stock in accordance with the respective Articles of Incorporation of Buyer and Seller, the Nevada Corporation Law (as applicable) and AMEX Rules (as applicable); provided, however, that neither the obtaining of the approval by the stockholders of Buyer of the Article Amendment nor the effectiveness of the Article Amendment will be a condition to the performance of Seller's obligations under this Agreement or to the consummation of the transactions contemplated hereby, including, without limitation, the Merger."

   15. Section 6.1(b) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

   16. The reference in Section 7.1 of the Merger Agreement to the date "March 1, 2001" hereby is deleted and replaced with a reference to the date "May 1, 2001."

   17. Section 7.2 of the Merger Agreement hereby is amended and restated in its entirety as follows:

     "Effect of Termination; Break-Up Fee. If this Agreement is terminated for any of the reasons set forth below, then Buyer will pay to Seller a one-time break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) increased by Fifty Thousand Dollars ($50,000) on the first day of each calendar month commencing March 1, 2001 (the "Break-Up Fee"). The Break-Up Fee shall be automatically offset against any debt owed by Seller to Buyer under the Loan and Security Agreement referenced in Section 5.11. If the amount of the Break-Up Fee exceeds the debt owed by Seller to Buyer, then Buyer shall pay the difference in cash within 10 days after the termination.

   The Break-Up Fee shall be due if and only if the Agreement is terminated for any of the following reasons:

  (a) Buyer is unable to consummate the Merger for any reason within its direct control on or before September 1, 2001. For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of this Agreement and the Merger will be deemed to be within the control of Buyer.

  (b) Buyer terminates this Agreement, unless termination results from or relates to Seller's Material breach of any of its representations, warranties, agreements or covenants contained in this Agreement or Seller's failure to fulfill any conditions precedent required of Seller.

   Upon Buyer's payment to Seller of the Break-Up Fee, Buyer will have no further or additional liability whatsoever to Seller by reason of such termination of this Agreement except as specifically provided in Section 9.3 of the Merger Agreement."

   18. Full Force and Effect. Except as set forth herein, the Merger Agreement is not otherwise amended, supplemented or modified, and the terms, conditions and agreements set forth in the Merger Agreement hereby are ratified and confirmed and shall continue in full force and effect.

   19. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Nevada, without regard to principles of conflicts of law.

   20. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   21. Capitalized Terms. Capitalized terms not defined in this Amendment shall have the meanings defined in the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers to be effective as of the day and year first written above.

                                          UBRANDIT.COM,
                                          A Nevada corporation


                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                          UBRANDIT ACQUISITION CORPORATION,
                                          A Nevada corporation


                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                          MINDTRONICS CORPORATION,
                                          a Nevada corporation


                                          By: _________________________________
                                            Name:
                                            Its: Chief Executive Officer

                                   APPENDIX G

                      TEXT OF FIRST AMENDMENT TO ARTICLES
                        AND SECOND AMENDMENT TO ARTICLES

   In the event that the Ubrandit Stockholders approve Proposal Four (the First Amendment to Articles) but fail to approve Proposal Five (the Second Amendment to Articles), Article FOURTH will be amended to read in its entirety as follows:

   "FOURTH: This corporation is authorized to issue 100,000,000 shares of capital stock, all of which shall be designated shares of "Common Stock" having a par value of $0.001 each."

   In the event that the Ubrandit Stockholders approve both Proposal Four (the First Amendment to Articles) and Proposal Five (the Second Amendment to Articles), Article FOURTH will be amended to read in its entirety as follows:

   "FOURTH:

   (A) This corporation is authorized to issue to issue 120,000,000 shares of capital stock, of which (i) 100,000,000 shares shall be designated shares of "Common Stock" having a par value of $0.001 each and (ii) 20,000,000 shares shall be designated shares of "Preferred Stock" having a par value of $0.001 each.

   (B) The Board of Directors of this corporation (the "Board of Directors") is authorized to issue or provide for the issuance of the shares of Preferred Stock as shares of Preferred Stock of any series, and, in connection with the creation of each such series, the Board of Directors is authorized to fix by resolution providing for the issuance of such shares thereof the number of shares of such series and the powers, designations, privileges, preferences, limitations, restrictions, price and relative rights of such series to the full extent permitted by the laws of the State of Nevada. Different series of Preferred Stock shall not be deemed or construed to constitute different classes of shares for the purposes of voting by classes unless so expressly provided in these Articles of Incorporation."

                                   APPENDIX H

                      TEXT OF THIRD AMENDMENT TO ARTICLES

   Article FIFTH will be amended to read in its entirety as follows:

       "FIFTH:

       (A) The Board of Directors shall be composed of not less than one nor more than nine Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

       (B) The Directors of this corporation shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first Class (Class 1) shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second Class (Class 2) shall expire at the second annual meeting after their election. The term of office of Directors of the third Class (Class 3) shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the Class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor has been elected and qualified or until there is a decrease in the number of Directors.

       (C) The stockholders may remove one or more Directors, with or without cause, but only at a special meeting called for the purpose of removal of the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the Director or Directors.

       (D) If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office."

                                   APPENDIX I

                      TEXT OF FOURTH AMENDMENT TO ARTICLES

   The Articles of Incorporation of Ubrandit will be amended to include the following new Article THIRTEENTH and Article FOURTEENTH, which will read in their entireties follows:

   "THIRTEENTH: The personal liability of the directors and officers of this corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented. No director or officer of this corporation will be liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment or repeal of this Article applies to or has any effect on the liability or alleged liability of any director or officer of this corporation for or with respect to any act or omission of such director or officer having occurred before such amendment or repeal, except as otherwise required by law.

   FOURTEENTH: This corporation shall, to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented, indemnify all persons whom it shall have power to indemnify under Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented, from and against all of the expenses, liabilities or other matters referred to in or covered by Nevada Revised Statutes, Chapter 78. The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person's official capacity and as to actions of such person in another capacity while holding such office. This corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person's status as such, whether or not this corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78, as the same may be amended and supplemented. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of this corporation, or to a person who has ceased to serve at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment or repeal of this Article applies to or has any effect on any right or protection of a director, officer, employee or agent of this corporation, or to a person who has ceased to serve at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, existing at the time of such amendment or repeal."

                                   Appendix J
                      Form of Proxy Card for Ubrandit.com


PROXY                             UBRANDIT.COM                            PROXY

   Proxy Solicited by Board of Directors for Annual Meeting of Stockholders
                                April 24, 2001

    The undersigned hereby appoints Jefferey D. Phillips and James W. Truher or any of them proxies, each with the power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Ubrandit.com, a Nevada corporation (the "Company"), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 24, 2001, and all postponements or adjournments thereof (if any) (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which hereby is acknowledged and (2) in their discretion upon such other matters as may come properly before the meeting.

     A vote "FOR" the following proposals is recommended by the Ubrandit Board of Directors:

     1. To elect six (6) directors to the Board of Directors: Jefferey D. Phillips, Roger C. Royce, David C. Pollei, Gregory V. Gibson, Steven K. Radowicz and James W. Truher

     FOR Nominees listed (except as marked to the contrary). [_]

     WITHHOLD AUTHORITY to vote for all nominees listed. [_]

     2. To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     3. To approve the merger of Ubrandit Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of the Company, with and into Mindtronics Corporation, a Nevada corporation, in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of December 4, 2000, as amended effective as of January 12, 2001, by and among the Company, Ubrandit Acquisition Corporation and Mindtronics Corporation.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     4. To approve an amendment to the Company's Articles of Incorporation that will increase the total number of authorized shares of Common Stock of the Company from 25,000,000 to 100,000,000.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     5. To approve an amendment to the Company's Articles of Incorporation that will authorize 20,000,000 shares of preferred stock to be designated and issued by the Board of Directors under "blank check" authority.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     6. To approve an amendment to the Company's Articles of Incorporation that will provide for staggered terms of the Company's directors, effective immediately and affecting the Board of Directors elected at this Annual Meeting.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     7. To approve an amendment to the Company's Articles of Incorporation that will eliminate the personal liability of the directors and officers of the Company and provide for the indemnification of such directors and officers.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

     8. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2, 3, 4, 5, 6 and 7.


 Dated: April __, 2001           Name of Holder: _______________________________
                                                (Please print name as it appears
                                                  on the stock certificate(s).)

                                 Signature: ____________________________________
                                            (If signing for an estate, trust or
                                              corporation, title and capacity
                                            should be stated. If shares are held
                                             jointly, each holder should sign.)


               STOCKHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.